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                                         Amended and Restated September 28, 2004

                         MANUFACTURERS INVESTMENT TRUST

                                 CODE OF ETHICS

                                Table of Contents

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      1.    Definitions

      2.    Purpose of Code

      3.    Prohibited Purchase and Sales

      4.    Exempt Transactions

      5.    Prohibited Business Conduct

      6.    Reporting of Securities Holdings and Transactions

      7.    Preclearance of IPOs and Limited Offerings

      8.    Reporting of Violations and Sanctions

      9.    Applicability of Code to Subadvisers

      10.   Enforcement of this Code

1.    Definitions

      1.1 Trust. As used in this Code, "Trust" shall mean Manufacturers Investment Trust, a Massachusetts business trust registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940 Act").

      1.2 Access Person. As used in this Code, the term "access person" shall mean any trustee or officer of the Trust and any "advisory person" (as defined below) of the Trust or of any investment adviser or subadviser of the Trust. If the investment adviser's or subadviser's primary business is advising mutual funds or other advisory clients, all of the investment adviser's or subadviser's directors, officers, and general partners are presumed to be access persons of the Trust.

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      1.3 Advisory Person. As used in this Code, the term "advisory person"
shall mean: (i) any trustee, director, officer, general partner or employee of
(x) the Trust, (y) any investment adviser or subadviser of the Trust, or (z) any company in a control relationship to the Trust or to any investment adviser or subadviser of the Trust, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a covered security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales including any "Investment Person" or "Portfolio Manager" as defined below; and

(ii) any natural person in a control relationship to the Trust or any investment adviser or subadviser of the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.

      1.4 Active Consideration. As used in this Code, a covered security will be deemed under "active consideration" when a recommendation to purchase or sell a covered security has been made and communicated to the person or persons ultimately making the decision to buy or sell the security. A covered security will also be deemed under "active consideration" whenever an advisory person focuses on a specific security and seriously considers recommending the covered security to the Trust.

      A covered security will be deemed under "active consideration" until the Trust implements or rejects the recommendation or until the proper advisory person decides not to recommend the purchase or sale of the covered security to the Trust.

      A covered security will not be deemed under "active consideration" if the security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

      1.5 Automatic Investment Plan. As used in this Code, "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      1.6 Beneficial Ownership. As used in this Code, "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act") in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall

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

apply to all securities whether or not such securities are the kind that could subject a person to the provisions of Section 16 of the 1934 Act and to all shares of the Trust that serve as underlying investments.

      1.7 Chief Compliance Officer. As used in this Code, "Chief Compliance Officer" shall mean the Chief Compliance Officer of the Trust, his or her designee, or such other person as may be authorized to perform the functions of a chief compliance officer.

      1.8 Control. As used in this Code, "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "1940 Act").

      1.9 Covered Security. As used in this Code, "Covered Security" shall mean a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include:

      (a)   direct obligations of the U.S. Government;

      (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality, short term debt instruments(1), including repurchase agreements;

      (c)   shares of money market funds;

      (d) shares of registered open-end investment companies (i.e., mutual funds) other than Reportable Funds; and

      (e) units of a unit investment trust if the unit investment trust is invested exclusively in one or more open-end investment companies (other than Reportable Funds).

      1.10 Covered Security Held or to be Acquired by the Trust. As used in this Code, "covered security held or to be acquired by the Trust" shall mean (i) any covered security which, within the most recent 15 days is, or has been, held by the Trust or is being, or has been, considered by the Trust or its investment adviser or any of its subadvisers for purchase by the Trust and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, such a covered security.

      1.11 Disinterested Trustee. As used in this Code, "disinterested trustee" shall mean a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

----------
(1) A high quality, short term debt instrument means any debt instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

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      1.12 Initial Public Offering. As used in this Code, "Initial Public
Offering" shall mean an offering of securities registered under the Securities Act of 1933 ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

      1.13 Investment Person. As used in this Code, "Investment Person" shall mean (i) any employee of: (x) the Trust, (y) the investment adviser or subadviser of the Trust or (z) any company in a control relationship to the Trust or an investment adviser or subadviser of the Trust, who in connection with his or her regular functions or duties makes, or participates in making, recommendations regarding the purchase or sale of securities by any series of the Trust or (ii) any natural person who controls (y) the Trust (or any series thereof) or (z) any investment adviser or subadviser of the Trust, who obtains information concerning recommendations made to any series of the Trust regarding the purchase or sale of securities by the series. Any Portfolio Manager of the Trust shall be considered an Investment Person.

      1.14 Limited Offering. As used in this Code, "Limited Offering" shall mean an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or Rules 504, 505 or 506 thereunder.

      1.15 Portfolio Manager. As used in this Code, "Portfolio Manager" shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting any series of the Trust.

      1.16 Purchase or Sale of a Covered Security. As used in this Code, "purchase or sale of a covered security" includes, inter alia, the writing of an option to purchase or sell a covered security.

      1.17 Reportable Fund. As used in this Code, "Reportable Fund" means:

      (a) any investment company registered under the 1940 Act for which the investment adviser to the Trust serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act, or

      (b) any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by or is under common control with the investment adviser to the Trust.

      For the purposes of the reporting obligations under this Code of a disinterested trustee, "Reportable Fund" shall have only the meaning set forth in subsection (a) hereof.

      1.18 Additional Definitions. All other terms used in this Code shall be defined by reference to the 1940 Act or the 1934 Act.

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2.    Purpose of the Code.

      2.1 This Code establishes rules of conduct for access persons of the Trust and is designed to further the purposes of Rule 17j-1 under the 1940 Act. In general, in connection with personal securities transactions and related conduct, access persons should (1) always place the interests of the Trust's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility; (3) not take inappropriate advantage of their positions and (4) comply with all applicable federal securities laws.

      2.2 Code is designed to prevent certain practices by access persons in connection with the purchase or sale, directly or indirectly, by such access persons of securities held or to be acquired by the Trust. These include:

      (a)   employing any device, scheme or artifice to defraud the Trust;

      (b) making any untrue statement of a material fact to the Trust or omitting to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

      (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust; or

      (d)   engaging in any manipulative practice with respect to the Trust.

The Code is also designed to permit the Trust to monitor transactions by access persons in shares of the Trust and, as applicable, other Reportable Funds in which they may have a direct or indirect beneficial ownership interest.

3.    Prohibited Purchase and Sales.

      3.1 No access person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under active consideration for purchase or sale by the Trust; provided that for purposes of this section a covered security shall be deemed to be under active consideration until five business days shall have elapsed from the date the Trust ceased activity in the purchase or sale of such covered security.

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      These prohibitions shall apply to the purchase or sale of any convertible security, option or warrant of any issuer whose underlying covered securities are under active consideration by the Trust.

      3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust that he or she manages trades in that covered security.

      3.3 No Investment Person shall acquire any covered securities in an Initial Public Offering for his or her personal account.

      3.4 No Investment Person shall acquire, directly or indirectly, beneficial ownership of any covered securities in a Limited Offering without the prior approval of the Chief Compliance Officer. This approval shall take into account whether the investment opportunity should be reserved for the Trust, whether the opportunity is being offered to an individual by virtue of his or her position with the Trust and any other relevant factors. If an Investment Person has purchased a covered security in a Limited Offering, then (a) such Investment Person must disclose his or her ownership of the covered security if he or she has a material role in any subsequent consideration by the Trust to purchase the covered security and (b) any decision by the Trust to purchase the covered security will be reviewed by at least two other Investment Persons with no personal interest in the covered security.

      3.5 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) covered securities of which such Investment Person has beneficial ownership within 60 calendar days.

      3.6 These prohibitions shall apply to the purchase or sale by any access person of any convertible covered security, option or warrant of any issuer whose underlying securities are under active consideration by the Trust.

      3.7 Any profits realized on transactions prohibited by this Section 3 shall be paid to the affected series of the Trust or to a charitable organization designated by the Board of Trustees of the Trust.

      3.8 These prohibitions shall not apply to purchases and sales specified in
Section 4 of this Code.

4.    Exempt Transactions.

      The prohibitions in Section 3 of this Code shall not apply to the following transactions by access persons;

      (a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

      (b) purchases or sales of securities which are not eligible for purchase or sale by the Trust;

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      (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      (d) purchases or sales which are non-volitional on the part of either the access person or the Trust;

      (e) purchases which are part of an Automatic Investment Plan;

      (f) purchases or sales approved by the Chief Compliance Officer upon a showing of good cause. Good cause will be deemed to exist when unexpected hardship occasions the need for additional funds (a change in investment objectives will not be deemed "good cause"); and

      (g) purchase or sales approved by the Chief Compliance Officer (or by another person designated by the Trust or its investment adviser for such purpose and having no interest in the transaction) where the purchases and sales have only a remote potential of harming the Trust because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by the Trust.

5.    Prohibited Business Conduct.

      5.1 No access person shall, either directly or indirectly;

      (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with the Trust or its investment adviser or subadviser, or on nonpublic information regarding security transactions by the Trust, whether current or prospective, or the portfolio holdings of the Trust or other Reportable Funds.

      (b) communicate non-public information regarding security transactions of the Trust, whether current or prospective, or the portfolio holdings of the Trust or other Reportable Funds to anyone unless necessary as part of the regular course of the Trust's business. Non-public information regarding particular securities, including reports and recommendations of any investment adviser or subadviser to the Trust, must not be given to anyone who is not an officer or director of the Trust or the investment adviser without prior approval of the Chief Compliance Officer. Access Persons shall comply with the Trust's policy entitled "Procedures Regarding Disclosure of Portfolio Holdings" as such procedures may be amended from time to time.

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      (c) accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such access person, does business or might do business with the Trust, the investment adviser or subadviser, or The Manufacturers Life Insurance Company (U.S.A.) or its affiliates;

      (d) buy or sell any security or any other property from or to the Trust, provided that this Section 5.1(d) shall not be construed to prohibit an access person from being a policy owner of a variable annuity or life insurance policy which is funded by the Trust.

      (e) Violate any federal securities laws applicable to the Trust.

      5.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that such board service would be consistent with the interests of the Trust and its shareholders. Any Investment Person so authorized to serve as a director will be isolated from other persons making investment decisions for the Trust through a "Chinese Wall" or other procedures.

6.    Reporting of Security Holdings and Transactions.

      Initial and Annual Reporting

      6.1 Every access person shall provide to the Chief Compliance Officer within 10 days after becoming an access person and annually thereafter (on a date chosen by the Trust) a report listing:

            (a) all covered securities in which he or she has any direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to securities held in an account over which he or she has no direct or indirect influence or control. The information in the annual report regarding covered securities must be current as of a date no more than 45 days before the report is filed. The following covered securities need not be reported:

                  (i) shares of the Trust which are owned beneficially through an Insurance Contract listed pursuant to 6.1(b) below.

                  (ii) Units of an Insurance Contract listed pursuant to 6.1(b) below.

                  (iii) Shares of the Trust which are owned beneficially through the 401(k) plan for employees of The Manufacturers Life Insurance Company (U.S.A.).

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            (b)   All variable insurance contracts which are funded by insurance company separate accounts that may use one or more portfolios of the Trust as underlying investments and which may provide the access person with any direct or indirect beneficial ownership of shares of the Trust ("Insurance Contracts") as of the date of the report.

      6.2 The reports required by Section 6.1 shall include:

                  (a)   with respect to information required by Section 6.1(a),
                        (i) the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, (ii) the, number of shares and principal amount of each covered security in which the access person has any direct or indirect beneficial ownership; (iii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person.

                  (b) with respect to information required by Section 6.1(b), the name of the insurance company issuing, and the contract number, of each Insurance Contract.

                  (d) with respect to information required by Sections 6.1(a) and (b), the date that the report is submitted by the access person.

      6.3 Quarterly Reporting. Within 30 days after the end of a calendar quarter, an access person shall report to the Chief Compliance Officer any transaction during the quarter in a covered security in which he or she had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. The following covered securities need not be reported:

                  (iv) shares of the Trust which are owned beneficially through an Insurance Contract listed pursuant to 6.1(b) above.

                  (v) Units of an Insurance Contract listed pursuant to 6.1(b) above.

                  (vi) Shares of the Trust which are owned beneficially through the 401(k) plan for employees of The Manufacturers Life Insurance Company (U.S.A.).

      6.4 Contents of Quarterly Reports. Any quarterly transaction reports required by section 6.3 shall state:

      (a) the title (and, as applicable, the exchange ticker symbol or CUSIP number) and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the covered security involved;

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      (b) (if applicable) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) or the date the account was established;

      (c) the price at which the transaction was effected; and

      (d) the name of the broker, dealer or bank with or through which the transaction was effected or with whom the access person established or maintained the account; and

      (e) the date that the report is submitted by the access person.

      6.5 Other Reporting. Within 30 days after the end of a calendar quarter, an access person shall report to the Chief Compliance Officer:

      (a) with respect to any account established by the access person in which securities were held during the quarter for the direct or indirect benefit of the access person. Any such quarterly report shall include (i) the name of the broker, dealer or bank with which the access person established the account; (ii) the date the account was established; and (iii) the date the report is submitted by the access person.

      (b) with respect to any Insurance Contract issued during the quarter. Any such quarterly report shall include the name of the insurance company issuing, and the contract number of, the Insurance Contract and the date the report is submitted.

      6.6   Exceptions from Reporting Requirements.

      An access person need not make:

      (a) any report with respect to securities held in accounts over which the access person has not had any direct or indirect influence or control;

      (b) a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

      (c) a quarterly transaction report or other quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to the access person in the time required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of the Chief Compliance Officer.

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      6.7 Disinterested Trustees. A disinterested trustee of the Trust shall make the initial or annual holdings reports required by Section 6.1, the quarterly transaction report required by Section 6.3, and the quarterly report required by Section 6.5 but shall only report the following on such reports:

  (a) for all such reports, any Insurance Contracts and any shares of Series III of the Trust, and

  (b) in the case of the quarterly transaction report required by Section 6.3, a transaction in any shares of Series III of the Trust and a transaction in any other covered security if the trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee, the covered security is or was under active consideration for purchase or sale by the Trust or its investment adviser or subadviser or is or was purchased or sold by the Trust.

  A disinterested trustee is required to file all such reports even if he or she has no Insurance Contracts or transactions to report.

      6.8 Disclaimer of Beneficial Ownership. Any report required by this
Section 6 may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the access person making the report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates.

      6.9 Provision of Code of Ethics to each Access Person. The Trust shall provide each access person with a copy of this Code and all amendments thereto.

      6.10 Annual Access Person Certification. Each access person shall certify
(a) within 10 days of becoming an access person, that he or she has read and understood the Code and recognizes that he or she is subject to the Code; and
(b) annually that he or she has read and understood the Code and recognizes that he or she is subject to the Code, that he or she has complied with all the requirements of the Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

      6.11 Review of Reports and Certifications. The Chief Compliance Officer shall review the reports and certifications submitted by access persons pursuant to Section 6 of this Code.

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      6.12 Annual Reports to the Board of Trustees. At least annually, the Chief
Compliance Officer, and the chief compliance officer of the investment adviser and principal underwriter and any subadviser of the Trust, shall report to the Board of Trustees of the Trust regarding:

            (a) All existing procedures concerning personal trading activities and any procedural changes made during the past year;

            (b) any recommended changes to the Code or procedures; and

            (c) any issues arising under the Code since the last report to the Board of Trustees, including, but not limited to, information about any materials violations of the Code and any sanctions imposed in response to the material violations.

      The Chief Compliance Officer, and the chief compliance officer of the investment adviser and principal underwriter and each subadviser of the Trust, shall also certify at least annually as to the adoption of procedures reasonably necessary to prevent access persons from violating the Code.

7.    Preclearance of IPOs and Limited Offerings

An access person (except disinterested trustees of the Trust) must obtain the prior written approval of the Chief Compliance Officer prior to directly or indirectly acquiring beneficial ownership in any covered security in an Initial Public Offering or a Limited Offering.

8.    Reporting of Violations and Sanctions

      8.1 Every access person aware of any violation of this Code shall promptly report the violation to the Chief Compliance Officer.

      8.2 Upon learning of a violation of this Code, the Board of Trustees of the Trust may impose such sanctions as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct.

9.    Applicability of Code to Subadvisers.

      Any person who is an access person because of his or her relationship with a subadviser of the Trust is not subject to this Code provided that the subadviser has adopted its own Code of Ethics that complies with the

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requirements of Rule 17j-1 under the 1940 Act and such Code of Ethics has been approved by the Board of Trustees of the Trust.

10.   Enforcement of this Code

      The Chief Compliance Officer shall have primary responsibility for enforcing this Code.

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

                     Amended and Restated September 28, 2004

                     Manufacturers Securities Services, LLC

                                 CODE OF ETHICS

                                Table of Contents

                                                           Page Number
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
1.    Definitions

2.    Purpose of Code

3.    Prohibited Purchase and Sales

4.    Exempt Transactions

5.    Prohibited Business Conduct

6.    Reporting of Securities Holdings and Transactions

7.    Preclearance of IPOs and Limited Offerings

8.    Reporting of Violations and Sanctions

9.    Enforcement of this Code

1.    Definitions

      1.1 Trust. As used in this Code, "Trust" shall mean Manufacturers Investment Trust, a Massachusetts business trust registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940 Act").

      1.2 Access Person. As used in this Code, "access person" shall mean any director, officer, general partner or "advisory person" (as defined below) of Manufacturers Securities Services, LLC, ("MSS") and any supervised person of MSS who has access to nonpublic information regarding the purchase or sale of securities by the Trust or the portfolio holdings of any "Reportable Fund" (as defined below) or who is involved in making securities recommendations to the Trust or has access to such recommendations that are nonpublic.

      1.3 Advisory Person. As used in this Code, "advisory person" shall mean:

      (a) any director, officer, general partner or employee of MSS (or of any company in a control relationship to MSS) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a covered security by or for the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales, including any "Investment Person" or "Portfolio Manager" as defined below; and

      (b) any natural person in a control relationship to MSS who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of covered securities by the Trust.

      1.4 Active Consideration. As used in this Code, a covered security will be deemed under "active consideration" when a recommendation to purchase or sell a covered security has been made and communicated to the person or persons ultimately making the decision to buy or sell the covered security. A covered security will also be deemed under "active consideration" whenever an advisory person focuses on a specific covered security and seriously considers recommending the covered security to the Trust.

      A covered security will be deemed under "active consideration" until the Trust implements or rejects the recommendation or until the proper advisory person decides not to recommend the purchase or sale of the covered security to the Trust.

      A covered security will not be deemed under "active consideration" if the covered security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

      1.5 Automatic Investment Plan. As used in this Code, "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      1.6 Beneficial Ownership. As used in this Code, "beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act") in determining whether a person is subject to the provisions of Section 16 of the 1934 Act and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities whether or not such

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

securities are the kind that could subject a person to the provisions of Section 16 of the 1934 Act and to all shares of the Trust that serve as underlying investments.

      1.7 Chief Compliance Officer. As used in this Code, "Chief Compliance Officer" shall mean the Chief Compliance Officer of MSS, his or her designee, or such other person as may be authorized to perform the functions of a chief compliance officer.

      1.8 Control. As used in this Code, "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 ("1940 Act").

      1.9 Covered Security. As used in this Code, "covered security" shall mean a security as defined in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Investment Advisers Act of 1940 ("Advisers Act"), except that it shall not include:

      (a) direct obligations of the Government of the United States;

      (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality, short term debt instruments(1), including repurchase agreements;

      (c) shares of money market funds;

      (d) shares of registered open-end investment companies (i.e., mutual funds) other than Reportable Funds; and

      (e) units of a unit investment trust if the unit investment trust is invested exclusively in one or more open-end investment companies (other than Reportable Funds).

      1.10 Covered Security Held or to be Acquired by the Trust. As used in this Code, "covered security held or to be acquired by the Trust" shall mean (i) any covered security which, within the most recent 15 days is, or has been, held by the Trust or is being, or has been, considered by the Trust or its investment adviser, or any of its subadvisers, for purchase by the Trust and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, such a covered security.

----------
(1) High quality, short term debt instruments means any such instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

      1.11 Initial Public Offering. As used in this Code, "Initial Public Offering" shall mean an offering of securities registered under the Securities Act of 1933 ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

      1.12 Investment Person. As used in this Code, "Investment Person" shall mean (i) any employee of MSS (or of any company in a control relationship to MSS), including a Portfolio Manager, who in connection with his or her regular functions or duties makes, or participates in making, recommendations regarding the purchase or sale of securities by any series of the Trust or (ii) any natural person who controls MSS who obtains information concerning recommendations made to any series of the Trust regarding purchase or sale of securities by the series.

      1.13 Limited Offering. As used in this Code, "Limited Offering" shall mean an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or Rules 504, 505 or 506 thereunder.

      1.14 Manager. As used in this Code, "Manager" shall mean the Manager of MSS or such officer of the Manager as may perform for MSS the functions of a principal executive officer.

      1.15 Portfolio Manager. As used in this Code, "Portfolio Manager" shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting any series of the Trust.

      1.16 Purchase or Sale of a Covered Security. As used in this Code, "purchase or sale of a covered security" includes, inter alia, the writing of an option to purchase or sell a covered security.

      1.17 Reportable Fund. As used in this Code, a "Reportable Fund" means:

      (a) any fund for which MSS serves as an investment adviser as defined in
Section 2(a)(20) of the 1940 Act, or

      (b) any fund whose investment adviser or principal underwriter controls, is controlled by or is under common control with MSS.

      1.18 Additional Definitions. All other terms used in this Code shall be defined by reference to the 1940 Act or the 1934 Act.

2.    Purpose of the Code.

      2.1 This Code establishes rules of conduct for access persons of MSS and is designed to further the purposes of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. In general, in connection with personal securities transactions and related conduct, access persons should (1) always place the interests of the Trust's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility; (3) not take inappropriate advantage of their positions; and (4) comply with all applicable federal securities laws.

      2.2 The Code is designed to prevent certain practices by access persons in connection with the purchase or sale, directly or indirectly, by such access persons of securities held or to be acquired by the Trust. These include:

      (a)   employing any device, scheme or artifice to defraud the Trust;

      (b) making any untrue statement of a material fact to the Trust or omitting to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

      (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust;

      (d)   engaging in any manipulative practice with respect to the Trust; or

      (e) misusing material, non-public information obtained by such access person in his or her capacity as access person of MSS.

The Code is also designed to permit MSS to monitor transactions by access persons in shares of the Trust and other Reportable Funds in which they may have a direct or indirect beneficial ownership interest.

3.    Prohibited Purchase and Sales.

      3.1 No access person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under active consideration for purchase or sale by the Trust; provided that for purposes of this section a covered security shall be deemed to be under active consideration until five business days shall have elapsed from the date the Trust ceased activity in the purchase or sale of such covered security. These prohibitions shall apply to the purchase or sale of any convertible security, option or warrant of any issuer whose underlying covered securities are under active consideration by the Trust.

      3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust that he or she manages trades in that covered security.

      3.3 No Investment Person shall acquire any covered securities in an Initial Public Offering for his or her personal account.

      3.4 No Investment Person shall acquire, directly or indirectly, beneficial ownership of any covered securities in a Limited Offering without the prior approval of the Chief Compliance Officer. This approval shall take into account whether the investment opportunity should be reserved for the Trust, whether the opportunity is being offered to an individual by virtue of his or her position with the Trust and any other relevant factors. If an Investment Person has purchased a covered security in a Limited Offering, then: (a) such Investment Person must disclose his or her ownership of the covered security if he or she has a material role in any subsequent consideration by the Trust to purchase the covered security; and (b) any decision by the Trust to purchase the covered security will be reviewed by at least two other Investment Persons with no personal interest in the covered security.

      3.5 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) covered securities of which such Investment Person has beneficial ownership within 60 calendar days.

      3.6 Any profits realized on transactions prohibited by this Section 3 shall be paid to the affected series of the Trust or to a charitable organization designated by the Manager.

4.    Exempt Transactions.

      The prohibitions in Section 3 of this Code shall not apply to the following transactions by access persons;

      (a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

      (b) purchases or sales of securities which are not eligible for purchase or sale by the Trust;

      (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      (d) purchases or sales which are non-volitional on the part of either the access person or the Trust;

      (e) purchases or sales which are part of an Automatic Investment Plan;

      (f) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Manager and having no interest in the transaction) upon a showing of good cause. Good cause will be deemed to exist when unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause" and

      (g) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Manager and having no interest in the transaction) when the purchases and sales have only a remote potential of harming the Trust because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by the Trust.

5.    Prohibited Business Conduct.

      5.1 No access person shall, either directly or indirectly:

      (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with MSS or on nonpublic information regarding security transactions by the Trust, whether current or prospective, or the portfolio holdings of the Trust or other Reportable Funds.

      (b) communicate non-public information regarding security transactions of the Trust, whether current or prospective, or the portfolio holdings of the Trust or other Reportable Funds to anyone unless necessary as part of the regular course of the business of the Trust or MSS. Non-public information regarding particular securities, including reports and recommendations of MSS or any subadviser to the Trust, must not be given to anyone who is not an officer or director of the Trust or MSS without prior approval of the Chief Compliance Officer. Access persons shall comply with the Trust's policy entitled "Procedures Regarding Disclosure of Portfolio Holdings" as such procedures may be amended from time to time.

      (c) accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such access person, does business or might do business with the Trust, MSS, any subadviser of the Trust, or The Manufacturers Life Insurance Company (U.S.A.) or its affiliates;

      (d) buy or sell any security or any other property from or to the Trust, provided that this Section 5.1(d) shall not be construed to prohibit an access person from being a policy owner of a variable annuity or life insurance policy which is funded by the Trust.

      (e) violate any federal securities laws applicable to MSS or the Trust.

      5.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that such board service would be consistent with the interests of the Trust and its shareholders. Any Investment Person so authorized to serve as a director will be isolated from other persons making investment decisions for the Trust through a "Chinese Wall" or other procedures.

6.    Reporting of Securities Holdings and Transactions.

      6.1 Initial and Annual Reporting. Every access person shall provide to the Chief Compliance Officer within 10 days after becoming an access person and annually thereafter (on a date chosen by MSS) a report listing:

   (a) all covered securities in which he or she has any direct or indirect beneficial ownership. The information in the report regarding covered securities must be current as of a date no more than 45 days before the report is filed. The following covered securities need not be reported:

      (i) shares of the Trust which are owned beneficially through an Insurance Contract listed pursuant to 6.1(b) below.

      (ii) units of an Insurance Contract listed pursuant to 6.1(b) below.

      (iii) shares of the Trust which are owned beneficially through the 401(k) plan for employees of The Manufacturers Life Insurance Company (U.S.A.)

   (b) All variable insurance contracts which are funded by insurance company separate accounts that may use one or more portfolios of the Trust as underlying investments and which may provide the access person with any direct or indirect beneficial ownership of shares of the Trust ("Insurance Contracts") as of the date of the report.

      6.2 Contents of Initial and Annual Reports. The reports required by
Section 6.1 shall include:

   (a) with respect to information required by Section 6.1(a), (i) the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number,
(ii) the number of shares and principal amount of each covered security in which the access person has any direct or indirect beneficial ownership; (iii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person.

   (b) With respect to information required by Section 6.1(b), the name of the insurance company issuing, and the contract number of, each Insurance Contract.

   (c) with respect to information required by Sections 6.1(a) and (b), the date that the report is submitted by the access person.

      6.3 Quarterly Reporting. Within 30 days after the end of a calendar quarter, an access person shall report to the Chief Compliance Officer: any transaction during the quarter in a covered security in which he or she had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. The following covered securities need not be reported:

            (i) shares of the Trust which are owned beneficially through an Insurance Contract listed pursuant to 6.1(b) above or 6.5(b) below.

            (ii) units of an Insurance Contract listed pursuant to 6.1(b) above or 6.5(b) below.

            (iii) shares of the Trust which are owned beneficially through the 401(k) plan for employees of The Manufacturers Life Insurance Company (U.S.A.).

      6.4 Contents of Quarterly Reports. Any quarterly transaction reports required by section 6.3 shall state:

      (a) the title (and, as applicable, the exchange ticker symbol or CUSIP number) and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the covered security involved;

      (b) (if applicable) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) or the date the account was established;

      (c) the price at which the transaction was effected;

      (d) the name of the broker, dealer or bank with or through which the transaction was effected; and

      (e) the date that the report is submitted by the access person.

      6.5 Other Reporting. Within 30 days after the end of a calendar quarter, an access person shall report to the Chief Compliance Officer:

      (a) with respect to any account established by the access person in which securities were held during the quarter for the direct or indirect benefit of the access person. Any such quarterly report shall include (i) the name of the broker, dealer or bank with which the access person established the account;
(ii) the date the account was established; and (iii) the date the report is submitted by the access person.

      (b) with respect to any Insurance Contract issued during the quarter. Any such quarterly report shall include the name of the insurance company issuing, and the contract number of, the Insurance Contract and the date the report is submitted.

      6.6 Exceptions from Reporting Requirements.

      An access person need not make:

      (a) any report with respect to securities held in accounts over which the access person has not had any direct or indirect influence or control;

      (b) a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

      (c) a quarterly transaction report or other quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by MSS with respect to the access person in the time required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of MSS.

      6.7 Disclaimer of Beneficial Ownership. Any report required by this
Section 6 may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the access person making the report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relate

      6.8 Provision of Code of Ethics to each Access Person. MSS shall provide each access person with a copy of this Code and all amendments thereto

      6.9 Access Person Certifications. Each access person shall certify: (a) within 10 days of becoming an access person, that he or she has read and understood the Code and the "Policy Statement and Procedures on Insider Trading" of MSS, as amended from time to time (the "Policy Statement"), and recognizes that he or she is subject to the Code and the Policy Statement; and (b) annually, that he or she has read and understood the Code and the Policy Statement and recognizes that he or she is subject to the Code and the Policy Statement, that he or she has complied with all the requirements of the Code and the Policy Statement, and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

      6.10 Review of Reports and Certifications. The Chief Compliance Officer shall review the reports and certifications submitted by access persons pursuant to Section 6 of this Code.

      6.11 Annual Reports to the Board of Trustees of the Trust. At least annually, the Chief Compliance Officer shall report to the Manager and to the Board of Trustees of the Trust regarding:

      (a) all existing procedures concerning personal trading activities and any procedural changes made during the past year;

      (b) any recommended changes to the Code or procedures; and

      (c) any issues arising under the Code since the last report to the Manager and the Board of Trustees of the Trust, including, but not limited to, information about any material violations of the Code and any sanctions imposed in response to the material violations.

      The Chief Compliance Officer shall also certify to the Board of Trustees of the Trust at least annually that MSS has adopted procedures reasonably necessary to prevent access persons from violating the Code.

7.    Preclearance of IPOs and Limited Offerings

An access person must obtain the prior written approval of the Chief Compliance Officer prior to directly or indirectly acquiring beneficial ownership in any covered security in an Initial Public Offering or a Limited Offering.

8.    Reporting of Violations and Sanctions

      8.1 Every access person aware of any violation of this Code shall promptly report the violation to the Chief Compliance Officer.

      8.2 Upon learning of a violation of this Code, MSS may impose such sanctions as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Trust.

9.    Enforcement of this Code

      The Chief Compliance Officer shall have primary responsibility for enforcing this Code.

                                             Amended and Restated September 2004

                        Manulife Financial Securities LLC

                                 CODE OF ETHICS

1.    Definitions

      1.1 Program. As used in this Code, "Program" shall mean, any investment advisory program or product sponsored by Manulife Financial Securities LLC ("MFSLLC").

      1.2 Trust. As used in this Code, "Trust" shall mean Manufacturers Investment Trust, a Massachusetts business Trust registered as an open-end diversified investment company under the Investment Company Act of 1940 (the "1940 Act").

      1.3 Access Person. As used in this Code, the term "access person" shall mean any director, officer, general partner or advisory person (as defined below) of MFSLLC, and any supervised person of MFSLLC who has access to non-public information regarding the purchase or sale of securities by the Trust or the portfolio holdings of any "Reportable Fund" (as defined below), or who is involved in making securities recommendations to the trust or has access to such recommendations that are non-public.

      1.4 Advisory Person. As used in this Code, the term "advisory person" shall mean:

(i) any director, officer, general partner or employee of MFSLLC or of any company in a control relationship to MFSLLC who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by or for the Trust or for the Program, or whose functions relate to the making of any recommendations with respect to such purchases or sales including any "Investment Person" as defined below; and

(ii) any natural person in a control relationship to MFSLLC who obtains information concerning recommendations made to the Trust or for the Program with regard to the purchase or sale of covered securities; and (iii) any employee of MFSLLC or a company in a control relationship to MFSLLC who may, from time to time, be designated an advisory person by the Executive Vice President for the Program.

      1.5 Active Consideration. As used in this Code, a covered security will be deemed under "active consideration" when a recommendation to purchase or sell a covered security has been made and communicated to the person or persons ultimately making the decision to buy or sell the covered security. A covered security will also be deemed under "active consideration" whenever an Advisory Person focuses on a specific covered security and seriously considers the recommendation to buy or sell the covered security to the Trust or the Program.

      A covered security will be deemed under "active consideration" until the Trust or the Program implements or rejects the recommendation.

      A covered security will not be deemed under "active consideration" if the covered security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

      1.6 Automatic Investment Plan. As used in this Code, "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule or allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

      1.7 Beneficial Ownership. As used in this Code, "beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("1934 Act") in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities [whether or not such securities are the kind that could subject a person to the provisions of Section 16 of the 1934 Act and to all shares of the Trust that serve as underlying investments for Insurance Contracts and Series III Share Accounts, as hereinafter defined.]

      1.8 Chief Compliance Officer. As used in this Code, "Chief Compliance Officer" shall mean the Chief Compliance Officer of MFSLLC, his or her designee, or such other person as may be authorized to perform the functions of a chief compliance officer.

      1.9 Control. As used in this Code, "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (1940 Act").

      1.10 Covered Security. As used in this Code, "covered Security" shall mean a security as defined in Section 2(a)(36) of the 1940 Act or section 202(a)(18) of the Investment Adviser's Act of 1940 ("Advisers Act"), except that it shall not include: direct obligations of the Government of the United States, high quality, short term debt securities(1), including repurchase agreements, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (i.e., mutual funds) other than Reportable Funds; and units of a unit investment trust if the unit investment trust is invested exclusively in one or more open-end investment companies (other than Reportable Funds).

      1.11 Covered Security Held or to be Acquired by the Trust or the Program. As used in this Code, "covered security held or to be acquired by the Trust or the Program" shall mean (i) any covered security which, within the most recent 15 days is or has been held by the Trust or the Program or is being or has been considered by any of the Trust's or the Program's sub-advisers for recommendation to the Trust or the Program and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, such a covered secur

      1.12 Initial Public Offering. Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

      1.13 Investment Person. As used in this Code, the term "Investment Person" shall mean (i) any employee of MFSLLC or of any company in a control relationship to MFSLLC, who in connection with his or her regular functions or duties, makes or participates in making recommendations or obtains information

----------
(1) High quality, short term debt securities means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

on recommendations, regarding the purchase or sale of securities for the Trust or the Program or (ii) any natural person who controls MFSLLC who obtains information concerning recommendations made to the Trust or the Program regarding the purchase or sale of securities by the series.

      1.14 Limited Offering. As used in this Code, "Limited Offering" shall mean an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or Rules 504, 505 or 506 thereunder.

      1.15 Manager. As used in this Code, "Manager" shall mean the Manager of MFSLLC or such officer of the Manager as may perform for MFSLLC the functions of a principal executive officer.

      1.16 Portfolio Manager. As used in this Code, the term "Portfolio Manager" shall mean the person or persons with the direct responsibility and authority to make investment decisions affecting any series of the Trust or the Program.

      1.17 Private Placement. A private placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

      1.18 Purchase or Sale of a Covered Security. As used in this Code, "purchase or sale of a covered security" includes, inter alia, the writing of an option to purchase or sell a covered security.

      1.19 Supervisory Person. The General Counsel of MFSLLC or his or her designee.

      1.20 Reportable Fund. As used in this Code, a "Reportable Fund" means:]

      (a) any fund for which MFSLLC serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act, or

      (b) any fund whose investment adviser or principal underwriter controls, is controlled by or is under common control with MFSLLC.

      1.21 Additional Definitions. All other terms used in this Code shall be defined by reference to the 1940 Act or the 1934 Act.

2.    Purpose of the Code.

      2.1 This Code establishes rules of conduct for access persons of MFSLLC and is designed tofurther the purposes of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. In general, in connection with personal securities transactions, access persons should (1) always place the interests of the Trust's or the Program's client's first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions; and (4) comply with all applicable federal securities laws.

      2.2 The Code is designed to prevent certain practices by access persons in connection with the purchase or sale, directly or indirectly, by such access persons of securities held or to be acquired by the Trust or the Program. These include:

      (a) employing any device, scheme or artifice to defraud the Trust or the Program;

      (b) making any untrue statement of a material fact to the Trust or the Program or omitting to state a material fact necessary in order to make the statements made to the Trust or the Program, in light of the circumstances under which they are made, not misleading;

      (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust or the Program;

      (d) engaging in any manipulative practice with respect to the Trust or the Program; or

      (e) misusing material, non-public information obtained by such access person in his or her capacity as an access person of MFSLLC.

The Code is also designed to permit MFSLLC to monitor transactions by access persons in shares of the Trust and other Reportable Funds in which they may have a direct or indirect beneficial ownership interest.

3.    Pre-Clearance.

      3.1 All Investment Persons must pre-clear all personal securities transactions involving Covered Securities. A transaction must not be executed until the Investment Person has received the necessary approval. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, Investment Persons must describe in detail any factors which might be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be unwound at the Investment Person's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

      3.2 These requirements shall not apply to purchases and sales specified in
Section 5 of this Code.

4.    Prohibited Purchase and Sales.

      4.1 No access person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under active consideration for purchase or sale by the Trust or the Program; provided that for purposes of this section a covered security shall be deemed to be under active consideration until five business days shall have elapsed from the date the Trust or the Program ceased activity in the purchase or sale of such covered security. These prohibitions shall apply to the purchase or sale of any convertible security, option or warrant of any issuer whose underlying covered securities are under active consideration by the Trust.

      4.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust that he or she manages, or the Program, trades in that covered security.

      4.3 No Investment Person shall purchase or sell, directly or indirectly, any covered security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before and after the particular series of the Trust or the Program that he or she manages, trades in that covered security.

      4.4 No Investment Person shall acquire any securities in an initial public offering for his or her personal account.

      4.5 No Investment Person shall acquire, directly or indirectly, beneficial ownership of any covered securities in a Limited Offering without the prior approval of the Chief Compliance Officer. This approval shall take into account whether the investment opportunity should be reserved for the Trust or the Program, whether the opportunity is being offered to an individual by virtue of his or her position with the Trust or the Program and any other relevant factors. If an Investment Person has purchased a covered security in a Limited Offering, then (a) such Investment Person must disclose his or her ownership of the covered security if he or she has a material role in a Trust's or Program's subsequent consideration to purchase the covered security and (b) a Trust's or a Program's decision to purchase the covered security will be reviewed by at least two other Investment Persons with no personal interest in the covered security.

      4.6 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) covered securities of which such Investment Person has beneficial ownership within 60 calendar days.

      4.7 These prohibitions shall apply to the purchase or sale by any access person of any convertible covered security, option or warrant of any issuer whose underlying securities are under active consideration by the Trust or the Program.

      4.8 Any profits realized on transactions prohibited by this Section 3 shall be paid, as applicable, to the affected series of the Trust or to the Program or to a charitable organization designated by the Manager.

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      4.9 These prohibitions shall not apply to purchases and sales specified in
Section 5 of this Code.

5.    Exempt Transactions.

      The prohibitions in Section 3 of this Code shall not apply to the following transactions by access persons;

      (a) purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

      (b) purchases or sales of securities which are not eligible for purchase or sale by the Trust or the Program;

      (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

      (d) purchases or sales which are non-volitional on the part of either the access person or the Trust or the Program;

      (e) purchases or sales which are part of an Automatic Investment Plan;

      (f) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Manager and having no interest in the transaction upon a showing of good cause. Good cause will be deemed to exist when unexpected hardship occasions the need for additional funds. A change in investment objectives will not be deemed "good cause" and

      (g) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Manager and having no interest in the when the purchases and sales have only a remote potential of harming the Trust or the Program because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by the Trust or the Program.

6.    Prohibited Business Conduct.

      6.1 No access person shall, either directly or indirectly:

      (a) engage in any business transaction or arrangement for personal profit based on confidential information gained by way of employment with MFSLLC or any company in a control relationship to MFSLLC or on nonpublic information regarding security transactions by the Trust or Program, whether current or prospective, or the portfolio holdings of the Trust, Program or other Reportable Funds];

      (b) communicate non-public information regarding security transactions of the Trust or Program whether current or prospective, or the portfolio holdings of the Trust, Program or other Reportable Funds to anyone unless necessary as part of the regular course of the Trust's or the Program's business. Non-public information regarding particular securities, including reports and recommendations of MFSLLC or any sub-adviser to the Trust or the Program, must not be given to anyone who is not an officer, director or Investment Person of MFSLLC without prior approval of the Chief Compliance Officer.

      (c) accept a gift, favor, or service of more than de minimis value from any person or company which, to the actual knowledge of such access person, does business or might do business with the Trust or the Program, MFSLLC, any sub-adviser to the Trust or the Program, or The Manufacturers Life Insurance Company (U.S.A.) or its affiliates;

      (d) buy or sell any security or any other property from or to the Trust or the Program, provided that this Section 6.1(d) item shall not be construed to prohibit an accessperson from being a policy owner of a variable annuity or life insurance policy which is issued or funded by a company affiliated with MFSLLC.

      (e) violate any federal securities laws applicable to MFSLLC, the Program, or the Trust.

      6.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that such board service would be consistent with the interests of the Trust or the Program and its clients. Any Investment Person so authorized to serve as a director will be isolated from other persons making investment decisions for the Trust or the Program through a "Chinese Wall" or other procedures.

7.    Reporting Of Securities Holdings and Transactions.

      7.1 Initial and Annual Reporting. Every access person shall provide to the Chief Compliance Officer within 10 days after becoming an access person and annually thereafter a report listing:

      (a) all covered securities in which he or she has any direct or indirect beneficial ownership The information in the report regarding covered securities must be current as of a date no more than 45 days before the report is filed. The following covered securities need not be reported:

                  (i) shares of the Trust which are owned beneficially through an Insurance Contract listed pursuant to 7.1(b) below.

                  (ii) units of an Insurance Contract listed pursuant to 7.1(b) below.

                  (iii) shares of the Trust which are owned beneficially through the 401(k) plan for employees of The Manufacturers Life Insurance Company (U.S.A.)

      (b) all variable insurance contracts which are funded by insurance company separate accounts that may use one or more portfolios of the Trust as underlying investments and which may provide the access person with any direct or indirect beneficial ownership of the shares of the Trust ("Insurance Contracts") as of the date of the report;

      7.2 Contents of Initial and Annual Reports. The reports required by
Section 7.1 shall include:

      (a) with respect to information required by Section 7.1(a),(i)] the title and type of security and, as applicable , the exchange ticker symbol or CUSIP number; (ii) the number of shares and principal amount of each covered security in which the access person has any direct or indirect beneficial ownership;
(iii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person.

      (b) with respect to information required by section 7.1(b), the name of the insurance company issuing, and the contract number of, each Insurance Contract.

      (c) with respect to information required by Section 6.1 (c) , the name of and other appropriate identifying information for, each Series III Share Account and the number of shares of each portfolio of the Trust held by the Series III Share Account as of a date no more than 30 days before the report is filed.

      7.3 Quarterly Reporting Within 30 days after the end of a calendar quarter, an access person shall report to the Chief Compliance Officer any transaction during the quarter in a covered security in which he or she had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. The following covered securities need not be reported:

                  (i) shares of the Trust which are owned beneficially through an Insurance Contract listed pursuant to 7.1(b) above or 7.5(b) below.

                  (ii) units of an Insurance Contract listed pursuant to 7.1(b) above or 7.5(b) below.

                  (iii) shares of the Trust which are owned beneficially through the 401(k) plan for employees of The Manufacturers Life Insurance Company (U.S.A.).

      7.4 Contents of Quarterly Reports. Any quarterly transaction reports required by section 7.3 shall state:

      (a) the title and, as applicable, the exchange ticker symbol or CUSIP number and number of shares, the interest rate and maturity date (if applicable) and the principal amount of the covered security involved;

      (b) (if applicable) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) or the date the account was established;

      (c) the price at which the transaction was effected;

      (d) the name of the broker, dealer or bank with or through which the transaction was effected ; and

      (e)the date that the report is submitted by the access person.

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

      7.5 Other Reporting. Within 30 days after the end of a calendar quarter, an access person shall report to the Chief Compliance Officer :

      (a) with respect to any account established by the access person in which securities were held during the quarter for the direct or indirect benefit of the access person. Any such quarterly report shall include (i) the name of the broker, dealer or bank with which the access person established the account;
(ii) the date the account was established; and (iii) the date that the report is submitted by the access person.

      (b) with respect to any Insurance Contract issued during the quarter. Any such quarterly report shall include the name of the insurance company issuing, and the contract number of, the Insurance Contract and the date the report is submitted.

      7.6 Exceptions From Reporting Requirements. An access person need not make:

      (a) any report with respect to securities held in accounts over which the access person has not had any direct or indirect influence or control;

      (b) a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

      (c) a quarterly transaction report or other quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by MFSLLC with respect to the access person in the time required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of MFSLLC.

      7.7 Disclaimer of Beneficial Ownership Any report required under Section 7 may also contain a statement declaring that the reporting or recording of any transaction shall not be construed as an admission by the access person making the report that he or she has any direct or indirect beneficial ownership in the covered security to which the report relates.

Annual Access Person Certification

      7.8 Provision of Code of Ethics to each Access Person. MFSLLC shall provide each access person with a copy of this Code and all amendments thereto.

      7.9 Access Person Certifications. Each access person shall certify: (a) within 10 days of becoming an access person, that he or she has read and understood the Code and the Policy Statement and Procedures on Insider Trading of MFSLLC, as amended from time to time (the "Policy Statement"), and recognizes that he or she is subject to the Code and the Policy Statement; and (b) annually, that he or she has read and understood the Code and the Policy Statement and recognizes that he or she is subject to the Code and the Policy Statement, that he or she has complied with all the requirements of the Code and the Policy Statement, and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

Annual Reports to the Board of Managers of MFSLLC

      7.10 Review of Reports and Certifications. The Chief Compliance Officer shall review the reports and certifications submitted by access persons pursuant to Section 7. of this Code.

      7.11 Annual Reports to the Board of Managers and to the Board of Trustees of the Trust. At least annually, the Chief Compliance Officer shall report to the Board of Managers of MFSLLC regarding:

            (a) all existing procedures concerning personal trading activities and any procedural changes made during the past year;

            (b) any recommended changes to the Code or procedures; and

            (c) any issues arising under the Code since the last report to the Board of Managers, including, but not limited to, information about any material violations of the Code and any sanctions imposed in response to the material violations.Annual Certification to the Board of Trustees of the Trust

      7.12 At least annually, the Chief Compliance Officer shall certify to the Board of Trustees of the Trust that it has adopted procedures reasonably necessary to prevent access persons from violating the Code.

8. Preclearance of IPOs and Limited Offerings. An access person must obtain the approval of the Chief Compliance Officer prior to directly or indirectly acquiring beneficial ownership in any covered security in an Initial Public Offering or a Limited Offering.

9.    Reporting of Violations and Sanctions

      9.1 Every access person aware of any violation of this Code shall promptly report the violation to the Chief Compliance Officer.

      9.2 Upon learning of a violation of this Code, MFSLLC may impose such sanctions as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Managers of MFSLLC with respect to whose securities the violation occurred.

10. Enforcement of this Code. The Chief Compliance Officer shall have primary responsibility for enforcing this Code.

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[MORGAN STANLEY LOGO]

                      MORGAN STANLEY INVESTMENT MANAGEMENT
                                 CODE OF ETHICS

Effective June 15, 2004

_____________________
(Print Name)

      The investment advisors, advisors, distribution companies and related service companies listed on the attached Schedule A that operate within Morgan Stanley Investment Management (each, a "Covered Company" and collectively, "Investment Management") have adopted this Code of Ethics (the "Code"). The principal objectives of the Code are (i) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and Section 204 A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and
(ii) make certain that the personal trading and other business activities of Employees of Investment Management (defined in Section III. below) are conducted in a manner consistent with applicable law and regulation and the general principles set forth in the Code.

      Employees of Investment Management are also subject to the "Morgan Stanley Code of Conduct - Securities and Asset Management Businesses" (the "Code of Conduct"), and the Morgan Stanley Code of Ethics and Business Practices, which can be found on the Law Portal of the Morgan Stanley Today intranet site. Employees are reminded that they are also subject to other Morgan Stanley Investment Management policies, including policies on insider trading, the receipt of gifts, the handling of all internally distributed proprietary and confidential information, Morgan Stanley Investment Management Senior Loan Firewall Procedures, and service as a director of a publicly traded company. All internally distributed information is proprietary and confidential information and should not be discussed with people outside of Morgan Stanley Investment Management or shared with anybody outside of the Investment Department.

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[MORGAN STANLEY LOGO]

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
I.    Policy Highlights............................................................................    1

II.   General Principles...........................................................................    2
      A.  Shareholder and Client Interests Come First..............................................    2
      B.  Avoid Actual and Potential Conflicts of Interest.........................................    3

III.  Definitions..................................................................................    3
      A.  Access Persons...........................................................................    3
      B.  Covered Accounts.........................................................................    3
      C.  Covered Securities.......................................................................    4
      D.  Investment Personnel.....................................................................    4

IV.   Grounds for Disqualification from Employment.................................................    4

V.    Personal Securities Transactions.............................................................    5
      A.  Prohibited Conduct.......................................................................    5
      B.  Restrictions and Limitations on Personal Securities Transactions.........................    5
      C.  Exempt Securities........................................................................    9
      D.  Pre-Clearance Requirement................................................................   10
      E.  Permitted Brokerage Accounts and Accounts Holding Morgan Stanley/Van Kampen Funds........   13

VI.   Reporting Requirements.......................................................................   15
      A.  Report of Transactions...................................................................   15
      B.  Form of Reporting........................................................................   17
      C.  Responsibility to Report.................................................................   18
      D.  Leave of Absence.........................................................................   18
      E.  Where to File Report.....................................................................   18
      F.  Responsibility to Review.................................................................   18

VII.  Code of Ethics Review Committee..............................................................   19

VIII. Service as a Director and Outside Business Activities........................................   19

IX.   Gifts........................................................................................   19

X.    Sanctions....................................................................................   20

XI.   Employee Certification.......................................................................   20

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I.    Policy Highlights

      The Code is designed so that all acts, practices and courses of business engaged in by employees are conducted in accordance with the highest possible standards and to prevent abuses or even the appearance of abuses by Employees relating to their personal trading and other business activity. Compliance with the Code is a matter of understanding the basic requirements and making sure the steps the employee takes with respect to each personal securities transaction and his/her personal investment is in accordance with these requirements. This Section sets forth selected rules that frequently raise questions. These are by no means comprehensive and Employees must examine the specific sections of the Code for more details and are strongly urged to consult Compliance when questions arise:

         - Shares of Morgan Stanley/Van Kampen open-end investment companies ("Affiliated Mutual Funds"), whether purchased, sold or exchanged in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, including the Morgan Stanley 401(k) plan, are exempt from pre-clearance requirements but are subject to holding and reporting requirements. AFFILIATED MUTUAL FUNDS MAY NOT BE SOLD, REDEEMED OR EXCHANGED UNTIL AT LEAST 60 CALENDAR DAYS FROM THE PURCHASE TRADE DATE. SHARES IN THE SAME MUTUAL FUND MAY NOT BE REPURCHASED UNTIL AT LEAST 60 CALENDAR DAYS FROM THE SALE TRADE DATE. INVESTMENT PERSONNEL, DEFINED HEREIN, MAY NOT SELL, REDEEM OR EXCHANGE AFFILIATED MUTUAL FUNDS UNTIL AT LEAST 90 CALENDAR DAYS FROM THE PURCHASE TRADE DATE AND ARE SUBJECT TO THE REPURCHASE RESTRICTIONS ABOVE;

         - Purchases and sales of shares in money market funds, including Morgan Stanley/Van Kampen money market funds, continue to be exempt from preclearance, minimum holding period and reporting requirements of the Code;

         - Employees must maintain brokerage accounts at Morgan Stanley unless an exception is granted. All accounts for the purchase of Affiliated Mutual Funds must be pre-approved by the Compliance Department before opening;

         - All Personal Securities Transactions must be pre-cleared through Compliance, except as set forth herein;

         - Employees may only transact in MWD stock during designated window periods and all transactions must be pre-cleared. The restrictions imposed by Morgan Stanley on Senior Management and other persons in connection with transactions in MWD stock are in addition to this Code, and must be observed to the extent applicable;

         - Exchange Traded Funds ("ETFs") and closed-end mutual funds must be pre-cleared and are subject to all other holding and reporting requirements;

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         -        Employees are prohibited from acquiring any security in an initial public offering (IPO) or any other public underwriting;

         - Private placements, participation on the Board of any company and any outside business activities must be pre-approved by the Code of Ethics Review Committee;

         - Employees may not sell Covered Securities under any circumstances unless the they have been held for at least 30 days and they may not be sold at a profit until at least 60 calendar days from the purchase trade date;

         - Employees may not repurchase any security sold by the Employee within the previous 30 days and may not repurchase such security within the previous 60 days if the purchase price is lower than any sale price within the 60-day period;

         - Portfolio managers and research analysts and those who report to them, may not trade in a security if accounts they manage trade in the same security within the 7 days prior to or 7 days following the Employee's transaction;

         - Employees are required to submit an Initial Holdings Report upon hire, Quarterly Transactions Reports and an Annual Report and Compliance Certification.

II.   General Principles

      A.    Shareholder and Client Interests Come First

            Every Employee owes a fiduciary duty to the shareholders of registered investment companies (each; a "Fund" and collectively, the "Funds") and to the Managed Account Clients (defined as clients other than registered investment companies including unregistered investment companies, institutional clients and individuals). This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Fund shareholders and the Managed Account Clients, and be certain that at all times the interests of the Fund shareholders and other Managed Account Clients are placed ahead of any personal interest.

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      B.    Avoid Actual and Potential Conflicts of Interest

            The restrictions and requirements of the Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of an actual or potential conflict, with the interests of the Fund shareholders or the Managed Account Clients. It is of the utmost importance that the Personal Securities Transactions of Employees be conducted in a manner consistent with both the letter and spirit of the Code to avoid any such conflict of interest and to prevent abuse of an Employee's position of trust and responsibility.

III.  Definitions

      A. "Access Persons" shall include all directors, officers, and employees of Investment Management as well as certain other persons falling within such definition under Rule 17j-1 under the 1940 Act and such other persons that may be so deemed by each Local Compliance Group from time to time, except those persons who are not officers and directors of an investment adviser under Investment Management and who meet the following criteria: (i) directors and officers of Morgan Stanley Distributors Inc., Morgan Stanley Distribution Inc., Morgan Stanley & Co., and Van Kampen Funds Inc. (each a "Distributor" and collectively, the "Distributors") that do not devote substantially all of their working time to the activities (including distribution activities) of an investment adviser under Morgan Stanley Investment Management; (ii) directors and officers of the Distributors that do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, or purchase and sell securities on behalf of a Fund or a Managed Account Client; and
            (iii) directors and officers of the Distributors that do not have access to information regarding the day-to-day investment activities of Investment Management shall not be deemed Access Persons. Such persons are, however, subject to the Code of Conduct. The Local Compliance Group for each Covered Company will identify all Access Persons of Investment Management and notify them of their pre-clearance and reporting obligations at the time they become an Access Person. Access Persons will be referred to as "Employees" throughout the Code. Employees with questions concerning their status as Access Persons are urged to consult with their Local Compliance Group.

      B. "Covered Accounts" shall include any account in which an Employee has, or acquires any direct or indirect beneficial ownership in a security held in the account. Generally, an employee is regarded as having beneficial ownership of securities held in an account in the name of: (1) the individual; (2) a husband, wife or minor child; (3) a relative sharing the same house; (4) another person if the Employee obtains benefits substantially equivalent to ownership of the

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[MORGAN STANLEY LOGO]

            securities; (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise can exercise control. In addition, as described in the Code, certain circumstances constitute Beneficial Ownership by an Employee of securities held by a trust.

      C. "Covered Securities" shall include all securities, any option to purchase or sell, and any security convertible into or exchangeable for such securities. For example, Covered Securities also include, but are not limited to individual securities, open-end mutual funds, exchange traded funds, closed-end funds and unit investment trusts. Exemption from certain requirements of the Code may apply to designated Covered Securities, as set forth below. In addition, certain securities, such as money market funds, are exempt from the definition of "Covered Security" as explained in the Code.

      D. "Investment Personnel" shall mean any Investment Management Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities or anyone who, in connection with their job functions, has real-time knowledge of such recommendations. This includes, but is not limited to, portfolio managers, research analysts, and all persons reporting to portfolio managers and research analysts and personnel in the trading department, among others.

IV.   Grounds for Disqualification from Employment

      Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of a Covered Company, as listed in Schedule A may become, or continue to remain, an officer, director or employee without an exemptive order issued by the U.S. Securities and Exchange Commission if such director, officer or employee:

      - within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or
            (ii) arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

      -     is or becomes permanently or temporarily enjoined by any court from:
            (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company,

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

[MORGAN STANLEY LOGO]

            bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

      It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Legal or Compliance Officer of Investment Management.

V.    Personal Securities Transactions

      A.    Prohibited Conduct

            No Employee shall buy or sell any Covered Security (with the exception of those described in sub-section C. below) for a Covered Account (referred to herein as a "Personal Securities Transaction") unless:

            1.    pre-clearance of the transaction has been obtained; and

            2. the transaction is reported in writing to the Local Compliance Group in accordance with the requirements below.

      B.    Restrictions and Limitations on Personal Securities Transactions

            Except where otherwise indicated, the following restrictions and limitations govern Personal Securities Transaction:

            1. Covered Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Covered Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, Covered Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in disgorgement of all profits from the transactions as well as other possible sanctions.

            2. Morgan Stanley/Van Kampen open-end Mutual Funds (excluding money market funds), whether purchased in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, may not be sold, redeemed or exchanged until at least 60 calendar days from the purchase trade date. They may not be repurchased until at least 60 calendar days from the sale trade date. Investment Personnel may not sell, redeem or exchange such mutual funds until at least 90 calendar days from the purchase trade date and are subject to the repurchase restrictions above;

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                  In the event of financial hardship, exceptions to this section of the Code may be granted, but only with the prior written approval of a Compliance Officer and the Employee's supervisor and if the transaction is consistent with each Fund prospectus.

            3.    No short sales are permitted.

            4. No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written. No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

            5. No Employee may acquire any security in an initial public offering (IPO) or any other public underwriting. No Employee shall purchase shares of a Fund that is managed by a Covered Company if such Fund is not generally available to the public, unless the vehicle is designed for Morgan Stanley employees and there is no intention of it becoming public in the future.

            6a. Private placements of any kind may only be acquired with special permission from the Code of Ethics Review Committee and if approved, will be subject to monitoring by the Local Compliance Group. Any Employee wishing to request approval for private placements must complete a Private Placement Approval Request Form and submit the form to the Local Compliance Group. A copy of the Private Placement Approval Request Form, which may be revised from time to time, is attached as EXHIBIT
                  A. Where the Code of Ethics Review Committee approves any acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was granted.

            6b. Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such employee is involved in considering any subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate(s). In such event, the President or Chief Investment Officer of Investment Management shall independently determine the final investment decision. Written records of any such circumstance shall be sent to the Local Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

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            Restrictions 7.a. and 7.b. apply only to portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts) of Investment Management.

            7a. No purchase or sale transaction may be made in any Covered Security by any portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) for a period of 7 calendar days before or after that Covered Security is bought or sold by any Fund (other than Morgan Stanley Value-Added Market Series, Morgan Stanley Select Dimensions Investment Series - Value-Added Market Portfolio, and Morgan Stanley index funds, or Portfolios) or any Managed Account (other than index-based Managed Accounts) for which such portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) serves in that capacity.

            7b. The definition of portfolio manager shall also extend to any person involved in determining the composition of the portfolios of Funds that are UITs or who have knowledge of a composition of a UIT portfolio prior to deposit. These individuals shall not buy or sell a Covered Security within 7 calendar days before or after such Covered Security is included in the initial deposit of a UIT portfolio.

            Restriction 7.c. applies only to personnel in the trading department of each Covered Company.

            7c. No purchase or sale transaction may be made in any Covered Security traded through the appropriate Covered Company's trading desk(s) (as determined by the Local Compliance Group) by any person on that trading desk at the same time that any Fund (other than Morgan Stanley Value-Added Market Series, Morgan Stanley Select Dimensions Investment Series - Value-Added Market Portfolio, and Morgan Stanley index funds, or Portfolios) or any Managed Account (other than index-based Managed Accounts) has a pending purchase or sale order in that same Covered Security.

            7d. Any transaction by persons described in sub-sections 7.a., 7.b., and 7.c. above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the Personal Security Transaction and the subsequent purchase or sale price by a relevant Fund or Managed Account during the enumerated period, will be subject to disgorgement; other sanctions may also be applied.

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            8.    No Employee shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account. With respect to portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts) of a Covered Company, no such persons may purchase shares of a closed-end investment company over which such person exercises investment discretion.

            9. If a Personal Securities Transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected).(1)

            10.   Employees shall not participate in investment clubs.

            11. Employees may only transact in MWD stock during designated window periods. Also, such transactions must be pre-cleared with Compliance. Holdings and transactions in MWD stock are subject to the initial, quarterly and annual reporting requirements as well as the 30-day holding period restriction and the 60-day short swing profit restriction(2). The restrictions imposed by Morgan Stanley on Senior Management and other persons in connection with transactions in MWD stock are in addition to this Code, and must be observed to the extent applicable. Employees are required to read the Code of Conduct for a listing of specific restrictions and limitations relating to the purchase or sale of MWD stock. Employees receiving MWD stock or options through EICP and other plans may be subject to certain trading restrictions and exemptions. Employees should check Employment documents and consult with compliance to address any questions.

            Important: Regardless of the limited applicability of Restrictions 7.a., 7.b., and 7.c. each Local Compliance Group monitors all transactions by Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of the Code, including a pattern of front-running. The Compliance Group of each Covered Company: (i) on a quarterly basis, will provide the Boards of Directors/Trustees of the Funds it manages with a written report that describes any issues that arose during the previous quarter under the Code and, if applicable, any Funds' Sub-Adviser's Code of Ethics, including but not limited to, information about material violations

----------
(1) In the case of trades in institutional markets where the market has already closed, transactions must be executed by the next close of trading in that market.

(2) In connection with the sale of MWD stock, periodic purchases through employee sponsored equity purchase plans shall not be counted when calculating the 30-day holding period restriction or the 60-day short swing profit restriction.

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            and sanctions imposed in response to the material violations; and
            (ii) on an annual basis, will certify that each Covered Company has adopted procedures reasonably necessary to prevent its Employees from violating the Code. Also, as stated elsewhere in this Code, any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible sanctions.

      C.    Exempt Securities

            1. The securities listed below are exempt from: (i) the holding period and other restrictions of this Section V., sub-sections B.1., B.2., B. 7a-d. and B.8.; (ii) the pre-clearance requirements; and (iii) the initial, quarterly and annual reporting requirements. Accordingly, it is not necessary to obtain pre-clearance for Personal Securities Transactions in any of the following securities, nor is it necessary to report such securities in the quarterly Transaction Reports or the Initial Holdings Report and Annual Compliance Certification:

                  (a)   Direct obligations of the United States Government(3);

                  (b)   Bank Certificates of Deposit;

                  (c)   Bankers' Acceptances;

                  (d)   Commercial Paper; and

                  (e) High Quality Short-Term Debt Instruments (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a Nationally Recognized Statistical Rating Organization).

                  (f) Shares held in money market funds, including Morgan Stanley/Van Kampen money market funds.

                  (g)   Shares held in non-affiliated open-end Mutual Funds.

            2. Transactions in redeemable Unit Investment Trusts are exempt from the restrictions contained in this Section V., sub-sections B.1. and B.7 and the pre-clearance requirement of
                  Section V., sub-section A., but are subject to the reporting requirements of Section VI., sub-section A.

            3. Shares of Morgan Stanley/Van Kampen open-end mutual funds are exempt from the pre-clearance requirement of Section V, sub-section A, but are subject to the account opening restrictions of Section V, sub-section E, initial, quarterly and annual reporting requirements of Section VI,

----------
(3) Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds, and U.S. Treasuries. For international offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however such securities are subject to the initial and annual reporting requirements of sub-section D.

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                  and the holding period restrictions contained in Section V, sub-section B. Exchange Traded Funds ("ETFs") and closed-end funds must be pre-cleared and are subject to all other reporting requirements.

            4. All Employees wishing to participate in an issuer's direct stock purchase plan or automatic dividend reinvestment plans must submit a memorandum to the Local Compliance Group stating the name and the amount to be invested in the plan. Any sale transactions from an automatic dividend reinvestment plan must be pre-cleared. Purchases under an issuer's direct stock purchase plan or automatic dividend reinvestment plan are exempt from the restrictions contained in this Section V, sub-sections B.1., B.7a-d. and B.8. and the pre-clearance requirement but are subject to the reporting requirements.

            5. Transactions in Morgan Stanley and Van Kampen mutual funds within the Morgan Stanley 401(k) Plan(4) are exempt from the pre-clearance requirement of Section V. sub-section A, but are subject to the initial, quarterly and annual reporting requirements of Section VI. and the holding period restrictions contained in Section V, sub-section B.

            6. Employees may maintain fully discretionary managed accounts provided that each of the following conditions are met: (i) the investment program is offered by Morgan Stanley; (ii) the portfolio manager's strategy/investment discipline/investment program offered/utilized is the same for both Employee and non-Employee client accounts; (iii) written permission is obtained from the Director of Compliance and the Chief Investment Officer (or their designees) prior to opening a fully discretionary account; (iv) written certification is obtained stating that there will be no communication between the portfolio manager and the Employee with regard to investment decisions prior to execution; and (v) Employee accounts will be treated no differently from non-Employee accounts. The Employee must designate duplicate copies of trade confirmations and statements to be sent to the Compliance Department. To the extent that an Employee directs trades for tax purposes, that Employee shall obtain pre-clearance for each transaction from his/her Local Compliance Group.

      D.    Pre-Clearance Requirement

            1.    Personal Securities Transactions

                  (a)   From Whom Obtained

------------
(4) This includes Morgan Stanley Retirement Plans that are equivalent to 401(k) Plans in jurisdictions outside the United States.

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                        All Employees are required to obtain pre-clearance of
                        Personal Securities Transactions in Covered Securities. Employees must complete the required Form, as described below, and submit it to the Compliance Department for approval.

                        A copy of the Personal Securities Transaction Approval Form, which may be revised from time to time, is attached as EXHIBIT B.

                  (b)   Personal Securities Transaction Approval Process

                        Pre-clearance must be obtained by completing and signing the Personal Securities Transaction Approval Form and obtaining the proper pre-clearance signatures. The Approval Form must also indicate, as applicable, the name of the individual's financial advisor, the branch office numbers, as well as other required information.

                        If an Employee has more than one Covered Account, the Employee must indicate for which Covered Account the trade is intended on the Personal Securities Transaction Approval Form. Employees are required to have duplicate copies of their trade confirmations and Covered Account statements (which can be electronically transmitted) sent to the Local Compliance Group for each Covered Account the Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (as defined in sub-section E.3. below).

                        Employees are required to: (i) confirm that no open orders exist in the same or related security with the appropriate trading desk(s) (as determined by the Local Compliance Group); and (ii) have the transaction approved by the Local Compliance Group.

                        Portfolio managers and research analysts (or persons reporting to portfolio managers or research analysts) of Investment Management seeking pre-clearance for a Personal Securities Transaction must obtain an additional signature from a designated Senior Portfolio Manager (prior to pre-clearance from the Local Compliance Group). Trading desk personnel at any Covered Company seeking pre-clearance for a Personal Securities Transaction must obtain an additional signature from their immediate supervisor prior to pre-clearance from the Local Compliance Group.

                  (c)   Filing and Approval

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                        After all required signatures are obtained, the Personal
                        Securities Transaction Approval Form must be filed with the Local Compliance Group. The Employee should retain a copy for his/her records.

                        Compliance will act on the request and notify the Employee whether the request has been approved or denied. If pre-clearance of a request is approved, it is effective only for a transaction completed prior to the close of business on the day of approval. Any transaction not completed will require a new approval.

                        Each Local Compliance Group has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to these pre-clearance procedures.

            2. Factors Considered in Pre-Clearance of Personal Securities Transactions

                  In reviewing any Personal Securities Transaction for pre-clearance, the following factors, among others, will generally be considered:

                  - Whether the amount or the nature of the transaction, or the Employee making it, is likely to affect the price or market of security that is held by a Fund or a Managed Account Client.

                  - Whether the purchase or sale transaction of the Covered Security by the Employee: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account Client.

                  - Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund or a Managed Account Client.

                  - Whether the transaction is non-volitional on the part of the Employee.

                  - Whether the transaction is conducted in a manner that is consistent with the Code to avoid any appearance of impropriety.

                  In addition to the requirements set forth in the Code, the Local Compliance Group and/or, if applicable, designated Senior Portfolio Manager/immediate trading room supervisor (as appropriate), in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal.

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      E.    Permitted Brokerage Accounts and Accounts Holding Morgan Stanley/Van
            Kampen Funds

            1.    Brokerage Accounts

                  All securities transactions must be made through a Morgan Stanley brokerage account(5). No other brokerage accounts, including mutual fund accounts with brokerage capabilities, are permitted unless special permission is obtained from the Local Compliance Group. If an Employee maintains an account(s) outside of Morgan Stanley, that Employee must transfer his/her account(s) to a Morgan Stanley brokerage account as soon as practical (generally within 30 days). Failure to do so will be considered a significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local Compliance Group, it is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and brokerage statements to be sent to the Local Compliance Group.

                  Prior to opening a Morgan Stanley brokerage account, Employees must obtain approval from their Local Compliance Group. No Employee may open a brokerage account unless a completed and signed copy of a Morgan Stanley Employee Account Request Form attached as EXHIBIT C is submitted to the Local Compliance Group for approval. Employees are responsible for reporting their Morgan Stanley account number to the Local Compliance Group.

            2.    Accounts Holding Affiliated Mutual Funds

                  The opening of an account for purchase of Affiliated Mutual Funds (other than participation in the Morgan Stanley 401(k)
                  Plan) must be pre-approved by the Local Compliance Group. Duplicate confirmations of all transactions and statements must be sent to the Local Compliance Group. (See EXHIBIT C).

            3.    Accounts Covered

                  An Employee must obtain pre-clearance for any Personal Securities Transaction if such Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                  The term "beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of
                  Section 16 of the Securities

------------
(5) Morgan Stanley brokerage account shall mean an account with an affiliated Morgan Stanley broker in the Employee's local jurisdiction.

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                  Exchange Act of 1934. Generally, a person is regarded as
                  having beneficial ownership of securities held in the name of:

                  (a)   the individual; or

                  (b)   a husband, wife or a minor child; or

                  (c)   a relative sharing the same house; or

                  (d) other person if the Employee: (i) obtains benefits substantially equivalent to ownership of the securities;
                        (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise can exercise control.

                  The following circumstances constitute Beneficial Ownership by an Employee of securities held by a trust:

                  (a) Ownership of securities as a trustee where either the Employee or members of the Employee's immediate family have a vested interest in the principal or income of the trust.

                  (b) Estate or trust accounts in which the Employee has the power to effect investment decisions, unless a specific exemption is granted.

                  (c) Any Employee who is a settlor of a trust is required to comply with all the provisions of the Code, unless special exemption in advance is granted by the Local Compliance Group and: (i) the Employee does not have any direct or indirect beneficial interest in the trust;
                        (ii) the Employee does not have the direct or indirect power to effect investment decisions for the trust, and
                        (iii) the consent of all the beneficiaries is required in order for the Employee to revoke the trust.

                  It is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and statements to be sent to the Local Compliance Group. The final determination of beneficial ownership is a question to be determined in light of the facts of each particular case. If there are any questions as to beneficial ownership, please contact your Local Compliance Group.

            4.    Accounts Exempt from Pre-approval Requirement

                  Pre-approval is not required for any account where the Employee does not have direct or indirect beneficial ownership. In case of doubt as to whether

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                  an account is a Covered Account, Employees must consult with their Local Compliance Group.

VI.   Reporting Requirements

      A.    Report of Transactions

            Employees are subject to several reporting requirements including an Initial Listing of Securities Holdings and Accounts when an Employee commences employment with Investment Management, Quarterly Securities Transactions and New Accounts Reports and an Annual Listing of Securities Holdings Report and Certification of Compliance. It is the responsibility of Employees to submit their reports in a timely manner. Compliance will notify Employees of their Quarterly and Annual Reporting obligations under the Code.

            1. Initial Listing of Securities Holdings and Brokerage and Morgan Stanley/Van Kampen Mutual Fund Accounts Report

                  When an Employee begins employment with Investment Management he or she must provide an Initial Listing of Securities Holdings and Brokerage Accounts Report to their Local Compliance Group disclosing: (i) all Covered Securities, including Affiliated Mutual Funds, and private placement securities beneficially owned by the Employee, listing the title of the security, number of shares held, and principal amount of the security; (ii) the name of the broker, dealer, bank or financial institution where the Employee maintains a personal account; and (iii) the date the report is submitted by the Employee.

            2. Quarterly Securities Transactions and New Brokerage and Morgan Stanley/Van Kampen Mutual Fund Accounts Reports

                  Quarterly Securities Transactions and New Brokerage and Mutual Fund Accounts Reports must be submitted by Employees within 10 calendar days after the end of each calendar quarter. Any new brokerage account, any account opened for the purchase of Morgan Stanley/Van Kampen mutual funds, or any mutual fund account(s) with brokerage capabilities opened during the quarter without their Local Compliance Group's prior approval must also be reported within 10 calendar days after the end of each calendar quarter. (See EXHIBIT E.)

                  (a) All Personal Securities Transactions in Covered Securities, and all securities transactions in Morgan Stanley/Van Kampen open-end mutual funds must be reported in the next quarterly transaction report after the transaction is effected. Please note exceptions to

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                        this in sub-section (b) below. The quarterly report
                        shall contain the following information:

                        (i) The date of the transaction, the title, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved;

                        (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                        (iii) The price at which the purchase or sale was
                              effected;

                        (iv) The name of the broker, dealer, bank or other financial institution with, or through which, the purchase or sale was effected; and

                        (v) The date the report was submitted to the Local Compliance Group by such person.

                        In addition, any new brokerage account, any account opened for the purchase of Morgan Stanley/Van Kampen mutual funds, or any mutual fund account with brokerage capabilities opened during the quarter without approval from the Local Compliance Group must be reported. The report must contain the following information:

                        (i) The name of the broker, dealer, bank or other financial institution with whom the account was established; and

                        (ii)  The date the account was established.

                  (b) Exemption from Filing Quarterly Report - An Employee need not make a quarterly transaction report if he/she:
                        (i) maintains only a Morgan Stanley brokerage account, Morgan Stanley/Van Kampen direct account for the purchase of mutual funds and/or Morgan Stanley 401(k) Plan and the report would duplicate information contained in the trade confirms, system generated reports or account statements received by the Local Compliance Group. In addition, the Employee must not have opened any new brokerage accounts or mutual fund accounts without obtaining approval from their Local Compliance Group during the quarter.

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            3.    Annual Listing of Securities Holdings Reports and
                  Certification of Compliance

                  The Annual Listing of Securities Holdings Report and Certification of Compliance requires all Employees to provide an annual listing of holdings of: (i) all Covered Securities beneficially owned and all Morgan Stanley/Van Kampen open-end mutual funds (excluding money market accounts), listing the title of the security, number of shares held, and principal amount of the security as of December 31 of the preceding year, (ii) the name of any broker, dealer, bank or financial institution where the account(s) in which these Covered Securities were maintained, as of December 31 of the preceding year; and (iii) the date the report is submitted. This report must be provided no later than 30 calendar days after December 31 each year. In the case of Employees maintaining a Morgan Stanley brokerage account(s),Morgan Stanley/Van Kampen open-end mutual funds, and/or Morgan Stanley 401(k) Plan for which trade confirms, system generated reports or account statements are already received on a quarterly basis by the Local Compliance Group, an annual certification (Certification of Compliance) that the holdings information already provided to the Local Compliance Group accurately reflects all such holdings will satisfy the aforementioned requirement.

      B.    Form of Reporting

            The Initial Listing of Securities Holdings and Brokerage Accounts Report, Quarterly Securities Transactions and New Brokerage Accounts Reports, and the Annual Listing of Securities Holdings Report and Certification of Compliance must be completed on the appropriate forms, attached as EXHIBITS D, E, AND F respectively, which would be provided by each Local Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented that such person has: (i) executed reportable transactions only in accounts listed with the Local Compliance Group; or (ii) only traded securities exempt from the reporting requirements. Copies of the Initial Listing of Securities Holdings Report and Brokerage and Mutual Fund Accounts Report, Quarterly Securities Transactions and New Brokerage and Mutual Fund Accounts Reports, and the Annual Listing of Securities Holdings Report and Certification of Compliance, which may be revised from time to time, are attached as EXHIBITS D, E, AND F, respectively.

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      C.    Responsibility to Report

            The responsibility for reporting is imposed on each Employee required to make a report. Any effort by a Covered Company to facilitate the reporting process does not change or alter that individual's responsibility.

      D.    Leave of Absence

            Employees on leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided that, during their leave period, they: (i) do not participate in, obtain information with respect to, make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or a Managed Account Client; and (ii) do not have access to information regarding the day-to-day investment activities of Investment Management.

      E.    Where to File Report

            All reports must be filed by Employees with their Local Compliance Group.

      F.    Responsibility to Review

            Each Local Compliance Group will review all Initial Listing of Securities Holdings and Brokerage and Mutual Fund Accounts Reports, Quarterly Securities Transactions and New Brokerage and Morgan Stanley/Van Kampen Mutual Fund Accounts Reports, and Annual Listing of Securities Holdings Reports and Certification of Compliance, filed by Employees, as well as broker confirmations, system generated reports, and account statements.

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VII.  Code of Ethics Review Committee

      A Code of Ethics Review Committee, consisting of the President/Chief Operating Officer, Chief Investment Officer, Chief Legal Officer, Chief Compliance Officer and the Chief Administrative Officer - Investments, of Morgan Stanley Investment Management or their designees will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in this Code. The Committee shall meet on an ad hoc basis, as it deems necessary, upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion.

VIII. Service as a Director and Outside Business Activities

      A.    Approval to Serve as a Director

            No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or Managed Accounts concerning the company in question.

      B.    Approval to Engage in Outside Business Activities

            No Employee may engage in any outside business activities without prior approval of the Code of Ethics Review Committee. If such approval is granted, it is the responsibility of the Employee to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of such activity.

      C.    Approval Process

            A copy of a Form for approval to serve as a Director and to engage in Outside Business Activities is attached as EXHIBIT G. This form should be completed and submitted to Compliance for processing.

IX.   Gifts

      No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment. Client entertainment expenses generally are not considered gifts if: (i) Firm personnel are present; (ii) a Firm client is present; and (iii) the entertainment is not so regular or frequent that it creates the appearance of impropriety.

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X.    Sanctions

      Upon discovering a violation of this Code, Investment Management may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), demotion, suspension or termination of employment and/or other possible sanctions. The President/Chief Operating Officer of Investment Management and the Chief Legal Officer or Chief Compliance Officer together, are authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

XI.   Employee Certification

      Employees are required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

      In addition, Employees will be required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal Securities Transactions in accordance with this Code.

[MORGAN STANLEY LOGO]

I have read and understand the terms of the above Code. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my being subject to this Code. I hereby agree to abide by the above Code.

______________________________                  ________________________
(Signature)                                     (Date)

______________________________
(Print name)

To complete the acknowledgement process you must electronically acknowledge by clicking on your Brower's Back button to reach the Acknowledgement Screen. You must also print the Acknowledgement Form [Link], sign and return it to your Local Compliance Group [Link] by XXXX XX, XXXX.

MORGAN STANLEY INVESTMENT MANAGEMENT CODE OF ETHICS

Dated: XXXX XX, XXXX

[MORGAN STANLEY LOGO]

                                                                      SCHEDULE A

MORGAN STANLEY INVESTMENT ADVISORS INC.
MORGAN STANLEY INVESTMENT MANAGEMENT INC.
MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED
MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY
MORGAN STANLEY ASSET & INVESTMENT TRUST
      MANAGEMENT CO., LIMITED
MORGAN STANLEY INVESTMENT MANAGEMENT
      PRIVATE LIMITED
MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP
MORGAN STANLEY AIP GP LP
MORGAN STANLEY HEDGE FUND PARTNERS GP LP
MORGAN STANLEY HEDGE FUND PARTNERS LP
MORGAN STANLEY SERVICES COMPANY INC.
MORGAN STANLEY DISTRIBUTORS INC.
MORGAN STANLEY DISTRIBUTION INC.
MORGAN STANLEY & CO. INCORPORATED
VAN KAMPEN ASSET MANAGEMENT
VAN KAMPEN ADVISORS INC.
VAN KAMPEN INVESTMENTS, INC.
VAN KAMPEN FUNDS INC.
VAN KAMPEN TRUST COMPANY
VAN KAMPEN INVESTOR SERVICES INC.

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Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd
Wellington Global Investment Management Ltd

CODE OF ETHICS

MESSAGE FROM OUR CEO AND PRESIDENT

"THE REPUTATION OF A THOUSAND YEARS MAY BE DETERMINED BY THE CONDUCT OF ONE HOUR." ANCIENT JAPANESE PROVERB

We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

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TABLE OF CONTENTS

Standards of Conduct                                                             3
Ethical Considerations Regarding Confidentiality                                 4
Policy on Personal Securities Transactions                                       4
   Accounts Covered                                                              4
   Transactions Subject to Pre-clearance                                         6
     Securities and Other Instruments Subject to Pre-clearance                   6
     Transactions Exempt From Pre-clearance                                      6
     Non-volitional Transactions                                                 7
     Requesting Pre-clearance                                                    7
   Restrictions on Covered Transactions                                          8
     Blackout Periods                                                            8
     Short Term Trading                                                          9
     Securities of Brokerage Firms                                              10
     Short Sales, Options and Margin Transactions                               10
     Derivatives                                                                10
     Initial Public Offerings ("IPOs")                                          10
     Private Placements                                                         11
   Open-End Mutual Fund Transactions                                            11
Exemptive Procedure for Personal Trading                                        12
Reporting and Certification Requirements                                        12
   Initial Holdings Report                                                      12
   Duplicate Brokerage Confirmations                                            13
   Quarterly Reporting of Transactions and Brokerage Accounts                   13
   Annual Holdings Report                                                       14
   Quarterly Certifications                                                     15
   Annual Certifications                                                        15
   Review of Reports and Additional Requests                                    15
Gifts, Travel and Entertainment Opportunities and Sensitive Payments            16
   General Principles                                                           16
   Accepting Gifts                                                              16
   Accepting Travel and Entertainment Opportunities                             17
   Solicitation of Gifts, Contributions, or Sponsorships                        18
   Giving Gifts (other than Entertainment Opportunities)                        19
   Providing Entertainment Opportunities                                        19
Sensitive Payments                                                              20
Other Activities                                                                20
Violations of the Code of Ethics                                                21

APPENDIX A - QUICK REFERENCE TABLE FOR PERSONAL SECURITIES TRANSACTIONS

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STANDARDS OF CONDUCT

Wellington Management Company, LLP and its affiliates have a fiduciary duty to investment company and investment counseling clients that requires each Employee to act solely for the benefit of clients. As a firm and as individuals, our conduct (including our personal trading) must recognize that the firm's clients always come first and that we must avoid any abuse of our positions of trust and responsibility.

Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. ALL EMPLOYEES ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD CONSULT TRACY SOEHLE, THE FIRMWIDE COMPLIANCE MANAGER, AT 617.790.8149, CYNTHIA CLARKE, OUR GENERAL COUNSEL AT 617.790.7426, OR CLARE VILLARI, THE CHAIR OF THE ETHICS COMMITTEE AT 617.951.5437.

The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29, 1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees worldwide (including temporary employees compensated directly by Wellington Management and other temporary employees to the extent that their employment with Wellington Management exceeds 90 days) and Partners.

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CODE OF ETHICS

ETHICAL CONSIDERATIONS REGARDING CONFIDENTIALITY

CONFIDENTIALITY IS A CORNERSTONE OF WELLINGTON MANAGEMENT'S FIDUCIARY OBLIGATION TO ITS CLIENTS AS WELL AS AN IMPORTANT PART OF THE FIRM'S CULTURE.

Use and Disclosure of Information

Information acquired in connection with employment by the organization is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

Information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests is confidential and may not be disclosed to persons outside our organization and in no way can be used for personal gain or the gain of others.

"Inside Information"

Specific reference is made to the firm's Statement of Policy on the Receipt and Use of Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington Management intranet, which applies to personal securities transactions as well as to client transactions.

POLICY ON PERSONAL SECURITIES TRANSACTIONS

All Employees are required to clear their personal securities transactions (as defined below) prior to execution, report their transactions and holdings periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

EMPLOYEES SHOULD NOTE THAT WELLINGTON MANAGEMENT'S POLICIES AND PROCEDURES WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS ALSO APPLY TO TRANSACTIONS BY A SPOUSE, DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS THE EMPLOYEE.

ACCOUNTS COVERED

Definition of "Personal Securities Transactions"

A personal securities transaction is a transaction in which an Employee has a beneficial interest.

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Definition of "Beneficial Interest"

An Employee is considered to have a beneficial interest in any transaction in which the Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear, the following:

1
Securities owned individually by the Employee, including securities held in IRA's and other retirement accounts.

2
Securities owned jointly by the Employee with others (e.g., joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations).

3
Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct or indirect beneficial interest if the immediate family member resides in the same household as the Employee (including through a partnership, trust or other vehicle). This presumption may be rebutted if the Employee is able to provide the Operational Risk Management and Compliance Group (the "Compliance Group") with satisfactory assurances that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security (see "Exceptions" below).

Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

Exceptions

If an Employee has a beneficial interest in an account that the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Firmwide Compliance Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-by-case basis. Examples of situations where grounds for an exemption may be presented include:

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CODE OF ETHICS

- The Employee has no influence or control over the account (e.g., the Employee has a professionally managed account over which the Employee has given up discretion); or

- The Employee has a substantial measure of influence or control over an account, but neither the Employee nor a member of the Employee's immediate family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary);

In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's investment company or counseling clients, or with the Employee's position within Wellington Management. In this regard, please note "Ethical Considerations Regarding Confidentiality," referenced in this Code, which do apply to such situations.

TRANSACTIONS SUBJECT TO PRE-CLEARANCE

Except as specifically exempted in this section, ALL EMPLOYEES MUST CLEAR THEIR PERSONAL SECURITIES TRANSACTIONS PRIOR TO EXECUTION. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR 24 HOURS FROM THE TIME OF APPROVAL. SEE APPENDIX A FOR A SUMMARY OF SECURITIES SUBJECT TO PRE-CLEARANCE AND REPORTING, REPORTING ONLY AND EXEMPT SECURITIES.

1
Securities and Other Instruments Subject to Pre-clearance ("COVERED
TRANSACTIONS")

Transactions in bonds (including municipal bonds), stock (including shares of closed end funds), Exchange Traded Funds ("ETFs") organized as something other than open-end mutual funds (such as HOLDRs), narrowly defined ETFs (such as sector ETFs), notes, convertibles, preferreds, ADRs, single stock futures, limited partnership and limited liability company interests (for example, hedge funds), options on securities, warrants, rights, etc., for US and non-US securities, whether publicly traded or privately placed are subject to the pre-clearance requirements of the Code.

2
Transactions Exempt from Pre-Clearance

Pre-clearance and reporting is not required for transactions in open-end mutual funds (including broadly diversified Exchange Traded Funds organized as

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open-end mutual funds such as SPDRs, iShares, QUBEs, DIAMONDs, etc.), variable insurance products, US Government securities, money market instruments, Wellington Trust Company pools, Wellington Management sponsored hedge funds, broad-based stock index and US government securities futures and options on such futures, commodities futures, foreign currency transactions.

3
Non-volitional Transactions

Pre-clearance is not required, but reporting is required for non-volitional transactions. Non-volitional transactions include:

-     automatic dividend reinvestment and stock purchase plan acquisitions;

- gifts of securities to an Employee over which the Employee has no control of the timing;

- gifts of securities from an Employee to non-profit organizations including private foundations and donor-advised funds;

- gifts of securities from an Employee to a donee or transferee (other than a non-profit organization) provided that the donee or transferee represents that he or she has no present intention of selling the donated security; and

- transactions that result from a corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.).

PLEASE NOTE, HOWEVER, THAT MOST OF THESE TRANSACTIONS MUST BE REPORTED EVEN THOUGH THEY DO NOT HAVE TO BE PRE-CLEARED. SEE "REPORTING AND CERTIFICATION REQUIREMENTS."

An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception that has similar characteristics to an excepted security or transaction should submit a request in writing to the Firmwide Compliance Manager.

4
Requesting Pre-Clearance

Clearance for Covered Transactions must be obtained by submitting a request via the intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. Employees are responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington Management or the

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CODE OF ETHICS

information that he or she may possess about the securities or the issuer. The Compliance Group will maintain a confidential log of all requests for approval. Covered Transactions offered through a participation in a private placement (including both securities and partnership interests) are subject to special clearance by the Chief Compliance Officer or the General Counsel or their designee, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

RESTRICTIONS ON COVERED TRANSACTIONS

Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered Transactions apply equally to the Covered Transaction and to instruments related to the Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

THE RESTRICTIONS AND BLACKOUT PERIODS PROSCRIBED BELOW ARE DESIGNED TO AVOID CONFLICT WITH OUR CLIENTS' INTERESTS. HOWEVER, PATTERNS OF TRADING THAT MEET THE LETTER OF THE RESTRICTIONS BUT ARE INTENDED TO CIRCUMVENT THE RESTRICTIONS ARE PROHIBITED. IT IS EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT THEIR PERSONAL SECURITIES TRANSACTIONS IN KEEPING WITH THE INTENDED PURPOSE OF THIS CODE.

1
Blackout Periods

No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

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CODE OF ETHICS

Employee Blackout Periods

An Employee will be denied pre-clearance for Covered Transactions that are:

- being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled.

- the subject of a new or changed action recommendation from a research analyst until 10 business days following the issuance of such recommendation;

- the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following re-issuance of the recommendation.

Portfolio Manager Additional Blackout Period

In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures for Personal Trading" below.

Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Compliance Group.

2
Short Term Trading

THE CODE STRONGLY DISCOURAGES SHORT TERM TRADING BY EMPLOYEES. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading". The 60 day prohibition does not apply to transactions resulting in a loss.

3
Securities of Brokerage Firms

Employees engaged in equity or bond trading and Employees with portfolio management responsibility for client accounts may not engage in personal

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CODE OF ETHICS

transactions involving any equity or debt securities of any company whose primary business is that of a broker/dealer.

4
Short Sales, Options and Margin Transactions

THE CODE STRONGLY DISCOURAGES SHORT SALES, OPTIONS AND MARGIN TRANSACTIONS. Subject to pre-clearance, Employees may engage in short sales, options and margin transactions, however, Employees engaging in such transactions should recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open. FOR EXAMPLE, YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND TRANSACTIONS IN DERIVATIVES. In specific cases of hardship, an exception may be granted by the Chief Compliance Officer or the General Counsel with respect to an otherwise "frozen" transaction.

Particular attention should be paid to margin transactions. Employees should understand that brokers of such transactions generally have the authority to automatically sell securities in the Employee's brokerage account to cover a margin call. Such sale transactions will be in violation of the Code unless they are pre-cleared. Employees engaging in margin transactions should be clear that exceptions will not be granted after the fact for these violations.

5
Derivatives

Transactions in derivative instruments shall be restricted in the same manner as the underlying security. Employees engaging in derivative transactions are reminded to pay particular attention to paragraph 4 above.

6
Initial Public Offerings ("IPOs")

No Employee may engage in personal transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of closed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval

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CODE OF ETHICS

would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

7
Private Placements

EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS (INCLUDING NON-AFFILIATED HEDGE FUNDS) UNLESS APPROVAL OF THE CHIEF COMPLIANCE OFFICER, THE GENERAL COUNSEL OR THEIR RESPECTIVE DESIGNEE HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

OPEN-END MUTUAL FUND TRANSACTIONS

Wellington Management requires that Employees engaging in mutual fund investments ensure that all investments in open-end mutual funds comply with the fund's rules regarding purchases, redemptions, and exchanges.

Notwithstanding the above, the firm has a fiduciary relationship with the funds for which it serves as investment adviser or sub-adviser. Accordingly, Employees may not engage in any activity in the funds advised or sub-advised by Wellington Management that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders. Employees are further prohibited from benefiting from or enabling others to benefit from, information about contemplated or actual securities trades in any mutual fund portfolio sub-advised by Wellington Management. (See "Ethical Considerations Regarding Confidentiality")

EXEMPTIVE PROCEDURE FOR PERSONAL TRADING

In cases of hardship, the Firmwide Compliance Manager, the General Counsel, or their respective designee can grant exemptions from the personal trading restrictions in this Code. The decision will be based on a determination that a hardship exists and the transaction for which an exemption is requested would

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not result in a conflict with our clients' interests or violate any other policy embodied in this Code. Other factors that may be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the amount and timing of client trading in the same or a related security, and other relevant factors.

Any Employee seeking an exemption should submit a written request to the Firmwide Compliance Manager or the General Counsel, setting forth the nature of the hardship along with any pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive requests for exemptions by an Employee are not likely to be granted.

Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

REPORTING AND CERTIFICATION REQUIREMENTS

Records of personal securities transactions by Employees and their immediate family members will be maintained. All Employees are subject to the following reporting and certification requirements:

1
Initial Holdings Report

New Employees are required to file an Initial Holdings Report and a Disciplinary Action Disclosure form within ten (10) calendar days of joining the firm. New Employees must disclose all of their security holdings in Covered Transactions, including private placement securities, at this time. New Employees are also required to disclose all of their brokerage accounts at that time, even if the only securities held in such accounts are mutual funds. Personal trading is prohibited until these reports are filed. The forms can be filed via the COEC that is accessible on the Wellington Management intranet.

2
Duplicate Brokerage Confirmations

Employees may place securities transactions with the broker of their choosing. All Employees must require their securities brokers to send duplicate confirmations of their securities transactions to the Compliance Group. Brokerage firms are accustomed to providing this service.

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To arrange for the delivery of duplicate confirmations, each Employee must complete a Duplicate Confirmation Request Form for each brokerage account that is used for personal securities transactions of the Employee and each account in which the Employee has a beneficial interest and return the form to the Compliance Group. The form can be obtained from the Compliance Group or the Wellington Management intranet. The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request with the broker in order to assure delivery of the confirmations directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the duplicate confirmation requirement will be satisfied by electronic filings from securities depositories. Employees should not send the completed forms to their brokers directly.

If under local market practice, brokers are not willing to deliver duplicate confirmations to the Compliance Group, it is the Employee's responsibility to provide promptly the Compliance Group with a duplicate confirmation (either a photocopy or facsimile) for each trade.

3
Quarterly Reporting of Transactions and Brokerage Accounts

SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements within 10 calendar days after the end of each calendar quarter and that this record be available for inspection. To comply with these SEC rules, every Employee must file a quarterly personal securities transaction report electronically utilizing the COEC accessible to all Employees via the Wellington Management intranet by this deadline.

At the end of each calendar quarter, Employees will be reminded of the SEC filing requirement. An Employee that fails to file within the SEC's 10 calendar day deadline will, at a minimum, be prohibited from engaging in personal trading until the required filings are made.

Transactions during the quarter as periodically entered via the COEC by the Employee are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker and certain holdings that were not subject to pre-clearance (as described below) must also be entered by the Employee.

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ALL EMPLOYEES ARE REQUIRED TO SUBMIT A QUARTERLY REPORT, EVEN IF THERE WERE NO
REPORTABLE TRANSACTIONS DURING THE QUARTER. THE QUARTERLY REPORT MUST INCLUDE INFORMATION REGARDING:

-     all Covered Transactions (as defined on page 6);

- any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established; and

-     non-volitional transactions (as described on page 7 and below).

Non-volitional transactions must be reported even though pre-clearance is not required and the nature of the transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

4
Annual Holdings Report

SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are Covered Transactions and those that must be reported as indicated in the prior section.

Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

5
Quarterly Certifications

As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.

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Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd.
Wellington Global Investment Management Ltd

CODE OF ETHICS

6
Annual Certifications

As part of the annual reporting process on the COEC, each Employee is required to certify that:

-     The Employee has read the Code and understands its terms and requirements;

- The Employee has complied with the Code during the course of his or her association with the firm;

- The Employee has disclosed and reported all personal securities transactions and brokerage accounts required to be disclosed or reported;

-     The Employee will continue to comply with the Code in the future;

- The Employee will promptly report to the Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and

- The Employee understands that a violation of the Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

7
Review of Reports and Additional Requests

All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Firmwide Compliance Manager or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

GIFTS, TRAVEL AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS

Occasionally, Employees may be offered, or may receive, gifts from clients, brokers, vendors, or other organizations with whom the firm transacts business. The giving and receiving of gifts and opportunities to travel and attend entertainment events are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

1
General Principles Applicable to Gifts, Travel and Entertainment Opportunities, and Sensitive Payments

Giving and receiving gifts and participating in entertainment events cannot occur if the frequency and/or value of a gift or entertainment event may be considered excessive or extravagant. No gift, travel and entertainment

Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd.
Wellington Global Investment Management Ltd

CODE OF ETHICS

opportunity or payment may be made by the firm or any Employee to any outside party for the purpose of securing or retaining business for Wellington Management, or for influencing any decision on its behalf. If giving or receiving a gift, travel and entertainment opportunity or sensitive payment would create or appear to create a conflict with the interests of our clients or the firm, such gift, travel and entertainment opportunity or sensitive payment is not permitted. With regard to gifts and entertainment opportunities received as permitted under the Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

2
Accepting Gifts

Acceptance of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or gifts that may be considered excessive or extravagant, as measured by the total value or quantity of the gift(s), is prohibited.

Gifts (other than entertainment tickets) of a nominal value (i.e., gifts whose reasonable value is no more than $100) and promotional items (e.g., pens, mugs, t-shirts and other logo bearing items) may be accepted.

If an Employee receives any gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

Gifts that are directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such gifts, if approved, will be accepted on behalf of, and treated as the property of, the firm.

3
Accepting Travel and Entertainment Opportunities

Wellington Management recognizes that gatherings with representatives from organizations with whom the firm transacts business, such as brokers, vendors, and clients, are important relationship building exercises. Accordingly, occasional participation in lunches, dinners, cocktail parties, concerts, theater events, golf or other sporting activities or outings is not prohibited. However, before accepting an invitation to an activity or outing that is high profile,

Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd.
Wellington Global Investment Management Ltd

CODE OF ETHICS

unusual, or otherwise outside the scope of the above, Employees must clear their participation with their Business Manager. Similarly, under such circumstances, Business Managers must clear their participation with the Chief Executive Officer or the Chair of the Ethics Committee. Employees should exercise reasonable business judgment with respect to their participation in such events, and demonstrate high standards of personal conduct when in attendance. Participation in an entertainment opportunity that may be considered excessive or extravagant, as measured by the total value or number of Wellington Management participants, is prohibited.

Employees should be particularly sensitive with respect to the totality of the expenses related to entertainment opportunities, and ensure that expenses related to tickets, travel and lodging, car and limousine services, and air travel comply with the following requirements:

-     Entertainment Tickets

Employees may be offered tickets to a variety of events for business entertainment purposes. Tickets may be accepted under the following circumstances: If the host is present with the Employee at the event, an Employee may accept tickets with a FACE VALUE of $250 or less. If the FACE VALUE of the ticket exceeds $250, the Employee must reimburse the host the amount of the excess. If the host is not present, the Employee may only accept the tickets if the Employee reimburses the host for the TOTAL FACE VALUE of the tickets. It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to accepting any tickets.

-     Travel and Lodging

Business related travel and lodging must be paid for by Wellington Management. Entertainment related travel and lodging must be paid for by the Employee. In the event that an Employee receives an invitation to, and is approved to attend, an entertainment event (including a ticketed event as described above) for which the travel and lodgings are arranged and secured by the host, the Employee may not attend unless the Employee reimburses the host for the reasonable equivalent cost of such travel and lodging (e.g., full airfare, ground transportation and hotel). It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to attending such an event.

-     Car and Limousine Services

Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd.
Wellington Global Investment Management Ltd

CODE OF ETHICS

When accompanied by a host, Employees should exercise reasonable business judgment with respect to accepting rides in limousines and car services. Except where circumstances warrant (e.g., where safety is a concern), Employees are discouraged from accepting limousine and car services paid for by a host when the host is not present.

-     Air Travel

Employees are not permitted to accept a gift of air travel in connection with any entertainment related activity. The cost of airfare, as determined by Wellington Management's Travel Manager, must be paid by the Employee. The host must accept reimbursement of the cost of a ticket for a commercial flight. With respect to private aircraft or charter flights, the host must accept reimbursement equivalent to the cost of a full fare, first class commercial flight, as determined by Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts such reimbursement and whenever possible, arrange for reimbursement prior to attending such an event. With respect to business related travel, the cost of airfare must be paid by Wellington Management and shall be determined as outlined above. WELLINGTON MANAGEMENT STRONGLY DISCOURAGES THE USE OF PRIVATE AIRCRAFT OR CHARTER FLIGHTS FOR BUSINESS OR ENTERTAINMENT RELATED TRAVEL.

4
Solicitation of Gifts, Contributions, or Sponsorships

Employees may not solicit gifts, entertainment tickets, gratuities, contributions (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, Employees are prohibited from making such requests through Wellington Management's Trading Department or any other Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

5
Giving Gifts (other than Entertainment Opportunities)

In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the

Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd.
Wellington Global Investment Management Ltd

CODE OF ETHICS

gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

Employees should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington Management does business.

6
Providing Entertainment Opportunities

Employees are not permitted to source tickets to entertainment events from Wellington Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, Employees are prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

CLIENT EVENTS AND ENTERTAINMENT ORGANIZED, HOSTED AND ATTENDED BY AT LEAST ONE WELLINGTON MANAGEMENT EMPLOYEE ARE NOT SUBJECT TO THIS PROHIBITION AND ARE OUTSIDE THE SCOPE OF THIS CODE.

7
Sensitive Payments

Employees must not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

- Use of the firm's name or funds to support political candidates or issues, or elected or appointed government officials.

- Payment or receipt of bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction.

- Payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd.
Wellington Global Investment Management Ltd

CODE OF ETHICS

These provisions do not preclude an Employee's ability to make personal contributions, provided such contributions meet the standards described above. Employees making contributions or payments of any kind may do so in their capacity as individuals, but may not use or in any way associate Wellington Management's name with such contributions or payments.

8
Questions and Clarifications

Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

OTHER ACTIVITIES

Outside Activities

All outside business affiliations (e.g., directorships, officerships or trusteeships) of any kind or membership in investment organizations (e.g., an investment club) must be approved by an Employee's Business Manager and cleared by the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee prior to the acceptance of such a position to ensure that such affiliations do not present a conflict with our clients' interests. New Employees are required to disclose all outside business affiliations to their Business Manager upon joining the firm. As a general matter, directorships in public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts that may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information. Employees that engage in outside business affiliations and charitable activities are not acting in their capacity as employees of Wellington Management and may not use Wellington Management's name.

Outside Employment

Employees may not seek additional employment outside of Wellington Management without the prior written approval of the Human Resources Department. New Employees are required to disclose any outside employment to the Human Resources Department upon joining the firm.

Wellington Management Company, LLP
Wellington Trust Company, NA
Wellington Management International Ltd
Wellington International Management Company Pte Ltd.
Wellington Global Investment Management Ltd

CODE OF ETHICS

VIOLATIONS OF THE CODE OF ETHICS

COMPLIANCE WITH THE CODE IS EXPECTED AND VIOLATIONS OF ITS PROVISIONS ARE TAKEN SERIOUSLY. EMPLOYEES MUST RECOGNIZE THAT THE CODE IS A CONDITION OF EMPLOYMENT WITH THE FIRM AND A SERIOUS VIOLATION OF THE CODE OR RELATED POLICIES MAY RESULT IN DISMISSAL. SINCE MANY PROVISIONS OF THE CODE ALSO REFLECT PROVISIONS OF THE US SECURITIES LAWS, EMPLOYEES SHOULD BE AWARE THAT VIOLATIONS COULD ALSO LEAD TO REGULATORY ENFORCEMENT ACTION RESULTING IN SUSPENSION OR EXPULSION FROM THE SECURITIES BUSINESS, FINES AND PENALTIES, AND IMPRISONMENT.

The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by the Chief Compliance Officer, the General Counsel, and the Chair of the Ethics Committee who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or the firm's senior management. Further, a violation or potential violation of the Code by an Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's Business Manager, senior management, or the Managing Partners depending on the Employee's position at the firm and the nature of the violation.

Violations of the Code's personal trading restrictions will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

Violations of the Code's reporting and certification requirements may result in a suspension of personal trading privileges or other sanctions.

FURTHER INFORMATION

Questions regarding interpretation of this Code or questions related to specific situations should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the Ethics Committee.

Revised: July 1, 2004

Code of Ethics Personal Securities Transactions                       Appendix A

YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:

Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)
Municipal Bonds
Stock
Closed End Funds
Sector ETFs (e.g., energy SPDR)
Other ETFs that are narrowly defined or organized as something other than an open-end fund (e.g., HOLDRs)
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (including hedge funds NOT managed by WMC) Limited Liability Company Interests (including hedge funds NOT managed by WMC) Options on Securities
Warrants
Rights

YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:

Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Gifts of securities to you over which you did not control the timing
Gifts of securities from you to a non-profit organization, including a private foundation and donor advised fund
Gifts of securities from you to a donee other than a non-profit if the donee represents that he/she has no present intention of selling the security; if there is present intention to sell the security then the transaction requires pre-clearance
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.)

YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:

Open-end Mutual Funds
SPDRs (Broad-based)
Ishares (Broad-based)
QUBEs
DIAMONDs
VIPERs (Broad-based)
Variable Insurance Products
Direct Obligations of the U.S. Government (including obligations issued by GNMA & PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government Commodities Futures
Foreign Currency Transactions

                        MERRILL LYNCH INVESTMENT MANAGERS

                                   (AMERICAS)

                                      *****

                                COMPLIANCE MANUAL

                                   CHAPTER ONE

                                 CODE OF ETHICS

[MERRILL LYNCH LOGO]

                                 CODE OF ETHICS

                    MERRILL LYNCH INVESTMENT MANAGERS (MLIM)
                         REGISTERED INVESTMENT COMPANIES
                          AND THEIR INVESTMENT ADVISERS
                            AND PRINCIPAL UNDERWRITER

SECTION 1 - BACKGROUND

            This Code of Ethics is adopted under Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") and Rule 204-2(a) under the Investment Advisers Act of 1940 and has been approved by the Boards of Directors of each of the MLIM funds.(1) Except where noted, the Code applies to all MLIM employees.

            Section 17(j) under the Investment Company Act of 1940 makes it unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in fraudulent personal securities transactions. Rule 17j-1 requires each Fund, investment adviser and principal underwriter covered by the Rule to adopt a Code of Ethics that contains provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rule. The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics.

SECTION 2 - STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

            The Code of Ethics is based on the fundamental principle that MLIM and its employees must put client interests first. As an investment adviser, MLIM has fiduciary responsibilities to its clients, including the registered investment companies (the "Funds") for which it serves as investment adviser. Among MLIM's fiduciary responsibilities is the responsibility to ensure that its employees conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Fund transactions or otherwise take unfair advantage of their relationship to the Funds. All MLIM employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not insulate from scrutiny transactions which show a pattern of compromise or abuse of an employee's fiduciary responsibilities to the Funds. Accordingly, all MLIM employees must seek to avoid any actual or potential conflicts between

--------------------
(1) As applicable herein, MLIM includes the investment advisers and principal underwriter of investment companies registered under the 1940 Act.

their personal interest and the interest of the Funds. In sum, all MLIM employees shall place the interest of the Funds before personal interests.

SECTION 3 - INSIDER TRADING POLICY

            All MLIM employees are subject to MLIM's Insider Trading Policy, which is considered an integral part of this Code of Ethics. MLIM's Insider Trading Policy, which is set forth in the MLIM Code of Conduct, prohibits MLIM employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits MLIM employees from communicating to third parties any material nonpublic information about any security or issuer of securities. Additionally, no MLIM employee may use inside information about MLIM activities or the activities of any Merrill Lynch & Co., Inc. entity to benefit the Funds or to gain personal benefit. Any violation of MLIM's Insider Trading Policy may result in sanctions, which could include termination of employment with MLIM. (See
Section 10--Sanctions).

SECTION 4 - RESTRICTIONS RELATING TO SECURITIES TRANSACTIONS

A. GENERAL TRADING RESTRICTIONS FOR ALL EMPLOYEES

            The following restrictions apply to all MLIM employees:

      1. ACCOUNTS. No employee, other than those employed by Merrill Lynch Investment Managers International Limited ("MLIMI"), may engage in personal securities transactions other than through an account maintained with Merrill Lynch, Pierce, Fenner & Smith Incorporated or another Merrill Lynch broker/dealer entity ("Merrill Lynch") unless written permission is obtained from the Compliance Director. Similarly, no MLIMI employee may engage in personal securities transactions other than through an account maintained with Merrill Lynch or The Bank of New York Europe Limited ("BNYE") unless written permission is obtained from the Compliance Director.

      2. ACCOUNTS INCLUDE FAMILY MEMBERS AND OTHER ACCOUNTS. Accounts of employees include the accounts of their spouses, dependent relatives, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion (other than MLIM-managed Funds).

      3. MUTUAL FUND ACCOUNTS. Employees may maintain mutual fund accounts away from Merrill Lynch (i.e., accounts maintained at the mutual fund's transfer agent). However, Merrill Lynch funds must be held in accounts at Merrill Lynch. In addition, investment personnel who have investment authority over a sub-advised mutual fund may only hold that fund through a Merrill Lynch account as discussed in
            Section 4.B.8.

      4. PRECLEARANCE. All employees must obtain approval from the Compliance Director or preclearance delegatee prior to entering any securities transaction (with the exception of exempted securities as listed in Section 5) in all accounts. Approval of a transaction, once given, is effective only for the business day on which approval was requested or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate. If an employee decides not to execute the transaction on the day preclearance approval is given, or the entire trade is not executed, the employee must request preclearance again at such time as the employee decides to execute the trade.

            Employees may preclear trades only in cases where they have a present intention to transact in the security for which preclearance is sought. It is MLIM's view that it is not appropriate for an employee to obtain a general or open-ended preclearance to cover the eventuality that he or she may buy or sell a security at some point on a particular day depending upon market developments. This requirement would not prohibit a price limit order, provided that the employee shall have a present intention to effect a transaction at such price. Consistent with the foregoing, an employee may not simultaneously request preclearance to buy and sell the same security.

      5. RESTRICTIONS ON PURCHASES. No employee may purchase any security which at the time is being purchased, or to the employee's knowledge is being considered for purchase, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

      6. RESTRICTIONS ON SALES. No employee may sell any security which at the time is actually being sold, or to the employee's knowledge is being considered for sale, by any Fund managed by MLIM. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLIM index fund.

      7. RESTRICTIONS ON RELATED SECURITIES. The restrictions and procedures applicable to the transactions in securities by employees set forth in this Code of Ethics shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold or being contemplated for purchase or sale during the relevant period by the Fund. For example, options or warrants to purchase common stock, and convertible debt and convertible preferred stock of a particular issuer would be considered related to the underlying common stock of that issuer for purposes of this policy. In sum, the related security would be treated as if it were the underlying security for the purpose of the preclearance procedures described herein.

      8. PRIVATE PLACEMENTS. Employee purchases and sales of "private placement" securities (including all private equity partnerships, hedge funds, limited partnership or venture capital funds) must be precleared directly with the Compliance Director or designee.

            No employee may engage in any such transaction unless the Compliance Director or his designee and the employee's senior manager have each previously determined in writing that the contemplated investment does not involve any potential for conflict with the investment activities of the Funds. However, employees do not need to preclear private placement opportunities that are offered solely to Merrill Lynch employees (such as KECALP).

            If, after receiving the required approval, an employee has any material role in the subsequent consideration by any Fund of an investment in the same or affiliated issuer, the employee must disclose his or her interest in the private placement investment to the Compliance Director and the employee's department head. The decision to purchase securities of the issuer by a Fund must be independently reviewed and authorized by the employee's department head.

            Employees are prohibited from investing in any private placement that intends to market time mutual funds (see Paragraph 9 of this Section 4.A. for a definition of market timing).

      9.    INITIAL PUBLIC OFFERINGS. As set forth in Paragraph 3 of this
            Section 4.A., the purchase by an employee of securities offered in an initial public offering must be precleared. As a matter of policy, employees will not be allowed to participate in so-called "hot" offerings as such term may be defined by Merrill Lynch or appropriate regulators (e.g., offerings that are oversubscribed or for which the demand is such that there is the possibility of oversubscription). Additionally, Merrill Lynch policy specifically prohibits all employees from purchasing closed-end investment companies during their initial public offering periods.

      10. MUTUAL FUND MARKET TIMING AND LATE TRADING. Mutual funds are not intended to be short-term trading vehicles; therefore, Merrill Lynch policy prohibits employees from engaging in mutual fund market timing and from engaging in or facilitating late trading. Mutual fund market timing involves the purchase and sale of shares of mutual funds (including exchanges within the same fund family) within 15 days with the intention of capturing short-term profits resulting from market volatility. Late trading occurs when a mutual fund order is received from a client after the fund's trading deadline and is an illegal practice. These prohibitions apply to all accounts and services offered through Merrill Lynch, including employee and employee-related accounts and retirement accounts. These prohibitions do not, however, apply to purchases and sales of taxable and tax-exempt money market funds.

B. ADDITIONAL TRADING RESTRICTIONS FOR INVESTMENT PERSONNEL

            The following additional restrictions apply to investment personnel. Investment personnel are persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by a Fund). The Compliance Department will retain a current list of investment personnel.

      1. NOTIFICATION. An investment person must notify the Compliance Department or preclearance designee of any intended transactions in a security for his or her own personal account or related accounts which is owned or contemplated for purchase or sale by a Fund for which the employee has investment authority.

      2. BLACKOUT PERIODS. An investment person may not buy or sell a security within 7 CALENDAR DAYS either before or after a purchase or sale of the same or related security by a Fund or portfolio management group for which the investment person has investment authority. For example, if a Fund trades a security on day 0, day 8 is the first day the manager, analyst or portfolio management group member of that Fund may trade the security for his or her own account. An investment person's personal trade, however, shall have no affect on the Fund's ability to trade. For example, if within the seven-day period following his or her personal trade, an investment person believes that it is in the best interests of the Fund for which he or she has investment authority to purchase or sell the same security on behalf of the Fund, the trade should be done for the Fund, and an explanation of the circumstances must be provided to the Compliance Department.

      3. ESTABLISHING POSITIONS COUNTER TO FUND POSITIONS. No investment person may establish a long position in his or her personal account in a security if the Fund for which he or she has investment authority maintains a position that would benefit from a decrease in the value of such security. For example, the investment person would be prohibited from establishing a long position if (1) the Fund holds a put option on such security (aside from a put purchased for hedging purposes where the fund hold the underlying security); (2) the Fund has written a call option on such security; or (3) the Fund has sold such security short, other than "against-the-box."

            No investment person may purchase a put option or write a call option where a Fund for which such person has investment authority holds a long position in the underlying security.

            No investment person may short sell any security where a Fund for which such person has investment authority holds a long position in the same security or where such Fund otherwise maintains a position in respect of which the Fund would benefit from an increase in the value of the security.

      4. PURCHASING AN INVESTMENT FOR A FUND THAT IS A PERSONAL HOLDING. An investment person may not purchase an investment for a Fund that is also a personal holding of the investment person or any other account covered by this Code of Ethics, or the value of which is materially linked to a personal holding, unless the investment person has obtained prior approval from his or her senior manager.

      5. INDEX FUNDS. The restrictions in Paragraphs 1-4 of this Section 4.B. do not apply to purchases and sales of securities by investment personnel which coincide with trades by or holdings of any MLIM index fund for which an investment person has investment authority. However, Paragraphs 6, 7, and 8 of this Section 4.B. (see below) do apply to such investment persons.

      6. PROHIBITION ON SHORT-TERM PROFITS. Investment personnel are prohibited from profiting on any sale and subsequent purchase, or any purchase and subsequent sale of the same (or equivalent) securities occurring within 60 calendars days ("short-term profit"). This holding period also applies to all permitted options transactions; therefore, for example, an investment person may not purchase or write an option if the option will expire in less than 60 days (unless such a person is buying or writing an option on a security that he or she has held more than 60 days). In determining short-term profits, all transactions within a 60-day period in all accounts related to the investment person will be taken into consideration in determining short-term profits, regardless of his or her intentions to do otherwise (e.g., tax or other trading strategies). Should an investment person fail to preclear a trade that results in a short-term profit, the trade would be subject to reversal with all costs and expenses related to the trade borne by the investment person, and he or she would be required to disgorge the profit. Transactions not required to be precleared under Section 5 will not be subject to this prohibition.

      7. Notwithstanding that open-end mutual funds are exempted from the Code of Ethics (see Section 5), investment personnel must obtain approval from the Compliance Director or preclearance delegatee prior to entering into any purchase or sale of a mutual fund for which the investment person has investment authority.

      8. Notwithstanding the fact that employees are permitted to maintain mutual fund accounts away from Merrill Lynch by holding them at the mutual funds' transfer agents, investment personnel who have investment authority over a sub-advised mutual fund may only hold that fund through a Merrill Lynch account.

C. TRADING RESTRICTIONS FOR DISINTERESTED DIRECTORS OF THE MLIM FUNDS

            The following restrictions apply only to disinterested directors of the MLIM Funds (i.e., any director who is not an "interested person" of a MLIM fund within the meaning of Section 2(a)(10) of the 1940 Act):

      1. RESTRICTIONS ON PURCHASES. No disinterested director may purchase any security which, to the director's knowledge at the time, is being purchased or is being considered for purchase by any Fund for which he or she is a director.

      2. RESTRICTIONS ON SALES. No disinterested director may sell any security which, to the director's knowledge at the time, is being sold or is being considered for sale by any Fund for which he or she is a director.

      3. RESTRICTIONS ON TRADES IN SECURITIES RELATED IN VALUE. The restrictions applicable to the transactions in securities by disinterested directors shall similarly apply to securities that are issued by the same issuer and whose value or return is related, in whole or in part, to the value or return of the security purchased or sold by any Fund for which he or she is a director (see Section 4.A.6.).

SECTION 5 - EXEMPTED TRANSACTIONS/SECURITIES

            MLIM has determined that the following securities transactions do not present the opportunity for improper trading activities that Rule 17j-1 is designed to prevent; therefore, the restrictions set forth in Section 4 of this Code (including preclearance, prohibition on short-term profits and blackout periods) shall not apply.

A. Purchases or sales in an account over which the employee has no direct or indirect influence or control (e.g., an account managed on a fully discretionary basis by an investment adviser or trustee).

B.    Purchases or sales of direct obligations of the U.S. Government.

C. Purchases or sales of open-end mutual funds (including money market funds), variable annuities and unit investment trusts. (However, unit investment trusts traded on a stock exchange (e.g., MITS, DIAMONDS, etc.), except as indicated in Paragraph I of this section, must be precleared.) Although open-end investment companies to not require preclearance, please see Section 4.A.9. regarding the prohibition on market timing and late trading of mutual funds and Section 4.B.7. regarding certain preclearance requirements applicable to investment personnel.

D. Purchases or sales of bank certificates, bankers acceptances, commercial paper and other high quality short-term debt instruments, including repurchase agreements.

E. Purchases or sales of Merrill common stock (and securities related in value to Merrill Lynch common stock). Also exempt is employer stock purchased and sold through employer-sponsored benefit plans in which the spouse of a MLIM employee may participate (e.g., employee stock purchase plans or 401(k) plans) and sales of employer stock (or the exercise of stock options) that is received as compensation by a MLIM employee's spouse.

F. Purchases or sales which are non-volitional on the part of the employee (e.g., an in-the-money option that is automatically exercised by a broker; a security that is called away as a result of an exercise of an option; or a security that is sold by a broker, without employee consultation, to meet a margin call not met by the employee).

G. Purchases which are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment plan.

H. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

I. Purchases or sales of commodities, currency futures and futures on broad-based indices, options on futures and options on broad-based indices. Currently, "broad-based indices" include only the NASDAQ 100, S&P 100, S&P 500, FTSE 100 and Nikkei 225. Also exempted are exchange-traded securities which are representative of, or related closely in value to, these broad-based indices.

J. The receipt of a bona fide gift of securities. (Donations of securities, however, require preclearance.)

            Exempted transactions/securities may not be executed/held in brokerage accounts maintained outside of Merrill Lynch.

            THE REPORTING REQUIREMENTS LISTED IN SECTION 6 OF THIS CODE, HOWEVER, SHALL APPLY TO THE SECURITIES AND TRANSACTION TYPES SET FORTH IN PARAGRAPHS F-J OF THIS SECTION.

SECTION 6 - REPORTING BY EMPLOYEES

            The requirements of this Section 6 apply to all MLIM employees. The requirements will also apply to all transactions in the accounts of spouses, dependent relatives and members of the same household, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion. The requirements do not apply to securities acquired for accounts over which the employee has no direct or indirect control or influence. All employees whose accounts are maintained at Merrill Lynch or BNYE are deemed to have automatically complied with the requirements of this Section 6.B. and C. as to reporting executed transactions and personal holdings. Transactions and holdings in such accounts are automatically reported to the Compliance Department through automated systems.

            Employees who have approved accounts outside of Merrill Lynch or BNYE are deemed to have complied with the requirements of this Section 6.B. and
C. provided that the Compliance Department receives duplicate statements and confirmations directly from their brokers.

            Employees who effect reportable transactions outside of a brokerage account (e.g., optional purchases or sales through an automatic investment program directly with an issuer) will be deemed to have complied with this requirement by preclearing transactions with the Compliance Department and by reporting their holdings annually on the "Personal Securities Holdings" form, as required by the Compliance Department.

A. INITIAL HOLDINGS REPORT. Each new MLIM employee will be given a copy of this Code of Ethics upon commencement of employment. All new employees must disclose their personal securities holdings to the Compliance Department within 10 days of commencement of employment with MLIM. (Similarly, securities holdings of all new related accounts must be reported to the Compliance Department within 10 days of the date that such account becomes related to the employee.) With respect to exempt securities referred to in Section 5 which do not require preclearance/reporting, employees must nonetheless initially report those exempt securities defined in Section 5.F.-J. (This reporting requirement does not apply to holdings that are the result of transactions in exempt securities as defined in Section 5.A.-E.) Initial holdings reports must identify the title, number of shares, and principal amount with respect to each security holding. Within 10 days of commencement of employment, each employee shall file an Acknowledgement stating that he or she has read and understands the provisions of the Code.

B. RECORDS OF SECURITIES TRANSACTIONS. All employees must preclear each securities transaction (with the exception of exempt transactions in Section 5) with the Compliance Director or preclearance designee. At the time of preclearance, the employee must provide a complete description of the security and the nature of the transaction. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their approved outside brokers/dealers are deemed to have automatically complied with the requirement to report executed transactions.

C. ANNUAL HOLDINGS REPORT. All employees must submit an annual holdings report reflecting holdings as of a date no more than 30 days before the report is submitted. As indicated above, employees whose accounts are maintained at Merrill Lynch or BNYE or who provide monthly statements directly from their brokers/dealers are deemed to have automatically complied with this requirement.

      With respect to exempt securities referred to in Section 5 which do not require preclearance/reporting, employees must nonetheless annually report the holdings of those exempt securities that are defined in Section 5.F.-J. (This reporting requirement, however, does not apply to exempt securities as defined in Section 5.A.-E.)

D. ANNUAL CERTIFICATION OF COMPLIANCE. All MLIM employees must certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise notified by the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

E. REVIEW OF TRANSACTIONS AND HOLDINGS REPORTS. All transactions reports and holdings reports will be reviewed by department heads (or their designees) or compliance personnel according to procedures established by the Compliance Department.

SECTION 7 - REPORTING BY DISINTERESTED DIRECTORS OF MLIM FUNDS

            A disinterested director of a Fund need only report a transaction in a security if the director, at the time of that transaction, knew or, in the ordinary course of fulfilling the official duties of a director of such Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, the security was purchased or sold by any Fund or was being considered for purchase or sale by any Fund for which he or she is a director. In reporting such transactions, disinterested directors must provide: the date of the transaction, a complete description of the security, number of shares, principal amount, nature of the transaction, price, commission, and name of broker/dealer through which the transaction was effected.

            As indicated in Section 6.D. for MLIM employees, disinterested directors are similarly required to certify annually to the Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise reported to the Compliance Department that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 8 - APPROVAL AND REVIEW BY BOARDS OF DIRECTORS

            The Board of Directors of each MLIM Fund, including a majority of directors who are disinterested directors, must approve this Code of Ethics. Additionally, any material changes to this Code must be approved by the Board of Directors within six months after adoption of any material change. The Board of Directors must base its approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent employees from engaging in any conduct prohibited by Rule 17j-1. Prior to approving the Code or any material change to the Code, the Board of Directors must receive a certification from the Fund, the Investment Adviser or Principal Underwriter that it has adopted procedures reasonably necessary to prevent employees from violating the Code of Ethics.

SECTION 9 - REVIEW OF MLIM ANNUAL REPORT

            At least annually, the Fund, the Investment Adviser and the Principal Underwriter must furnish to the Fund's Board of Directors, and the Board of Directors must consider, a written report that (1) describes any issues arising under this Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations and (2) certifies that the Fund, Investment Adviser and Principal Underwriter have adopted procedures reasonably necessary to prevent employees from violating this Code of Ethics.

SECTION 10 - SANCTIONS

            Potential violations of the Code of Ethics must be brought to the attention of the Compliance Director or his designee, are investigated and, if appropriate, sanctions are imposed. Upon completion of the investigation, if necessary, the matter may also be reviewed by the Code of Ethics Review Committee which will determine whether any further sanctions should be imposed. Sanctions may include, but are not limited to, a letter of caution or warning, reversal of a trade, disgorgement of a profit or absorption of costs associated with a trade, supervisor approval to trade for a prescribed period, fine or other monetary penalty, suspension of personal trading privileges, suspension of employment (with or without compensation), and termination of employment.

SECTION 11 - EXCEPTIONS

            An exception to any of the policies, restrictions or requirements set forth herein may be granted only upon a showing by the employee to the Code of Ethics Review Committee that such employee would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a transaction in a security, a change in the employee's investment objectives, tax strategies, or special new investment opportunities would not constitute acceptable reasons for a waiver.

jw/compli/procedure/code_eth
January 2004

                                 CODE OF ETHICS

                              FOR ACCESS PERSONS OF

                                THE MUNDER FUNDS
                                       AND
                            MUNDER CAPITAL MANAGEMENT

                              [MUNDER CAPITAL LOGO]

                                  MAY 17, 2004

                                 CODE OF ETHICS
                                TABLE OF CONTENTS

I.      INTRODUCTION..................................................................................................      1
      A.     General Principles.......................................................................................      1
      B.     Applicability............................................................................................      1
           1.     General Applicability of the Code...................................................................      1
           2.     Application of the Code to Non-Interested Trustees..................................................      1
           3.     Application of the Code to Interested Trustees......................................................      2
           4.     Application of the Code to Funds Sub-advised by MCM.................................................      2
           5.     Conflicts with Other Codes..........................................................................      2
II.     RESTRICTIONS ON ACTIVITIES....................................................................................      3
      A.     Blackout Periods for Personal Trades.....................................................................      3
           1.     Pending Trades......................................................................................      3
           2.     Seven-Day Blackout..................................................................................      3
      B.     Transactions in Client Accounts of Securities In Which Portfolio Managers Have Disclosable Interests.....      3
           1.     Pre-Clearance of Client Trades......................................................................      3
           2.     Pre-Clearance Approval Process......................................................................      6
      C.     Initial Public Offering and Limited Offering.............................................................      7
      D.     Short-Term Trading.......................................................................................      7
           1.     Covered Securities..................................................................................      7
           2.     Munder Funds Shares.................................................................................      8
           3.     Exempt Transactions.................................................................................      8
           4.     Return of Profits...................................................................................      9
           5.     Waivers.............................................................................................      9
           6.     Pre-Clearance of Transactions in Munder Funds' Shares...............................................      9
      E.     Gifts....................................................................................................     10
           1.     Accepting Gifts.....................................................................................     10
           2.     Solicitation of Gifts...............................................................................     10
           3.     Giving Gifts........................................................................................     10
      F.     Service as a Director....................................................................................     10
      G.     Amendments and Waivers...................................................................................     10
III.    EXEMPT TRANSACTIONS...........................................................................................     11
      A.     Exclusions from Definition of Covered Security...........................................................     11
      B.     Trades Exempt from Certain Prohibitions and Reporting Requirements.......................................     11
      C.     De Minimis Exception.....................................................................................     13
IV.     COMPLIANCE PROCEDURES.........................................................................................     13
      A.     Pre-Clearance Requirements for Access Persons............................................................     13
           1.     General Requirement.................................................................................     13
           2.     Trade Authorization Requests........................................................................     13
           3.     Representations and Warranties......................................................................     14
           4.     Duration of Pre-Clearance Approval..................................................................     14
           5.     Execution of Trades and Commissions.................................................................     15
      B.     Quarterly Reporting......................................................................................     15
           1.     Brokerage Statements and Confirmations..............................................................     15
           2.     Quarterly Transaction Reports.......................................................................     15
      C.     Quarterly Review.........................................................................................     17
      D.     Initial and Annual Disclosure of Personal Holdings.......................................................     17

      E.     Certification of Compliance..............................................................................     18
      F.     Reports to the Boards of Trustees/Directors..............................................................     18
           1.     Annual Reports......................................................................................     18
           2.     Quarterly Reports...................................................................................     18
      G.     Maintenance of Reports...................................................................................     18
V.      GENERAL POLICIES..............................................................................................     19
      A.     Anti-Fraud...............................................................................................     19
      B.     Involvement in Criminal Matters or Investment-Related Civil Proceedings..................................     19
VI.     SANCTIONS.....................................................................................................     19
VII.    INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES............................................................     20
VIII.   RECORDKEEPING.................................................................................................     20
IX.     CONFIDENTIALITY...............................................................................................     20
X.      OTHER LAWS, RULE AND STATEMENTS OF POLICY.....................................................................     20
XI.     FURTHER INFORMATION...........................................................................................     20

Attachment A - Definitions

Attachment B - Disclosable Interest Approval Form

Attachment C-1 - Certification of Employee Transactions

Attachment C-2 - Brokerage Account Certification Statement

Attachment D-1 - Initial Report of Personal Holdings of Securities

Attachment D-2 - Annual Report of Personal Holdings of Securities

Attachment E - Annual Certification and Questionnaire

Attachment F - Contact Persons

Attachment G - Exchange-Traded Funds

Attachment H - List of Broad-Based Indices

Attachment I - Sub-Advised Mutual Funds

                                 CODE OF ETHICS

I.    INTRODUCTION

      A.    GENERAL PRINCIPLES

      This Code of Ethics ("Code") establishes rules of conduct for "Access Persons" (as defined in Attachment A) of each of the entities comprising the Munder Family of Funds(1) ("Munder Funds") and Munder Capital Management, including its division World Asset Management ("MCM"). The Code is designed to
(i) govern the personal securities activities of Access Persons; (ii) prevent Access Persons from engaging in fraud; and (iii) require MCM to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

      As a general matter, in connection with personal securities transactions, Access Persons should (1) always place the interests of Advisory Clients first;
(2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Access Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

      B.    APPLICABILITY

            1.    General Applicability of the Code

            This Code applies to all Access Persons (as defined in Attachment A) of the Munder Funds and MCM.

            2.    Application of the Code to Non-Interested Trustees

            This Code applies to Non-Interested Trustees. However, a Non-Interested Trustee shall not be required to comply with Sections IV.A. and IV.B. of this Code(2) with respect to a personal securities transaction involving a Covered Security (as defined in Attachment A) UNLESS such Non-Interested Trustee, at the time of the personal transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee/director of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the trustee/director's personal transaction in the Covered Security, a Munder Fund purchased or sold the same Covered Security or such Covered Security was being considered for purchase or sale by a Fund or its investment adviser.

------------
(1) The Munder Funds are comprised of various corporate entities currently consisting of The Munder Framlington Funds Trust, the Munder @Vantage Fund and the Munder Series Trust.

(2) Sections IV.A. and IV.B. generally relate to the requirement to pre-clear personal trades, provide duplicate brokerage confirmations and statements and provide quarterly transaction reports.

            Certain provisions of the Code do not apply to Non-Interested Trustees who are Access Persons solely because they are Trustees of the Munder Funds. Specifically, the following provisions of the Code do not apply to the Non-Interested Trustees who are Access Persons solely by reason of their being Trustees of the Munder Funds: (i) the reporting of initial, quarterly and annual disclosure of personal securities holdings;
      (ii) restrictions relating to black-out periods, short-term trading, investments in limited offerings and initial public offerings; and (iii) restrictions regarding service as a director of a publicly-traded or privately held company.

            Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons also shall not apply to the Non-Interested Trustees who are Access Persons solely as a result of their being Trustees of the Munder Funds.

            3.    Application of the Code to Interested Trustees

            This Code also applies to Interested Trustees. An Interested Trustee, unlike a Non-Interested Trustee as described above in Section I.B.2., shall be required to comply with Sections IV.A. and IV.B. of this Code with respect to a personal securities transaction involving a Covered Security. HOWEVER, if the trustee is designated as an Interested Trustee solely because of his or her prior business relationship with the Munder Funds or MCM (i.e., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect "Beneficial Interest" (as defined in Attachment A) in any security issued by MCM or its parent company, the Interested Trustee shall only be required to comply with the provisions of this Code relating to (a) Quarterly Transaction Reports; and
      (b) Initial and Annual Holdings Reports (as described in Sections IV.B. and D.). Moreover, the provisions of this Code regarding (i) restrictions on black-out periods and short-term trading; (ii) restrictions on investments in limited offerings and initial public offerings; and (iii) restrictions regarding services as a director of a publicly-traded or privately held company, shall not apply.

            Please note that the restrictions in the Code on short-term trading in shares of the Munder Funds by Access Persons shall not apply to an Interested Trustee solely because of such Trustee's prior business relationship with the Munder Funds or MCM (i.e., is not "Investment Personnel", as defined in Attachment A), or due to a direct or indirect "Beneficial Interest" (as defined in Attachment A) in any security issued by MCM or its parent company.

            4.    Application of the Code to Funds Sub-advised by MCM

            This Code does not apply to the directors, officers and general partners of funds for which MCM serves as a sub-adviser.

            5.    Conflicts with Other Codes

            To the extent this Code conflicts with any code of ethics or other code or policy to which an Access Person is also subject, this Code shall control. Notwithstanding the foregoing, if the other code of ethics is more restrictive than this Code, such other code of ethics shall be controlling, provided that (i) the Designated Supervisory Person determines that the other code should be controlling and (ii) notifies the Access Person in writing of that determination.

II.   RESTRICTIONS ON ACTIVITIES

      A.    BLACKOUT PERIODS FOR PERSONAL TRADES

            1.    Pending Trades

            No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership (as defined in Attachment A) on a day during which an Advisory Client has a pending "buy" or "sell" order in that same Covered Security until that order is executed or withdrawn, unless the pending trade is an Index Trade or the Access Person's trade is a De Minimis Trade. (See Section III.C. of the Code.)

            If the pending trade is a Limit Order, upon request of the Access Person, the Designated Supervisory Person will determine the likelihood of the Limit Order being "in the money" within the seven day blackout period. This determination will be made by a review of the historical trading activity, as well as information provided by the Trading Department. If it is anticipated that the Limit Order is not likely to be "in-the-money" within the seven-day blackout period, authorization may be granted at the discretion of the Designated Supervisory Person.

            2.    Seven-Day Blackout

            No portfolio manager of an Advisory Client, or Access Person linked to that portfolio manager by the Designated Supervisory Person, shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven (7) calendar days before or after the Advisory Client's trade in that Covered Security is executed, unless the Advisory Client's trade is an Index Trade or the Access Person's trade is a De Minimis Trade.

      B. TRANSACTIONS IN CLIENT ACCOUNTS OF SECURITIES IN WHICH PORTFOLIO MANAGERS HAVE DISCLOSABLE INTERESTS

            1.    Pre-Clearance of Client Trades

                  a.    Non-Model Portfolio Client Trades

                  If a portfolio manager or a member of his or her Immediate
            Family has a "Disclosable Interest" (as defined in paragraph c below) in a Covered Security, then he or she must obtain pre-clearance from the Designated Supervisory Person or his or her designee BEFORE purchasing or selling a "Material" (as defined in paragraph c below) position in that Covered Security for client accounts that he or she manages (a "Proposed Client Trade") UNLESS:

                        (i) the affected client accounts follow a "Model Portfolio" (as defined in paragraph c below) and the trade is caused by either a recent change in the Model Portfolio or the portfolio manager's decision to improve an account's alignment with the Model Portfolio;

                        (ii) the trade is made at a client's request or direction or caused by the addition or removal of funds by a client and such addition or removal results in approximately proportionate purchases or sales of all discretionary security positions in such client's account (subject, for example, to normal rounding adjustments);

                        (iii) the affected client accounts are passively managed
                              to an index or Model Portfolio; or

                        (iv) (a) delay in execution of the Proposed Client Trade would, in the reasonable judgment of the portfolio manager, materially and adversely impact the relevant client accounts and (b) the portfolio manager does not believe there are any circumstances relating to the Proposed Client Trade that are likely to result in the Designated Supervisory Person (or his or her designee) failing to approve the trade based on the guidelines provided herein. In such case, approval of the client trade must be sought as soon as practical, but no later than the close of business on the day the trade is placed for execution.

                  b.    Model Portfolio Changes

                  If a portfolio manager "manages" or maintains a Model
            Portfolio and has a Disclosable Interest in a Covered Security (or an equivalent security, such as the notional value of an option on the Covered Security), he or she must obtain pre-clearance from the Designated Supervisory Person (or his or her designee) BEFORE making a change to the Model Portfolio that will likely result in Munder portfolio managers causing client accounts to collectively purchase or sell a Material position in that Covered Security (a "Proposed Model Change").

                  c.    Definitions for Section II.B.

                  Disclosable Interest. For the purpose of this section II.B, a
            "Disclosable Interest" in a Covered Security exists if the portfolio manager or a member of his or her Immediate Family:

                        (i) has or contemplates obtaining the direct or indirect Beneficial Ownership of a Material position in a Covered Security of an issuer (including an equivalent security, such as the notional value of an option on the Covered Security),

                        (ii) has any position (employee, consultant, officer, director, etc.) with an issuer of a Covered Security or any of its affiliates, or

                        (iii) has a present or proposed business relationship
                              between such issuer or its affiliates,

                  Material. For the purpose of this section II.B, a "Material"
            position in a security shall mean:

                        (i) in the case of a Covered Security then listed on the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500"), a position with a value greater than $30,000; and

                        (ii) in the case of a Covered Security not listed on the S&P 500, a position with a value greater than $10,000.

                  In the case of non-Model Portfolio client trades, the size of a purchase or sale shall be calculated by aggregating the purchases and sales of all trades in a Covered Security for all clients managed by such portfolio manager on a single business day. In the case of Model Portfolio client trades, the size of a purchase or sale shall be calculated by aggregating the purchases and sales of all likely trades in a Covered Security for all clients following such Model Portfolio on a single business day.

                  Model Portfolio. For the purpose of these procedures, a "Model
            Portfolio" shall mean a theoretical, actively-managed portfolio of securities maintained as a prototype for portfolio managers to follow when managing accounts of clients designated to be managed in such style. Examples of Munder Model Portfolios include Demonstrated GARP, Taxable Core, and Small Cap Growth.

            2.    Pre-Clearance Approval Process

            The portfolio manager must submit a written request using the Disclosable Interest Approval Form provided in Attachment B. Before approving a Proposed Client Trade or Proposed Model Change, the Designated Supervisory Person (or his or her designee) will review the nature and appropriateness of the transaction, including the current intention of the portfolio manager with respect to his or her personal holdings of the security. Among other things, the Designated Supervisory Person (or his or her designee) will:

      - In the case of a Proposed Client Trade or Proposed Model Change that is a PURCHASE:

            - Review the investment merits of the Proposed Client Trade or Proposed Model Change with the CIO or, in his absence, at least one other portfolio manager or experienced security analyst knowledgeable about the security in question (and not on the same portfolio management team as the portfolio manager) to determine whether the Proposed Client Trade or Proposed Model Change may be appropriate for the client accounts or Model Portfolio; and

            - Review the nature and extent of the portfolio manager's personal holding in the security to determine whether the manager's current investment objectives are consistent with those of the client accounts or Model Portfolio and are likely to remain so in the foreseeable future.

      -     In the case of a Proposed Client Trade that is a SALE:

            - Review the investment merits of the Proposed Client Trade or Proposed Model Change with the CIO or, in his absence, at least one other portfolio manager or experienced security analyst knowledgeable about the security in question (and not on the same portfolio management team as the portfolio manager) to determine whether the Proposed Client Trade or Proposed Model Change may be appropriate for the client accounts or Model Portfolio; and

            - Review the Proposed Client Trade or Proposed Model Change in light of the nature and extent of the portfolio manager's personal holding in the security to determine whether the trade appears appropriate under the circumstances.

            The Designated Supervisory Person (or his or her designee) will pre-clear the Proposed Client Trade or Proposed Model Change only if he or she affirmatively determines that the Proposed Client Trade or Proposed Model Change does not appear to involve potential overreaching by the portfolio manager and does not appear to be disadvantageous to the client accounts or Model Portfolio. The Designated Supervisory Person (or his or her designee) will document in writing the basis for its determination to approve (or not approve) a Proposed Client Trade or Proposed Model Change and maintain this documentation in accordance with applicable recordkeeping requirements.

            Finally, in the event that the portfolio manager requests approval under the Code of Ethics to sell the security in question from his or her personal account, the Designated Supervisory Person (or his or her designee) will, in addition to the standards set forth in the Code of Ethics, review the investment merits of the trade with the CIO or, in his absence, at least one other portfolio manager or experienced equity analyst knowledgeable about the security in question, to determine whether it is appropriate for the portfolio manager to sell his/her position in light of the holdings of the client accounts.

            In instances where there might be a conflict of interest when trading with a broker-dealer (e.g., a relative of the trader or portfolio manager that works at the broker-dealer), the trader or portfolio manager should disclose the relationship/potential conflict of interest to the General Counsel of MCM and obtain approval of the General Counsel before trading with that broker-dealer.

      C.    INITIAL PUBLIC OFFERING AND LIMITED OFFERING

      No Access Person shall acquire directly or indirectly any securities in an initial public offering for his or her personal account except initial public offerings of registered investment companies. (As noted above, this provision does not apply to Non-Interested Trustees or Interested Trustees who are not also Investment Personnel.)

      No Access Person shall acquire directly or indirectly securities in a "limited offering" (which are sometimes also referred to as "private placements") except after receiving pre-clearance, as specified in Section IV.A. hereof. In all such instances, the Access Person shall provide the Designated Supervisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Access Person's activities on behalf of Advisory Clients). The Designated Supervisory Person may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of MCM such as its Chief Investment Officer, that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

      For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. (As noted above, this provision does not apply to Non-Interested Trustees or to Interested Trustees who are not also Investment Personnel.) Access Persons who have been authorized to acquire and have acquired securities in a "limited offering" must disclose that investment to the Designated Supervisory Person and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the Access Person's subsequent consideration of an investment in the issuer by an Advisory Client.

      D.    SHORT-TERM TRADING

            1.    Covered Securities

            No Access Person shall profit from the purchase and sale, or sale and purchase, of the same Covered Security of which such Access Person has a beneficial ownership within 60 calendar days. The 60 calendar days will be calculated from the date of the most recent transaction. Subject to
      Section IV. below, any profit realized from a trade in violation of this provision shall be paid to MCM, which shall, in turn, donate that amount to a charitable organization.

            2.    Munder Funds Shares

            No Access Person (or member of his or her immediate family) shall purchase and sell or sell and purchase shares of the same Munder Fund or fund sub-advised by MCM (see Attachment I for a list of mutual funds sub-advised by MCM) (of which such Access Person has a beneficial ownership) within a 60 day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction.

            Further, no Access Person (or member of his or her immediate family) shall exchange shares of one Munder Fund or fund sub-advised by MCM (with respect to which such Access Person has a beneficial ownership interest) for shares of another Munder Fund or fund sub-advised by MCM (with respect to which such Access Person has a beneficial ownership interest) within a 60 day calendar period. The 60 calendar days will be calculated from the date of the most recent transaction.

            Further, it is the goal of the Munder Funds to limit the number of "roundtrip" exchanges into and out of a Fund that an Access Person can make in any one year for any account in which the Access Person has a beneficial interest to no more than six per year.

            3.    Exempt Transactions

            None of the above-specified restrictions on short-term trading in shares of the Munder Funds or funds sub-advised by MCM shall apply to the following transactions:

                  a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

                  b. Purchases or sales that are non-volitional on the part of the Access Person;

                  c. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs; or

                  d. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

                  e. Purchases or sales with respect to shares of any of the taxable or tax-exempt money market funds sponsored by MCM ("Munder Money Market Funds") or sub-advised by MCM.

            4.    Return of Profits

            Subject to Section IV. below, any profit realized by an Access Person from prohibited short-term trading in shares of the Munder Funds or funds sub-advised by Munder shall be returned to the relevant Munder Fund or sub-advised fund and shall be viewed for tax purposes as a payment made to correct an error.

            5.    Waivers

            In addition to the transactions specified above, which are not subject to the Code's restrictions on short-term trading, Access Persons may apply to MCM's General Counsel for a waiver from the short-term trading restrictions, provided the Access Person can demonstrate that (1) the short-term trading would not have a material impact on the relevant Munder Fund and its shareholders or the relevant fund sub-advised by MCM and its shareholders; (2) the transaction involves less than 1,000 shares of any Munder Fund or fund sub-advised by MCM; and (3) the aggregate dollar value of the shares that would be purchased or sold on a short-term basis is not in excess of $25,000.

            Waivers will be granted only in limited circumstances. NO WAIVERS WILL BE GRANTED TO PORTFOLIO MANAGERS WITH RESPECT TO SHORT-TERM TRADING IN SHARES OF ANY MUNDER FUND OR SUB-ADVISED FUND FOR WHICH THEY PROVIDE ADVISORY SERVICES. All waivers must be in writing and must be reported to the Board of Trustees of the Munder Funds at its next regularly scheduled meeting.

            6.    Pre-Clearance of Transactions in Munder Funds' Shares

            In addition, Access Persons will be required by the Code to pre-clear with the Designated Supervisory Person or his or her designee all trades made in shares of any Munder Funds or funds sub-advised by MCM with respect to which they have (or a member of their Immediate Family) or will have a Beneficial Ownership interest (including shares owned through any 401(k) or other retirement plan), other than transactions that are not subject to the Code's restrictions on short-term trading.

            For exchanges of Munder Fund shares held through the MCM 401(k) plan, pre-Clearance requests must include the current and the post-trade actual ownership percentages for each Fund affected rather than the employee contribution allocations.

      E.    GIFTS

      The gift provisions below apply to officers and employees of MCM. Please see the Gift Policy in the Employee Handbook for further information.

            1.    Accepting Gifts

            On occasion, because of their positions with MCM or the Munder Funds, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of MCM and the Munder Funds. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in ANY amount. If an employee receives any gift that might be prohibited under this Code, the employee must inform the Legal Department.

            2.    Solicitation of Gifts

            Employees and officers of MCM may not solicit gifts or gratuities.

            3.    Giving Gifts

            Employees and officers of MCM may not give any gift(s) with an aggregate value in excess of $100 per year to any person associated with any securities or financial organization, including exchanges, other NASD member organizations, commodity firms, news media, or clients of the firm.

      F.    SERVICE AS A DIRECTOR

      No Access Person shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from a committee comprised of MCM's General Counsel and either the Chief Executive Officer or Chief Investment Officer of MCM, based upon a determination that such board service would not be inconsistent with the interests of the Advisory Clients. In instances in which such service is authorized, the Access Person will be isolated from making investment decisions relating to such company through the implementation of appropriate "Chinese Wall" procedures established by the General Counsel. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

      G.    AMENDMENTS AND WAIVERS

      The limitations and restrictions specified in subsections C through F of this Section II may be modified only by the General Counsel on a case-by-case basis. Each such modification shall be documented in writing by the Designated Supervisory Person, including in particular the basis for the modification. If material, such modification must be approved by the Board of Directors of the Munder Funds no later than six months after adoption of the change.

      Although exceptions to the Code will rarely, if ever, be granted, the General Counsel of MCM may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse. All material exceptions must be in writing and must be reported to the Board of Directors of the Munder Funds at its next regularly scheduled meeting after the exception is granted. For purposes of this Section, an exception will be deemed to be material if the transaction involves more than 1,000 shares or has a dollar value in excess of $25,000.

III.  EXEMPT TRANSACTIONS

      A.    EXCLUSIONS FROM DEFINITION OF COVERED SECURITY

      For purposes of this Code, the term "Covered Security" (as defined in Attachment A) shall not include the following:

            1. securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities;

            2. bankers' acceptances;

            3. bank certificates of deposit;

            4. commercial paper and high quality short term debt instruments (including repurchase agreements); and

            5. shares of registered open-end investment companies registered under the Investment Company Act of 1940.(3) Open-end investment registered investment companies include the Exchange Traded Funds listed in Attachment G and Unit Investment Trusts.

            OPTIONS ON THE ABOVE-REFERENCED SECURITIES ARE CONSIDERED TO BE COVERED SECURITIES.

      B.    TRADES EXEMPT FROM CERTAIN PROHIBITIONS AND REPORTING REQUIREMENTS

      The following items 1 through 4 are exempt from the prohibitions described in Section II, paragraphs "A" (pending trades and seven-day blackout) and "D" (the 60-day prohibition on short-term trading), as well as the requirements of
Section IV, paragraph "A" (pre-clearance)

------------
(3) Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a Covered Security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.

and "B" (quarterly reporting). However, the requirement of Section IV, paragraph "D" (annual disclosure of holdings), still applies.

            1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Access Person and the investment advisor agree in writing to abide by these restrictions in a manner approved by the Designated Supervisory Person);

            2. Purchases or sales that are non-volitional on the part of the Access Person or a Fund;

            3. Purchases that are effected as part of an automatic dividend reinvestment plan, an employee stock purchase plan or program or other automatic stock purchase plans or programs; or

            4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

      The following item 5 is exempt from the prohibitions described in Section II, paragraphs "A" (pending trades and seven-day blackout) and "D" (the 60 day prohibition on short-term trading, except for short-term trading in shares of the Munder Funds). However, the requirement of Section IV, paragraphs "A" (pre-clearance), "B" (quarterly reporting) and "D" (annual disclosure of holdings), still apply.

            5. Purchases or sales that are considered by the Designated Supervisory Person to have a remote potential to harm an Advisory Client because, for example, such purchases or sales would be unlikely to affect a highly institutional market or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Advisory Client.

      The following items 6 and 7 are exempt from the prohibitions described in
Section II, paragraphs "A" (pending trades and seven-day blackout) and "D" (the 60 day prohibition on short-term trading), as well as the requirement of Section IV, paragraph "A" (pre-clearance). However, the requirements of Section IV, paragraph "B" (quarterly reporting) and "D" (annual disclosure of holdings), still apply.

            6. Transactions in options on securities excluded from the definition of Covered Security (Section III.A. 1-5).

            7. Transactions in commodities, futures, options on futures and options on broad-based indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly-traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Compliance Department as broad-based. The indices designated by the

      Compliance Department as broad-based may be changed from time to time and are listed in Attachment H.

            OPTIONS ON INDICES THAT ARE NOT DESIGNATED AS BROAD-BASED ARE SUBJECT TO THE PRE-CLEARANCE, PENDING TRADE, SEVEN-DAY BLACKOUT, SHORT-TERM TRADING PROFITS AND REPORTING PROVISIONS OF THE CODE.

      C.    DE MINIMIS EXCEPTION

      A "De Minimis Trade" is a personal trade of a common stock then listed on the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") in a transaction involving no more than $10,000. If, however, during any two consecutive calendar quarters, aggregate purchase or sale transactions by the Access Person in shares of the same issuer exceed a cumulative value of $30,000, a subsequent transaction in the issuer's securities shall no longer be regarded as a De Minimis Trade. De Minimis Trades are only excluded from the "Pre-Clearance" requirement of Section IV.A. and the "Pending Trade" and "Seven-Day Blackout" requirements of Section II.A.

IV.   COMPLIANCE PROCEDURES

      A.    PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS

            1.    General Requirement

      Except for exempt transactions specified in Sections II.D., III.A. and III.B.1 through 4, 6 and 7, all purchases or sales (including the writing of an option to purchase or sale) of a Covered Security in which an Access Person (or a member of his or her immediate family) has or will have a beneficial ownership interest must be pre-cleared with the Designated Supervisory Person or his or her designee. In addition, all trades in shares of the Munder Funds and funds sub-advised by MCM in which any Access Person (or member of his or her immediate family) has or will have a beneficial ownership interest, other than exempt transactions specified in Section II. D, must be pre-cleared with the Designated Supervisory Person or his or her designee.

            2.    Trade Authorization Requests

            Prior to entering an order for a personal trade that requires pre-clearance, the Access Person must complete a written or electronic request for pre-clearance providing the following information:

                  a.    Name and symbol of security;

                  b.    Maximum quantity to be purchased or sold;

                  c.    Name of broker effecting the transaction; and

                  d.    Type of transaction (e.g. buy, sell, exchange, etc).

            The request must be submitted to the Designated Supervisory Person (or his or her designee). After receiving the written or electronic request, the Designated Supervisory Person (or his or her designee) will, as appropriate (a) review the information, (b) independently confirm whether there are any pending or unexecuted orders to purchase or sell the Covered Securities by an Advisory Client, and (c) as soon as reasonably practicable, determine whether to authorize the proposed securities transaction. No order for a securities transaction for which pre-clearance authorization is sought may be placed prior to the receipt of written or electronic authorization of the transaction by the Designated Supervisory Person (or his or her designee). Verbal approvals are not permitted and may not be relied upon. Access Persons are solely responsible for their compliance with the Code. Pre-clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code.

            3.    Representations and Warranties

            In connection with each pre-clearance request, other than those with respect to transaction in shares of the Munder Funds by portfolio managers, the Access Person shall make the following representations and warranties:

                  a. He/she does not possess any material non-public information regarding the issuer of the security;

                  b. To his/her knowledge, there are no pending trades in the security (or any derivative of it) by an Advisory Client (other than an Index Trade);

                  c. To his/her knowledge, the security (or any derivative of
            it) is not being considered for purchase or sale by any Advisory Client (other than an Index Trade);

                  d. If he/she is a portfolio manager or a person linked to a portfolio manager, none of the accounts managed by him/her (or such portfolio manager) has purchased or sold this security (or any derivatives of it) within the past 7 calendar days (other than an Index Trade); and

                  e. He/she has read the Code of Ethics within the prior 12
            months and believes that the proposed trade fully complies with the requirements of the Code.

            4.    Duration of Pre-Clearance Approval

            Personal trades should be placed with a broker promptly after receipt of the pre-clearance approval so as to minimize the risk of potential conflict arising from a client trade in the same security being placed after the pre-clearance is given. The pre-clearance approval will expire at the open of business (generally 9:00 a.m., Detroit time) on the next trading day after which authorization is received. The Access Person is required to renew such pre-clearance if the pre-cleared trade is not completed before the authority expires. This restriction also applies to Limit Orders. With respect to trades in the Munder Funds, the trade date may be the next trading day after pre-clearance is granted, due to the timing of processing transactions. In addition, the trade date on transactions processed through the mail may be different from the pre-clearance date.

            5.    Execution of Trades and Commissions

            No personal trades may be placed or executed directly through the institutional trading desk of a broker-dealer that also handles any of MCM's or its respective clients' trading activity. Only normal, retail brokerage relationships generally available to other similar members of the general public are permitted. Commissions on personal transactions may be negotiated, but payment of a commission rate that is lower than the rate available to retail customers through similar negotiations is prohibited.

      B.    QUARTERLY REPORTING

            1.    Brokerage Statements and Confirmations

            Every Access person and members of his or her Immediate Family (excluding Non-Interested Trustees and their Immediate Family members) must arrange for the Legal Department to receive DIRECTLY from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a beneficial ownership interest. This specifically includes brokerage statements and confirmations with respect to transactions involving shares of the Munder Funds and funds sub-advised by MCM. To assist in making these arrangements, the Legal Department will send a letter to each brokerage firm based on the information provided by the Access Person. Exceptions to this policy must be pre-approved by the Compliance Department. Brokerage confirms are not required to include any information relating to any security that is not a Covered Security as specified in Section III.A. or an exempt transaction specified in Sections II.D.3., III.B.1 through 4. Brokerage statements are not required to include any information relating to any security that is not a Covered Security specified in Section III.A. For example, an Access Person is not required to report any information concerning an account that is only able to effect trades in open-end mutual funds (except for trades effected in shares of the Munder Funds or funds sub-advised by MCM), other than on the annual holdings report required under Section IV.D.

            2.    Quarterly Transaction Reports

            In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, every Access Person shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Legal Department in the format specified in Attachment C-1, as well as list any previously unreported transaction in which the Access Person acquired any direct or indirect beneficial ownership of a Covered Security (such as, for example, a private placement or limited offering that is not purchased through his or her brokerage account, securities acquired through a gift or inheritance, as well as De Minimis Trades) and shares of any Munder Funds or funds sub-advised by MCM.

                  a.    REPORTING DEADLINE

                  An Access Person must submit any report required by this
            Section IV.B. to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction occurred.

                  b.    REPORT CONTENT

                  The report must contain the following information with respect to each previously undisclosed securities transaction:

                        i. The date of the transaction, the title, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each Covered Security or shares of a Munder Fund or fund sub-advised by MCM involved;

                        ii. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                        iii. The price of the Covered Security or shares of a Munder Fund or fund sub-advised by MCM at which the transaction was effected;

                        iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

                        v. The date that the report is submitted by the Access Person

                  To the extent such information is not included in the
            duplicate confirmations, statements, periodic reports or other written information previously provided to the Designated Supervisor Person, the following information must also be provided in the report submitted by the Access Person with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Access Person (Attachment C-2):

                        i. The name of the broker, dealer or bank with whom the Access Person established the account;

                        ii.   The date the account was established; and

                        iii.  Permitted Disclaimer.

            Any report submitted to comply with the requirements of this Section IV, may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

      C.    QUARTERLY REVIEW

      At least quarterly, the Designated Supervisory Person (or his or her designee) shall review and compare the confirmations and quarterly reports received with the written pre-clearance authorization provided. Such review shall include, as appropriate:

            1. Whether the securities transaction complied with this Code;

            2. Whether the securities transaction was authorized in advance of its placement;

            3. Whether the securities transaction was executed before the expiration of any approval under the provisions of this Code;

            4. Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

            5. Whether any Advisory Client accounts purchased or sold the securities in the securities transaction within seven (7) days of the securities transaction.

      D.    INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

      No later than 10 days after becoming a Access Person and thereafter on an annual calendar year basis, each Access Person must submit a Personal Holdings of Securities report (Attachments D-1 and D-2, as applicable) with respect to each Covered Security, Munder Fund and fund sub-advised by MCM, other than securities exempted from this Code in accordance with Section III hereof, in which such Access Person had any direct or indirect beneficial ownership interest at such time. If not previously provided, the Access Person must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the Designated Supervisory Person.

      In addition, the Access Person is required to provide the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including shares of any Munder Funds or funds sub-advised by MCM, are held for the direct or indirect benefit of the Access Person, including those otherwise excluded from the definition of Covered Security (Section III.A.).

      E.    CERTIFICATION OF COMPLIANCE

      Each Access Person is required to certify annually that he or she has read and understood this Code and acknowledges that he or she is subject to it. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire is attached to this Code as Attachment E.

      F.    REPORTS TO THE BOARDS OF TRUSTEES/DIRECTORS

            1.    Annual Reports

            The Designated Supervisory Person shall prepare an annual report for the Board of each Munder Fund on behalf of MCM and any sub-adviser. At a minimum, the report shall: (a) summarize the existing Code procedures concerning personal investing and any changes in the Code and its procedures made during the year; (b) describe any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or the procedures, and sanctions imposed in response to the material violations; (c) certify to the Board that the Munder Funds and MCM have adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and (d) identify any recommended material changes in existing restrictions or procedures.

            2.    Quarterly Reports

            At each quarterly meeting of the Munder Funds' Boards, MCM, and any sub-adviser of a Munder Fund shall report to the Boards concerning:

                  a. Any transaction that appears to evidence a possible
            violation of this Code;

                  b. Apparent violations of the reporting requirements of this
            Code;

                  c. Any securities transactions that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by a Fund's sub-adviser or principal underwriter; and

                  d. Any significant remedial action taken in response to such violations described in paragraph c. above.

      G.    MAINTENANCE OF REPORTS

      The Designated Supervisory Person shall maintain such reports and such other records as are required by this Code.

V.    GENERAL POLICIES

      A.    ANTI-FRAUD

      It shall be a violation of this Code for any Access Person or principal underwriter for any Advisory Client, or any affiliated person of MCM, any sub-adviser to, or the principal underwriter of, any Advisory Client in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security which, within the most recent 15 days was held by an Advisory Client, or was considered by MCM for purchase by the Advisory Client, to:

            1. employ any device, scheme or artifice to defraud an Advisory Client;

            2. make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

            4. engage in any manipulative practice with respect to an Advisory Client.

      B.    INVOLVEMENT IN CRIMINAL MATTERS OR INVESTMENT-RELATED CIVIL
            PROCEEDINGS

      Each Access Person must notify the Legal Department, as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

VI.   SANCTIONS

      Upon discovering that an Access Person has not complied with the requirements of this Code, the Designated Supervisory Person shall submit findings to the Compliance Committee. The Compliance Committee may impose on that Access Person whatever sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Any significant sanction imposed shall be reported to the Munder Funds' Boards in accordance with Section IV.F. above. Notwithstanding the foregoing, the Designated Supervisory Person shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The Designated Supervisory Person may recommend that no action be taken, including waiving the requirement to disgorge profits under Section II.D. of this Code. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

VII.  INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER CODES

      Each Munder Fund's investment adviser, sub-adviser and, if appropriate, principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable, and shall forward to the Designated Supervisory Person and the Munder Fund's administrator copies of such codes and all future amendments and modifications thereto. The Munder Funds' Boards, including a majority of Non-Interested Trustees of the Boards, must approve the Munder Funds' Code and the code of any investment adviser, sub-adviser or principal underwriter of a Munder Fund unless, in the case of the principal underwriter that is not affiliated with MCM, it is exempt from this approval requirement under Rule 17j-1.

VIII. RECORDKEEPING

      This Code, the codes of any investment adviser, sub-adviser and principal underwriter, a copy of each report by an Access Person, any written report by MCM, any sub-adviser or the principal underwriter and lists of all persons required to make reports shall be preserved with MCM's records in the manner and to the extent required by Rule 17j-1.

IX.   CONFIDENTIALITY

      All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

X.    OTHER LAWS, RULE AND STATEMENTS OF POLICY

      Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by a Munder Fund. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1.

XI.   FURTHER INFORMATION

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the Designated Supervisory Person.

                                                                    Attachment A

                                   DEFINITIONS

      "Access Person" shall mean: (a) every trustee, director, officer and general partner of the Munder Funds and MCM, (b) every employee of the Munder Funds and MCM (and of any company in a control(4) relationship to a Munder Fund or MCM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client or whose functions relate to the making of any recommendation to an Advisory Client regarding the purchase or sale of Covered Securities, (c) every employee of MCM who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of a Covered Security prior to their dissemination, and (d) such persons designated by the Legal Department. The term "Access Person" does not include any person who is subject to securities transaction reporting requirements of a code of ethics adopted by a Fund's administrator, transfer agent or principal underwriter which contains provisions that are substantially similar to those in this Code and which is also in compliance with Rule 17j-1 of the 1940 Act and
Section 15(f) of the Securities Exchange Act of 1934, as applicable. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1. A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or an Access Person.

      "Advisory Client" means any client (including both investment companies and managed accounts) for which MCM serves as an investment adviser or subadviser, renders investment advice, makes investment decisions or places orders through its trading department.

      "Beneficial Ownership" A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary interest" in the security. The term "pecuniary interest" generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" in any securities held by members of the person's Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar

------------
(4) "Control" shall be interpreted to have the same meaning as in Section 2(a)(9) of the Investment Company Act.

securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that an Access Person has or acquires.

      "Covered Security" means any note, stock, treasury stock, security future, bond, debenture, evidences of indebtedness (including loan participations and assignments) certificate of interest or participation in any profit-sharing agreement, collateral trust agreement, investment contract, voting trust certificate, any put, call, straddle, option, or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, or derivative instrument of, any of the foregoing, and other items mentioned in Section 2(a)(36) of the 1940 Act and not specifically exempted by Rule 17j-1. Items excluded from the definition of "Covered Security" by Rule 17j-1 are securities issued or guaranteed as to principal or interest by the U.S. Government or its instrumentalities, bankers acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments (including repurchase agreements) and shares of open-end investment companies registered under the Investment Company Act of 1940 (such as the Munder Funds other than the Munder @Vantage Fund(5)). In addition, a Covered Security does not include commodities or options on commodities, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

      "De Minimis Trade" is defined in Section III.C. of the Code.

      "Designated Supervisory Person" means each person designated as a Designated Supervisory Person in Attachment F hereto.

      "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

            child             grandparent           son-in-law
            stepchild         spouse                daughter-in-law
            grandchild        sibling               brother-in-law
            parent            mother-in-law         sister-in-law
            stepparent        father-in-law

------------
(5) Note that the @Vantage Fund is not an "open-end" investment company. Accordingly, its shares are not exempt from the definition of a Covered Security or the other restrictions under the Code, including the pre-clearance requirements for Access Persons.

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

      An "Index Trade" occurs when a Portfolio Manager directs a securities trade in an index- or quantitative-style Client Account, such as an account managed to replicate the S&P 500 Index or the S&P MidCap 400 Index, in order for the account to maintain its index weightings in that security.

      "Interested Trustee" is any person who is an "interested person" as defined in the Investment Company Act of 1940, as amended, except for those who are "interested persons" of an investment company solely by reason of being a member of its board of directors or advisory board or an owner of its securities, or a member in the immediate family of such a person.

      "Investment Personnel" is any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

      "Limit Order" is an order to a broker to buy a specified quantity of a security at or below a specified price, or to sell a specified quantity at or above a specified price (called the limit price). A Limit Order ensures that a person will never pay more for the stock than whatever price is set as his/her limit.

      "Non-Interested Trustee" is any person who is an Access Person by virtue of being a trustee or director of a Munder Fund, but who is not an "interested person" (as defined in the Investment Company Act of 1940, as amended) of a Munder Fund UNLESS such Non-Interested Trustee, at the time of a Securities Transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee of a Munder Fund should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a Munder Fund or was being considered for purchase or sale by a Munder Fund or its investment adviser. For purposes of this Code, a "Non-Interested Trustee" shall include each trustee of a Munder Fund who is not also a director, trustee, officer, partner or employee or controlling person of a Munder Fund's investment adviser, sub-adviser, administrator, custodian, transfer agent, or distributor.

                                                                    Attachment B

                               APPROVAL FORM FOR:

 Transactions in Client Accounts of Securities in Which Portfolio Managers Have
                             Disclosable Interests

            PROPOSED CLIENT TRADE / MODEL CHANGE (PLEASE CIRCLE ONE)

Date
Portfolio Manager
Account Nos. (GIMII) or Model Name
Security Name
Is Security on S&P 500?
Ticker Symbol
Current Price
Aggregate Quantity (may be estimate)
Total Dollar Value
Direction of Trade (Buy / Sell)

   PORTFOLIO MANAGER'S BENEFICIAL HOLDINGS AND/OR OTHER DISCLOSABLE INTERESTS

Quantity of shares and/or
Other Disclosable Interest

                                    APPROVALS

CIO* APPROVAL STANDARD: For purchases, the CIO must determine that the proposed trade or model portfolio change is appropriate for the client accounts or model portfolio and, in light of the nature and extent of the portfolio manager's personal holdings in the security, the portfolio manager's investment objectives are consistant with those of the client accounts or model portfolio and are likely to remain so in the foreseeable future. For Sales, the CIO must determine that the proposed trade or model portfolio change may be appropriate for the client accounts or model portfolio and, in light of the nature and extent of the portfolio manager's personal holdings in the security, the trade appears appropriate under the circumstances.

COMPLIANCE APPROVAL STANDARD: The proposed client trade or model portfolio change does not appear to involve potential overreaching by the portfolio manager and does not appear to be disadvantageous to the client accounts or model portfolio.

__________________________              ____________________     _______________
Portfolio Manager Name                  Signature                Date

CIO*
Designated Supervisory Officer or Designee

Basis for Determination

* In the absence of the CIO, at least one other portfolio manager or experienced security analyst knowledgeable about the security in question (and not on the same portfolio management team as the portfolio manager making the request for proposed client trade/model change) must approve the trade.

                                                                  Attachment C-1

                     CERTIFICATION OF EMPLOYEE TRANSACTIONS

      TRANS. TYPE     TICKER     SECURITY NAME                  TRADE DATE      QUANTITY             PRICE
      -----------     ------     -------------                  ----------      --------             -----
SMITH, JOHN Q.  (JQS)

      ACCOUNT NUMBER: 987654321          BROKER:  E*TRADE

      BY              AOL        AOL TIME WARNER INC.           03/01/2003      200.00               11.20
      SL              C          CITIGROUP INC.                 03/03/2003      150.00               33.05

      I confirm that I have complied with the Code of Ethics with respect to personal securities transactions, which include Covered Securities* and shares of the Munder Funds and funds sub-advised by MCM, and all reportable transactions are listed above. If not listed above, I have attached trade confirm(s) or statement(s) for additional transactions.

      *Please refer to the Code of Ethics for Access Person for a description of Covered Securities (Section III.A and Attachment A).

______________________________                          ________________________
NAME                                                    DATE

                                                                     Page 1 of 1
                                                        Date Printed: 11/20/2003

                                                                  Attachment C-2

                    BROKERAGE ACCOUNT CERTIFICATION STATEMENT

    ACCOUNT NUMBER              ACCOUNT NAME                     BROKER NAME
    --------------              ------------                     -----------
SMITH, JOHN Q. (JQS)

      I confirm that I have complied with the Code of Ethics with respect to the reporting of all broker, dealer or bank accounts in which any securities, including shares of the Munder Funds and funds sub-advised by MCM, are held for my direct or indirect benefit and that all such accounts are listed above or attached.

______________________________                          ________________________
NAME                                                    DATE

                                                                     Page 1 of 1
                                                        Date Printed: 11/20/2003

                                                                  Attachment D-1

                                INITIAL REPORT OF
                         PERSONAL HOLDINGS OF SECURITIES

Name: ______________________________________

Position/Department: __________________________

I. To comply with SEC regulations and the Munder Capital Management Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 30 days before the report is submitted):

      a. The title, number of shares and principal amount of each security in which you have any direct or indirect beneficial ownership; and

      b. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold reportable securities*. You must attach a list of the securities held in each account, including Munder Funds and funds sub-advised by MCM, as well as the information listed in item
(a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

PLEASE INCLUDE ALL ACCOUNTS, EVEN IF THEY ONLY HOLD NON-MUNDER MUTUAL FUNDS.

    Account Owner                 Account Number                   Firm
    -------------                 --------------                   ----
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------
--------------------           -------------------           ------------------

II. If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security              Quantity        Value                Custodian
----------------              --------        -----                ---------
1.    __________________________________________________________________________

2.    __________________________________________________________________________

3.    __________________________________________________________________________

(Attach separate sheet if necessary)

      I certify that I have read and understand the Code of Ethics and that this form and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities, including Munder Funds and funds sub-advised by MCM, in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

Signed: _______________________________        Date: ________________________

*Please note that bank checking and savings accounts are not reportable, nor are certificates of deposits, unless held in a brokerage account.

                                                                  Attachment D-2

                                ANNUAL REPORT OF
                         PERSONAL HOLDINGS OF SECURITIES

Name: ______________________________________

Position/Department: _______________________

I. To comply with SEC regulations and the Munder Capital Management Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 30 days before the report is submitted):

      c. The title, number of shares and principal amount of each security in which you have any direct or indirect beneficial ownership; and

      d. The name of any broker, dealer, or bank with whom you maintain an account in which securities are held for your direct or indirect benefit.

Please review the attached Brokerage Account Certification Statement that lists those broker, dealer and bank accounts that meet the Code of Ethics reporting requirements. You must attach a list of the securities held in each account, including Munder Funds and funds sub-advised by MCM, as well as the information listed in item (a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

PLEASE INCLUDE ALL BROKERAGE ACCOUNTS, EVEN IF THEY ONLY HOLD NON-MUNDER MUTUAL FUNDS.

If there are accounts missing on this report, please add to the Brokerage Account Certification Statement.

II. In addition, please list all other accounts not listed in Section I that hold securities that are otherwise excluded* from the definition of a Covered Security (you do not have to provide copies of confirmations or statements). Included would be shares of non-Munder mutual funds held directly through the fund company.

  Account Owner                 Security Type                          Firm
  -------------                 -------------                          ----
------------------            -----------------                      ----------
------------------            -----------------                      ----------
------------------            -----------------                      ----------
------------------            -----------------                      ----------
------------------            -----------------                      ----------
------------------            -----------------                      ----------
------------------            -----------------                      ----------

III. If you have a Beneficial Ownership interest in Covered Securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security               Quantity             Value           Custodian
----------------               --------             -----           ---------
1.    __________________________________________________________________________

2.    __________________________________________________________________________

3.    __________________________________________________________________________

(Attach separate sheet if necessary)

      I certify that I have read and understand the Code of Ethics and that this form and the attached statements (if any) constitute all of the reportable accounts and Covered Securities, including Munder Funds and funds sub-advised by MCM, in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

Signed: _______________________________      Date: ________________________

*Please refer to the Code of Ethics for Access Persons for a description of Covered Securities (Section III.A. and Attachment A). Excluded from the definition of Covered Securities are: 1) Securities issued or guaranteed as to principal or interest by the Government of the United States or its instrumentalities; 2) Bankers' acceptances; 3) Bank certificates of deposit; 4) Commercial paper and high quality short term debt instruments (including repurchase agreements); and 5) Shares of registered open-end investment companies (including, for example, the Munder Funds).

                                                                    Attachment E

                     ANNUAL CERTIFICATION AND QUESTIONNAIRE
                               For Access Persons
                                       of
                                The Munder Funds
                                       and
                            Munder Capital Management

Employee: _____________________________________________ (please print your name)

I.    INTRODUCTION

      Access Persons are required to answer the following questions for the year ended___________. Upon completion, please sign and return the questionnaire by ___________, to ___________ in the Legal Department. If you have any questions, please contact ________ at extension ______. All capitalized terms are defined in the Code.

II.   ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

      A. Have you obtained pre-clearance for all securities(6) transactions, including the Munder Funds and funds sub-advised by MCM, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from pre-clearance under the Code? (Note: Circle "N/A" if there were no securities transactions.)

                  Yes      No      N/A        (If no, explain on Attachment)

      B. Have you reported all securities transactions, including the Munder Funds and funds sub-advised by MCM, in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, except for transactions exempt from reporting under the Code? (Reporting requirements include arranging for the Legal Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as reporting securities held in certificate form.)

                  Yes      No       N/A        (If no, explain on Attachment)

------------
(6) The term "Covered Security" does not include open-end investment companies such as the Munder Funds, (although it does include closed-end funds such as the @Vantage Fund). However, for the purpose of this Questionnaire shares of all the Munder Funds are included.

      C. Have you reported all broker, dealer and bank accounts in which any securities, including the Munder Funds and funds sub-advised by MCM, are held for your direct or indirect benefit? Circle "N/A" if there were no such accounts.

                  Yes      No       N/A        (If no, explain on Attachment)

      D. Have you notified the Legal Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle "N/A" if you have not been arrested, arraigned, etc.)

                  Yes      No       N/A        (If no, explain on Attachment)

      E. Have you complied with the Code of Ethics in all other respects, including the gift policy?

                  Yes      No         (If no, explain on Attachment)

            (List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, "counterparty," gift description, and estimated value.)

III.  INSIDER TRADING POLICY

      Have you complied in all respects with the Insider Trading Policy?

            Yes         No          (If no, explain on Attachment)

IV.   DISCLOSURE OF DIRECTORSHIPS

      A. Are you, or is any member of your Immediate Family, a director of any publicly-traded company or privately-held company (other than a non-profit, charitable organization).

                  Yes         No

            (If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

      B. If the response to the previous question is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

                  Yes         No

V.    DISCLOSURE OF BROKER-DEALER RELATIONSHIPS

      A. Are you, or any relative, employed or affiliated with a broker-dealer?

                  Yes         No

            (If yes, please respond to question V.B.)

      B. List the names of any relatives who are employed or affiliated with a broker-dealer and a description of the position they hold and the related firm name.

                               Relation to
Name of Relative              Access Person                      Name of Firm           Title
----------------              -------------                      ------------           -----
------------------            -------------                      -------------          ------
------------------            -------------                      -------------          ------
------------------            -------------                      -------------          ------

      I hereby represent that I have read and understand the Code of Ethics and that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by MCM.

Date: ________________________                 _________________________________
                                               Access Person Signature

                                  ATTACHMENT TO
                       ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Please list each company for which you are, or a member of your Immediate Family is, a director

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Please list all Gifts you received or gave during the year covered by this questionnaire

                                                               Estimated
Month      Giver/Receiver       Gift Description                  Value
-----      --------------       ----------------                  -----
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                  (Continue on additional sheet if necessary.)

                                                                    Attachment F

                                 CONTACT PERSONS

DESIGNATED SUPERVISORY PERSON

      Stephen J. Shenkenberg

DESIGNEES OF DESIGNATED SUPERVISORY PERSON

      Mary Ann Shumaker
      Linda Meints
      Shannon Barnes
      Jennifer Nadolski

LEGAL DEPARTMENT

      Stephen J. Shenkenberg
      Mary Ann Shumaker
      Melanie West
      Kimberlee Rubin
      Julie Habrowski
      Linda Meints
      Shannon Barnes
      Jennifer Nadolski
      Jim Kelts

COMPLIANCE COMMITTEE

      Stephen J. Shenkenberg
      Peter Hoglund
      Enrique Chang

                                                                    Attachment G

                            EXCHANGE TRADED FUNDS(1)
                   EXEMPT FROM DEFINITION OF COVERED SECURITY

ETF NAME                                             TICKER
----------------------------------------------       ------
DIAMONDS Trust Series 1                               DIA
MidCap SPDRS Trust Series 1                           MDY
Nasdaq-100 Trust Series 1                             QQQ
SPDRS Trust Series 1                                  SPY
Fidelity Nasdaq Composite Index Tracking Stock        ONEQ

iSHARES TRUST - S&P SERIES
iShares S&P 100 Index Fund                            OEF
iShares S&P 500                                       IVV
iShares S&P 500/Barra Growth                          IVW
iShares S&P 500/Barra Value                           IVE
iShares S&P 1500 Index Fund                           ISI
iShares S&P Midcap 400                                IJH
iShares S&P Midcap 400/Barra Growth                   IJK
iShares S&P Midcap 400/Barra Value                    IJJ
iShares S&P Smallcap 600                              IJR
iShares S&P Smallcap 600/Barra Growth                 IJT
iShares S&P Smallcap 600/Barra Value                  IJS
iShares S&P Global 100                                IOO
iShares S&P Europe 350                                IEV
iShares S&P Latin America 40                          ILF
iShares S&P Global Energy Sector                      IXC
iShares S&P Global Financial Sector                   IXG
iShares S&P Global Healthcare Sector                  IXJ
iShares S&P Global Information Technology             IXN
iShares S&P Global Telecommunications                 IXP
iShares S&P TOPIX 150                                 ITF

iSHARES TRUST - DOW JONES SERIES
iShares Dow Jones Select Dividend Index Fund          DVY
iShares Dow Jones Transportation Average Index Fund   IYT
iShares Dow Jones U.S. Total Market                   IYY
iShares Dow Jones U.S. Basic Materials                IYM
iShares Dow Jones U.S. Consumer Cyclical              IYC
iShares Dow Jones U.S. Consumer Non-Cyclical          IYK
iShares Dow Jones U.S. Energy                         IYE
iShares Dow Jones U.S. Financial Services             IYG
iShares Dow Jones U.S. Healthcare                     IYH
iShares Dow Jones U.S. Industrial                     IYJ
iShares Dow Jones U.S. Technology                     IYW
iShares Dow Jones U.S. Telecom                        IYZ
iShares Dow Jones U.S. Utilities                      IDU
iShares Dow Jones U.S. Financial Sector               IYF
iShares Dow Jones U.S. Real Estate                    IYR

iSHARES TRUST - GOLDMAN SACHS SERIES
iShares Goldman Sachs Technology                      IGM
iShares Goldman Sachs Natural Resource                IGE
iShares Goldman Sachs Networking                      IGN
iShares Goldman Sachs Semiconductor                   IGW
iShares Goldman Sachs Software                        IGV
iShares GS $ InvesTop(TM) Corporate Bond              LQD

iSHARES, INC.
iShares MSCI Australia                                EWA
iShares MSCI Austria                                  EWO
iShares MSCI Belgium                                  EWK
iShares MSCI Brazil (Free)                            EWZ
iShares MSCI Canada                                   EWC
iShares MSCI EMU                                      EZU
iShares MSCI France                                   EWQ
iShares MSCI Germany                                  EWG
iShares MSCI Hong Kong                                EWH
iShares MSCI Italy                                    EWI
iShares MSCI Japan                                    EWJ
iShares MSCI Malaysia (Free)                          EWM
iShares MSCI Mexico (Free)                            EWW
iShares MSCI Pacific Ex-Japan                         EPP
iShares MSCI Netherlands                              EWN
iShares MSCI Singapore (Free)                         EWS
iShares MSCI South Africa                             EZA
iShares MSCI South Korea                              EWY
iShares MSCI Spain                                    EWP
iShares MSCI Sweden                                   EWD
iShares MSCI Switzerland                              EWL
iShares MSCI Taiwan                                   EWT

iShares MSCI United Kingdom                           EWU
iShares MSCI EAFE                                     EFA
iShares MSCI Emerging Markets                         EEM

iSHARES TRUST - COHEN & STEERS SERIES
iShares Cohen & Steers Realty Majors                  ICF

iSHARES TRUST - NASDAQ SERIES
iShares Nasdaq Biotechnology                          IBB

iSHARES TRUST - NYSE SERIES
iShares NYSE 100 Index Fund                           NYC
iShares NYSE Composite Index Fund                      NY

(1)As of April 22, 2004

ETF NAME                                             TICKER
----------------------------------------------       ------
iSHARES TRUST - LEHMAN SERIES
iShares Lehman 1-3 Year Treasury Bond                 SHY
iShares Lehman 7-10 Year Treasury Bond                IEF
iShares Lehman 20+ Year Treasury Bond                 TLT
iShares Lehman Aggregate Bond Fund                    AGG
iShares Lehman TIPS Bond Fund                         TIP

iSHARES TRUST - RUSSELL SERIES
iShares Russell 1000                                  IWB
iShares Russell 1000 Growth                           IWF
iShares Russell 1000 Value                            IWD
iShares Russell 2000                                  IWM
iShares Russell 2000 Growth                           IWO
iShares Russell 2000 Value                            IWN
iShares Russell 3000                                  IWV
iShares Russell 3000 Growth                           IWZ
iShares Russell 3000 Value                            IWW
iShares Russell Midcap Index Fund                     IWR
iShares Russell Midcap Growth Index Fund              IWP
iShares Russell Midcap Value Index Fund               IWS

SELECT SECTOR SPDR TRUST
Select Sector SPDR-Materials                          XLB
Select Sector SPDR-Health Care                        XLV
Select Sector SPDR-Consumer Staples                   XLP
Select Sector SPDR-Consumer                           XLY
Discretionary
Select Sector SPDR-Energy                             XLE
Select Sector SPDR-Financial                          XLF
Select Sector SPDR-Industrial                         XLI
Select Sector SPDR-Technology                         XLK
Select Sector SPDR-Utilities                          XLU

POWERSHARES ETF TRUST
PowerShares Dynamic Market Portfolio                  PWC
PowerShares Dynamic OTC Portfolio                     PWO

VANGUARD VIPER SHARES
Vanguard Total Stock Market VIPERS                    VTI
Vanguard Extended Market VIPERS                       VXF
Vanguard Consumer Discretionary VIPERS                VCR
Vanguard Consumer Staples VIPERS                      VDC
Vanguard Financials VIPERS                            VFH
Vanguard Growth VIPERS                                VUG
Vanguard Health Care VIPERS                           VHT
Vanguard Information Technology VIPERS                VGT
Vanguard Large-Cap VIPERS                             VV
Vanguard Materials VIPERS                             VAW
Vanguard Mid-Cap VIPERS                               VO
Vanguard Small-Cap Growth VIPERS                      VBK
Vanguard Small-Cap Vipers                             VB
Vanguard Small-Cap Value VIPERS                       VBR
Vanguard Utilities VIPERS                             VPU
Vanguard Value VIPERS                                 VTV

FRESCO INDEX SHARES
Fresco Dow Jones Euro STOXX 50 Fund                   FEZ
Fresco Dow Jones STOXX 50 Fund                        FEU

STREETTRACKS (SM) SERIES TRUST
Dow Jones U.S. Large Cap Value                        ELV
Dow Jones U.S. Large Cap Growth                       ELG
Dow Jones U.S. Small Cap Value                        DSV

Dow Jones U.S. Small Cap Growth                       DSG
Dow Jones Global 50 Titans Index                      DGT
Wilshire REIT                                         RWR
Morgan Stanley Technology                             MTK
FORTUNE 500(R) Index Tracking Stock                   FFF

RYDEX ETF TRUST
Rydex S&P Equal Weight ETF                            RSP

                                                                    Attachment H

                           LIST OF BROAD-BASED INDICES

Listed below are the broad-based indices as designated by the Compliance Department. See Section III.B.6. for additional information.

DESCRIPTION OF OPTION             SYMBOL      EXCHANGE
-----------------------           ------      --------
NASDAQ-100                         NDX         CBOE
S & P 100 *                        OEX         CBOE
S & P 400 Midcap Index *           MID         CBOE
S & P 500 *                        SPX         CBOE

* Includes LEAPs

                                                                    Attachment I

                            SUB-ADVISED MUTUAL FUNDS(1)

FUND NAME                                                            TICKER              CUSIP
---------                                                            ------              -----
Calvert Social Index Series,                                         CISIX             131582751
a series of Calvert Social Index Series, Inc.                        CSXAX             131582785
                                                                     CSXBX             131582777
                                                                     CSXCX             131582769

Comerica Offshore Equity Index Fund Limited (Cayman Islands)

Comerica Offshore Intermediate Bond Fund Limited (Cayman
Islands)

EAFE International Index Portfolio,                                   N/A              866167695
a series of Summit Mutual Funds, Inc.

E*TRADE Technology Index Fund,                                       ETTIX             269244406
a series of E*TRADE Funds

E*TRADE S&P 500 Index Fund,                                          ETSPX             269244109
a series of E*TRADE Funds

E*TRADE International Index Fund,                                    ETINX             269244505
a series of E*TRADE Funds

E*TRADE Russell 2000 Index Fund,                                     ETRUX             269244869
a series of E*TRADE Funds

Global Health Sciences Class,
a series of The Clarington Funds (Canadian)

MIT Small Cap Opportunities Trust,
a series of Manufacturers Investment Trust

Munder Net50 Fund,
a series of AEGON/Transamerica Series Fund, Inc.

Select Asset Fund III, a closed-end fund

(1)As of April 27, 2004

                              Fidelity Investments
                      Code of Ethics for Personal Investing

                             EFFECTIVE FEBRUARY 2004

The Code of Ethics for Personal Investing is divided into two parts. The rules on pages 2-6 apply to all officers, directors, and employees of Fidelity companies, except those expressly excluded by the Ethics Office, and anyone else identified by the Ethics Office.

Note that some rules apply not only to you, but also to anyone whose relationship to you makes them a "covered person". (See definition at the end of this document). These rules are specifically noted. Fidelity, the funds, and the Ethics Office retain the discretion to interpret the rules and to decide how they apply to any given situation.

The rules on pages 7-12 apply to Access Employees only. In general, Access Employees are those employees who have, or work in areas that have, access to information about fund trades, current fund holdings, securities under consideration by the funds, research recommendations, or other fund-related matters. (See page 6 for specific definitions of each Access Level.)

FOLLOWING THE RULES -- IN LETTER AND IN SPIRIT

The rules covered in this policy serve two important purposes -- one regulatory, the other business. In general, investment firms are required to have rules governing personal securities transactions by people associated with the firm. The rules in this policy were created to address these requirements. The officers, directors, and employees of Fidelity have a duty to place the interests of the shareholders of Fidelity's funds and Fidelity's clients above personal interests. Any behavior that violates this duty -- or that even gives the appearance of doing so -- has the potential to harm the company's reputation and business.

As a Fidelity employee, you're not allowed to take unfair advantage of your relationship to the funds or Fidelity in attempting to benefit yourself or another party. And at all times, you need to conduct yourself in a way that does not interfere or conflict with the operation of the funds or Fidelity's business.

Because no set of rules can anticipate every possible situation, it's essential that you follow these rules in letter and in spirit. Any activity that compromises Fidelity's integrity, even if it doesn't expressly violate a rule, may result in scrutiny or further action from the Ethics Office.

Fidelity Investments                                                           1

                                           Code of Ethics for Personal Investing

PART 1 RULES FOR ALL EMPLOYEES

WHAT'S REQUIRED

INDICATING THAT YOU ACCEPT THE RULES

When you begin working at Fidelity, and again each year, you're required to sign an Acknowledgment Form, in which you indicate that:

      - you understand and will comply with all rules that currently apply to you

      -     you'll let Fidelity monitor the records of your covered accounts

      - you'll comply with any new or existing rules that become applicable to you in the future

      TO DO

      NEW EMPLOYEES Sign and return a hard copy of the Acknowledgment Form within seven days of hire.

      CURRENT EMPLOYEES Acknowledge your acceptance every year by the deadline that is set forth that year by the Ethics Office.

IDENTIFYING AND DISCLOSING YOUR COVERED ACCOUNTS

An important part of complying with these rules is identifying all of your covered accounts. (See definition at the end of this document). Once you have determined which accounts (if any) are covered accounts, you'll need to complete the appropriate sections of a Covered Accounts and Holdings Form.

      TO DO

      NEW EMPLOYEES Complete the appropriate sections of a Covered Accounts and Holdings Form within seven days of hire. Include information on all covered accounts at Fidelity or elsewhere. If you don't have any covered accounts, use the form to tell us this.

      CURRENT EMPLOYEES Complete the appropriate sections of a Covered Accounts and Holdings Form to let the Ethics Office know promptly of new covered accounts (including pre-existing accounts that have become covered accounts, such as through marriage or death).

MOVING COVERED ACCOUNTS IN-HOUSE

While at Fidelity, you need to maintain your covered accounts at Fidelity Brokerage Services LLC (or, if you are an employee outside the United States, at a broker approved for your region; go to risk.fmr.com/ethics). The only exceptions are described in "Obtaining approval for any accounts that can't be moved."

      TO DO

      - Transfer assets to your Fidelity brokerage account (or other brokerage account approved for your region).

      -     Close all of your external brokerage accounts.

OBTAINING APPROVAL FOR ANY ACCOUNTS THAT CAN'T BE MOVED

With approval from the Ethics Office, you can keep an external account if it:

      -     contains only securities that can't be transferred

      - exists solely for products or services that are unlike any that Fidelity provides

      - exists solely because your spouse's employer also prohibits external accounts

      - is professionally managed by a third-party registered investment advisor, is an ESOP (employee stock option plan) or an ESPP (employee stock purchase plan), or is required by a trust agreement

Fidelity Investments                                                           2

                                           Code of Ethics for Personal Investing

      - is a non-brokerage account required by a DPP (direct purchase plan), a DRIP (dividend reinvestment plan), or an AIP (automatic investment plan)

      - is associated with an estate of which you are the executor, but not a beneficiary, and your involvement with the account is temporary.

      TO DO

      - For permission to maintain and external account, complete an Exception Request Form (available at risk.fmr.com/ethics).

      -     Provide a current statement for each account you list on the form.

KEEPING US UP TO DATE ON ACCOUNT ACTIVITY

You need to disclose all transactions in covered accounts that involve covered securities. (See definition at the end of this document). For internal accounts that you've disclosed to the Ethics Office, this disclosure happens automatically. For all other accounts, you need to make sure that the Ethics Office receives copies of all trade confirmations and account statements.

      TO DO

      - Arrange for duplicate trade confirmations and statements of all external accounts, including any accounts that aren't approved, to be sent to The Fidelity Investments Ethics Office, 82 Devonshire Street ZW10B, Boston, MA 02109.

      - For any transaction not reflected on your internal or external statements, submit a Securities Transaction Report (available at risk.fmr.com/ethics) to the Ethics Office within ten days of the end of the month in which the transaction was completed. Not filing this form will be considered an affirmative statement that you have no transactions of this type to report.

      - For investments in an entity, the assets of which are predominantly covered securities, you need to disclose the holdings of that entity to the Ethics Office. For example, this requirement would apply to an interest in a limited partnership that invests in public company stocks. (This rule does not apply to investments in mutual funds, exchange-traded funds, or similar products.)

COMPLYING WITH APPLICABLE TRADING LIMITS

Excessive trading in covered accounts is strongly discouraged. The Ethics Office monitors trading activity, and may limit the number of trades that may be made in your covered accounts during a given period.

      TO DO

      - Comply fully and promptly with any trading limits placed on your covered accounts by the Ethics Office.

OBTAINING APPROVAL TO TRADE IN BROKER-AGE ACCOUNTS OWNED BY OTHERS

You may only maintain and exercise authority to trade covered securities in a covered account. You may, however, maintain and exercise such trading authority over an account that isn't considered a covered account if the account is owned by a member of your family and you have obtained approval from the Ethics Office. Under this exception, the account would become subject to the Code of Ethics, and the account owner(s) would be required to comply with the Code. If you are employed or registered with one of Fidelity's broker-dealers, note the additional restrictions in the Rules for Broker Dealer Employees that apply to you.

      TO DO

Fidelity Investments                                                           3

                                           Code of Ethics for Personal Investing

      NEW EMPLOYEES

      - If you currently have authority to trade covered securities in an account that is not a covered account, immediately take action to have such authority terminated.

      - To request an exception from this rule, submit a Trading Authorization Request Form to the Ethics Office (available at risk.fmr.com/ethics). Don't direct any trades in the account without written approval from the Ethics Office.

      CURRENT EMPLOYEES

      - If you want to trade in an account that may qualify for an exception, submit a Trading Authorization Request Form to the Ethics Office. Don't direct any trades in the account without written approval from the Ethics Office.

OBTAINING APPROVAL TO SERVE AS A DIRECTOR

You need to get approval in advance to serve as a director or trustee of a publicly traded company or a non-Fidelity privately held company likely to issue shares. Approval will be based upon a determination that the activity would be in the best interests of the funds and their shareholders. In addition, Fidelity's Policy on Outside Activities and Affiliations (available at risk.fmr.com/ethics) requires prior approval for other activities as well, including accepting additional employment outside of Fidelity or participating in an activity that may create an actual or perceived conflict of interest with Fidelity.

      TO DO

      NEW EMPLOYEES

      - Request approval to continue to participate in any covered activities by completing an Outside Activities and Affiliations Request Form (available at risk.fmr.com/ethics).

      CURRENT EMPLOYEES

      - Request approval before participating in any covered activities by completing the form mentioned above.

WHAT'S PROHIBITED

TRADING SECURITIES OR USING SHORT STRATEGIES FIDELITY HAS RESTRICTED

The following is not permitted in any covered account

      -     trading any security that Fidelity has restricted

      - taking a short position (See definition at the end of this document) in a security that exceeds the same account's long position in that security; this prohibition includes buying puts to open, selling calls to open, and selling securities short

      -     selling short a Fidelity Select Portfolio.

Short sales against the box are permitted, as are short strategies involving the following indexes: S&P 100, S&P 500, S&P Midcap 400, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.

PARTICIPATING IN IPOs

Neither you nor any other covered person is allowed to participate in an IPO (initial public offering) where no public market in a similar security of the issuer previously existed. This rule applies to equity and debt securities and to free stock offers through the Internet. With prior approval from the Ethics Office, you may participate if:

Fidelity Investments                                                           4

                                           Code of Ethics for Personal Investing

      - you have been offered shares because you already own equity in the company

      - you have been offered shares because you're a policyholder or depositor of a mutual company that is reorganizing into a stock company

      - your spouse has been offered shares because of his or her employment with the company

      TO DO

      - For approval to participate in an IPO that may qualify as an exception, complete the Exception Request Form (available at risk.fmr.com/ethics).

      - Don't participate in any IPO without written approval from the Ethics Office

PARTICIPATING IN AN INVESTMENT CLUB

Neither you nor any covered person may participate in an investment club or similar entity.

INVESTING IN A HEDGE FUND

Neither you nor any covered person may invest in a hedge fund. However, this does not apply to any products issued or managed by Fidelity.

GIVING OR RECEIVING CERTAIN GIFTS

You may not accept any gift or compensation from a third party intended to influence a fund's investment decisions or trading activity.

In addition, you need to comply with Fidelity's Policy on Gifts and Gratuities (available at risk.fmr.com/ethics), which, among other things, prohibits you from giving or accepting any gift, worth more than $100 per calendar year, to or from any person or entity who is a current or prospective vendor, customer, or supplier of Fidelity.

PROFITING FROM KNOWLEDGE OF FUND TRANSACTIONS

You may not use your knowledge of fund trans-actions to profit by the market effect of such transactions.

INFLUENCING A FUND TO ACT IN A WAY THAT BENEFITS YOU OR OTHERS

The funds are required to act in the best interests of their shareholders. Accordingly, you are prohibited from influencing a fund to act (or not to act) for your benefit or the benefit of any other party instead of for the benefit of its shareholders.

For example, you may not influence a fund to buy, sell, or refrain from trading a security in order to affect that security's price to advance your own interests or those of a party that has or seeks to have a business relationship with Fidelity.

TRANSACTING WITH A FUND

Neither you nor any covered person may engage in any transaction with a fund other than the regular performance of your business duties, or buying or selling shares of the fund.

ATTEMPTING TO DEFRAUD A FUND

Attempting to defraud a fund in any way is not only a violation of Fidelity's rules, but is also a violation of federal law. Although this rule is particularly relevant to employees of FMR Co., it applies to everyone covered by these rules.

Fidelity Investments                                                           5

                                           Code of Ethics for Personal Investing

USING A DERIVATIVE TO GET AROUND A RULE

If something is prohibited by these rules, then it's also against these rules to effectively accomplish the same thing by using a derivative. This includes futures, options, options on futures, and other types of derivatives. For example, the rules that apply to covered securities also apply to single stock futures.

HOW WE ENFORCE THESE POLICIES

THE ETHICS OFFICE

The Ethics Office regularly reviews the forms and reports it receives. If these reviews turn up information that is incomplete, question-able, or potentially in violation of the rules in this document, the Ethics Office will investigate the matter and may contact you. The Ethics Office or another appropriate party may issue sanctions, such as:

      -     warnings

      -     fines or other payments

      -     limitations or bans on personal trading

      -     dismissal from employment

      -     referral of the matter to civil or criminal authorities

Fidelity takes all rule violations seriously, and, at least once a year, provides the funds' trustees with a summary of the sanctions imposed for material violations of these rules. You should be aware that other securities laws and regulations not addressed by these rules may also apply to you, depending on our role at Fidelity.

EXCEPTIONS

In cases where exceptions to these rules are noted and you may qualify for them, you need to get prior approval from the Ethics Office. The way to request any particular exception is discussed in the text of the relevant rule. If you believe that you have a situation that warrants an exception that is not discussed in the rules, you're welcome to submit a written request to the Ethics Office. Your request will be considered by the Ethics Officer in consultation with members of the Ethics Oversight Committee, and you'll be notified of the outcome.

APPEALS

If you believe a request of yours has been incorrectly denied or you have received a sanction that you feel is not war-ranted, you may appeal the decision. To make an appeal, you need to give the Ethics Office a written explanation of your reasons for appeal within 30 days of when you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. The Ethics Office may arrange for senior management or other parties process. You'll be notified of the outcome of your appeal by the Ethics Office.

NOTE

The policies and procedures described in these rules do not create any obligation to any person or entity other than Fidelity and the funds. These rules are not a promise or contract, and may be modified at any time. Fidelity and the funds retain the discretion to decide whether any rule applies to a specific situation, and how it should be interpreted.

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                                           Code of Ethics for Personal Investing

PART 2 ADDITIONAL RULES FOR ACCESS LEVEL 1 AND ACCESS LEVEL 2 EMPLOYEES

Access Employees are divided into two categories, Access Level 1 and Access Level 2. If you qualify for both categories, your category is Access Level 2. You may also be placed in either category by designation of the Ethics Office.

YOU ARE AN ACCESS LEVEL 1 EMPLOYEE IF YOU ARE:

      -     an employee of FMTC or FPCMS

      -     an employee in Enterprise Compliance or Fidelity Audit Services

      - an employee with access to timely information about fund investments or recommendations, including access to systems such as AS400 trading or development machines

YOU ARE AN ACCESS LEVEL 2 EMPLOYEE IF YOU ARE:

      -     an employee of FMR Co. or Fidelity Capital Markets

      -     a member of the Board of Directors of FMR Co. or FMR Corp.

      - an employee who is a trustee or member of the Advisory Board of the Fidelity funds

      -     an elected officer of FMR Corp.

      -     an attorney acting as counsel within FMR Corp. Legal

      -     an employee in the Ethics Office

Both Access Level 1 and Access Level 2 Employees must follow the rules on pages 7-9. Additional rules on pages 9-12 apply to you if you are an Access Level 2 Employee.

WHAT'S REQUIRED

DISCLOSING YOUR HOLDINGS

In addition to disclosing your covered accounts as required in Part 1, you need to disclose all holdings of covered securities owned by you or a covered person. Holdings information must be less than 31 days old when you submit it.

      TO DO

      NEW EMPLOYEES AND NEWLY DESIGNATED ACCESS EMPLOYEES Cancel any good-till-cancelled orders in your covered accounts. Complete both parts of the Covered Accounts and Holdings Form within seven days of hire or designation.

      CURRENT ACCESS EMPLOYEES Each year, complete and return the Holdings Verification Report, which the Ethics Office typically sends out in the first quarter of the year. The information on this report must be less than 31 days old when you submit it. If the Ethics Office asks you to confirm or update your account or holdings information or to provide additional information, you need to respond promptly.

DISCLOSING GIFTS OF SECURITIES

You need to notify the Ethics Office of any covered securities that you or a covered person gives, donates, or transfers to another party, or that you or a covered person receives or acquires from another party. This includes, among other things, inheritances of securities and donations of securities to charities.

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                                           Code of Ethics for Personal Investing

      TO DO

      Complete a Securities Transaction Report (available at risk.fmr.com/ethics) within ten days following the end of the quarter during which the gift or transfer was made.

OBTAINING PERMISSION BEFORE INVESTING IN CLOSED-END FUNDS ASSOCIATED WITH
FIDELITY

You need to get prior approval from the Ethics Office before you or a covered person trades any shares of closed-end funds for which Fidelity pro-vides pricing or bookkeeping services.

CLEARING TRADES IN ADVANCE

THE RULES OF PRE-CLEARANCE You and any covered person must clear in advance proposed orders to buy or sell any covered security. It's important to under-stand the following rules before requesting pre-clearance for a trade:

      -     You have to apply on the same day that you want to trade.

      - Pre-clearance approval is only good for one day. If you don't use it that day, it expires.

      -     Good-till-cancelled orders are not permitted.

      - Check the status of your order(s) at the end of the day and cancel any orders that haven't been executed. If not cancelled, unfilled orders may be executed the next trading day in violation of this rule.

The purpose of this rule is to reduce the possibility of conflicts between trades in covered accounts and trades made by the funds. When you apply for pre-clearance, you're not just asking for approval. You're giving your word that you:

      -     don't have any inside information on the security you want to trade

      - are not using knowledge of actual or potential fund trades to benefit yourself or others

      - believe the trade is avail-able to the general investor on the same terms

      -     will provide any relevant information requested by the Ethics Office

Generally, requests will not be approved if we determine your transaction may materially affect the market price of that security or take advantage of or hinder trading by the funds.

EXCEPTIONS You don't need to pre-clear trades in certain securities. These include:

      - options on, or exchange-traded funds that track, the S&P 100, S&P Midcap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100, and Nikkei 225

      -     securities being transferred as a gift

      -     currency warrants

      -     rights subscriptions

      -     automatic dividend reinvestment

With the prior approval of the Ethics Office, there are a few situations where you may be permitted to trade without pre-clearing. These situations are:

      - trades in a covered account that is professionally managed by a third party

      - purchases made through an automatic, regular program that has been disclosed in advance

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                                           Code of Ethics for Personal Investing

      - when you can show that repeated rejection of your pre-clearance request is causing a significant hardship

HOW TO CLEAR A TRADE IN ADVANCE

To avoid errors, use these step-by-step instructions:

      1. GO TO HTTPS://PRECLEAR.FMRCO.COM. Pre-clearance is available between 10:15 AM (12 noon for FMR Co. traders) and 5:30 PM Eastern Time. If you are unable to access pre-clearance online, call the Pre-Clearance Desk at 617-563-6109.

      2. CAREFULLY ENTER THE DETAILS OF THE TRADE YOU'D LIKE TO MAKE. Do not trade unless you receive approval. Note the pre-clearance reference number for your records.

      3. PLACE YOUR ORDER. Be sure your order is for the same security, direction, and quantity (or a lesser quantity) as your pre-clearance approval. Do not place a good-till-cancelled order.

      4.    CHECK THE STATUS OF YOUR ORDER AT THE END OF THE DAY.

      5.    CANCEL ANY ORDERS THAT HAVEN'T BEEN FILLED.

+ ADDITIONAL RULES FOR ACCESS LEVEL 2 EMPLOYEES ONLY

WHAT'S REQUIRED

SURRENDERING 60-DAY GAINS

Any gains in a covered account that are generated by trading a given covered security or its equivalent within a 60-day period must be surrendered. The amount of the gain that must be surrendered is determined by matching each sale or option trans-action to all prior purchases or opposite transactions within the past 60 days, starting with the earliest. Gains are calculated differently under this rule than they would be for tax purposes. Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule. There are only two exceptions to this rule:

      - When you are trading options on, or exchange traded funds that track, the following indexes: S&P 100, S&P Midcap 400, S&P 500, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.

      - When the rule would prevent you from realizing a tax loss on a proposed trade. This exception is not automatic and requires the advanced written approval of the Ethics Office. Approval will be based on fund trading and other pre-clearance tests. You are limited to a total of three exceptions per calendar year across all of your covered accounts.

      TO DO

      - Before trading a security in a covered account that might trigger this rule, make sure you understand how much may have to be surrendered. The calculation may be complicated, especially if options or multiple prior purchases could be involved. If you have any doubt, call the Ethics Office at 617-563-5566.

      - To request permission for a tax loss exception, contact the Ethics Office before trading. Allow at least two business days for your request to be considered.

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                                           Code of Ethics for Personal Investing

      For more specific information about how option transactions are treated under this rule, see below.

      OPTION TRANSACTIONS UNDER THE 60-DAY RULE

      Option transactions can be matched in two ways:

            -     to prior purchases of the underlying security; and

            -     to prior option transactions in the opposite direction.

      When matching an option transaction to prior purchases of the underlying security, selling a call and buying a put are treated as sales and will be matched to purchases of the underlying security made in the preceding 60 days.

      When matching an option transaction to prior option transactions, a closing position is matched to like opening positions made with-in the preceding 60 days.

      EXERCISING AN OPTION

            - The initial purchase or sale of an option, not the exercise or assignment of the option, is matched to opposite transactions made within the prior 60 days.

            - The sale of the underlying securities received from the exercise of an option will also be matched to opposite transactions made within the prior 60 days.

      AUTOMATIC LIQUIDATION

      When the sale of the underlying security is the result of an automatic liquidation, you are required to stop the automatic liquidation to avoid surrendering 60-day gains.

FOLLOWING SPECIAL PROCEDURES FOR PRIVATE SECURITIES TRANSACTIONS

Before investing in any private placement or other private securities transaction, you or any covered person needs to get prior approval from the Ethics Office. The only exception is for private placements issued by a Fidelity company. These are automatically reviewed in advance by the Ethics Office, and any that are offered to you will already have been approved.

      TO DO

            - Before investing in any private investment, Fill out a Private Transaction Request Form (available at risk.fmr.com/ethics).

            - Get the necessary approval from your manager, division head, or other authority, as described on the request form.

            -     Submit the request to the Ethics Office and await approval.

            - Report the final transaction within ten days of the end of the month in which it was completed, using a Securities Transaction Report (available at risk.fmr.com/ethics).

            - If you have a material role in the consideration of securities of the issuer (or one that is affiliated) by any fund after you were permitted to make a private investment, you must follow these additional steps:

                  - Disclose your private interest to the person(s) making the investment decision in that or an affiliated issuer.

                  - Obtain an independent review of any decision to buy the securities of the issuer (or one that is affiliated) for your

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

                                           Code of Ethics for Personal Investing

                        assigned fund(s) before buying for the funds. This review must be performed by your division or department head.

COMMUNICATING YOUR OWNERSHIP OF SECURITIES IN CERTAIN CIRCUMSTANCES

If a given security (whether public or private) is held in a covered account, or you or any covered person is about to place a trade in that security, you have an affirmative duty to disclose this information in the course of any communication that is intended to influence, or is reasonably likely to influence, a fund's investment decisions about that security.

WHAT'S PROHIBITED

BUYING SECURITIES OF CERTAIN BROKER-DEALERS

Neither you nor any covered person is allowed to buy the securities of a broker-dealer or its parent company if the Ethics Office has restricted those securities.

TRADING AFTER A RESEARCH NOTE

Specifically designated Access Level 2 Employees Only

Neither you nor any covered person is allowed to trade a security until two full business days have elapsed after a Fidelity research note on that security has been issued. This rule will be tested at the time of pre-clearance.

+ ADDITIONAL RULES FOR FMR CO. RESEARCH ANALYSTS AND PORTFOLIO MANAGERS ONLY

WHAT'S REQUIRED

PROVIDING MATERIAL INFORMATION TO THE FUNDS BEFORE TRADING

Any time you're in possession of material, public information that you received directly from an issuer, you must communicate that information to Fidelity before you trade any securities of that company in a covered account.

      TO DO

      - Confirm whether a Fidelity research note has been published with the relevant information.

      - Publish a note or provide the information to the head of equity research before trading in a covered account.

      - Wait until two full business days have elapsed after the issuance of a note or your disclosure before trading in a covered account.

WHAT'S PROHIBITED

TRADING BEFORE RECOMMENDING FOR THE FUNDS

If you are a research analyst, you may not trade (in a covered account) a security that you are assigned to if you have not communicated information about that security to the funds in a research note, unless you have permission from the head of equity research and the Ethics Office.

      TO DO

      Publish a note with relevant information and indicate your ownership in the note before trading a security you are assigned to cover. The Ethics Office

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                                           Code of Ethics for Personal Investing

      may consult with a head of research when you pre-clear, if the proposed transaction is the opposite of your most recent recommendation.

FAILING TO RECOMMEND OR TRADE FOR A FUND

You may not refrain from timely recommending or trading a suitable security for a fund in order to avoid an actual or apparent conflict of interest with a transaction in that security in a covered account.

TRADING WITHIN SEVEN DAYS OF A FUND YOU MANAGE

If you're a portfolio manager, trading in a covered account within seven calendar days before or after a trade is executed in the same or equivalent security by any of the funds you manage is not permitted.

There are three exceptions to this rule:

PROHIBITED

      - WHEN THE RULE WOULD WORK TO THE DISADVANTAGE OF A FUND You must never let a trade in a covered account prevent a fund you manage from subsequently trading the same security if not making the trade would disadvantage the fund. However, you need approval in advance from the Ethics Office before making any trades under this exception. The Ethics Office will need to know, among other things, what new information arose since the date of the covered account trade.

      - WHEN THE CONFLICTING FUND TRADE RESULTS FROM STANDING ORDERS A covered account trade may precede a fund trade in the same security when the fund's trade was generated independently by the trading desk because of a standing instruction to trade proportionally across the fund's holdings in response to fund cash flows.

      - WHEN THE COVERED ACCOUNT IS INDEPENDENTLY MANAGED This exception applies only where a covered account is managed by a third-party professional investment advisor under a written contract, and you provide no input on day-to-day investment decisions. To take advantage of this exception, you need written approval in advance from the Ethics Office.

      TO DO

      - Before trading personally, consider whether there is any likelihood that you may be interested in trading that security in your assigned funds within the next seven calendar days. If so, refrain from trading in a covered account.

      - If a fund you manage has recently traded a security, you must delay any covered account trades in that security until the eighth calendar day after the most recent trade by the fund.

      - Contact the Ethics Office immediately to discuss any situation where these rules would work to the disadvantage of the funds.

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

                                           Code of Ethics for Personal Investing

KEY CONCEPTS DEFINED

BROKERAGE ACCOUNT Any account in which you can trade stocks, bonds, or any other covered security (as defined below). This includes 401(k) accounts and other accounts if you are permitted to trade covered securities in them.

COVERED ACCOUNT The term "covered account" encompasses a fairly wide range of accounts. Important factors to consider are your actual or potential investment control over an account, whether you benefit financially from an account, and what your family and financial relationships are with the account holder. Examples of covered accounts include any brokerage account that belongs to one or more of the following owners:

      -     you or your spouse

      - any immediate family member who shares your household and who is under 18 or whom you support financially

      - any corporation or similar entity where you, or an immediate family member sharing your household, are a controlling shareholder or participate in investment decisions by the entity

      - any trust of which you are (i) a beneficiary, and you participate in making investment decisions for the trust; (ii) a trustee, and you either have an opportunity to profit from the trust's investment operations or a member of your immediate family is a beneficiary of the trust; or (iii) a settlor, and you can revoke the trust by yourself and you participate in making investment decisions for the trust

      - Any undertaking in which you have the opportunity to profit from a transaction in a security.

COVERED PERSON This designation includes:

      -     you

      -     your spouse

      - any immediate family member who shares your household and who is under 18 or whom you support financially

COVERED SECURITY A covered security is any security except:

      - shares of U.S.-registered open-end mutual funds (note, however, that shares of exchange-traded funds are covered securities)

      - money market instruments, such as certificates of deposit, banker's acceptances, and commercial paper

      -     U.S. Treasury securities

      - obligations of U.S. government agencies and instrumentalities with remaining maturities of one year or less

      -     securities issued by FMR Corp.

      - commodities, and options and futures on commodities (for example, grains or metals traded on a commodities exchange)

FUND In this document, the terms "fund" and "Fidelity fund" mean any investment company, or any account holding third-party assets, that is advised by FMR Co. or an affiliate.

IMMEDIATE FAMILY MEMBER Your spouse, and anyone with the following relationship to you, whether by blood, adoption, or marriage:

      -     children, stepchildren, and grandchildren

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                                           Code of Ethics for Personal Investing

      -     parents, step-parents,and grandparents

      -     siblings

      -     parents-, children-, or siblings-in-law

PORTFOLIO MANAGER Any employee with responsibility for managing a fund, or a portion of a fund, and for making investment decisions for the fund or a respective portion of it.

RESEARCH ANALYST Any employee with responsibility for making investment recommendations to the funds.

SELLING SHORT Selling a security that is not owned by the seller at the time of the trade.

SHAREHOLDER In this document, the term "shareholder" means a shareholder of a fund or a client whose assets are managed by FMR Co. or an affiliate.

LEGAL INFORMATION

The Code of Ethics for Personal Investing constitutes the Code of Ethics required by Rule 17j-1 under the Investment Company Act of 1940, and has been adopted as such by the Fidelity funds, the FMR Corp. subsidiaries that are their investment advisors or principal underwriters, and companies affiliated with any of these entities.

INDEPENDENT TRUSTEES

Trustees and members of the Advisory Board of the Fidelity funds are Access Level 2 Employees, unless they are not "interested persons" (as defined in the Investment Company Act), and they do not have access to daily trading activities or listings of current fund holdings. Independent Trustees are subject to the general principles and spirit of these rules and, like other members of the board, must disclose their covered accounts and holdings and must report transactions regularly. Independent Trustees are not subject to the procedural requirements and prohibitions applicable to employees, but they have adopted their own policy that supplements but is not part of these rules.

Fidelity Investments                                                          14

                             JENNISON ASSOCIATES LLC

                                 CODE OF ETHICS,

                            POLICY ON INSIDER TRADING

                                       AND

                             PERSONAL TRADING POLICY

                           AS AMENDED, MARCH 22, 2004

                                    SECTION I

                                 CODE OF ETHICS

                                       FOR

                             JENNISON ASSOCIATES LLC

      This Code sets forth rules, regulations and standards of conduct for the employees of Jennison Associates LLC. It bears the approval of the Corporation's Board of Directors and applies to Jennison Associates and all subsidiaries.

      The Code incorporates The Prudential Insurance Company of America's ethics policies as well as additional policies specific to Jennison Associates LLC. Prudential's Code of Ethics, "Making the Right Choices," may be found as Exhibit Q in Jennison Associates' Compliance Manual.

      The prescribed guidelines assure that the high ethical standards long maintained by Jennison continue to be applied. The purpose of the Code is to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading, or unethical business conduct. The rules prohibit certain activities and personal financial interests as well as require disclosure of personal investments and related business activities of all directors, officers and employees.

      ERISA and the federal securities laws define an investment advisor as a fiduciary who owes his clients a duty of undivided loyalty, who shall not engage in any activity in conflict with the interests of the client. As a fiduciary, our personal and corporate ethics must be above reproach. Actions which expose any of us or the organization to even the appearance of impropriety must not occur.

       The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do.

      Being fully aware of and strictly adhering to the Code of Ethics is the responsibility of each Jennison Associates employee.

      1. CONFIDENTIAL INFORMATION

      Employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Jennison, companies researched by us for investment, our present and prospective clients, suppliers, officers and other staff members. Confidential information also includes trade secrets and other proprietary information of the Corporation such as business or product plans, systems, methods, software, manuals and client lists. Safeguarding confidential information is essential to the conduct of our business. Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

            A) PERSONAL USE:

            Confidential information obtained or developed as a result of employment with the Corporation is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain. Use or disclosure of such information could result in civil or criminal penalties against the Corporation or the individual responsible for disclosing such information.

      Further guidelines pertaining to confidential information are contained in the "Policy Statement on Insider Trading" (Set forth on page 7 in the section dedicated specifically to Insider Trading).

            B) RELEASE OF CLIENT INFORMATION:

            All requests for information concerning a client (other than routine inquiries), including requests pursuant to the legal process (such as subpoenas or court orders) must be promptly referred to the Chief Compliance Officer, or her designee. No information may be released, nor should the client involved be contacted, until so directed by either the Chief Compliance Officer, or her designee.

            In order to preserve the rights of our clients and to limit the firm's liability concerning the release of client proprietary information, care must be taken to:

                  [ ] Limit use and discussion of information obtained on the job to normal business activities.

                  [ ] Request and use only information which is related to our business needs.

                  [ ] Restrict access to records to those with proper
            authorization and legitimate business needs.

                  [ ] Include only pertinent and accurate data in files which are used as a basis for taking action or making decisions.

      2. CONFLICTS OF INTEREST

      You should avoid actual or apparent conflicts of interest - that is, any personal interest outside the Company which could be placed ahead of your obligations to our clients, Jennison Associates or Prudential. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict.

      We recognize and respect an employee's right of privacy concerning personal affairs, but we must require a full and timely disclosure of any situation which could result in a conflict of interest or even the appearance of a conflict. Whether or not a conflict exists will be determined by the Company, not by the employee involved.

      To reinforce our commitment to the avoidance of potential conflicts of interest, the following rules have been adopted:

            A) YOU MAY NOT, without first having secured prior approval from the Board of Directors, serve as a director, officer, employee, partner or trustee - nor hold any other position of substantial interest - in any outside business enterprise. You do not need prior approval, however, if the following three conditions are met: one, the enterprise is a family firm owned principally by other members of your family; two, the family business is not doing business with Jennison or The Prudential; and three, the services required will not interfere with your duties or your independence of judgment. Significant involvement by employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

            * Note: The above deals only with positions in business enterprises. It does not affect Jennison's practice of permitting employees to be associated with governmental, educational, charitable, religious or other civic organizations. These activities may be entered into without prior consent, but must still be disclosed on an annual basis.

            B) YOU MAY NOT act on behalf of Jennison in connection with any transaction in which you have a personal interest. This rule does not apply to any personal interest resulting from your participation in any Jennison or Prudential plan in the nature of incentive compensation, or in the case of a plan which provides for direct participation in specific transactions by Jennison's Board of Directors.

            C) YOU MAY NOT, without prior approval from the Board of Directors, have a substantial interest in any outside business which, to your knowledge, is involved currently in a business transaction with Jennison or The Prudential, or is engaged in businesses similar to any business engaged in by Jennison. A substantial interest includes any investment in the outside business involving an amount greater than 10 percent of your gross assets, or $10,000 if that amount is larger, or involving an ownership interest greater than 2 percent of the outstanding equity interests. You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds and similar enterprises which are publicly owned.

            D) YOU MAY NOT, without prior approval of the Board of Directors, engage in any transaction involving the purchase of products and/or services from Jennison, except on the same terms and conditions as they are offered to the public. Plans offering services to employees approved by the Board of Directors are exempt from this rule.

            E) YOU MAY NOT purchase an equity interest in any competitor. Employees and their immediate families are also prohibited from investing in securities of a client or supplier with whom the staff member regularly deals even if the securities are widely traded.

      3. OTHER BUSINESS ACTIVITIES

            A) ISSUES REGARDING THE RETENTION OF SUPPLIERS: The choice of our suppliers must be based on quality, reliability, price, service, and technical advantages.

            B) GIFTS: Jennison employees and their immediate families should not solicit, accept, retain or provide any gifts or favors which might influence decisions you or the recipient must make in business transactions involving Jennison or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence your business decisions.

            Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Examples of such gifts are those received as normal business courtesies (i.e., meals or golf games); non-cash gifts of nominal value (such as received at Holiday time); gifts received because of kinship, marriage or social relationships entirely beyond and apart from an organization in which membership or an official position is held as approved by the Corporation. Entertainment which satisfies these requirements and conforms to generally accepted business practices also is permissible. Please reference the Gifts and Entertainment section of Jennison Associates' Compliance Manual for a more detailed explanation of Jennison's policy towards gifts and entertainment.

            C) IMPROPER PAYMENTS - KICKBACKS: In the conduct of the Corporation's business, no bribes, kickbacks, or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such as agents, attorneys or other consultants, for the purpose of influencing such individual or organization in obtaining or retaining business for, or directing business to, the Corporation.

            D) BOOKS, RECORDS AND ACCOUNTS: The integrity of the accounting records of the Corporation is essential. All receipts and expenditures, including personal expense statements must be supported by documents that accurately and properly describe such expenses. Staff members responsible for approving expenditures or for keeping books, records and accounts for the Corporation are required to approve and record all expenditures and other entries based upon proper supporting documents so that the accounting records of the Corporation are maintained in reasonable detail, reflecting accurately and fairly all transactions of the Corporation including the disposition of its assets and liabilities. The falsification of any book, record or account of the Corporation, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited. Disciplinary action will be taken against employees who violate these rules, which may result in dismissal.

            E) LAWS AND REGULATIONS: The activities of the Corporation must always be in full compliance with applicable laws and regulations. It is the Company's policy to be in strict compliance with all laws and regulations applied to our business. We recognize, however, that some laws and regulations may be ambiguous and difficult to interpret. Good faith efforts to follow the spirit and intent of all laws is expected. To ensure compliance, the Corporation intends to educate its employees on laws related to Jennison's activities which may include periodically issuing bulletins, manuals and memoranda. Staff members are expected to read all such materials and be familiar with their content.

            F) OUTSIDE ACTIVITIES & POLITICAL AFFILIATIONS: Jennison Associates does not contribute financial or other support to political parties or candidates for public office except where lawfully permitted and approved in advance in accordance with procedures adopted by Jennison's Board of Directors. Employees may, of course, make political contributions, but only on their own behalf; they will not be reimbursed by the Company for such contributions.

            Legislation generally prohibits the Corporation or anyone acting on its behalf from making an expenditure or contribution of cash or anything else of monetary value which directly or indirectly is in connection with an election to political office; as, for example, granting loans at preferential rates or providing non-financial support to a political candidate or party by donating office facilities. Otherwise, individual participation in political and civic activities conducted outside of normal business hours is encouraged, including the making of personal contributions to political candidates or activities.

            Employees are free to seek and hold an elective or appointive public office, provided you do not do so as a representative of the Company. However, you must conduct campaign activities and perform the duties of the office in a manner that does not interfere with your responsibilities to the firm.

      4. COMPLIANCE WITH THE CODE & CONSEQUENCES IF VIOLATION OF THE CODE OCCURS

      Each year all employees will be required to complete a form certifying that they have read this booklet, understand their responsibilities, and are in compliance with the requirements set forth in this statement.

      This process should remind us of the Company's concern with ethical issues and its desire to avoid conflicts of interest or their appearance. It should also prompt us to examine our personal circumstances in light of the Company's philosophy and policies regarding ethics.

      Certain key employees will be required to complete a form verifying that they have complied with all company procedures and filed disclosures of significant personal holdings and corporate affiliations.

      If any staff member has reason to believe that any situation may have resulted in a violation of any provision of the Code of Ethics, whether by that staff member or by another, the matter must be reported promptly to the Chief Compliance Officer or her designee.

      Violation of any provision of the Code of Ethics by any staff member may constitute grounds for disciplinary action, including dismissal.

                                   SECTION II

                                 INSIDER TRADING

      As a result of recent legislative events, particularly the enactment of the Insider Trading and Securities Fraud Enforcement Act of 1988, the Securities Exchange Acts and the Investment Advisors Act of 1940 require that all investment advisors establish, maintain and enforce policies and supervisory procedures designed to prevent the misuse of material, non-public information by such investment advisor, and any associated person.

      This section of the Code sets forth Jennison Associates' policy statement on insider trading. It explains some of the terms and concepts associated with insider trading, as well as the civil and criminal penalties for insider trading violations. In addition, it sets forth the necessary procedures required to implement Jennison Associates' Insider Trading Policy Statement.

      This policy applies to all Jennison Associates' employees, as well as the employees of all affiliated companies.

      1. JENNISON ASSOCIATES' POLICY STATEMENT AGAINST INSIDER TRADING

      When contemplating a transaction for your personal account, or an account in which you may have a direct or indirect personal or family interest, we must be certain that such transaction is not in conflict with the interests of our clients. Specific rules in this area are difficult, and in the final analysis, each of us must make our own determination as to whether a transaction is in conflict with client interests. Although it is not possible to anticipate all potential conflicts of interest, we have tried to set a standard that protects the firm's clients, yet is also practical for our employees. The Company recognizes the desirability of giving its corporate personnel reasonable freedom with respect to their investment activities, on behalf of themselves, their families, and in some cases, non-client accounts (i.e., charitable or educational organizations on whose boards of directors corporate personnel serve). However, personal investment activity may conflict with the interests of the Company's clients. In order to avoid such conflicts - or even the appearance of conflicts - the Company has adopted the following policy:

            Jennison Associates LLC forbids any director, officer or employee from trading, either personally or on behalf of clients or others, on material, non-public information or communicating material, non-public information to others in violation of the law. Said conduct is deemed to be "insider trading." Such policy applies to every director, officer and employee and extends to activities within and outside their duties at Jennison Associates.

      Every director, officer, and employee is required to read and retain this policy statement. Questions regarding Jennison Associates' Insider Trading policy and procedures should be referred to the Compliance or Legal Departments.

      2. EXPLANATION OF RELEVANT TERMS AND CONCEPTS

      Although insider trading is illegal, Congress has not defined "insider," "material" or "non-public information." Instead, the courts have developed definitions of these terms. Set forth below are very general descriptions of these terms. However, it is usually not easily determined whether information is "material" or "non-public" and, therefore, whenever you have any questions as to whether information is material or non-public, consult with the Compliance or Legal Departments. Do not make this decision yourself.

            A) WHO IS AN INSIDER?

            The concept of an "insider" is broad. It includes officers, directors and employees of a company. A person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Examples of temporary insiders are the company's attorneys, accountants, consultants and bank lending officers, as well as the employees of such organizations. Jennison Associates and its employees may become "temporary insiders" of a company in which we invest, in which we advise, or for which we perform any other service. An outside individual may be considered an insider, according to the Supreme Court, if the company expects the outsider to keep the disclosed non-public information confidential or if the relationship suggests such a duty of confidentiality.

            B) WHAT IS MATERIAL INFORMATION?

            Trading on inside information is not a basis for liability unless the information is material. Material Information is defined as:

                  [ ] Information, for which there is a substantial likelihood, that a reasonable investor would consider important in making his or her investment decisions, or

                  [ ] Information that is reasonably certain to have a
            substantial effect on the price of a company's securities.

            Information that directors, officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a significant increase or decline in orders, significant new products or discoveries, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

            In addition, knowledge about Jennison Associates' trading information and patterns may be deemed material.

            C) WHAT IS NON-PUBLIC INFORMATION?

            Information is "non-public" until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally available to the public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economics Services, The Wall Street Journal or other publications of general circulation would be considered public.

            D) MISAPPROPRIATION THEORY

            Under the "misappropriation" theory liability is established when trading occurs on material non-public information that is stolen or misappropriated from any other person. In U.S. v. Carpenter, a columnist defrauded The Wall Street Journal by stealing non-public information from the Journal and using it for trading in the securities markets. Note that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

            E) WHO IS A CONTROLLING PERSON?

            "Controlling persons" include not only employers, but any person with power to influence or control the direction of the management, policies or activities of another person. Controlling persons may include not only the Company, but its directors and officers.

      3. PENALTIES FOR INSIDER TRADING VIOLATIONS

      Penalties for trading on or communicating material non-public information are more severe than ever. The individuals involved in such unlawful conduct may be subject to both civil and criminal penalties. A controlling person may be subject to civil or criminal penalties for failing to establish, maintain and enforce Jennison Associates' Policy Statement against Insider Trading and/or if such failure permitted or substantially contributed to an insider trading violation.

      Individuals can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            A) CIVIL INJUNCTIONS

            B) TREBLE DAMAGES

            C) DISGORGEMENT OF PROFITS

            D) JAIL SENTENCES - Under the new laws, the maximum jail sentences for criminal securities law violations increased from 5 years to 10 years.

            E) CIVIL FINES - Persons who committed the violation may pay up to three times the profit gained or loss avoided, whether or not the person actually benefited.

            F) CRIMINAL FINES - The employer or other "controlling persons" may pay up to $2,500,000.

            G) Violators will be barred from the securities industry.

                                   SECTION III

                       IMPLEMENTATION PROCEDURES & POLICY

      The following procedures have been established to assist the officers, directors and employees of Jennison Associates in preventing and detecting insider trading as well as to impose sanctions against insider trading. Every officer, director and employee must follow these procedures or risk serious sanctions, including possible dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should contact the Compliance or Legal Department.

      1. IDENTIFYING INSIDE INFORMATION

      Before trading for yourself or others, including client accounts managed by Jennison Associates, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

            A) IS THE INFORMATION MATERIAL?

                  [ ] Would an investor consider this information important in making his or her investment decisions?

                  [ ] Would this information substantially effect the market price of the securities if generally disclosed?

            B) IS THE INFORMATION NON-PUBLIC?

                  [ ] To whom has this information been provided?

                  [ ] Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

      If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

            A) Report the matter immediately to the Compliance or Legal Departments.

            B) Do not repurchase or sell the securities on behalf of yourself or others, including client accounts managed by Jennison Associates.

            C) Do not communicate the information inside or outside Jennison Associates, other than to a senior staff member of either Compliance or Legal Departments.

            D) After the issue has been reviewed, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

      2. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

      Information that you identify as material and non-public may not be communicated to anyone, including persons within Jennison Associates LLC, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be locked; access to computer files containing non-public information should be restricted.

      Jennison employees have no obligation to the clients of Jennison Associates to trade or recommend trading on the basis of material, non-public (inside) information in their possession. Jennison's fiduciary responsibility to its clients requires that the firm and its employees regard the limitations imposed by Federal securities laws.

      3. ALLOCATION OF BROKERAGE

      To supplement its own research and analysis, to corroborate data compiled by its staff, and to consider the views and information of others in arriving at its investment decisions, Jennison Associates, consistent with its efforts to secure best price and execution, allocates brokerage business to those broker-dealers in a position to provide such services.

      It is the firm's policy not to allocate brokerage in consideration of the attempted furnishing of material non-public (inside) information. Employees, in recommending the allocation of brokerage to broker-dealers, should not give consideration to the provision of any material non-public (inside) information. The policy of Jennison Associates as set forth in this statement should be brought to the attention of such broker-dealer.

      4. RESOLVING ISSUES CONCERNING INSIDER TRADING

      If doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures and standards, or as to the propriety of any action, it must be discussed with either the Compliance or Legal Departments before trading or communicating the information to anyone.

      This code will be distributed to all Jennison Associates personnel. Periodically or upon request, a representative from the Compliance or Legal Departments will meet with such personnel to review this statement of policy, including any developments in the law and to answer any questions of interpretation or application of this policy.

      From time to time this statement of policy will be revised in the light of developments in the law, questions of interpretation and application, and practical experience with the procedures contemplated by the statement.

                                   SECTION IV

                   JENNISON ASSOCIATES PERSONAL TRADING POLICY

      1. GENERAL POLICY AND PROCEDURES

      The management of Jennison Associates is fully aware of and in no way wishes to deter the security investments of its individual employees. The securities markets, whether equity, fixed income, international or domestic, offer individuals alternative methods of enhancing their personal investments.

      Due to the nature of our business and our fiduciary responsibility to our client funds, we must protect the firm and its employees from the possibilities of both conflicts of interest and illegal insider trading in regard to their personal security transactions. It is the duty of Jennison and its employees to place the interests of clients first and to avoid all actual or potential conflicts of interest. Jennison employees are prohibited from short term trading or market timing any mutual funds managed by Jennison, as well as Prudential affiliated funds, and must comply with any trading restrictions established by Jennison to prevent market timing of these funds.

      We have adopted the following policies and procedures on employee personal trading to reasonably ensure against actual conflicts of interest that could lead to violations of federal securities law, such as short term trading or market timing of affiliated mutual funds. To prevent the rapid trading of certain mutual funds, Jennison employees may not engage in opposite transactions within 90 days of the last transaction with respect to the mutual funds listed on the attached Schedule A. Jennison employees are also required to arrange the reporting of fund transactions covered under this policy. This policy does not apply to money market mutual funds. These policies and procedures are in addition to those set forth in the Code of Ethics and the Policy Statement Against Insider Trading.

      All Jennison employees are required to comply with such policies and procedures in order to avoid the penalties set forth herein.

      2. RECORDKEEPING REQUIREMENTS

      Jennison Associates, as an investment advisor, is required by Rule 204-2 under the Investment Advisers Act of 1940, to keep records of every transaction in securities in which any of its personnel has any direct or indirect beneficial ownership, except transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control and transactions in securities which are direct obligations of the United States, high-quality short-term instruments and mutual funds. For purposes of this policy, mutual funds that are exempt from this recordkeeping requirement are money market funds and funds that are either not managed by Jennison or affiliated with Prudential. This requirement applies to transactions for the personal accounts of an employee, as well as, transactions for the accounts of other members of their immediate family (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control and trusts of which they are trustees or other accounts in which they have any direct or indirect beneficial interest or direct or indirect influence or control, unless the investment decisions for the account are made by an independent investment manager in a fully discretionary account. Jennison recognizes that some of its employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy. If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the Compliance or Legal Departments as to their status and obligations with respect to the account in question.

      In addition, Jennison, as a subadviser to investment companies registered under the Investment Company Act of 1940 (e.g., mutual funds), is required by Rule 17j-1 under the Investment Company Act to review and keep records of personal investment activities of "access persons" of these funds, unless the access person does not have direct or indirect influence or control of the accounts. An "access person" is defined as any director, officer, general partner or Advisory Person of a Fund or Fund's Investment Adviser. "Advisory Person" is defined as any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of investments by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales. Jennison's "access persons" and "advisory persons" include Jennison's employees and any other persons that Jennison may designate.

            A) JENNISON EMPLOYEES

                  All Jennison employees are Access Persons and are subject to the following reporting requirements. Access Persons are required to report all transactions including activity in Prudential affiliated and Jennison managed mutual funds. A list of these funds is attached hereto as Schedule A. This requirement applies to all accounts in which Jennison employees have a direct or indirect beneficial interest, including household members. All Access Persons are required to provide the Compliance Department with the following:

                  1) INITIAL HOLDINGS REPORTS:

                  Within 10 days of commencement of employment, an initial
            holdings report detailing all personal investments (including private placements, and index futures contracts and options thereon, but excluding US Treasury securities, mutual fund shares that are neither managed by Jennison nor affiliated with Prudential, see attached Schedule A, and short-term high quality debt instruments). The report should contain the following information:

                        a. The title, number of shares and principal amount of
                  each investment in which the Access Person had any direct or indirect beneficial ownership;

                        b. The name of any broker, dealer or bank with whom the
                  Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                        c. The date that the report is submitted by the Access
                  Person.

                  2) Quarterly Reports:

                        a. TRANSACTION REPORTING:

                        Within 10 days after the end of a calendar quarter, with
                  respect to any transaction, including activity in mutual funds identified on Schedule A, during the quarter in investments in which the Access Person had any direct or indirect beneficial ownership:

                              i) The date of the transaction, the title, the
                        interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

                              ii) The nature of the transaction (i.e., purchase,
                        sale or any other type of acquisition or disposition);

                              iii) The price of the investment at which the
                        transaction was effected;

                              iv) The name of the broker, dealer or bank with or
                        through which the transaction was effected; and

                              v) The date that the report is submitted by the
                        Access Person.

                        b. PERSONAL SECURITIES ACCOUNT REPORTING:

                        Within 10 days after the end of a calendar quarter, with
                  respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                              i) The name of the broker, dealer or bank with whom the Access Person established the account;

                              ii) The date the account was established; and

                              iii)The date that the report is submitted by the
                        Access Person.

                        To facilitate compliance with this reporting
                  requirement, Jennison Associates requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to Jennison Associates' Compliance Department and to Prudential's Corporate Compliance Department. Access Persons are required to notify the Compliance Department of any mutual fund accounts, including accounts of all household members, held directly with the fund for all mutual funds that appear on Schedule A. The Compliance Department must also be notified prior to the creation of any new personal investment accounts so that we may request that duplicate statements and confirmations of all trading activity (including mutual funds) be sent to the Compliance Department.

                  3) ANNUAL HOLDINGS REPORTS:

                  Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                              a. The title, number of shares and principal
                        amount of each investment, including investments set forth in Schedule A, in which the Access Person had any direct or indirect beneficial ownership;

                              b. The name of any broker, dealer or bank with
                        whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                              c. The date that the report is submitted by the
                        Access Person.

                  4) A copy of all discretionary investment advisory contracts or agreements between the officer, director or employee and his investment advisors.

                  5) A copy of Schedule B, Schedule D, and Schedule E from
            federal income tax returns on an annual basis.

                  Please note that Access Persons may hold and trade Prudential affiliated and Jennison managed mutual funds through Authorized Broker/Dealers, Prudential Mutual Fund Services, the Prudential Employee Savings Plan ("PESP"), and the Jennison Savings and Pension Plans. In addition, Access Persons may maintain accounts with respect to certain third party mutual funds managed by Jennison or Prudential Investment Management Inc. directly with the fund company, provided that duplicate confirms and statements are provided to the Compliance Department.

            B) OTHER PERSONS DEFINED BY JENNISON AS ACCESS PERSONS

            Other Persons Defined by Jennison as Access Persons include individuals who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments by Jennison on behalf of its clients. These individuals or groups of individuals are identified on Exhibit C and will be required to comply with such policies and procedures that Jennison deems necessary. These policies and procedures are specified on Exhibit C.

      3. PRE-CLEARANCE PROCEDURES

      All employees of Jennison Associates may need to obtain clearance from the Jennison Personal Investment Committee prior to effecting any securities transaction in which they or their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, have a beneficial interest on behalf of a trust of which they are trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control. Determination as to whether or not a particular transaction requires pre-approval should be made by consulting the "Compliance and Reporting of Personal Transactions Matrix" found on Exhibit A.

      The Jennison Personal Investment Committee will make its decision of whether to clear a proposed trade on the basis of the personal trading restrictions set forth below. A member of the Compliance Department shall promptly notify the individual of approval or denial to trade the requested security. Notification of approval or denial to trade may be verbally given as soon as possible; however, it shall be confirmed in writing within 24 hours of the verbal notification. Please note that the approval granted will be valid ONLY for that day in which the approval has been obtained; provided, however, that approved orders for securities traded in certain foreign markets may be executed within 2 business days from the date pre-clearance is granted, depending on the time at which approval is granted and the hours of the markets on which the security is traded are open. In other words, if a trade was not effected on the day for which approval was originally sought, a new approval form must be re-submitted on each subsequent day in which trading may occur. Or, if the security for which approval has been granted is traded on foreign markets, approval is valid for an additional day (i.e., the day for which approval was granted and the day following the day for which approval was granted).

      Only transactions where the investment decisions for the account are made by an independent investment manager in a fully discretionary account (including managed accounts) will be exempt from the pre-clearance procedures, except for those transactions that are directed by an employee in a Jennison managed account. Copies of the agreement of such discretionary accounts, as well as transaction statements or another comparable portfolio report, must be submitted on a quarterly basis to the Compliance Department for review and record retention.

      Written notice of your intended securities activities must be filed for approval prior to effecting any transaction for which prior approval is required. The name of the security, the date, the nature of the transaction (purchase or sale), the price, the name and relationship to you of the account holder (self, son, daughter, spouse, father, etc.), and the name of the broker-dealer or bank involved in the transaction must be disclosed in such written notice. Such written notice should be submitted on the Pre-Clearance Transaction Request Forms (Equity/Fixed Income) which can be obtained from the Compliance Department. If proper procedures are not complied with, action will be taken against the employee. All violations shall go before Jennison's Compliance Committee and are reported on an annual basis to the Jennison Board of Directors. The violators may be asked to reverse the transaction and/or transfer the security or profits gained over to the accounts of Jennison Associates. In addition, penalties for personal trading violations shall be determined in accordance with the penalties schedule set forth in Section 5, "Penalties for Violating Jennison Associates' Personal Trading Policies." Each situation and its relevance will be given due weight.

      4. PERSONAL TRADING POLICY

      The following rules, regulations and restrictions have been set forth by the Board of Directors and apply to the personal security transactions of all employees. These rules will govern whether clearance for a proposed transaction will be granted. These rules also apply to the sale of securities once the purchase of a security has been pre-approved and completed.

      No director, officer or employee of the Company may effect for himself, an immediate family member (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, or any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control any transaction in a security, or recommend any such transaction in a security, of which, to his/her knowledge, the Company has either effected or is contemplating effecting the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information.

      Except in particular cases in which the Jennison Personal Investment Committee has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all Jennison employees for their own accounts, for their immediate family's accounts (including accounts of the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, and any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control. The provisions of the following paragraphs do not necessarily imply that the Jennison Personal Investment Committee will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, but rather are designed to indicate the transactions for which prior approval should be obtained to ensure that no conflict occurs.

            A) BLACKOUT PERIODS

                  1) Neither any security recommended, or proposed to be
            recommended to any client for purchase, nor any security purchased or proposed to be purchased for any client may be purchased by any corporate personnel if such purchase will interfere in any way with the orderly purchase of such security by any client.

                  2) Neither any security recommended, or proposed to be
            recommended to any client for sale, nor any security sold, or proposed to be sold, for any client may be sold by any corporate personnel if such sale will interfere in any way with the orderly sale of such security by any client.

                  3) No security may be sold after being recommended to any
            client for purchase or after being purchased for any client, and no security may be purchased after being recommended to any client for sale or after being sold for any client, if the sale or purchase is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

                  4) In order to prevent even the appearance of a violation of this rule or a conflict of interest with a client account, you should refrain from trading in the SEVEN (7) CALENDAR DAYS BEFORE AND AFTER Jennison trades in that security.

                  If an employee trades during a blackout period, disgorgement may be required. For example, if an Employee's trade is pre-approved and executed and subsequently, within seven days of the transaction, the Firm trades on behalf of Jennison's clients, the Jennison Personal Investment Committee shall review the personal trade in light of firm trading activity and determine on a case by case basis the appropriate action. If the Personal Investment Committee finds that a client is disadvantaged by the personal trade, the trader may be required to reverse the trade and disgorge to the firm any difference due to any incremental price advantage over the client's transaction.

            B)    SHORT-TERM TRADING PROFITS

            All employees of Jennison Associates are prohibited from profiting in their own accounts and the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control from the purchase and sale, or the sale and purchase of the same or equivalent securities within 60 calendar days. All employees are prohibited from executing a purchase and a sale or a sale and a purchase of the same mutual funds that appear on Schedule A during any 90-day period. Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within the 60 and 90 day restriction periods, respectively, shall be disgorged to the firm, net of taxes.

            "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchase and sale that occur with in a 60 calendar day period and, for purposes of this policy, within a 90 calendar day period for any purchase and sale or sale and purchase in those mutual funds that appear on Schedule A across all accounts over which a Jennison director, officer or employee has a direct or indirect beneficial interest (including accounts that hold securities held by members of a person's immediate family sharing the same household) over which the person has direct or indirect control or influence without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

            In addition, the last in, first out ("LIFO") method will be used in determining if any exceptions have occurred in any Prudential affiliated or Jennison managed mutual fund. Profits realized on such transactions must be disgorged.(1) Certain limited exceptions to this holding period are available and must be approved by the Chief Compliance Officer or her designee prior to execution. Exceptions to this policy include, but are not limited to, hardships and extended disability. Automatic investment and withdrawal programs and automatic rebalancing are permitted transactions under the policy.

            The prohibition on short-term trading profits shall not apply to trading of index options and index futures contracts and options on index futures contracts on broad based indices. However, such transactions remain subject to the pre-clearance procedures and other applicable procedures. A list of broad-based indices is provided on Exhibit B.

            C) Jennison employees may not purchase of any security if the purchase would deprive any of Jennison's clients of an investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client's investments and investment objectives and whether the opportunity is being offered to corporate personnel by virtue of his or her position at Jennison.

            D) Jennison employees may not purchase NEW ISSUES OF EITHER COMMON STOCK, FIXED INCOME SECURITIES or CONVERTIBLE SECURITIES except in accordance with item E below. This prohibition does not apply to new issues of shares of open-end investment companies. All Jennison employees shall also obtain prior written approval of the Jennison Personal Investment Committee in the form of a completed "Request to Buy or Sell Securities" form before effecting any purchase of securities on a `PRIVATE PLACEMENT' basis. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for Jennison's clients and whether the opportunity is being offered to the employee by virtue of his or her position at Jennison.

            E) Subject to the pre-clearance and reporting procedures, Jennison employees may purchase securities on the date of issuance, provided that such securities are acquired in the secondary market. Upon requesting approval of such transactions, employees must acknowledge that he or she is aware that such request for approval may not be submitted until AFTER the security has been issued to the public and is trading at prevailing market prices in the secondary market. Additionally, trade confirmations of executions of such transaction must be received by the Compliance Department NO LATER THAN THE CLOSE OF BUSINESS ON THE DAY FOLLOWING EXECUTION OF SUCH TRADE AND MUST BE ACCOMPANIED BY A COPY OF THE FINAL PROSPECTUS. If such trade confirmation is not received, the employee may be requested to reverse (subject to pre-approval) the trade, and any profits or losses avoided must be disgorged to the firm.

------------------

(1) Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Savings or Pension Plans will be determined separately by the Personal Securities Trading and Jennison Compliance Committees, respectively.

            F) Subject to the preclearance and reporting procedures, Jennison employees may effect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired. In the event that approval to exercise such rights is denied, subject to preclearance and reporting procedures, corporate personnel may obtain permission to sell such rights on the last day that such rights may be traded.

            G) Any transactions in index futures contracts and index options, except those effected on a broad-based index, are subject to the preclearance and reporting requirements.

            H) No employee of Jennison Associates may profit in their personal securities accounts or the accounts of their immediate families (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control or any trust of which they are a trustee, or for any other account in which they have a beneficial interest or direct or indirect influence or control by short selling or purchasing put options or writing call options on securities that represent a position in any portfolios managed by Jennison on behalf of its clients. Any profits realized from such transactions shall be disgorged to the Firm, net of taxes. Put options and short sales are subject to the preclearance rules.

            All employees are prohibited from selling short and from participating in any options transactions on any securities issued by Prudential except in connection with bona fide hedging strategies (e.g., covered call options and protected put options). However, employees are prohibited from buying or selling options to hedge their financial interest in employee stock options granted to them by Prudential.

            I) No employee of Jennison Associates may participate in investment clubs.

            J) While participation in employee stock purchase plans and employee stock option plans need not be pre-approved, copies of the terms of the plans should be provided to the Compliance Department as soon as possible so that the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval, reporting, short-term trading profits ban). Jennison employees must obtain pre-approval for any discretionary disposition of securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or employee stock option plan. Nondiscretionary dispositions of securities or exercise are not subject to pre-approval. Additionally, Jennison employees should report holdings of such securities and options on an annual basis.

            K) Subject to pre-clearance, long-term investing through direct stock purchase plans is permitted. The terms of the plan, the initial investment, and any purchases through automatic debit must be provided to and approved by the Jennison Personal Investment Committee. Any changes to the original terms of approval, e.g., increasing, decreasing, or termination of participation in the plan, as well as any sales or discretionary purchase of securities in the plan must be submitted for pre-clearance. Provided that the automatic monthly purchases have been approved by the Jennison Personal Investment Committee, each automatic monthly purchase need not be submitted for pre-approval. "Profits realized" for purposes of applying the ban on short-term trading profits will be determined by matching the proposed discretionary purchase or sale transaction against the most recent discretionary purchase or sale, as applicable, not the most recent automatic purchase or sale (if applicable). Additionally, holdings should be disclosed annually.

            L) DESIGNATED PERSONS: REQUIREMENTS FOR TRANSACTIONS IN SECURITIES ISSUED BY PRUDENTIAL

            A Designated Person is an employee who, during the normal course of his or her job has routine access to material, nonpublic information about Prudential, including information about one or more business units or corporate level information that may be material about Prudential. Employees that have been classified as Designated Persons have been informed of their status.

            Designated Persons are permitted to trade in Prudential common stock (symbol: "PRU") only during certain "open trading windows". Trading windows will be closed for periods surrounding the preparation and release of Prudential financial results. Approximately 24 hours after Prudential releases its quarterly earnings to the public, the trading window generally opens and will remain open until approximately three weeks before the end of the quarter. Designated Persons will be notified by the Compliance Department announcing the opening and closing of each trading window.

            Designated Persons are required to obtain a dual pre-clearance approval for all transactions from both Jennison and Prudential. To request pre-clearance approval, Designated Persons are required to complete a pre-clearance form for Jennison and a separate pre-clearance form for Prudential. These forms can be obtained from the Compliance Department. The Compliance Department will notify the Designated Person if their request has been approved or denied. Please note that pre-clearance also applies to transactions of household members and dependents of any Designated Person and is valid only for the day approval is provided. All other pre-clearance rules and restrictions apply.

            M)    JENNISON EMPLOYEE PARTICIPATION IN MANAGED STRATEGIES

            All eligible employees must adhere to the following conditions in order to open an account in a managed account program:

                  [ ]   All employees may open a managed account in any managed
            account program, including Jennison-managed strategies.

                  [ ]   Portfolio Managers of the Jennison models are prohibited
            from opening accounts in managed account programs in strategies that he or she manages.

                  [ ]   Portfolio Advisors may open accounts in managed account
            programs in strategies for which he or she has responsibility; however, these individuals may not direct selling or purchases for his or her own accounts. All such decisions and implementation of portfolio transactions for Portfolio Advisor accounts will be made by the Director of Managed Account Operations.

                  [ ]   Eligible employees will not be permitted to have
            discretion over any managed account. This means that employees will be invested in the model.

                  [ ]   All transactions in any managed account for which a
            Jennison employee has discretion will be subject to the pre-clearance requirements of this policy.

                  [ ]   In connection with tax selling, eligible employees
            (except Portfolio Advisors) are permitted to identify specific securities to be sold, however, such sales are subject to the 60-day ban on short-term trading profits and pre-clearance for Jennison managed strategies.

                  [ ]   Both the Jennison Compliance Department and Prudential
            Corporate Compliance will need to receive duplicate confirmations and statements.

            N)    EXCEPTIONS TO THE PERSONAL TRADING POLICY

            Notwithstanding the foregoing restrictions, exceptions to certain provisions (e.g., blackout period, pre-clearance procedures, and short-term trading profits) of the Personal Trading Policy may be granted on a case by case basis by Jennison when no abuse is involved and the facts of the situation strongly support an exception to the rule.

            Investments in the following instruments are not bound to the rules and restrictions as set forth above and may be made without the approval of the Jennison Personal Investment Committee: governments, agencies, money markets, repurchase orders, reverse repurchase orders and open-ended registered investment companies. Although not subject to pre-clearance, the mutual funds that are listed on Schedule A are subject to reporting and a ban on short term trading, i.e. buying and selling or selling and buying within 90 days.

            All employees, on a quarterly basis, must sign a statement that they, during said period, have been in full compliance with all personal and insider trading rules and regulations set forth within Jennison Associates' Code of Ethics, Policy Statement on Insider Trading and Personal Trading Policy.

      O)    MONITORING/ADMINISTRATION

            The Jennison Associates' Compliance Department will administer this policy and will be responsible for monitoring compliance with the policy. Requests for exceptions to the policy will be provided to the Jennison Chief Compliance Officer or her designee and from time to time shared with the Prudential Personal Securities Trading and Jennison Compliance Committees. While Jennison has primary responsibility to administer its own Personal Trading Policy, Prudential will assist Jennison by monitoring activity in Prudential mutual funds, as well as Jennison funds in Jennison Savings and Pension Plan, and identifying violations to the ban on short term trading, as described in this policy.

            As indicated above, short term or market timing trading in any mutual fund identified in Schedule A represents a significant conflict of interest for Jennison and Prudential. Market timing any of these mutual funds may suggest the use of inside information - namely, knowledge of portfolio holdings or contemplated transactions - acquired or developed by an employee for personal gain. The use of such information constitutes a violation of the law that can lead to severe disciplinary action against Jennison and its senior officers. Therefore, trading activity in any Prudential affiliated or Jennison managed mutual fund will be subject to a heightened level of scrutiny. Jennison employees who engage in short term trading of such funds can be subject to severe disciplinary action, leading up to and including possible termination.

      5. PENALTIES FOR VIOLATIONS OF JENNISON ASSOCIATES' PERSONAL TRADING POLICIES

      Violations of Jennison's Personal Trading Policy and Procedures, while in most cases may be inadvertent, must not occur. It is important that every employee abide by the policies established by the Board of Directors. Penalties will be assessed in accordance with the schedules set forth below. THESE, HOWEVER, ARE MINIMUM PENALTIES. THE FIRM RESERVES THE RIGHT TO TAKE ANY OTHER APPROPRIATE ACTION, INCLUDING TERMINATION.

      All violations and penalties imposed will be reported to Jennison's Compliance Committee on a monthly basis. In addition, the Compliance Committee will provide the Board of Directors with an annual report which at minimum:

            A) summarizes existing procedures concerning personal investing and any changes in procedures made during the preceding year;

            B) identifies any violations requiring significant remedial action during the preceding year; and

            C) identifies any recommended changes in existing restrictions or procedures based upon Jennison's experience under its policies and procedures, evolving industry practices, or developments in applicable laws and regulations.

      6.    TYPE OF VIOLATION

            A)    PENALTIES FOR FAILURE TO SECURE PRE-APPROVAL

            The minimum penalties for failure to pre-clear personal securities transactions include POSSIBLE REVERSAL OF THE TRADE, POSSIBLE DISGORGEMENT OF PROFITS, AS WELL AS THE IMPOSITION OF ADDITIONAL CASH PENALTIES. Please note that subsections 2) and 3) have been applied retroactively from its effective date.

                  1)    FAILURE TO PRE-CLEAR PURCHASE

                  Depending on the circumstances of the violation, the
            individual may be asked to reverse the trade (i.e., the securities must be sold). Any profits realized from the subsequent sale, net of taxes must be turned over to the firm. PLEASE NOTE: THE SALE OR REVERSAL OF SUCH TRADE MUST BE SUBMITTED FOR PRE-APPROVAL.

                  2) FAILURE TO PRE-CLEAR SALES THAT RESULT IN LONG-TERM CAPITAL GAINS

                  Depending on the circumstances of the violation, the firm may require that profits realized from the sale of securities that are defined as "long-term capital gains" by Internal Revenue Code (the "IRC") section 1222 and the rules thereunder, as amended, to be turned over to the firm, subject to the following maximum amounts:

             JALLC POSITION                         DISGORGEMENT PENALTY
             --------------                         --------------------
Senior Vice Presidents and above            Realized long-term capital gain, net
                                               of taxes, up to $10,000.00
Vice Presidents and Assistant Vice          Realized long-term capital gain, net
   Presidents                                  of taxes, up to $5,000.00
All other JALLC Personnel                   25% of the realized long-term gain,
                                               irrespective of taxes, up to
                                               $3,000.00

                  3) FAILURE TO PRE-CLEAR SALES THAT RESULT IN SHORT-TERM CAPITAL GAINS

                  Depending on the nature of the violation, the firm may require that all profits realized from sales that result in profits that are defined as "short-term capital gains" by IRC section 1222 and the rules thereunder, as amended, be disgorged irrespective of taxes. Please note, however, any profits that result from violating the ban on short-term trading profits are addressed in section 6.C), "Penalty for Violation of Short-Term Trading Profit Rule."

                  4)    ADDITIONAL CASH PENALTIES

                           VP's AND ABOVE             OTHER JALLC PERSONNEL
                           --------------             ---------------------
FIRST OFFENSE           None/Warning              None/Warning
SECOND OFFENSE          $1,000                    $200
THIRD OFFENSE           $2,000                    $300
FOURTH OFFENSE          $3,000                    $400
FIFTH OFFENSE           $4,000 & Automatic        $500 & Automatic Notification
                         Notification of the       of the Board of Directors
                         Board of Directors

            NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

            Penalties shall be assessed over a rolling three year period. For example, if over a three year period (year 1 through year 3), a person had four violations, two in year 1, and one in each of the following years, the last violation in year 3 would be considered a fourth offense. However, if in the subsequent year (year 4), the person only had one violation of the policy, this violation would be penalized at the third offense level because over the subsequent three year period (from year 2 through year 4), there were only three violations. Thus, if a person had no violations over a three year period, a subsequent offense would be considered a first offense, notwithstanding the fact that the person may have violated the policy prior to the three year period.

            B)    FAILURE TO COMPLY WITH RECORDKEEPING REQUIREMENTS

            Such violations occur if Jennison does not receive a broker confirmation within ten (10) business days following the end of the quarter in which a transaction occurs or if Jennison does not routinely receive brokerage statements. Evidence of written notices to brokers of Jennison's requirement and assistance in resolving problems will be taken into consideration in determining the appropriateness of penalties.

                        VP's AND ABOVE                OTHER JALLC PERSONNEL
                        --------------                ---------------------
FIRST OFFENSE     None/Warning                    None/Warning
SECOND OFFENSE    $200                            $50
THIRD OFFENSE     $500                            $100
FOURTH OFFENSE    $600                            $200
FIFTH OFFENSE     $700& Automatic Notification    $300 & Automatic Notification
                   of the Board                    of the Board

            NOTWITHSTANDING THE FOREGOING, JENNISON RESERVES THE RIGHT TO NOTIFY THE BOARD OF DIRECTORS FOR ANY VIOLATION.

            C)    PENALTY FOR VIOLATION OF SHORT-TERM TRADING PROFIT RULE

            Any profits realized from the purchase and sale or the sale and purchase of the same (or equivalent) securities within 60 calendar days and within 90 calendar days for all mutual funds that appear on Schedule
      A. shall be disgorged to the firm, net of taxes. "Profits realized" shall be calculated consistent with interpretations under section 16(b) of the Securities Exchange Act of 1934, as amended, which requires matching any purchase and sale that occur with in a 60 calendar day period without regard to the order of the purchase or the sale during the period. As such, a person who sold a security and then repurchased the same (or equivalent) security would need to disgorge a profit if matching the purchase and the sale would result in a profit. The LIFO standard will be applied when determining if any violations have occurred in the trading of a Prudential affiliated or Jennison managed mutual fund, other than a money market fund, and whether the corresponding purchase and sale or sale and purchase of such fund(s) has resulted in a profit or loss. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

            D) OTHER POLICY INFRINGEMENTS WILL BE DEALT WITH ON A CASE BY CASE BASIS

            PENALTIES WILL BE COMMENSURATE WITH THE SEVERITY OF THE VIOLATION.

            Serious violations would include:

                  [ ]   Failure to abide by the determination of the Personal
            Investment Committee.

                  [ ]   Failure to submit pre-approval for securities in which
            Jennison actively trades.

                  [ ]   Failure to comply with the ban on all short term
            trading, i.e. buying and selling or selling and buying the same or equivalent securities and mutual funds set forth on Schedule A within 60 and 90 days, respectively.

            E)    DISGORGED PROFITS

            Profits disgorged to the firm shall be donated to a charitable organization selected by the firm in the name of the firm. Such funds may be donated to such organization at such time as the firm determines.

                                    EXHIBIT A

            COMPLIANCE AND REPORTING OF PERSONAL TRANSACTIONS MATRIX

                                                                                Required                    If reportable,
                                                                                  Pre-                         minimum
  Investment                                                                    Approval     Reportable       reporting
Category/Method            Sub-Category                                           (Y/N)         (Y/N)         frequency
---------------            ------------                                           -----         -----         ---------
BONDS                      Treasury Bills, Notes, Bonds                             N             N              N/A
                           Agency                                                   N             Y           Quarterly
                           Corporates                                               Y             Y           Quarterly
                           MBS                                                      N             Y           Quarterly
                           ABS                                                      N             Y           Quarterly
                           CMO's                                                    Y             Y           Quarterly
                           Municipals                                               N             Y           Quarterly
                           Convertibles                                             Y             Y           Quarterly

STOCKS                     Common                                                   Y             Y           Quarterly
                           Preferred                                                Y             Y           Quarterly
                           Rights                                                   Y             Y           Quarterly
                           Warrants                                                 Y             Y           Quarterly
                           Automatic Dividend Reinvestments                         N             N              N/A
                           Optional Dividend Reinvestments                          Y             Y           Quarterly
                           Direct Stock Purchase Plans with automatic               Y             Y           Quarterly
                               investments
                           Employee Stock Purchase/Option Plan                      Y*            Y               *

OPEN-END MUTUAL FUNDS      Affiliated Investments - see Schedule A.                 N             Y           Quarterly
                           Non-Affiliated Funds, not managed by Jennison.           N             N              N/A

CLOSED END FUNDS & UNIT
    INVESTMENT TRUSTS      All Affiliated & Non-Affiliated Funds                    N             Y           Quarterly
                           US Funds (including SPDRs, NASDAQ 100 Index              N             Y           Quarterly
                               Tracking Shares)
                           Foreign Funds                                            N             Y           Quarterly

DERIVATIVES                Any exchange traded, NASDAQ, or OTC
                               option or futures contract, including,
                               but not limited to:
                                   Financial Futures                               **             Y           Quarterly
                                   Commodity Futures                                N             Y           Quarterly
                                   Options on Futures                              **             Y           Quarterly
                                   Options on Securities                           **             Y           Quarterly
                                   Non-Broad Based Index Options                    Y             Y           Quarterly
                                   Non Broad Based Index Futures Contracts          Y             Y           Quarterly
                                       and Options on Non-Broad Based
                                       Index Futures Contracts

                                   Broad Based Index Options                        N             Y           Quarterly
                                   Broad Based Index Futures Contracts and          N             Y           Quarterly
                                       Options on Broad Based Index
                                       Futures Contracts

LIMITED PARTNERSHIPS,
    PRIVATE PLACEMENTS,
    & PRIVATE
    INVESTMENTS                                                                     Y             Y           Quarterly

VOLUNTARY TENDER                                                                    Y             Y           Quarterly
    OFFERS

MANAGED ACCOUNT                Employee Directed Portfolio Transactions             Y             Y           Quarterly
    PROGARMS

* Pre-approval of sales of securities or exercises of options acquired through employee stock purchase or employee stock option plans are required. Holdings are required to be reported annually; transactions subject to pre-approval are required to be reported quarterly. Pre-approval is not required to participate in such plans.

** Pre-approval of a personal derivative securities transaction is required if the underlying security requires pre-approval.

                                    EXHIBIT B

                               BROAD-BASED INDICES

Nikkei 300 Index CI/Euro

S&P 100 Close/Amer Index

S&P 100 Close/Amer Index

S&P 100 Close/Amer Index

S&P 500 Index

S&P 500 Open/Euro Index

S&P 500 Open/Euro Index

S&P 500 (Wrap)

S&P 500 Open/Euro Index

Russell 2000 Open/Euro Index

Russell 2000 Open/Euro Index

S&P Midcap 400 Open/Euro Index

NASDAQ- 100 Open/Euro Index

NASDAQ- 100 Open/Euro Index

NASDAQ- 100 Open/Euro Index

NASDAQ- 100 Open/Euro Index

NASDAQ- 100 Open/Euro Index

S&P Small Cap 600

U.S. Top 100 Sector

S&P 500 Long-Term Close

Russell 2000 L-T Open./Euro

Russell 2000 Long-Term Index

                                    EXHIBIT C

               OTHER PERSONS DEFINED BY JENNISON AS ACCESS PERSONS

      The following groups of persons have been defined by Jennison as Access Persons because these individuals who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments by Jennison on behalf of its clients. These individuals or groups of individuals are identified on this Exhibit C and will be required to comply with such policies and procedures that Jennison deems necessary as specified on this Exhibit.

      1.    JENNISON DIRECTORS AND OFFICERS WHO ARE PRUDENTIAL EMPLOYEES

      Jennison recognizes that a Jennison director or officer who is employed by Prudential ("Prudential Director or Officer") may be subject to the Prudential Personal Securities Trading Policy ("Prudential's Policy"), a copy of which and any amendments thereto shall have been made available to Jennison's Compliance Department. A Prudential Director or Officer does not need to obtain preclearance from Jennison's Personal Investment Committee; provided that the Prudential Director or Officer does not otherwise have access to current Jennison trading activity.

      For purposes of the recordkeeping requirements of this Policy, Prudential Directors and Officers are required to comply with Prudential's Policy. Prudential will provide an annual representation to the Jennison Compliance Department, with respect to employees subject to the Prudential Policy, that the employee has complied with the recordkeeping and other procedures of Prudential's Policy during the most recent calendar year. If there have been any violations of Prudential's Policy by such employee, Prudential will submit a detailed report of such violations and what remedial action, if any was taken. If an employee is not subject to the Prudential Policy, Prudential will provide a certification that the employee is not subject to the Prudential Policy.

      2.    OUTSIDE CONSULTANTS

      Outside Consultants and Independent Contractors who work on-site at Jennison and who in connection with his or her regular functions or duties obtain information regarding the purchase or sale of investments in portfolios managed by Jennison will be subject to such policies and procedures as determined by Jennison.

                                   SCHEDULE A

             PRUDENTIAL AFFILIATED AND JENNISON MANAGED MUTUAL FUND

      The following list of Prudential and Jennison managed mutual funds is the most current list as of February 23, 2004:

I.    Prudential Mutual Funds:

- Dryden Global Total Return Fund, Inc.

- Dryden Index Series Fund - Dryden Stock Index Fund

- Dryden Tax-Managed Funds - Dryden Large-Cap Core Equity Fund

- Dryden Small-Cap Core Equity Fund, Inc.

- The Prudential Investment Portfolios, Inc. - Dryden Active Allocation Fund

- The Prudential Investment Portfolios, Inc. - JennisonDryden Conservative Allocation Fund

- The Prudential Investment Portfolios, Inc. - JennisonDryden Moderate Allocation Fund

- The Prudential Investment Portfolios, Inc. - JennisonDryden Growth Allocation Fund

- Dryden High Yield Fund, Inc.

- Dryden Total Return Bond Fund, Inc.

- Dryden National Municipals Fund, Inc.

- Dryden Short-Term Bond Fund, Inc. - Dryden Short-Term Corporate Bond Fund

- Dryden Short-Term Bond Fund, Inc. - Dryden Ultra Short Bond Fund

- Dryden Government Income Fund, Inc.

- Dryden Municipal Bond Fund - High Income Series

- Dryden Municipal Bond Fund - Insured Series

- Strategic Partners Real Estate Securities Fund

- Prudential World Fund, Inc. - Strategic Partners International Value Fund

- Prudential World Fund, Inc. - Dryden International Equity Fund

- Cash Accumulation Trust - Liquid Assets Fund

- COMMAND Tax-Free Fund

- Strategic Partners Opportunity Funds - Strategic Partners Focused Value Fund

- Strategic Partners Opportunity Funds - Strategic Partners Mid-Cap Value Fund

- Strategic Partners Style Specific Funds - Strategic Partners Large Capitalization Growth Fund

- Strategic Partners Style Specific Funds - Strategic Partners Large Capitalization Value Fund

- Strategic Partners Style Specific Funds - Strategic Partners Small Capitalization Growth Fund

- Strategic Partners Style Specific Funds - Strategic Partners Small Capitalization Value Fund

- Strategic Partners Style Specific Funds - Strategic Partners International Equity Fund

- Strategic Partners Style Specific Funds - Strategic Partners Total Return Bond Fund

- The Target Portfolio Trust - Large Capitalization Growth Portfolio

- The Target Portfolio Trust - Large Capitalization Value Portfolio

- The Target Portfolio Trust - Small Capitalization Growth Portfolio

- The Target Portfolio Trust - Small Capitalization Value Portfolio

- The Target Portfolio Trust - International Equity Portfolio

- The Target Portfolio Trust - International Bond Portfolio

- The Target Portfolio Trust - Total Return Bond Portfolio

- The Target Portfolio Trust - Intermediate-Term Bond Portfolio

- The Target Portfolio Trust - Mortgage Backed Securities Portfolio

- American Skandia Advisor Funds, Inc. - ASAF International Equity Fund

- American Skandia Advisor Funds, Inc. - ASAF William Blair International Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF PBHG Small-Cap Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF DeAM Small-Cap Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF Gabelli Small-Cap Value Fund

- American Skandia Advisor Funds, Inc. - ASAF Goldman Sachs Mid-Cap Growth
Fund

- American Skandia Advisor Funds, Inc. - ASAF Neuberger Berman Mid-Cap Value
Fund

- American Skandia Advisor Funds, Inc. - ASAF INVESCO Technology Fund

- American Skandia Advisor Funds, Inc. - ASAF INVESCO Health Sciences Fund

- American Skandia Advisor Funds, Inc. - ASAF ProFund Managed OTC Fund

- American Skandia Advisor Funds, Inc. - ASAF Marsico Capital Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF Goldman Sachs Concentrated Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF Large-Cap Growth Fund

- American Skandia Advisor Funds, Inc. - ASAF T. Rowe Price Tax Managed Fund

- American Skandia Advisor Funds, Inc. - ASAF Sanford Bernstein Core Value Fund

- American Skandia Advisor Funds, Inc. - ASAF Sanford Bernstein Managed Index 500 Fund

- American Skandia Advisor Funds, Inc. - ASAF Alliance Growth and Income Fund

- American Skandia Advisor Funds, Inc. - ASAF MFS Growth with Income Fund

- American Skandia Advisor Funds, Inc. - ASAF INVESCO Capital Income Fund

- American Skandia Advisor Funds, Inc. - ASAF American Century Strategic Balanced Fund

- American Skandia Advisor Funds, Inc. - ASAF Federated High Yield Bond Fund

- American Skandia Advisor Funds, Inc. - ASAF PIMCO Total Return Bond Fund

II.   Jennison Managed Mutual Funds:

- American Skandia Advisor Funds, Inc. - ASAF Large Cap Growth Fund

- Harbor Fund - Harbor Capital Appreciation Fund

- Jennison 20/20 Focus Fund

- Jennison Natural Resources Fund, Inc.

- Jennison Sector Funds, Inc. - Jennison Financial Services Fund

- Jennison Sector Funds, Inc. - Jennison Health Sciences Fund

- Jennison Sector Funds, Inc. - Jennison Technology Fund

- Jennison Sector Funds, Inc. - Jennison Utility Fund

- Jennison Small Company Fund, Inc.

- Jennison U.S. Emerging Growth Fund, Inc.

- Jennison Value Fund

- Prudential World Fund, Inc. - Jennison Global Growth Fund

- Scudder Focus Value Plus Growth Fund - Scudder Focus Value+Growth Fund

- Strategic Partners Asset Allocation Funds - Strategic Partners Conservative Growth Fund

- Strategic Partners Asset Allocation Funds - Strategic Partners High Growth
Fund

- Strategic Partners Asset Allocation Funds - Strategic Partners Moderate Growth Fund

- Strategic Partners Equity Fund, Inc.

- Strategic Partners Opportunity Funds - Strategic Partners Focused Growth Fund

- Strategic Partners Opportunity Funds - Strategic Partners New Era Growth Fund

- The Hirtle Callaghan Trust - The Growth Equity Portfolio

- The MainStay Funds - MainStay MAP Fund

- The Preferred Group of Mutual Funds - Preferred Large Cap Growth Fund

- The Prudential Investment Portfolios, Inc. - Jennison Equity Opportunity Fund

- The Prudential Investment Portfolios, Inc. - Jennison Growth Fund

- Transamerica IDEX Mutual Funds - TA IDEX Jennison Growth

III.  PIM Subadvised Funds

SEI Institutional Investors Trust Fund

This Schedule A may change from time to time due to new product development or changes in relationships and may not always be up-to-date. If you are not sure whether or not you either hold or anticipate purchasing a mutual fund that is either affiliated with Prudential or managed by Jennison, please contact the Compliance Department.

                                                        EFFECTIVE MARCH 31, 2004

                           CODE OF ETHICS AND CONDUCT

                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
GENERAL POLICY STATEMENT................................................................................        1-1
       Purpose of Code of Ethics and Conduct............................................................        1-1
       Persons and Entities Subject to the Code.........................................................        1-1
       Status as a Fiduciary............................................................................        1-2
       NASDAQ Requirements..............................................................................        1-2
       What the Code Does Not Cover.....................................................................        1-3
             Sarbanes-Oxley Codes.......................................................................        1-3
             Compliance Procedures for Funds and Federal Advisers.......................................        1-3
       Compliance with the Code.........................................................................        1-3
       Questions Regarding the Code.....................................................................        1-3
STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL...................................................        2-1
       Allocation of Client Brokerage...................................................................        2-1
       Annual Verification of Compliance................................................................        2-1
       Antitrust   .....................................................................................   2-1; 7-1
       Anti-Money Laundering............................................................................        2-1
       Compliance with Copyright and Trademark Laws.....................................................   2-1; 5-1
       Computer Security................................................................................   2-1; 6-1
       Conflicts of Interest............................................................................        2-2
             Relationships with Profitmaking Enterprises................................................        2-2
             Service with Nonprofitmaking Organizations.................................................        2-2
             Relationships with Financial Service Firms.................................................        2-3
             Existing Relationships with Potential Vendors..............................................        2-3
       Confidentiality..................................................................................        2-3
             Internal Operating Procedures and Planning.................................................        2-3

             Clients, Fund Shareholders, and TRP Brokerage Customers....................................        2-4
             Investment Advice..........................................................................        2-4
             Investment Research........................................................................        2-5
             Employee Information.......................................................................        2-5
             Understanding as to Clients' Accounts and Company Records
               at Time of Termination of Association....................................................        2-5

             Health Insurance Portability and Accountability Act of 1996 ("HIPAA")......................        2-5

       Employment of Former Government Employees........................................................        2-5
       Financial Reporting..............................................................................        2-6
       Gifts and Gratuities.............................................................................        2-6
             Receipt of Gifts...........................................................................        2-6
             Giving of Gifts............................................................................        2-7
             Additional Requirements for the Giving of Gifts in Connection
               with the Broker/Dealer...................................................................        2-7
             Entertainment..............................................................................        2-8
             Research Trips.............................................................................        2-9
             Other Payments from Brokers, Portfolio Companies, and Vendors..............................        2-9
       Health and Safety in the Workplace...............................................................        2-9
       Human Resources..................................................................................        2-9
             Equal Opportunity..........................................................................        2-9
             Drug Free and Alcohol Free Environment.....................................................       2-10
             Past and Current Litigation................................................................       2-10
             Policy Against Harassment and Discrimination...............................................       2-10
       Illegal Payments.................................................................................       2-11
       Inside Information...............................................................................       2-11
       Investment Clubs.................................................................................       2-11
       Marketing and Sales Activities...................................................................       2-11
       Political Activities and Contributions...........................................................       2-11
             Lobbying...................................................................................       2-12
       Protection of Corporate Assets...................................................................       2-13
       Quality of Services..............................................................................       2-13
       Record Retention.................................................................................       2-13

       Referral Fees....................................................................................       2-14
       Release of Information to the Press..............................................................       2-14
       Responsibility to Report Violations..............................................................       2-14
             General Obligation of Officers and Employees...............................................       2-14
             Sarbanes-Oxley Whistleblower Procedures....................................................       2-14
             Sarbanes-Oxley Attorney Reporting Requirements.............................................       2-15
       Service as Trustee, Executor or Personal Representative..........................................       2-15
       Speaking Engagements and Publications............................................................       2-15
       Appendix A.......................................................................................         2A

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION........................................        3-1
APPENDIX B..............................................................................................         3B
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..........................................................        4-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT AND TRADEMARK LAWS....................................................................        5-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES...................................................................................        6-1
STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS.......................................................................................        7-1
STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY.........................................................        8-1

March, 2004

                           CODE OF ETHICS AND CONDUCT

                                       OF

                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES
                                      INDEX

Access Persons..........................................................................................        4-4
Activities, Political...................................................................................       2-11
Alcohol Free Environment................................................................................       2-10
Allocation of Client Brokerage..........................................................................        2-1
Antitrust...............................................................................................   2-1; 7-1
Anti-Money Laundering...................................................................................        2-1
Annual Disclosure by Access Persons.....................................................................       4-30
Annual Verification of Compliance.......................................................................        2-1
Assets, Protection of Corporate.........................................................................       2-13
Association of Investment Management and Research ("AIMR")..............................................       2-11
Beneficial Ownership....................................................................................        4-5
Chinese Wall............................................................................................       3-12
Clients' Accounts and Company Records...................................................................        2-5
Client Brokerage, Allocation of.........................................................................        2-1
Clients, Shareholders and Brokerage Customers...........................................................        2-4
Client Limit Orders.....................................................................................       4-26
Code of Ethics and Conduct, Compliance with.............................................................        1-3
Code of Ethics and Conduct, Purpose of..................................................................        1-1
Code of Ethics and Conduct, Questions Regarding.........................................................        1-3
Code of Ethics and Conduct, Persons and Entities Subject to.............................................        1-1
Co-Investment with Client Investment Partnerships.......................................................       4-22
Commodity Futures Contracts.............................................................................       4-10
Compliance Procedures, Funds and Federal Advisers.......................................................        1-3

Computer Security.......................................................................................   2-1; 6-1
Conduct, Standards of, Price Group and its Personnel....................................................        2-1
Confidentiality/Privacy.................................................................................   2-3; 8-1
Confidentiality of Computer Systems Activities and Information..........................................        6-1
Conflicts of Interest...................................................................................        2-2
Contributions, Political................................................................................       2-11
Copyright Laws, Compliance with.........................................................................   2-1; 5-1
Corporate Assets, Protection of.........................................................................       2-13
Criminal Justice Act 1993...............................................................................        3-8
Data Privacy and Protection.............................................................................        6-2
Drug Free Environment...................................................................................       2-10
Employment of Former Government Employees...............................................................        2-5
Entertainment...........................................................................................        2-8
Equal Opportunity.......................................................................................        2-9
Excessive Trading, Mutual Funds Shares..................................................................        4-2
Exchange Traded Funds ("ETFS")..........................................................................       4-12
Exchange - Traded Index Options.........................................................................       4-26
Executor, Service as....................................................................................       2-15
Fees, Referral..........................................................................................       2-14
Fiduciary, Price Advisers' Status as a .................................................................        1-2
Financial Reporting.....................................................................................        2-6
Financial Service Firms, Relationships with.............................................................        2-3
Financial Services and Markets Act 2000.................................................................   3-8;3-11
Front Running...........................................................................................        4-1
Gambling Related to Securities Markets..................................................................       4-29
General Policy Statement................................................................................        1-1
Gifts, Giving...........................................................................................        2-7
Gifts, Receipt of.......................................................................................        2-6
Government Employees, Employment of Former..............................................................        2-5
Harassment and Discrimination, Policy Against...........................................................       2-10
Health and Safety in the Workplace......................................................................        2-9

Health Insurance Portability and Accountability Act of 1996 ("HIPAA").................................          2-5
iTrade................................................................................................   4-14; 4-16
Illegal Payments......................................................................................         2-11
Independent Directors of Price Funds, Reporting.......................................................         4-20
Independent Directors of Price Group, Reporting.......................................................         4-23
Independent Directors of Savings Bank, Transaction Reporting..........................................         4-23
Information, Release to the Press.....................................................................         2-14
Initial Public Offerings..............................................................................   4-12; 4-15
Inside Information....................................................................................    2-11; 3-1
Insider Trading and Securities Fraud Enforcement Act of 1988..........................................     3-1; 4-1
Interest, Conflicts of................................................................................          2-2
Internal Operating Procedures and Planning............................................................          2-3
Internet, Access to...................................................................................          6-4
Investment Advice.....................................................................................          2-4
Investment Clubs......................................................................................   2-11; 4-24
Investment Personnel..................................................................................          4-4
Investment Research...................................................................................          2-5
Large Issuer/Volume Transactions......................................................................         4-25
Litigation, Past and Current..........................................................................         2-10
Lobbying..............................................................................................         2-12
Margin Accounts.......................................................................................         4-24
Marketing and Sales Activities........................................................................         2-11
Mutual Fund Shares, Excessive Trading of .............................................................          4-2
NASDAQ Requirements...................................................................................          1-2
Non-Access Persons....................................................................................          4-4
Nonprofitmaking Organizations, Service with...........................................................          2-2
Options and Futures...................................................................................         4-26
Payments from Brokers, Portfolio Companies, and Vendors...............................................          2-9
Payments, Illegal.....................................................................................         2-11
Personal Securities Holdings, Disclosure of by Access Persons.........................................         4-29
Personal Representative, Service as...................................................................         2-15

Political Action Committee ("PAC")....................................................................         2-12
Political Activities and Contributions................................................................         2-11
Press, Release of Information to the..................................................................         2-14
Price Group, Standards of Conduct.....................................................................          2-1
Price Group Stock, Transactions in....................................................................          4-6
Prior Transaction Clearance of Securities Transactions (other than Price Group stock).................          4-9
Prior Transaction Clearance Denials, Requests for Reconsideration.....................................         4-18
Privacy Policies and Procedures.......................................................................          8-1
Private Placement, Investment In......................................................................   4-13; 4-16
Private Placement Memoranda...........................................................................         3-13
Profitmaking Enterprises, Relationships with..........................................................          2-2
Protection of Corporate Assets........................................................................         2-13
Publications..........................................................................................         2-15
Quality of Services...................................................................................         2-13
Questions Regarding the Code..........................................................................          1-3
Rating Changes on Security............................................................................   4-17; 4-25
Record Retention......................................................................................         2-13
Referral Fees.........................................................................................         2-14
Regulation FD.........................................................................................          3-7
Release of Information to the Press...................................................................         2-14
Reporting by Independent Directors of the Price Funds.................................................         4-20
Reporting by Independent Directors of Price Group.....................................................         4-23
Reporting by Independent Directors of the Savings Bank................................................         4-23
Reporting, Financial..................................................................................          2-6
Reporting, Price Group Stock Transactions.............................................................          4-8
Reporting, Securities Transactions (other than Price Group stock)
     (not Independent Directors)......................................................................   4-18; 4-20
Research Trips........................................................................................          2-9
Restricted List.......................................................................................         3-12
Retention, Record.....................................................................................         2-13
Rule 10b5-1...........................................................................................          3-6

Rule 10b5-2...........................................................................................          3-4
Safety and Health in the Workplace....................................................................          2-9
Sales and Marketing Activities........................................................................         2-11
Sanctions.............................................................................................    1-3; 4-30
Sarbanes-Oxley Attorney Reporting Requirements........................................................         2-15
Sarbanes-Oxley Codes..................................................................................          1-3
Sarbanes-Oxley Whistleblower Procedures...............................................................         2-14
Savings Bank..........................................................................................          4-1
Securities Accounts...................................................................................         4-18
Securities Transactions, Reporting of (other than Price Group stock)..................................   4-18; 4-20
Services, Quality of..................................................................................         2-13
Short Sales...........................................................................................         4-27
Sixty (60) Day Rule...................................................................................         4-28
Software Programs, Application of Copyright Law.......................................................          6-9
Speaking Engagements..................................................................................         2-15
Standards of Conduct of Price Group and its Personnel.................................................          2-1
Statement, General Policy.............................................................................          1-1
Trademark Laws, Compliance with.......................................................................      2-1;5-1
Temporary Workers, Application of Code to.............................................................     1-2; 4-3
Termination of Association............................................................................          2-5
Trading Activity, Generally...........................................................................         4-25
Trading Activity, Mutual Fund Shares..................................................................          4-2
Trips, Research.......................................................................................          2-9
Trustee, Service as...................................................................................         2-15
Vendors, Relationships with Potential.................................................................          2-3
Violations, Responsibility to Report..................................................................         2-14
Waiver for Executive Officer, Reporting of............................................................          1-3
Watch List............................................................................................         3-12
Whistleblower Procedures, Sarbanes-Oxley..............................................................         2-14

March, 2004

                           CODE OF ETHICS AND CONDUCT
                                       OF
                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

PURPOSE OF CODE OF ETHICS AND CONDUCT. As a global investment management firm, we are considered a fiduciary to many of our clients and owe them a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to always act in their best interests. Over the 67 years of our Company's history, we have earned a reputation for fair dealing, honesty, candor, objectivity and unbending integrity. This has been possible by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel, protect our reputation, and ensure that our tradition of integrity remains as a principle by which we conduct business, T. Rowe Price Group, Inc. ("PRICE GROUP" or "GROUP") has adopted this Code of Ethics and Conduct ("CODE"). Our Code establishes standards of conduct that we expect each associate to fully understand and agree to adopt. As we are in a highly regulated industry, we are governed by an ever-increasing body of federal, state, and international laws as well as countless rules and regulations which, if not observed, can subject the firm and its employees to regulatory sanctions. In total, our Code contains 26 separate Standards of Conduct as well as the following separate Statements of Policy:

      1.    Statement of Policy on Material, Inside (Non-Public) Information

      2.    Statement of Policy on Securities Transactions

      3. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws

      4.    Statement of Policy with Respect to Computer Security and Related
            Issues

      5.    Statement of Policy on Compliance with Antitrust Laws

      6.    Statement of Policies and Procedures on Privacy

While the Code is intended to provide you with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue that you may face. The firm maintains other compliance-oriented manuals and handbooks that may be directly applicable to your specific responsibilities and duties. Nevertheless, the Code should be viewed as a guide for you and the firm as to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

Please read the Code carefully and observe and adhere to its guidance.

PERSONS AND ENTITIES SUBJECT TO THE CODE. The following entities and individuals are subject to the Code:

-     Price Group

-     The subsidiaries and affiliates of Price Group

                                       1-1

- The officers, directors and employees of Group and its affiliates and subsidiaries

Unless the context otherwise requires, the terms "Price Group" and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.    All temporary workers hired on the Price Group payroll ("TRP
      TEMPORARIES");

2. All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

The independent directors of Price Group, the Price Funds and the Savings Bank are subject to the principles of the Code generally and to specific provisions of the Code as noted.

STATUS AS A FIDUCIARY. Several of Price Group's subsidiaries are investment advisers registered with the United States Securities and Exchange Commission ("SEC"). These include T. Rowe Price Associates, Inc. ("TRPA"), T. Rowe Price International, Inc. ("TRPI"), T. Rowe Price Stable Asset Management, Inc. ("SAM"), T. Rowe Price Advisory Services, Inc. ("TRPAS"), T. Rowe Price Canada, Inc. ("TRP CANADA"), T. Rowe Price Global Investment Services Limited ("TRPGIS") and T. Rowe Price Global Asset Management Limited ("TRPGAM"). TRPI, TRPGIS, and TRPGAM are also registered with the United Kingdom's Financial Services Authority ("FSA"). TRPI is also registered with the Hong Kong Securities and Futures Commission ("SFC") and the Monetary Authority of Singapore ("MAS") and TRPGIS is also regulated by the Kanto Local Finance Bureau ("KLFB") in Japan. All advisers affiliated with Group will be referred to collectively as the "PRICE ADVISERS" unless the context otherwise requires. The Price Advisers will register with additional securities regulators as required by their respective businesses. The primary responsibility of the Price Advisers is to render to their advisory clients on a professional basis unbiased advice regarding their clients' investments. As investment advisers, the Price Advisers have a fiduciary relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for themselves which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

NASDAQ REQUIREMENTS. In 2003, The Nasdaq Stock Market, Inc. ("NASDAQ") adopted amendments to its rules to require listed companies to adopt a Code of Conduct for all directors, officers, and employees. Price Group is listed on NASDAQ. This Code is designed to fulfill this requirement. A waiver of this Code for an executive officer of T. Rowe Price Group, Inc. must be granted by Group's Board of Directors and reported as required by the pertinent NASDAQ rule.

                                       1-2

WHAT THE CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which personnel may be subject. For example, T. Rowe Price Investment Services, Inc. ("INVESTMENT SERVICES") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations and with the applicable rules of the NASD. In addition, TRPI, TRPGAM and TRPGIS are subject to the rules and regulations of FSA and TRPI is also subject to the rules and regulations of the SFC and MAS. TRPGIS is also subject to the rules and regulations of the KLFB.

      SARBANES-OXLEY CODES. The Principal Executive and Senior Financial Officers of Price Group and the Price Funds are also subject to Codes (collectively the "S-O CODES") adopted to bring these entities into compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY ACT"). These S-O Codes, which are available along with this Code on the firm's intranet site under Corporate/Legal/Codes of Ethics, are supplementary to this Code, but administered separately from it and each other.

      COMPLIANCE PROCEDURES FOR FUNDS AND FEDERAL ADVISERS. Under Rule 38a-1 of the Investment Company Act of 1940, each fund board is required to adopt written policies and procedures reasonably designed to prevent the fund from violating federal securities laws. These procedures must provide for the oversight of compliance by the fund's advisers, principal underwriters, administrators and transfer agents. Under Rule 206(4)-7 of the Investment Advisers Act of 1940, it is unlawful for an investment adviser to provide investment advice unless it has adopted and implemented policies and procedures reasonably designed to prevent violations of federal securities laws by the adviser and its supervised persons.

COMPLIANCE WITH THE CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment or association with the firm. An employee may be required to surrender any profit realized from a transaction that is deemed to be in violation of the Code. In addition, a breach of the Code may constitute grounds for disciplinary action, including fines and dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code. The names of the members of the Management Committee are included in Appendix A to this Code.

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Group and Its Personnel: the Chairperson of the Ethics Committee, the Director of Human Resources, or the TRP International Compliance Team.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department in Baltimore ("LEGAL DEPARTMENT") or the TRP International Compliance Team.

3. Statement of Policy on Securities Transactions: For U.S. personnel: the Chairperson of the Ethics Committee or his or her designee; for International personnel: the TRP International Compliance Team.

                                       1-3

4. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws: Legal Department.

5.    Statement of Policy with Respect to Computer Security and Related Issues:
      Enterprise Security, the Legal Department or the TRP International Compliance Team.

6.    Statement of Policy on Compliance with Antitrust Laws: Legal Department.

5. Statement of Policies and Procedures on Privacy: Legal Department or the TRP International Compliance Team.

For additional information, consult Appendix A following the Standards of Conduct section of the Code.

March, 2004

                                       1-4

              STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

ALLOCATION OF CLIENT BROKERAGE. The policies of each of the Price Advisers with respect to the allocation of client brokerage are set forth in Part II of Form ADV of each of the Price Advisers. The Form ADV is each adviser's registration statement filed with the SEC. It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers that will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding any of the Price Advisers' allocation policies for client brokerage should be addressed to the designated contact person(s) of the U.S. Equity or Fixed Income or the International Committee, as appropriate. See Appendix A.

ANNUAL VERIFICATION OF COMPLIANCE. Each year, each person subject to the Code (see p 1-1) is required to complete a Verification Statement regarding his or her compliance with various provisions of this Code, including its policies on personal securities transactions and material, inside information. In addition, each Access Person (defined on p. 4-4), except the independent directors of the Price Funds, must file an initial and annual Personal Securities Report (defined on p. 4-30).

ANTITRUST. The United States antitrust laws are designed to ensure fair competition and preserve the free enterprise system. The United Kingdom and the European Union have requirements based on similar principals. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Group has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement (see page 7-1).

ANTI-MONEY LAUNDERING. Certain subsidiaries of Price Group are subject to United States or United Kingdom laws and regulations regarding the prevention and detection of money laundering. For example, under the U.S. Patriot Act, the affected subsidiaries must develop internal policies, procedures and controls to combat money laundering, designate a Compliance Officer for the anti-money laundering program, implement employee training in this area, and ensure that an independent review of the adequacy of controls and procedures in this area occurs annually. In addition, the anti-money laundering program must include a Customer Identification Program ("CIP"). Each of these entities has specific procedures in this area, by which its employees must abide.

COMPLIANCE WITH COPYRIGHT AND TRADEMARK LAWS. To protect Price Group and its employees, Price Group has adopted a Statement of Policy with Respect to Compliance with Copyright and Trademark Laws. You should read and understand this Statement (see page 5-1).

COMPUTER SECURITY. Computer systems and programs play a central role in Price Group's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Group has adopted a Statement of Policy with Respect to Computer Security and Related Issues. You should read and understand this Statement (see page 6-1).

                                      2-1

      CONFLICTS OF INTEREST. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Group or its clients.

      RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. Depending upon the circumstances, an employee may be prohibited from creating or maintaining a relationship with a profitmaking enterprise. In all cases, written approval must be obtained as described below.

            GENERAL PROHIBITIONS. Employees are generally prohibited from serving as officers or directors of issuers that are approved or likely to be approved for purchase in our firm's client accounts. In addition, an employee may not accept outside employment that will require him or her to become registered (or duly registered) as a representative of an unaffiliated broker/dealer, investment adviser or an insurance broker or company unless approval to do so is first obtained in writing from the Chief Compliance Officer of the broker/dealer. An employee also may not become independently registered as an investment adviser.

            APPROVAL PROCESS. Any outside business activity, which may include a second job, appointment as an officer or director of a for-profit enterprise, or self employment, must be approved in writing by the employee's supervisor. If the employee is a registered representative of Investment Services, he or she must also receive the written approval of the Chief Compliance Officer of the broker/dealer.

            REVIEW BY ETHICS COMMITTEE. If an employee contemplates obtaining an interest or relationship that might conflict or appear to conflict with the interests of Price Group, he or she must ALSO receive the prior written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Ethics Committee itself. Examples of relationships that might create a conflict or appear to create a conflict of interest may include appointment as a director, officer or partner of an outside profitmaking enterprise, employment by another firm in the securities industry, or self employment in an investment capacity. Decisions by the Ethics Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management Committee before becoming final. See below for a discussion of relationships with financial services firms.

            APPROVED SERVICE AS DIRECTOR OR SIMILAR POSITION. Certain employees may serve as directors or as members of creditors committees or in similar positions for non-public, for-profit entities in connection with their professional activities at the firm. An employee must receive the written permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

      SERVICE WITH NONPROFITMAKING ORGANIZATIONS. Price Group encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities.

            APPROVAL PROCESS. The approval process for service with a nonprofitmaking organization varies depending upon the activity undertaken.

                                      2-2

            BY SUPERVISOR. An employee must receive the approval of his or her supervisor in writing before accepting a position as a trustee or member of the Board of Directors of any non-profit organization.

            BY ETHICS COMMITTEE CHAIRPERSON. If there is any possibility that the organization will issue and/or sell securities, the employee must also receive the written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Chief Compliance Officer of the broker/dealer before accepting the position.

      RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities that are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior transaction clearance and reporting procedures, as applicable. This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

      If any member of an employee's immediate family is employed by, or has a partnership interest in a broker/dealer, investment adviser, or other entity engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

      An ownership interest of .5% or more in ANY entity, including a broker/dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Compliance section of the Legal Department in Baltimore ("BALTIMORE LEGAL/COMPLIANCE") See p. 4-29.

      EXISTING RELATIONSHIPS WITH POTENTIAL VENDORS. If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm, he or she must disclose the existence of any on-going personal or family relationship with any principal of the vendor to the Chairperson of the Ethics Committee in writing before becoming involved in the selection process.

CONFIDENTIALITY. The exercise of confidentiality extends to the major areas of our operations, including internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; investment research; and employee information. The duty to exercise confidentiality applies not only while an individual is associated with the firm, but also after he or she terminates that association.

      INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors and we do not want these ideas disseminated outside our

                                      2-3
      firm. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with the appropriate supervisor before it is released.

      Also, from time to time management holds meetings in which material, non-public information concerning the firm's future plans is disclosed. You should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

      CLIENTS, FUND SHAREHOLDERS, AND TRP BROKERAGE CUSTOMERS. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for you to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which you have beneficial interest or control.

      In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (see p. 8-1).

      INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

      - From the point of view of our clients, it is not fair to give other people information which clients must purchase.

      - From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

      In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds without specific firm authorization.

      The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior transaction clearance (Access Persons only except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should you receive compensation directly or indirectly (other than from a Price Adviser or an affiliate) for rendering advice to either clients or non-clients.

                                      2-4

      INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate. If a circumstance arises where it may be appropriate to share this information otherwise, the Chairperson of the Ethics Committee should be consulted first.

      EMPLOYEE INFORMATION. For business and regulatory purposes, the firm collects and maintains information (e.g., social security number, date of birth, home address) about its employees, temporaries and consultants. You may not use such information for any non-business or non-regulatory purpose or disclose it to anyone outside the firm without specific authorization from the Legal Department or the TRP International Compliance Team as appropriate.

      UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF TERMINATION OF ASSOCIATION. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Group or one of its subsidiaries. This includes the accounts of clients for which one or more of the Price Advisers acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of association with Price Group, you must: (1) surrender to Price Group in good condition any and all materials, reports or records (including all copies in your possession or subject to your control) developed by you or any other person that are considered confidential information of Price Group (except copies of any research material in the production of which you participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever that are considered by Price Group to be confidential.

      You must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or shredded or, if a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

      In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (see p. 8-1).

      HIPAA. The firm's Flexible Benefits Plan has adopted a specific Privacy Notice regarding the personal health information of participants in compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). A copy of the HIPAA Privacy Notice can be found on the firm's intranet under Corporate Human Resources/Benefits/HIPAA Privacy Notice.

EMPLOYMENT OF FORMER GOVERNMENT EMPLOYEES. United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities that are clients of the Price Advisers have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Group of a former government or

                                      2-5
regulatory organization employee, whether in the United States or internationally, guidance must be obtained from the Legal Department.

                                      2-6

FINANCIAL REPORTING. Price Group's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts. The Audit Committee of Price Group has adopted specific procedures regarding the receipt, retention and treatment of certain auditing and accounting complaints. See Responsibility to Report Violations at p. 2-14.

GIFTS AND GRATUITIES. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, suppliers, clients, or any other individual or organization with whom our firm has or is considering a business relationship, but would not include certain types of business entertainment as described later in this section. If an employee accepts tickets to a sporting event, play or similar event from a business contact and is not accompanied to the event by the business contact or one or more of the business contact's associates, the tickets are a gift, not business entertainment.

      RECEIPT OF GIFTS. Personal contacts may lead to gifts that are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

      Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. A gift certificate may only be accepted if used; it may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

      There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all gifts received from a business contact should not exceed $100 in any twelve-month period; your department may also require that your supervisor approve the acceptance of a gift that meets the Code limitations. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. A gift with a value of over $100 sent to the firm generally may be awarded to the winner of a random drawing open to all eligible employees. Supervisors should monitor how frequently specific business contacts offer tickets to firm personnel to avoid potential conflicts of interest. Tickets should not be accepted from a business contact or firm on a standing, recurring, or on-going basis.

      Gifts received which are unacceptable according to this policy must be returned to the givers. Gifts should be received at your normal workplace, not your home. If you have any questions regarding whether a gift may be accepted, you should contact the Legal Department or the TRP International Compliance Team, as appropriate.

                                      2-7

      GIVING OF GIFTS. An employee may not give a gift to a business contact in the form of cash or cash equivalents, including gift certificates redeemable for cash other than nominal amounts not consumed when the gift certificate is used. Incentive programs for individual customers that might fall under the cash gift restriction must be reviewed and approved specifically by the Legal Department before implementation.

      Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

            -     the name of the giver;

            -     the name of the intended recipient and his or her employer;

            -     the nature of the gift and its monetary value;

            -     the nature of the business relationship; and

            -     the reason the gift is being given.

      NASD and MSRB regulations do not permit gifts in excess of the $100 limit for gifts given in connection with Investment Services' business.

      It is important to remember that some clients or potential clients (e.g., states and municipalities) have very stringent restrictions and/or prohibitions on the acceptance of gifts or business entertainment by their personnel.

      International Personnel MUST report to the TRP International Compliance Team any business gifts they give or receive, other than gifts of nominal value (e.g., pens, diaries, calendars).

      ADDITIONAL REQUIREMENTS FOR THE GIVING OF GIFTS IN CONNECTION WITH THE BROKER/DEALER. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the recipient's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (e.g., many 401(k) plans) or to which we are marketing broker/dealer products or services. Under this NASD rule, gifts may not exceed $100 and persons associated with Investment Services, including its registered representatives, must report EACH such gift.

      The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance should include:

            -     the name of the giver;

                                      2-8

            -     the name of the recipient and his or her employer;

            -     the nature of the gift and its monetary value;

            -     the nature of the business relationship; and

            -     the date the gift was given.

      The MSRB has similar restrictions in this area. See MSRB Rule G-20.

      ENTERTAINMENT. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities that are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

            First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

            Second Example: You wish to see a recent hit play, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

            Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

      In the first example, it would be proper for you to accept the invitation.

      With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their face value or, if greater, at the cost to the broker. As discussed above, if the business contact providing the tickets or one of his or her associates does not accompany you to the event, the tickets are a gift and not a form of business entertainment.

      With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her supervisor and Division Head (if different).

      The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. It is important to understand that if an

                                      2-9
      employee provides, for example, tickets to a sporting event to a business contact, and no one is present from our firm at the event, the tickets are a gift, NOT business entertainment and the limits on gifts apply. If an employee wishes to pay for a business guest's transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of his or her supervisor and the Chairperson of the Ethics Committee. Some clients or potential clients (e.g., states and municipalities) have very stringent restrictions and/or prohibitions on the acceptance of business entertainment or gifts by their personnel.

      RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division Heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity that will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable.

      OTHER PAYMENTS FROM BROKERS, PORTFOLIO COMPANIES, AND VENDORS. Employees may not accept reimbursement from brokers, portfolio companies and vendors for travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from these entities except as offered on the same basis to similarly situated individuals or the general public (e.g., permitted margin accounts, credit cards).

HEALTH AND SAFETY IN THE WORKPLACE. Price Group recognizes its responsibility to provide personnel a safe and healthful workplace and proper facilities to help them do their jobs effectively.

HUMAN RESOURCES

      EQUAL OPPORTUNITY. Price Group is committed to the principles of Equal Employment. We believe our continued success depends on the equal treatment of all employees and applicants without regard to race, creed, color, national origin, sex, age, disability, marital status, sexual orientation, alienage or citizenship status, veteran status, genetic predisposition or carrier status, or any other classification protected by federal, state or local laws.

      This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

      All members of the T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

                                      2-10

      If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, the appropriate Price Group manager or a Human Resources representative. No retaliation will be taken against you if you report an incident of alleged discrimination in good faith.

      DRUG FREE AND ALCOHOL FREE ENVIRONMENT. Price Group is committed to providing a drug-free workplace and preventing alcohol abuse. Drug and alcohol misuse and abuse affect the health, safety, and well-being of all Price Group employees and customers and restrict the firm's ability to carry out its mission. Personnel must perform job duties unimpaired by illegal drugs or the improper use of legal drugs or alcohol.

      PAST AND CURRENT LITIGATION. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil (including arbitrations) and criminal actions and certain regulatory matters. Price Group uses the information obtained through these questionnaires to answer questions asked on governmental and self-regulatory organization registration forms and for insurance and bonding purposes.

      Each employee is responsible for keeping answers on the questionnaire current.

      An employee should notify Human Resources and either the Legal Department or the TRP International Compliance Team promptly if he or she:

            - Becomes the subject of any proceeding or is convicted of or pleads guilty or no contest to or agrees to enter a pretrial diversion program relating to any felony or misdemeanor or similar criminal charge in a United States (federal, state, or local), foreign or military court, OR

            - Becomes the subject of a Regulatory Action, which includes any action by the SEC, the FSA, the SFC, the MAS, the KLFB, a state, a foreign government, a federal, state or foreign regulatory agency or any domestic or foreign self-regulatory organization relating to securities or investment activities, dishonesty, breach of trust, or money laundering as well as any court proceeding that has or could result in a judicial finding of a violation of statutes or regulations related to such activities or in an injunction in connection with any such activities.

      POLICY AGAINST HARASSMENT AND DISCRIMINATION. Price Group is committed to providing a safe working environment in which all individuals are treated with respect and dignity. Individuals at Price Group have the right to enjoy a workplace that is conducive to high performance, promotes equal opportunity, and prohibits discrimination including harassment.

      Price Group will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or towards an associate, supervisor, manager, contractor, vendor, customer, visitor, or other business partner. Accordingly, our ZERO TOLERANCE policy will not tolerate sexual harassment, harassment, or intimidation of any associate based on race, color, national origin, religion, creed, gender, sexual orientation, age, disability, veteran, marital or any other status protected by federal, state, or local law. In addition, Price Group will not

                                      2-11
      tolerate slurs, threats, intimidation, or any similar written, verbal, physical, or computer-related conduct that denigrates or shows hostility or aversion toward any individual based on their protected status. Harassment will not be tolerated on our property or in any other work-related setting such as business-sponsored social events or business trips.

      If you are found to have engaged in conduct inconsistent with this policy, you will be subject to appropriate disciplinary action, up to and including, termination of employment.

ILLEGAL PAYMENTS. State, United States, and international laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Group. Price Group, through its policies and practices, is committed to comply fully with these laws. The U.S. Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If you are solicited to make or receive an illegal payment, you should contact the Legal Department.

INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., state and other governmental laws and regulations. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold securities in an issuer, including Price Group. Under no circumstances may you transmit such information to any other person, except to Price Group personnel who are required to be kept informed on the subject. You should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 3-1).

INVESTMENT CLUBS. The following discussion of obligations of Access Persons does NOT apply to the independent directors of the Price Funds. Access Persons must receive the prior clearance of the Chairperson of the Ethics Committee or his or her designee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (see p. 4-5) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. As described on p. 4-24, approval to form or participate in a stock or investment club may permit the execution of securities transactions without prior transaction clearance by the Access Person, except transactions in Price Group stock, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior clearance to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Group stock.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) (e.g., advertisements; sales literature) must be in compliance with applicable SEC, NASD, Association of Investment Management and Research ("AIMR"), FSA, and other applicable international requirements. All such materials (whether for the Price Funds, non-Price funds, or various advisory or Brokerage services) must be reviewed and approved by the Legal Department or the TRP International Compliance Team, as appropriate, prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from databases sponsored by the Performance Group.

                                      2-12

POLITICAL ACTIVITIES AND CONTRIBUTIONS. In support of the democratic process, Price Group encourages its eligible employees to exercise their rights as citizens by voting in all elections. Price Group encourages employees to study the issues and platforms as part of the election process, but does not direct employees to support any particular political party or candidate.

All U.S.-based officers and directors of Price Group and its subsidiaries are required to disclose certain Maryland local and state political contributions on a semi-annual basis through a Political Contribution Questionnaire sent to officers and directors each January and July. In addition, certain employees associated with Investment Services are subject to limitations on and additional reporting requirements about their political contributions under Rule G-37 of the United States Municipal Securities Rulemaking Board ("MSRB").

United States law prohibits corporate contributions to campaign elections for federal office (e.g., U.S. Senate and House of Representatives). This means that Price Group cannot use corporate funds, either directly or indirectly, to help finance any federal political candidate or officeholder. It also means that the firm cannot provide paid leave time to employees for political campaign activity. However, employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes political contributions to candidates for local and state offices in Maryland via the T. Rowe Price Maryland Political Contribution Committee. T. Rowe Price DOES NOT reimburse employees for making contributions to individual candidates or committees.

The applicable state or local law controls the use of corporate funds in the context of state and local elections. No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other program that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written prior approval of the Legal Department. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment to political parties or committees. Neither Price Group nor its employees or independent directors may make a political contribution for the purpose of obtaining or retaining business with government entities.

T. Rowe Price does NOT have a Political Action Committee ("PAC"). However, T. Rowe Price has granted permission to the Investment Company Institute's PAC ("IMPAC"), which serves the interests of the investment company industry, to solicit T. Rowe Price's senior management on an annual basis to make contributions to IMPAC or candidates designated by IMPAC. Contributions to IMPAC are entirely voluntary.

From time to time, the Legal Department sends to U.S.-based vice presidents and inside directors a memorandum describing the requirements of United States and pertinent state law in connection with political contributions. This memorandum is also posted on the firm's Intranet site under Corporate/Legal so that it is available to everyone employed by or associated with the firm.

An employee may participate in political campaigns or run for political office, provided this activity does not conflict with his or her job responsibilities. See p. 2-2. Should the employee have any questions, he or she should consult with his or her immediate supervisor.

                                      2-13

      LOBBYING. It is important to realize that under some state laws, even limited contact, either in person or by other means, with public officials in that state may trigger that state's lobbying laws. For example, in Maryland, if $2,500 of a person's compensation can be attributed to face-to-face contact with legislative or executive officials in a six-month reporting period, he or she may be required to register as a Maryland lobbyist subject to a variety of restrictions and requirements. Therefore, it is imperative that you avoid any lobbying on behalf of the firm, whether in-person or by other means (e.g., telephone, letter) unless the activity is cleared first by the Legal Department, so that you do not inadvertently become subject to regulation as a lobbyist. If you have any question whether your contact with a state's officials may trigger lobbying laws in that state, please contact the Legal Department BEFORE proceeding.

PROTECTION OF CORPORATE ASSETS. All personnel are responsible for taking measures to ensure that Price Group's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, copyrights, client relationships and business opportunities. Accordingly, you may not solicit for your personal benefit clients or utilize client relationships to the detriment of the firm. Similarly, you may not solicit co-workers to act in any manner detrimental to the firm's interests.

QUALITY OF SERVICES. It is a continuing policy of Price Group to provide investment products and services that: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner that ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, FSA, NASD, and other international, state and self-regulatory rules and regulations.

The quality of Price Group's investment products and services and operations affects our reputation, productivity, profitability and market position. Price Group's goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION. Under various U.S., U.K., state, and other governmental laws and regulations, certain of Price Group's subsidiaries are required to produce, maintain and retain various records, documents and other written (including electronic) communications. For example, U.S. law generally requires an investment adviser to retain required records in a readily accessible location for not less than five years from the end of the fiscal year during which the record was made (the current year and the two immediately preceding years in an appropriate office of the adviser), although some records may be required to be retained longer depending on their nature. See Tab 7, Investment Adviser Compliance Manual. Any questions regarding retention requirements should be addressed to the Legal Department or the TRP International Compliance Team, as appropriate.

Once the firm is aware of threatened litigation or a governmental investigation, its personnel are legally prohibited from destroying any evidence relevant to the case or investigation. The destruction of such evidence by you could subject you and/or the firm to criminal charges of obstruction of justice. Such evidence includes emails, memoranda, board agendas, recorded conversations, studies, work papers, computer notes, personal hand-written notes, phone records, expense reports or similar material relating to the possible litigation or investigation. Even if such a

                                      2-14
document is scheduled to be destroyed under our firm's record retention program, it must be retained until the litigation or investigation has concluded.

All personnel are responsible for adhering to the firm's record maintenance and retention policies.

REFERRAL FEES. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives, consultants, or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). FSA also prohibits the offering of any inducement likely to conflict with the duties of the recipient. No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved first by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Group's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the Public Relations Department in Baltimore or London, as appropriate, for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations Department in Baltimore or London, as appropriate, if they do not know the reporter or feel it may be inappropriate to comment on a particular matter. Contact persons in the Public Relations Department are listed in Appendix A.

RESPONSIBILITY TO REPORT VIOLATIONS. The following is a description of reporting requirements and procedures that may or do arise if an officer or employee becomes aware of material violations of the Code or applicable laws or regulations.

      GENERAL OBLIGATION OF OFFICERS AND EMPLOYEES. If an officer of Group and/or its affiliates and subsidiaries or anyone acting in a supervisory capacity becomes aware of a material violation of the Code or any applicable law or regulation, he or she must report it to his or her supervisor, if appropriate, or the next level of supervisory authority or the Director of Human Resources. All other employees are encouraged, if they become aware of a material violation of this Code or any applicable law or regulation, to report, on a confidential basis, the violation to the appropriate supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to the Director of the Human Resources Department. Upon notification of the alleged violation, the supervisor or Director of Human Resources is obligated to advise the Legal Department. Any report may be submitted anonymously; anonymous complaints must be in writing and sent in a confidential envelope to the Price Group Chief Legal Counsel. International employees should contact London Human Resources or the TRP International Compliance Team. U.K. employees may also contact the FSA.

      It is Price Group's policy that no adverse action will be taken against any person who becomes aware of a violation of the Code and reports the violation in good faith.

      SARBANES-OXLEY WHISTLEBLOWER PROCEDURES. Pursuant to the Sarbanes-Oxley Act, the Audit Committee of Price Group has adopted procedures ("PROCEDURES") regarding the receipt, retention and treatment of complaints received by Price Group regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission

                                      2-15
      by employees of Price Group or any of its affiliates of concerns regarding questionable accounting or auditing matters. All employees should familiarize themselves with these Procedures, which are posted on the firm's intranet site under Corporate/Legal/Policies.

      Under the Procedures, complaints regarding certain auditing and accounting matters should be sent to Chief Legal Counsel, T. Rowe Price Group, Inc, The Legal Department either through interoffice mail or by mail to P.O. Box 37283, Baltimore, Maryland 21297-3283.

      SARBANES-OXLEY ATTORNEY REPORTING REQUIREMENTS. Attorneys employed or retained by Price Group or any of the Price Funds are also subject to certain reporting requirements under the Sarbanes-Oxley Act. The relevant procedures are posted on the firm's intranet site under Corporate/Legal/Policies.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. You may serve as the trustee, co-trustee, executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If you serve in any of these capacities, securities transactions effected in such accounts will be subject to the prior transaction clearance (Access Persons only, except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of our Statement of Policy on Securities Transactions. Although Access Persons, the independent directors of the Price Funds are not subject to the prior transaction clearance requirements and are subject to modified reporting as described on pp. 4-20 to 4-23.

If you presently serve in any of these capacities for nonfamily members, you should report the relationship in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from your supervisor and the head of your Division before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of your supervisor and the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Group, approval should be obtained from your supervisor and the head of your Division.

March, 2004

                                      2-16

                   APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                           CODE OF ETHICS AND CONDUCT

- BROKERAGE CONTROL COMMITTEES. There are three Brokerage Control Committees which set the policy regarding the allocation of client brokerage. For more information for the U.S.-based advisers, contact Art Varnado of the Fixed Income Committee or Jim Kennedy of the Equity Committee, as appropriate, in Baltimore. For more information for the international advisers, contact David Warren or Neil Smith of the International Committee, in London.

- ETHICS COMMITTEE. The members of the Ethics Committee are David Warren in London and Henry Hopkins, Andy Brooks, Jim Kennedy, Bill Reynolds, Joe Carrier, and Melody Jones in Baltimore.

- CHAIRPERSON OF THE ETHICS COMMITTEE. The Chairperson of the Ethics Committee is Henry Hopkins. Requests to him should be sent to the attention of John Gilner in the Legal Department, except that requests regarding IPO's for U.S. Access Persons who are Non-Investment Personnel may be directed to either John Gilner or Andy Brooks.

- BALTIMORE LEGAL/COMPLIANCE. The members of Baltimore Legal/Compliance are John Gilner, Dottie Jones, Karen Clark, and Lisa Daniels.

- TRP INTERNATIONAL COMPLIANCE TEAM. The members of the TRP International Compliance Team are Calum Ferguson, Carol Bambrough, Jeremy Fisher, Sophie West, Maxine Martin and Louise Jones.

- DESIGNATED PERSON, TRP INTERNATIONAL COMPLIANCE TEAM. Carol Bambrough, Louise Jones, and Jeremy Fisher.

-     DESIGNATED PERSON, BALTIMORE LEGAL/COMPLIANCE. Dottie Jones; Karen Clark.

- MANAGEMENT COMMITTEE. George A. Roche, Edward C. Bernard, James A.C. Kennedy, Williams T. Reynolds, James S. Riepe, Brian C. Rogers, and David J.L. Warren.

- PUBLIC RELATIONS DEPARTMENT. Steven Norwitz, Robin Brenza, and Brian Lewbart in Baltimore and Juliet Sellers in London.

March, 2004

                                       2A

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("STATEMENT") is to comply with the United States Insider Trading and Securities Fraud Enforcement Act's ("ACT") requirement to establish, maintain, and enforce written procedures designed to prevent insider trading and to explain: (i) the general legal prohibitions and sanctions regarding insider trading under both U.S. and U.K. law; (ii) the meaning of the key concepts underlying the prohibitions; (iii) your obligations in the event you come into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading.

Additionally Hong Kong, Singapore, Japan, most European countries and many other jurisdictions have laws and regulations prohibiting the misuse of inside information. While no specific reference is made to these laws and regulations in this Statement, the Statement should provide general guidance regarding appropriate activities to employees who trade in these markets. There is, however, no substitute for knowledge of local laws and regulations and employees are expected to understand all relevant local requirements and comply with them. Any questions regarding the laws or regulations of any jurisdiction should be directed to the Legal Department or the TRP International Compliance Team.

Price Group has also adopted a Statement of Policy on Securities Transactions (see page 4-1), which requires both Access Persons (see p. 4-4) and Non-Access Persons (see p. 4-4) to obtain prior transaction clearance with respect to their transactions in Price Group stock and requires Access Persons to obtain prior transaction clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm. The independent directors of the Price Funds, although Access Persons, are not subject to prior transaction clearance requirements and are subject to modified reporting as described on pp. 4-20 to 4-23.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under United States securities laws generally prohibits any person (including investment advisers) from:

      - trading in a security while in possession of material, non-public information regarding the issuer of the security;

      -     tipping such information to others;

      - recommending the purchase or sale of securities while in possession of such information;

      -     assisting someone who is engaged in any of the above activities.

                                       3-1

Thus, "insider trading" is not limited to insiders of the issuer whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers, consultants and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information. A "security" includes not just equity securities, but any security (e.g., corporate and municipal debt securities, including securities issued by the federal government).

POLICY OF PRICE GROUP ON INSIDER TRADING. It is the policy of Price Group and its affiliates to forbid any of their officers, directors, employees, or other personnel (e.g., consultants) while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in their proprietary accounts or on behalf of others (including mutual funds and private accounts) or communicating material, non-public information to others in violation of securities laws of the United States, the United Kingdom, or any other country that has jurisdiction over its activities.

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments that must have such information in order for the respective entity to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS INVOLVING PRICE GROUP STOCK. You are reminded that you are an "insider" with respect to Price Group since Price Group is a public company and its stock is traded in the over-the-counter market. It is therefore important that you not discuss with family, friends or other persons any matter concerning Price Group that might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and for their firms. A person or entity that violates the insider trading laws can be subject to some or all of the penalties described below, even if he/she/it does not personally benefit from the violation:

      -     Injunctions;

      -     Treble damages;

      -     Disgorgement of profits;

      -     Criminal fines;

      -     Jail sentences;

      - Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefited; and

      - Civil penalties for the controlling entity (e.g., Price Associates) and other persons, such as managers and supervisors, who are deemed to be controlling persons, of up to the greater of

            $1,000,000 or three times the amount of the profit gained or loss avoided under U.S. law. Fines can be unlimited under U.K. law.

                                      3-2

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Group, including dismissal of the person(s) involved.

The provisions of U.S. and U.K. law discussed below and the laws of other jurisdictions are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the Legal Department or the TRP International Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

INTRODUCTION. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act was signed into law. This Act has had a far-reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. Specifically, the Act:

      WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

      CIVIL PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

      CRIMINAL PENALTIES. Provides as penalties for criminal securities law violations:

            -     Maximum jail term -- from five to ten years;

            - Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

            - Maximum criminal fine for entities -- from $500,000 to $2,500,000.

      PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

      BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

The Act has been supplemented by three SEC rules, 10b5-1, 10b5-2 and FD, which are discussed later in this Statement.

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts under United States law in insider trading cases are: (1) fiduciary duty/misappropriation,
(2) materiality, (3) non-public, and (4) use/possession. Each concept is discussed below.

                                      3-3

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of an issuer. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of an issuer's affairs and, as a result, is given access to information solely for the issuer's purpose. A temporary insider can include, among others, an issuer's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of an issuer if he or she advises the issuer or provides other services, provided the issuer expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

SEC Rule 10b5-2 provides a non-exclusive definition of circumstances in which a person has a duty of trust or confidence for purposes of the "misappropriation" theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

      (1)   Whenever a person agrees to maintain information in confidence;

      (2) Whenever the person communicating the material nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences, that resulted in a reasonable expectation of confidentiality; or

      (3) Whenever a person receives or obtains material nonpublic information from his or her spouse, parent, child, or sibling unless it is shown affirmatively, based on the facts and circumstances of that family relationship, that there was no reasonable expectation of confidentiality.

                                      3-4

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that THE ONLY SAFE COURSE IS NOT TO TRADE, TIP OR RECOMMEND SECURITIES WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

      RESOLVING CLOSE CASES. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

      FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring an issuer to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the issuer's own shares; a tender offer for another issuer's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information that is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

                                      3-5

      DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

      LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally traded, but might not be sufficient for an issuer that has a national market.

      INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Group and its personnel must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated. Price Group may also follow Chinese Wall procedures, as described on page 3-12 of this Statement.

CONCEPT OF USE/POSSESSION. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence WHILE in possession of material, non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      FIRST, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

      SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

      THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading "on the basis" of material, nonpublic information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is "on the basis of" material nonpublic

                                      3-6
information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

A person's purchase or sale is not "on the basis of" material, nonpublic information if he or she demonstrates that:

      (A) Before becoming aware of the information, the person had:

            (1) Entered into a binding contract to purchase or sell the security;

            (2) Instructed another person to purchase or sell the security for the instructing person's account, or

            (3)   Adopted a written plan for trading securities.

When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1, a person other than a natural person (e.g., one of the Price Advisers) may also demonstrate that a purchase or sale of securities is not "on the basis of" material nonpublic information if it demonstrates that:

      - The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

      - The person had implemented reasonable policies and procedures, taking into consideration the nature of the person's business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material nonpublic information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material nonpublic information, or those that prevent such individuals from becoming aware of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

SELECTIVE DISCLOSURE OF MATERIAL, NON-PUBLIC INFORMATION BY PUBLIC COMPANIES. The SEC has adopted Regulation FD to prohibit certain issuers from selectively disclosing material, nonpublic information to certain persons who would be expected to trade on it. The rule applies only to publicly-traded domestic (U.S.) companies, not to foreign government or foreign private issuers.

      Under this rule, whenever:

                                      3-7

      -     An issuer, or person acting on its behalf,

      -     discloses material, non-public information,

      - to securities professionals, institutional investors, broker-dealers, and holders of the issuer's securities,

      -     the issuer must make public disclosure of that same information,

      -     simultaneously (for intentional disclosures), or

      - promptly within 24 hours after knowledge of the disclosure by a senior official (for non-intentional disclosures).

Regulation FD does not apply to all of the issuer's employees; rather only communications by an issuer's senior management (executive officers and directors), its investor relations professionals, and others who regularly communicate with market professionals and security holders are covered. Certain recipients of information are also excluded from the Rule's coverage, including persons who are subject to a confidentiality agreement, credit rating agencies, and "temporary insiders," such as the issuer's lawyers, investment bankers, or accountants.

INFORMATION REGARDING PRICE GROUP.

The illustrations of material information found on page 3-5 of this Statement are equally applicable to Price Group as a public company and should serve as examples of the types of matters that you should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

U.K. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

In the U.K., insider trading is prohibited by two levels of legislation; under criminal law by the Criminal Justice Act 1993 (the "CJA 1993"), and under a parallel civil regime by the Financial Services and Markets Act 2000 (the "FSMA 2000").

Part VIII of the FSMA 2000 contains provisions that set out the penalties for market abuse. The regulating body in the U.K., the Financial Services Authority (the "FSA"), has issued a Code of Market Conduct that describes this market abuse regime.

Under the Code of Market Conduct there are three types of market abuse offense, one in relation to the misuse of information, one in relation to creating a false or misleading impression, and one in relation to market distortion. A description of the misuse of information offense under the Code of Market Conduct is provided below at page 3-11.

                                      3-8

THE CRIMINAL JUSTICE ACT 1993

The CJA 1993 prohibits an "insider" from:

      - dealing in "securities" about which he or she has "inside information";

      -     encouraging another person to deal in those securities;

      - disclosing the "inside information" otherwise than in the proper performance of the insider's employment office or profession.

The definition of "securities" is very wide and is not limited to U.K. securities. The CJA 1993 also covers all dealing in "securities," whether on or off market and whether done within or without the U.K

The following flow chart illustrates the core concepts under the CJA 1993:

                                  [FLOW CHART]

You should keep in mind that even if no regulatory action is taken, an investigation may have adverse consequences, including unfavorable press coverage.

                                      3-9

WHO IS AN INSIDER?  A person has information as an "insider" if:

      -     it is, and he or she knows that it is, "inside information" and;

      - he or she has it, and knows that he or she has it, directly or indirectly from an "inside source." An "inside source" is any director, employee or shareholder of an issuer of securities or anyone having access to the information by virtue of his or her employment, profession, office and duties.

WHAT IS INSIDE INFORMATION UNDER THE CJA 1993? "Inside Information" is information which:

      - relates to particular securities, or particular issuers of securities;

      -     is specific or precise;

      -     has not been "made public"; and

      - is likely to have a significant effect on the price if it were "made public." Examples of price-sensitive information would include knowledge of any:

            -     proposed takeover or merger;

            -     potential issuer insolvency;

            - unpublished information as to profits or losses of any issuer for any period;

            - decision by an issuer concerning dividends or other distributions;

            -     proposed change in the capital structure of an issuer;

            -     material acquisitions or realizations of assets by an issuer;

            -     substantial acquisition or disposal of shares of an issuer;

            - proposal to change the general character or nature of the business of an issuer;

            - proposed change in the directors or senior executives of an issuer; and

            -     substantial borrowing by an issuer.

      WHEN IS INFORMATION MADE PUBLIC? Information is "made public" if it:

                                      3-10

      - is published in accordance with the rules of a regulated market for the purpose of informing investors and their professional advisers;

      -     is contained in records open to public inspection;

      - can be readily acquired by any person likely to deal in the securities

            -     to which the information relates, or

            -     of an issuer to which the information relates;

            -     is derived from information which has been "made public".

CRIMINAL PENALTIES. The penalties under the CJA 1993 are a maximum of seven years imprisonment and an unlimited fine.

THE FINANCIAL SERVICES AND MARKETS ACT 2000 - THE MISUSE OF INFORMATION UNDER THE CODE OF MARKET CONDUCT

Under FSMA 2000, the misuse of information is defined as "behaviour...based on information which is not generally available to those using the market but which, if available to a regular user of the market, would or would be likely to be regarded by him as relevant when deciding the terms on which transactions in investments of the kind in question should be effected." As required by the FSMA 2000, the FSA has published a Code of Market Conduct that provides guidance in determining which types of behavior may be considered to constitute market abuse. The misuse of information offense is one of the three types of market abuse offense; the other two relate to creating a false or misleading impression and market distortion.

It should be noted that there does not need to be any intent for the market abuse offense to be committed; a person can therefore in theory inadvertently commit an offence. Additionally the market abuse regime under the Code of Market Conduct purports to have extra-territorial reach.

The Code of Market Conduct, including annexes, runs to over a hundred pages and is written in descriptive style which makes it difficult to read, assimilate and apply in practical context. The flow chart attached to this Statement as APPENDIX B has therefore been prepared to illustrate the principal concepts of the Code of Market Conduct as they relate to the misuse of information. Any questions regarding the Code of Market Conduct should be directed to a member of the TRP International Compliance Team.

REQUIRING OR ENCOURAGING - Although individuals may not have personally engaged in market abuse, they still commit an offense if they "require or encourage" another to engage in market abuse. An individual taking (or refraining from taking) any action "requiring or encouraging" another person to engage in market abuse does not have to receive any benefit for an offense to have been committed.

PENALTIES AND BURDEN OF PROOF - The standard of proof required for an offense to have been committed under the FSMA 2000 is not the U.K. criminal law standard, i.e. "beyond all reasonable doubt." The

                                      3-11
lower U.K. civil law standard of "balance of probabilities" applies, although some areas of the Code of Market Conduct make reference to "reasonable likelihood." Despite the lower burden of proof, the penalties available to the FSA are severe; the FSA can levy unlimited fines, issue public censure and can suspend or withdraw the authorization of firms or individuals.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described below and refrain from disclosing the information to anyone else, including persons within Price Group, unless specifically advised to the contrary.

Specifically, you may not:

      - Trade in securities to which the material, non-public information relates;

      -     Disclose the information to others;

      - Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

      - A Restricted List ("RESTRICTED LIST") in order to prohibit trading in the security by both clients and Access Persons; or

      - A Watch List ("WATCH LIST"), which restricts the flow of the information to others within Price Group in order to allow the Price Advisers investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a CHINESE WALL.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department and Baltimore Legal/Compliance who are responsible for placing issuers on and monitoring trades in securities of issuers included on the Watch List. As described below, if a Designated Person on the TRP International Compliance Team believes that an issuer should be placed on the Watch List, he or she will contact Baltimore Legal/Compliance. Baltimore Legal/Compliance will coordinate review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Group.

FOR U.S. - BASED PERSONNEL:

                                      3-12

An individual subject to the Code who is based in the United States and is, or believes he or she may be, in possession of material, non-public information should immediately contact the Legal Department. If the Legal Department determines that the information is both material and non-public, the issuer will be placed on either the Watch or Restricted List. If the issuer is placed on the Restricted List, Baltimore Legal/Compliance will promptly relay the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and the date on which the issuer was placed on the Restricted List to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers or their designees ("HEAD DEALERS"). The Designated Person will place the issuer on the Restricted List in London.

The Watch List is maintained solely by Baltimore Legal/Compliance.

If the U.S.-based individual is unsure about whether the information is material or non-public, he or she should immediately contact the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The U.S.-based person may only disclose the information if approved on a "need to know" basis by the Legal Department.

When the information is no longer material or is public, Baltimore Legal/Compliance will remove the issuer from the Watch or Restricted List, noting the reason for and the date and local time of removal of the issuer from the List. If the issuer is being removed from the Restricted List, Baltimore Legal/Compliance will promptly relay this information to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers. The Designated Person will remove the issuer from the Restricted List in London. Baltimore Legal/Compliance will document the removal of the issuer from either List.

If you receive a private placement memorandum and the existence of the private offering and/or the contents of the memorandum are material and non-public, you should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

FOR INTERNATIONAL PERSONNEL:

An individual stationed in London, Paris, Copenhagen, Amsterdam, or Buenos Aires will be referred to in this portion of the Statement as "LONDON PERSONNEL." An individual stationed in Hong Kong, Singapore or Tokyo will be referred to in this portion of the Statement as "HONG KONG PERSONNEL."

- PROCEDURES FOR LONDON PERSONNEL. Whenever a person identified as London Personnel is, or believes he or she may be, in possession of material, non-public information about a security or an issuer of a security, he or she should immediately inform one of the Designated Persons on the TRP International Compliance Team that he or she is in possession of such information and the nature of the information. If the information is determined to be material and non-public, the Designated Person on the TRP International Compliance Team will make a record of this notification by contacting a Designated Person in Baltimore Legal/Compliance to place the issuer on the Watch List or by placing the issuer on the Restricted List. If the Designated Person on the TRP International Compliance Team places the issuer on the Restricted List, he or she will note such pertinent information as the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. If the issuer is placed on the Restricted List, he or she will also promptly relay this

                                      3-13
      information to one of the Designated Persons in Baltimore
      Legal/Compliance, who will place the issuer on the Restricted List in Baltimore, and to the London and Hong Kong Head Dealers.

      If the London Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The London Personnel may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

      When the information is no longer material or is public, one of the Designated Persons on the TRP International Compliance Team will contact a Designated Person in Baltimore Legal/Compliance regarding removing the issuer from the Watch List or will remove the issuer from the Restricted List and note the reason for and the date and local time of removal of the issuer from this List. If the issuer is being removed from the Restricted List, he or she will also promptly relay the information to one of the Designated Persons in Baltimore Legal/Compliance and to the London and Hong Kong Head Dealers. Baltimore Legal/Compliance will remove the issuer from the Restricted List in Baltimore. If the Designated Person on the TRP International Compliance Team is unsure whether the issuer should be removed from the Watch or Restricted List, he or she should first contact the TRPI Compliance Officer or the Legal Department for advice. If the Designated Persons on the TRP Compliance Team are unavailable, the London Employee should contact the TRPI Compliance Officer or the Legal Department regarding removal of the issuer from the Restricted List.

- PROCEDURES FOR HONG KONG PERSONNEL. Whenever a person identified as Hong Kong Personnel is, or believes he or she may be, in possession of material, non-public information about a security or the issuer of any security, he or she should immediately inform the Hong Kong Head Dealer that he or she is in possession of such information and the nature of the information. The Hong Kong Head Dealer will make a record of this notification, noting the person(s) in possession of the information, the nature of the information, and the local time and date on which the information was received, and contact by email as soon as possible a Designated Person on the TRP International Compliance Team or, if they are unavailable, in Baltimore Legal/Compliance. Until a Designated Person has determined whether the issuer should be placed on the Watch or Restricted List, the Hong Kong Dealing Desk will refrain from trading the securities of the issuer. The Designated Person will inform the Hong Kong Head Dealer and a Designated Person in the other location (i.e., Baltimore Legal/Compliance or the TRP International Compliance Team) as soon as possible regarding whether or not the issuer has been placed on the Watch or Restricted List.

      If the Hong Kong Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the Hong Kong Head Dealer. The Hong Kong Personnel and the Hong Kong Head Dealer may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

      The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person on the TRP International Compliance Team or in Baltimore Legal/Compliance, the TRPI

                                      3-14

            Compliance Officer, or the Legal Department regarding removal of the issuer from the Restricted List. When the information is no longer material and/or non-public, a Designated Person will remove the issuer from the Restricted List, note the reason for and the date and local time of removal of the issuer from this List and promptly relay the information to one of the Designated Persons in the other location and to the Hong Kong Head Dealer. The Designated Person will remove the issuer from the Restricted List in that location. The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person in Baltimore Legal/Compliance regarding removal of the issuer from the Watch List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

      - Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

      - To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

      - Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

      - Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

      - Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

      - Destroy copies of confidential documents no longer needed for a project.

ADDITIONAL PROCEDURES

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other personnel, it is imperative that all personnel understand this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand Price Group's policy with respect to insider trading, the following program has been adopted.

      INITIAL REVIEW FOR NEW PERSONNEL. All new persons subject to the Code, which includes this Statement, will be given a copy of it at the time of their association and will be required to certify that they have read it. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Group, promptly after his or her employment in that position.

      REVISION OF STATEMENT. All persons subject to the Code will be informed whenever this Statement is materially revised.

                                      3-15

      ANNUAL REVIEW WITH RESEARCH ANALYSTS, COUNSELORS AND TRADERS. A representative of the Legal Department or the TRP International Compliance Team, as appropriate, will review this Statement at least annually with portfolio managers, research analysts, and traders and with other employees as appropriate.

      ANNUAL CONFIRMATION OF COMPLIANCE. All persons subject to the Code will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor, the Legal Department, or the TRP International Compliance Team as appropriate.

March, 2004

                                      3-16

                                                                      APPENDIX B

                    MISUSE OF INFORMATION UNDER THE FSMA 2000

                                  [FLOW CHART]

April, 2002

                                       3B

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

      LEGAL REQUIREMENT. In accordance with the requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the various United Kingdom and other jurisdictions' laws and regulations, Price Group and the mutual funds ("PRICE FUNDS") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("STATEMENT").

      PRICE ADVISERS' FIDUCIARY POSITION. As investment advisers, the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

      PURPOSE OF STATEMENT. The Statement was developed to help guide Price Group's employees and independent directors and the independent directors of the Price Funds and the T. Rowe Price Savings Bank ("SAVINGS BANK") in the conduct of their personal investments and to:

       - eliminate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

       - avoid situations where it might appear that Price Group or the Price Funds or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

       - prevent, as well as detect, the misuse of material, non-public information.

      Those subject to the Code, including the independent directors of Price Group, the Price Funds and the Savings Bank, are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds.

      FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

                                      4-1

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (International personnel) when you have questions as to the application of this Statement to individual circumstances.

EXCESSIVE TRADING OF MUTUAL FUND SHARES. The issue of excessive trading by mutual fund shareholders is a serious one and is not unique to T. Rowe Price. Employees may not engage in trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive trading occurs when an investor in a fund places frequent trades in and out of the fund, often holding shares for a very short period of time. Frequent purchase and redemption activity drives up fund administration costs and negatively impacts the investment strategy of the fund. T. Rowe Price is committed to protecting the interests of long-term shareholders.

The T. Rowe Price Funds' excessive trading policy ("POLICY") states that during any 120-day period, you may not exceed one buy-and-one sell OR one sell-and-one buy occurrence in any individual T. Rowe Price Fund. If you exceed this limit or if your trading activity involves market timing, you are in violation of this Policy. If you purchase shares through an intermediary (e.g., a broker/dealer, recordkeeper or other third party), you are in violation of the Policy if you exceed the limit of one purchase and one sale OR one sale and one purchase involving the same fund within any 120-day period or if you hold fund shares for less than 60 calendar days. Pre-authorized, systematic transactions, such as contributions made through payroll, loans and withdrawals, are exempt from these trading guidelines and transactions in shares of Price money market funds are not subject to this Policy. However, exchanges between a money fund and a non-money fund are subject to the Policy.

This Policy is set forth in each Fund's prospectus, which governs all trading activity in the Fund regardless of whether you are holding T. Rowe Price Fund shares as a retail investor or through your T. Rowe Price U.S. Retirement Program account.

In addition to any action taken by the affected Fund, violation of this Policy may also result in the Ethics Committee imposing disciplinary action, including suspension of trading privileges, forfeiture of profits or the amount of losses avoided, and termination of employment.

Employees are also expected to abide by trading restrictions imposed by other funds as described in their prospectuses. If you violate the trading restrictions of a non-Price Fund, the Ethics Committee may impose the same penalties available for violation of the Price Funds excessive trading Policy.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity (except the independent directors of Price Group and the Savings Bank) is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-5 of this Statement. All Access Persons except the independent directors of the Price Funds are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. The independent directors of the Price Funds are not subject to prior transaction clearance requirements and are subject to modified reporting as described on p. 4-20. Non-Access Persons are subject to the general principles of the

                                      4-2

Statement and its reporting requirements, but are only required to receive prior transaction clearance for transactions in Price Group stock. The persons and entities covered by this Statement are:

      PRICE GROUP. Price Group, each of its subsidiaries and affiliates, and their retirement plans.

      EMPLOYEE PARTNERSHIPS. Partnerships such as Pratt Street Ventures.

      PERSONNEL. Each officer, inside director and employee of Price Group and its subsidiaries and affiliates, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

      CERTAIN TEMPORARY WORKERS. These workers include:

      - All temporary workers hired on the Price Group payroll ("TRP TEMPORARIES");

      - All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

      - All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

      - Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

      RETIRED EMPLOYEES. Retired employees of Price Group who receive investment research information from one or more of the Price Advisers will be subject to this Statement.

      INDEPENDENT DIRECTORS OF PRICE GROUP, THE SAVINGS BANK AND THE PRICE FUNDS. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Savings Bank include those directors of the Savings Bank who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

      Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. See pp. 4-20 to 4-24. The trades of the independent directors of the Price Funds are not subject to prior transaction clearance requirements. The trades of the independent directors of Price Group and of the Savings Bank are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

                                      4-3

ACCESS PERSONS. Certain persons and entities are classified as "ACCESS PERSONS" under the Code. The term "ACCESS PERSON" means:

      -     the Price Advisers;

      - any officer (vice president or above) or director of any of the Price Advisers or the Price Funds (except the independent directors of the Price Funds are not subject to prior transaction clearance and have modified reporting requirements, as described below);

      - any person associated with any of the Price Advisers or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

      - any person in a control relationship to any of the Price Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

      All Access Persons are notified of their status under the Code.

      INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

      The term "Investment Personnel" includes, but is not limited to:

      - those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

      -     research and credit analysts; and

      -     traders who assist in the investment process.

      All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are prohibited from investing in initial public offerings. See pp. 4-12; 4-15.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "NON-ACCESS PERSONS." If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below. However, the independent directors of Price Group and the Savings Bank are not included in this definition.

                                      4-4

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under EITHER ONE of the following two conditions:

FIRST, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the Exchange Act, as defined below; OR

SECOND, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (e.g., a power of attorney to direct transactions in another person's account) of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will usually be subject to this Statement to the same extent your personal trades would be as described below.

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

      - securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD, although the presumption of beneficial ownership may be rebutted;

      - a person's interest in securities held by a trust, which may include both trustees with investment control and, in some instances, trust beneficiaries;

      - a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

      - a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

      - certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

      - a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a

                                      4-5
controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR CLARIFICATIONS OR INTERPRETATIONS REGARDING BENEFICIAL OWNERSHIP OR CONTROL. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior transaction clearance and/or reporting requirements, you should submit a written request for clarification or interpretation to either Baltimore Legal/Compliance or the TRP International Compliance Team, as appropriate. Any such request for clarification or interpretation should name the account, your interest in the account, the persons or firms responsible for its management, and the specific facts of the situation. Do not assume that the Statement is not applicable; you must receive a clarification or interpretation about the applicability of the Statement. Clarifications and interpretations are not self-executing; you must receive a response to a request for clarification or interpretation directly from Baltimore Legal/Compliance or the TRP International Compliance Team before proceeding with the transaction or other action covered by this Statement.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior transaction clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the United States securities laws. YOU ARE RESPONSIBLE FOR YOUR OWN COMPLIANCE WITH THESE REQUIREMENTS. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

      INDEPENDENT DIRECTORS OF PRICE FUNDS. The independent directors of the Price Funds are prohibited from owning the stock or other securities of Price Group.

      QUARTERLY EARNINGS REPORT. Generally, all Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. You

                                      4-6
      will be notified in writing by the Management Committee from time to time as to the controlling dates.

      PRIOR TRANSACTION CLEARANCE OF PRICE GROUP STOCK TRANSACTIONS GENERALLY. Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Group stock owned beneficially, including through the Employee Stock Purchase Plan ("ESPP"). A transfer includes a change in ownership name of shares of Price Group stock, including a transfer of the shares into street name to be held in a securities account and any transfers of shares of Price Group stock between securities firms or accounts, including accounts held at the same firm.

      PRIOR TRANSACTION CLEARANCE PROCEDURES FOR PRICE GROUP STOCK. Requests for prior transaction clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available on the firm's Intranet under Corporate/Employee Transactions - TRPG Stock) and must be submitted to the Finance and Corporate Tax Department, BA-5215 or faxed to 410-345-3223. The Finance and Corporate Tax Department is responsible for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock purchased either through the ESPP or through a securities account if shares of Price Group stock are transferred there from the ESPP. Purchases effected through the ESPP are automatically reported to the Finance and Corporate Tax Department.

      PROHIBITION REGARDING TRANSACTIONS IN PUBLICLY-TRADED PRICE GROUP OPTIONS. Transactions in publicly-traded options on Price Group stock are not permitted.

      PROHIBITION REGARDING SHORT SALES OF PRICE GROUP STOCK. Short sales of Price Group stock are not permitted.

      APPLICABILITY OF 60-DAY RULE TO PRICE GROUP STOCK TRANSACTIONS. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected THROUGH the ESPP, the exercise of employee stock options granted by Price Group and the subsequent sale of the derivative shares, and shares obtained through an established dividend reinvestment program.

      For a full description of the 60-Day Rule, please see page 4-28.

      Gifts of Price Group stock, although subject to prior transaction clearance, are also not subject to this Rule.

      For example, purchases of Price Group stock in the ESPP through payroll deduction are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. See p. 4-28.

      The 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

                                      4-7

            ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK FROM THE FINANCE AND CORPORATE TAX DEPARTMENT.

      INITIAL DISCLOSURE OF HOLDINGS OF PRICE GROUP STOCK. Each new employee must report to the Finance and Corporate Tax Department any shares of Price Group stock of which he or she has beneficial ownership no later than 10 business days after his or her starting date.

      DIVIDEND REINVESTMENT PLANS FOR PRICE GROUP STOCK. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior transaction clearance if the firm has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly through statements provided to Baltimore Legal/Compliance or the TRP International Compliance Team by the financial institution (e.g., broker/dealer) where the account is maintained, except in the case of employees who are subject to Section 16 of the Exchange Act, who must report such transactions immediately.

      EFFECTIVENESS OF PRIOR CLEARANCE. Prior transaction clearance of transactions in Price Group stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Finance and Corporate Tax Department prior to the proposed transaction, or (ii) the person receiving the clearance comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

      REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. You must use the form returned to you by the Finance and Corporate Tax Department to notify it of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Group stock owned directly. The notice must be returned within two business days of the trade's execution or within seven business days of the date of prior transaction clearance if the trade is not executed.

      INSIDER REPORTING AND LIABILITY. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain executive officers of Price Group. The Finance and Corporate Tax Department informs any new Insider of this status.

      SEC REPORTING. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Finance and Corporate Tax Department will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to ensure that the applicable reports are filed in a timely manner.

            - FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current

                                      4-8
                  holdings of Price Group stock. Following the election or appointment of an Insider, the Finance and Corporate Tax Department will deliver to the Insider a Form 3 for appropriate signatures and will file the form electronically with the SEC.

            - FORM 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 must be filed electronically before the end of the second business day following the day on which a transaction resulting in a change in beneficial ownership has been executed. Following receipt of the Notice of Disposition of the proposed transaction, the Finance and Corporate Tax Department will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form electronically with the SEC.

            - FORM 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported electronically on a deferred basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

            LIABILITY FOR SHORT-SWING PROFITS. Under the United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

      OFFICE OF THRIFT SUPERVISION ("OTS") REPORTING. TRPA and Price Group are holding companies of the Savings Bank, which is regulated by the OTS. OTS regulations require the directors and senior officers of TRPA and Price Group to file reports regarding their personal holdings of the stock of Price Group and of the stock of any non-affiliated bank, savings bank, bank holding company, or savings and loan holding company. Although the Bank's Compliance Officer will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person to ensure that the required reports are filed in a timely manner.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

ACCESS PERSONS other than the independent directors of the Price Funds must, unless otherwise provided for below, obtain prior transaction clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls. NON-ACCESS PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.

                                      4-9

            ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK FROM THE FINANCE AND CORPORATE TAX DEPARTMENT.

Where required, prior transaction clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule (p. 4-28); you are responsible for ensuring your compliance with this rule.

THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS ARE NOT REQUIRED TO RECEIVED PRIOR TRANSACTION CLEARANCE IN ANY CASE.

TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT DO NOT REQUIRE EITHER PRIOR TRANSACTION CLEARANCE OR REPORTING. The following transactions do not require either prior transaction clearance or reporting:

            MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable insurance products, except that any employee who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance through electronic mail to Dottie Jones.

            U.S. GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of the U.S. Government.

            CERTAIN COMMODITY FUTURES CONTRACTS. Purchases or sales of commodity futures contracts for tangible goods (e.g., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission ("CFTC"). Futures contracts for financial instruments, however, MUST receive prior clearance.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS.

            UNIT INVESTMENT TRUSTS. Purchases or sales of shares in unit investment trusts registered under the Investment Company Act of 1940, including such unit investment trusts as DIAMONDS ("DIA"), SPYDER ("SPY") and NASDAQ-100 Index Tracking Stock ("QQQ").

            NATIONAL GOVERNMENT OBLIGATIONS (OTHER THAN U.S.). Purchases or sales of direct obligations of national (non-U.S.) governments.

                                      4-10

            PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

            STOCK SPLITS, REVERSE STOCK SPLITS, AND SIMILAR ACQUISITIONS AND DISPOSITIONS. The acquisition of additional shares or the disposition of existing corporate holdings through stock splits, reverse stock splits, stock dividends, exercise of rights, exchange or conversion. Reporting of such transactions need only be made quarterly.

            MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

            SPOUSAL EMPLOYEE-SPONSORED PAYROLL DEDUCTION PLANS. Purchases, but not sales, by an Access Person's spouse pursuant to an employee-sponsored payroll deduction plan (e.g., a 401(k) plan or employee stock purchase plan), provided Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan. Reporting of such transactions need only be made quarterly. A sale or exchange of stock held in such a plan is subject to the prior transaction clearance requirements.

            EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise, including sales effected by a "cash-less" transactions, must receive prior transaction clearance.

            DIVIDEND REINVESTMENT PLANS. Purchases effected through an established Dividend Reinvestment Plan ("DRP"). Reporting of these transactions may be made quarterly. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends (a "CONNECTED PURCHASE") AND any sale of shares from the DRP MUST receive prior transaction clearance.

            SYSTEMATIC INVESTMENT PLANS/SAVINGS SCHEMES. Purchases effected through a systematic investment plan (i.e., a regular savings scheme or savings plan) involving the automatic investment of a set dollar or other currency amount on predetermined dates, provided Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel) has been previously notified by the Access Person that he or she will be participating in the plan or scheme. Reporting of Systematic Investment Plan/Savings Scheme transactions need only be made quarterly. An Access Person's purchase of securities of the issuer to initiate participation in the plan AND any sale of shares from such a plan MUST receive prior clearance.

            INHERITANCES. The acquisition of securities through inheritance.

            GIFTS. The giving of or receipt of a security as a gift.

                                      4-11

The independent directors of the Price Funds are subject to modified reporting requirements.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT REQUIRE PRIOR TRANSACTION CLEARANCE BY ACCESS PERSONS. If the transaction or security is not listed above as not requiring prior transaction clearance, you should assume that it IS subject to this requirement unless specifically informed otherwise by Baltimore Legal/Compliance or the TRP International Compliance Team. The only Access Persons not subject to the prior transaction clearance requirements are the independent directors of the Price Funds. Among the transactions that must receive prior transaction clearance are transactions in:

      - Closed-end funds, including U.K. investment trusts and Exchange Traded Funds ("ETFS") (e.g., iShares, Cubes) unless organized as unit investment trusts under the Investment Company Act, and

      -     Sector index funds that are closed-end funds.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior transaction clearance requirements on behalf of an Access Person (except the independent directors of the Price Funds), including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to receive prior transaction clearance for securities transactions (other than Price Group stock), they MUST report any transaction that would require prior transaction clearance by an Access Person. The independent directors of Price Group, the Price Funds and the Savings Bank are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless prior transaction clearance is not required as described above or the Chairperson of the Ethics Committee or his or her designee has otherwise determined that prior transaction clearance is not required, Access Persons, other than the independent directors of the Price Funds, must receive prior transaction clearance for all securities transactions.

Access Persons should follow the procedures set forth below, depending upon their location, before engaging in the transactions described. If an Access Person is not certain whether a proposed transaction is subject to the prior transaction clearance requirements, he or she should contact Baltimore Legal/Compliance or the TRP International Compliance Team, as appropriate, BEFORE proceeding.

FOR U.S. - BASED ACCESS PERSONS:

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

            NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY

                                      4-12
            after receiving prior transaction clearance in writing from the Chairperson of the Ethics Committee or his or her designee ("DESIGNEE"). An IPO would include, for example, an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Exchange Act.

            In considering such a request for prior transaction clearance, the Chairperson or his or her Designee will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson or his or her Designee will also consider whether:

            1. The purchase is made through the Non-Investment Personnel's regular broker;

            2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

            3. The transaction otherwise meets the requirements of the NASD restrictions, as applicable, regarding the sale of a new issue to an account in which a "restricted person," as defined in NASD Rule 2790, has a beneficial interest.

      In addition to receiving prior transaction clearance from the Chairperson of the Ethics Committee or his or her Designee, Non-Investment Personnel MUST also check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. If a client order has been received since the initial prior transaction approval was given, the prior transaction clearance will be withdrawn.

      Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

            INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

            NON-ACCESS PERSONS. Although Non-Access Persons are not required to receive prior transaction clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative of Investment Services is reminded that NASD Rule 2790 may restrict his or her ability to buy shares in a new issue.

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior transaction clearance in writing has been obtained from the Chairperson of the Ethics Committee or his or her Designee. In considering such a request for prior transaction clearance, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The

                                      4-13

      Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions," at p. 4-20.

            CONTINUING OBLIGATION. An Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

      Registered representatives of Investment Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via iTrade on the firm's intranet. The iTrade system automatically sends any request for prior transaction approval that requires manual intervention to the Equity Trading Department. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (email address "Personal Trades" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, a definitive security identifier (e.g., CUSIP, ticker, or Sedol), the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale, or buy to cover. Responses to all requests will be made by iTrade or the Equity Trading Department, documenting the request and whether or not prior transaction clearance has been granted. The Examiner system maintains the record of all approval and denials, whether automatic or manual.

      Requests will normally be processed on the same day; however, additional time may be required for prior transaction clearance for certain securities, including non-U.S. securities.

      EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (e.g., certain transactions through Transfer Agents or spousal employee-sponsored payroll deduction plans), please notify Baltimore Legal/Compliance BEFORE entering the order.

      REMINDER. If you are an Access Person and become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior

                                      4-14
      transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

FOR INTERNATIONAL ACCESS PERSONS:

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

            NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY after receiving prior transaction clearance in writing from the TRP International Compliance Team.

            The TRP International Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Team will also consider whether:

                  1. The purchase is made through the Non-Investment Personnel's regular broker;

                  2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

                  3. The transaction otherwise meets the requirements of the NASD's restrictions regarding the sale of a new issue to an account in which a "restricted person," as defined in NASD Rule 2790, has a beneficial interest, if this is applicable.

            In addition to receiving prior transaction clearance from the TRP International Compliance Team, Non-Investment Personnel MUST also check with the T. Rowe Price International Compliance Team the day the offering is priced before purchasing in the IPO. The T. Rowe Price International Compliance Team will contact the London Dealing Desk to confirm that no client order has been received since the initial prior transaction approval was given. If a client order has been received, the prior transaction clearance will be withdrawn.

            Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed - commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

                  INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

                                      4-15

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Prior transaction clearance to invest in or sell securities through a private placement of securities, including the purchase of limited partnership interests, must be sought from the TRP International Compliance Team in the usual manner. The prior transaction clearance process will include a review by a member of the Investment Team to determine whether the investment opportunity (private placement) should be reserved for the firm's clients and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics Committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions" at p. 4-20.

            CONTINUING OBLIGATION. Any Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the TRP International Compliance Team.

      Registered representatives of Investment Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

      PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via iTrade on the firm's intranet. The iTrade system automatically sends any request for prior transaction approval that requires manual intervention to the TRP International Compliance Team. If iTrade is not available, requests may be made orally, in writing, or by electronic mail (email address "TRPI Compliance" in the electronic mail address book). Obtaining clearance by electronic mail if iTrade is not available is strongly encouraged. All requests must include the name of the security, a definitive security identifier (e.g., CUSIP, ticker, or SEDOL), the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale or buy to cover. Responses to all requests will be made by iTrade or the TRP International Compliance Team, documenting the request and whether or not prior transaction clearance has been granted. The Examiner system maintains the record of all approvals and denials, whether automatic or manual.

      Requests will normally be processed on the same day they are received; however, ADDITIONAL TIME MAY BE REQUIRED IN CERTAIN CIRCUMSTANCES (E.G., TO ALLOW CHECKS TO BE MADE WITH OVERSEAS OFFICES AS NECESSARY).

      EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction, whether obtained via iTrade or from the TRP International Compliance Team, is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be

                                      4-16
      obtained. FOR EXAMPLE, IF PRIOR TRANSACTION CLEARANCE IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY. In situations where it appears that the trade will not be executed within three business days even if the order is entered in that time period (e.g., an Individual Savings Account), please notify the TRP International Compliance Team BEFORE entering the order.

      REMINDER. If you are an Access Person and become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. Prior transaction clearance will usually not be granted for a proposed transaction by the Trading Department, either directly or by iTrade, and/or by the Chairperson of the Ethics Committee or by the TRP International Compliance Team if:

            PENDING CLIENT ORDERS. Orders have been placed by any of the Price Advisers to purchase or sell the security unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

            PURCHASES AND SALES WITHIN SEVEN (7) CALENDAR DAYS. The security has been purchased or sold by any client of a Price Adviser within seven calendar days immediately prior to the date of the proposed transaction, unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

            For example, if a client transaction occurs on Monday, prior transaction clearance is not generally granted to an Access Person to purchase or sell that security until Tuesday of the following week. Transactions in securities in pure as opposed to enhanced index funds are not considered for this purpose.

            If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

            APPROVED COMPANY RATING CHANGES. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

            SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

If for any reason an Access Person has not received a requested prior transaction clearance for a proposed securities transaction, he or she must not communicate this information to another person and must not cause any other person to enter into such a transaction.

                                      4-17

REQUESTS FOR RECONSIDERATION OF PRIOR TRANSACTION CLEARANCE DENIALS. If an Access Person has not been granted a requested prior transaction clearance, he or she may apply to the Chairperson of the Ethics Committee or his or her designee for reconsideration. Such a request must be in writing and must fully describe the basis upon which the reconsideration is being requested. As part of the reconsideration process, the Chairperson or his or her designee will determine if any client of any of the Price Advisers may be disadvantaged by the proposed transaction by the Access Person. The factors the Chairperson or his or her designee may consider in making this determination include:

      -     the size of the proposed transaction;

      - the nature of the proposed transaction (i.e., buy or sell) and of any recent, current or pending client transactions;

      - the trading volume of the security that is the subject of the proposed Access Person transaction;

      - the existence of any current or pending order in the security for any client of a Price Adviser;

      - the reason the Access Person wants to trade (e.g., to provide funds for the purchase of a home); and

      - the number of times the Access Person has requested prior transaction clearance for the proposed trade and the amount of time elapsed between each prior transaction clearance request.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. ALL ACCESS PERSONS (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) AND NON-ACCESS PERSONS must request broker-dealers, investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see page 4-5 for a discussion of beneficial ownership and control concepts) as follows:

- U.S.-based personnel should have this information sent to the attention of Compliance, Legal Department, T. Rowe Price, P.O. Box 17218, Baltimore, Maryland 21297-1218.

- International personnel should have this information sent to the attention of the TRP International Compliance Team, T. Rowe Price International, Inc., 60 Queen Victoria Street, London EC4N 4TZ United Kingdom.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE SUBJECT TO MODIFIED REPORTING REQUIREMENTS DESCRIBED AT PP. 4-20 - 24.

If transaction or statement information is provided in a language other than English, the employee should provide a translation into English of the documents.

NOTIFICATION OF SECURITIES ACCOUNTS. ACCESS PERSONS (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) AND NON-ACCESS PERSONS must give notice BEFORE opening or trading

                                      4-18
in a securities account with any broker, dealer, investment adviser, bank, or other financial institution, including TRP Brokerage, as follows:

- U.S.-based personnel must give notice by email to Legal/Compliance (email address "Legal Compliance");

- International personnel must give notice in writing (which may include email) to the TRP International Compliance Team.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE NOT SUBJECT TO THIS REQUIREMENT.

      NEW PERSONNEL SUBJECT TO THE CODE. A person subject to the Code must give written notice as directed above of any existing securities accounts maintained with any broker, dealer, investment adviser, bank or other financial institution within 10 business days of association with the firm.

      You do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or mutual funds IF these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have an account at T. Rowe Price Services, Inc., a transfer agent that holds shares of a Price Fund, that account does not have to be reported. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

      OFFICERS, DIRECTORS AND REGISTERED REPRESENTATIVES OF INVESTMENT SERVICES. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

      - Obtain approval for a securities account from Investment Services (whether the registered person is based in the United States or internationally); the request for approval should be in writing, directed to Baltimore Legal/Compliance, and submitted before opening or placing the initial trade in the securities account; and

      - If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

      ANNUAL STATEMENT BY ACCESS PERSONS. Each Access Person, except an Access Person who is an independent director of the Price Funds, must also file with the firm a statement of his or her accounts as of year-end in January of the following year.

      REMINDER. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

                                      4-19

PROCEDURES FOR REPORTING TRANSACTIONS. The following requirements apply both to Access Persons and Non-Access Persons except the independent directors of Price Group, the Price Funds and the Savings Bank, who are subject to modified reporting requirements:

      REPORT FORM. If the executing firm provides a confirmation, contract note or similar document directly to the firm, you do not need to make a further report. You must report all other transactions on the form designated "T. Rowe Price Employee's Report of Securities Transactions," which is available on the firm's Intranet under Corporate/Legal. You must report any transaction reported on a periodic (e.g., monthly, quarterly) statement, rather than on a confirmation, contract note or similar document, yourself using this form.

      WHEN REPORTS ARE DUE. You must report a securities transaction within ten
      (10) business days after the trade date or within ten (10) business days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving a systematic investment plan/savings scheme, in an established dividend reinvestment plan, or the purchase of securities by a spouse pursuant to an employee-sponsored payroll deduction plan, however, may be reported quarterly.

      The TRP International Compliance Team will send all reports it receives to Baltimore Legal/Compliance on a quarterly basis.

      REPORTING CERTAIN PRIVATE PLACEMENT TRANSACTIONS. If your investment requires periodic capital calls (e.g., in a limited partnership) you must report each capital call within ten (10) business days. This is the case even if you are an Access Person and you received prior transaction clearance for a total cumulative investment.

      REMINDER. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, the transactions in these securities become subject to the transaction reporting requirements.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS.

      TRANSACTIONS IN PUBLICLY TRADED SECURITIES. An independent director of the Price Funds must report transactions in publicly-traded securities where the independent director controls or directs such transactions. These reporting requirements apply to transactions the independent director effects for his or her own beneficial ownership as well as the beneficial ownership of others, such as a spouse or other family member. An independent director does not have to report securities transactions in accounts over which the independent director has no direct or indirect influence or control (e.g., transactions in an account managed by an investment professional pursuant to a discretionary agreement and where the independent director does not participate in the investment decisions).

      TRANSACTIONS IN NON-PUBLICLY TRADED SECURITIES. An independent director does not have to report transactions in securities which are not traded on an exchange or listed on NASDAQ (i.e., non-publicly traded securities), unless the independent director knew, or in the ordinary

                                      4-20
      course of fulfilling his or her official duties as a Price Funds independent director, should have known that during the 15-day period immediately before or after the independent director's transaction in such non-publicly traded security, a Price Adviser purchased, sold or considered purchasing or selling such security for a Price Fund or Price advisory client.

            METHODS OF REPORTING. An independent director has the option to satisfy his or her obligation to report transactions in securities via a Quarterly Report or by arranging for the executing brokers of such transactions to provide duplicate transaction confirmations directly to Baltimore Legal/Compliance.

                  QUARTERLY REPORTS. If a Price Fund independent director elects to report his or her transactions quarterly: (1) a report for each securities transaction must be filed with Baltimore Legal/Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore Legal/ Compliance will send to each independent director of the Price Funds who chooses to report transactions on a quarterly basis a reminder letter and reporting form approximately ten days before the end of each calendar quarter.

                  DUPLICATE CONFIRMATION REPORTING. An independent director of the Price Funds may also instruct his or her broker to send duplicate transaction information (confirmations) directly to Baltimore Legal/Compliance. An independent director who chooses to have his or her broker send duplicate account information to Baltimore Legal/Compliance in lieu of directly reporting broker-executed transactions must nevertheless continue to report in the normal way (i.e., Quarterly Reports) any securities transactions for which a broker confirmation is not generated.

                  Among the types of transactions that are commonly not reported through a broker confirmation and may therefore have to be reported directly to T. Rowe Price are:

                   -    Exercise of Stock Option of Corporate Employer;

                   -    Inheritance of a Security;

                   -    Gift of a Security; AND

                   - Transactions in Certain Commodities Futures Contracts (e.g., financial indices).

                  An independent director of the Price Funds must include any transactions listed above, as applicable, in his or her Quarterly Reports if not otherwise contained in a duplicate broker confirmation. Baltimore Legal/Compliance will send to each independent director of the Price Funds who chooses to report transactions through broker confirmations a reminder letter and reporting form approximately ten days before the end of each calendar quarter so that transactions not reported by broker confirmations can be reported on the reporting form.

                                      4-21

      REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM THE PRICE FUNDS. An independent director of the Price Funds shall report to Baltimore Legal/Compliance any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than the Price Funds.

      REPORTING OF SIGNIFICANT OWNERSHIP.

                  ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to Baltimore Legal/Compliance, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

                  NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to Baltimore Legal/Compliance. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence AND is NOT informed of the investment transactions of such entity, the independent director need not report such ownership to Baltimore Legal/Compliance unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

      INVESTMENTS IN PRICE GROUP. An independent director of the Price Funds is prohibited from owning the common stock or other securities of Price Group.

      INVESTMENTS IN NON-LISTED SECURITIES FIRMS. An independent director of the Price Funds may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed on NASDAQ or the purchase or sale has otherwise been approved by the Price Fund Boards.

      RESTRICTIONS ON CLIENT INVESTMENT PARTNERSHIPS.

            CO-INVESTING. An independent director of the Price Funds is not permitted to co-invest in client investment partnerships of Price Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

            DIRECT INVESTMENT. An independent director of the Price Funds is not permitted to invest as a limited partner in client investment partnerships of Price Group or its affiliates.

                                      4-22

      DEALING WITH CLIENTS. Aside from market transactions effected through securities exchanges or via NASDAQ, an independent director of the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE GROUP.

      REPORTING OF PERSONAL SECURITIES TRANSACTIONS. An independent director of Price Group is not required to report his or her personal securities transactions (other than transactions in Price Group stock) as long as the independent director does not obtain information about the Price Advisers' investment research, recommendations, or transactions. However, each independent director of Price Group is reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Corporate Records in Baltimore (e.g., changes in holdings of stock of financial institutions or financial institution holding companies).

      REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM PRICE GROUP. An independent director of Price Group shall report to Baltimore Legal/Compliance any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than Price Group.

REPORTING OF SIGNIFICANT OWNERSHIP.

      ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to Baltimore Legal/Compliance, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

      NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to Baltimore Legal/Compliance. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence AND is NOT informed of the investment transactions of such entity, the independent director need not report such ownership to Baltimore Legal/Compliance unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE SAVINGS BANK. The independent directors of the Savings Bank are not required to report their personal securities transactions (other than transactions in Price Group stock) as long as they do not obtain information about the Price Advisers' investment research,

                                      4-23
recommendations, or transactions, other than information obtained because the Savings Bank is a client of one or more of the Price Advisers. In addition, the independent directors of the Savings Bank may be required to report other personal securities transactions and/or holdings as specifically requested from time to time by the Savings Bank in accordance with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to ALL Access Persons, except the independent directors of the Price Funds, and to ALL Non-Access Persons:

      DEALING WITH CLIENTS. Access Persons and Non-Access Persons may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

      INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

            NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or investment club without prior clearance from the Chairperson of the Ethics Committee (U.S. - based personnel) or the TRP International Compliance Team (international personnel). ONLY TRANSACTIONS IN PRICE GROUP STOCK ARE SUBJECT TO PRIOR TRANSACTION CLEARANCE. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

            ACCESS PERSONS. An Access Person may not form or participate in a stock or investment club unless prior written clearance has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Generally, transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior transaction clearance and reporting requirements applicable to an individual Access Person's trades. If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, the Chairperson of the Ethics Committee or the TRP International Compliance Team may, as appropriate as part of the prior clearance process, require the prior transaction clearance of Price Group stock transactions only.

      MARGIN ACCOUNTS. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

                                      4-24

      TRADING ACTIVITY. You are discouraged from engaging in a pattern of securities transactions that either:

            - is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, OR

            - involves securities positions that are disproportionate to your net assets.

      At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply ONLY to ACCESS PERSONS other than the independent directors of the Price Funds:

      LARGE ISSUER/VOLUME TRANSACTIONS. Although subject to prior transaction clearance, transactions involving securities of certain large issuers or of issuers with high trading volumes, within the parameters set by the Ethics Committee (the "LARGE ISSUER/VOLUME LIST"), will be permitted under normal circumstances, as follows:

      Transactions involving no more than U.S. $20,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction MARGINALLY exceeds $20,000) per security per seven (7) calendar day period in securities of:

            -     issuers with market capitalizations of $5 billion or more, OR

            - U.S. issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days are usually permitted, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction.

      These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior transaction clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven (7) calendar days.

      If you believe one or both of these criteria should be applied to a non-U.S. issuer, you should contact Baltimore Legal/Compliance or the TRP International Compliance Team, as appropriate. When contacted, the TRP International Compliance Team will coordinate the process with Baltimore Legal/Compliance.

      TRANSACTIONS INVOLVING OPTIONS ON LARGE ISSUER/VOLUME LIST SECURITIES. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-26. Otherwise, in the case of options on an individual security on the Large Issuer/Volume List (if it has not had a prohibited rating change), an Access Person may trade the GREATER of 5 contracts or sufficient

                                      4-25
      option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

      TRANSACTIONS INVOLVING EXCHANGE-TRADED INDEX OPTIONS. Generally, an Access Person may trade the GREATER of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying securities. These parameters are subject to change by the Ethics Committee.

      Please note that an option on a Unit Investment Trust (e.g., QQQ) is not an exchange-traded index option and does not fall under this provision. See the discussion under General Information on Options and Futures below.

      CLIENT LIMIT ORDERS. Although subject to prior transaction clearance, an Access Person's proposed trade in a security is usually permitted even if a limit order has been entered for a client for the same security, if:

            -     The Access Person's trade will be entered as a market order;
                  and

            - The client's limit order is 10% or more away from the market at the time the Access Person requests prior transaction clearance.

      JAPANESE NEW ISSUES. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

GENERAL INFORMATION ON OPTIONS AND FUTURES (OTHER THAN EXCHANGE - TRADED INDEX OPTIONS). If a transaction in the underlying instrument does not require prior transaction clearance (e.g., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on the underlying instrument does not require prior transaction clearance. However, all options and futures transactions, except the commodity futures transactions described on page 4-10, must be reported even if a transaction in the underlying instrument would not have to be reported (e.g., U.S. Government Obligations). Transactions in publicly traded options on Price Group stock are not permitted. See p. 4-7. Please consult the specific discussion on Exchange - Traded Index Options above for transactions in those securities.

      BEFORE ENGAGING IN OPTIONS AND FUTURES TRANSACTIONS, ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT THAT THE 60-DAY RULE AND INTERVENING CLIENT TRANSACTIONS MAY HAVE UPON THEIR ABILITY TO CLOSE OUT A POSITION WITH A PROFIT (SEE PAGE 4-28).

                                      4-26

            OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY CLIENTS OF THE PRICE ADVISERS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers' clients.

            OPTIONS ON SECURITIES HELD BY CLIENTS OF THE PRICE ADVISERS. With respect to options on securities of companies which are held by any of Price Advisers' clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than a "pure" Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Large Issuer/Volume List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

            OTHER OPTIONS AND FUTURES HELD BY CLIENTS OF THE PRICE ADVISERS. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers' clients will receive prior transaction clearance if appropriate after due consideration is given, based on the particular facts presented, as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers' clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

            CLOSING OR EXERCISING OPTION POSITIONS. A transaction initiated by an Access Person to exercise an option or to close an option transaction must also receive prior transaction clearance. If an intervening client transaction in the underlying security has occurred since the position was opened, the Access Person may not receive prior clearance to initiate a transaction to exercise the option or to close out the position, as applicable.

      SHORT SALES. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance. Short sales of Price Group stock are not permitted. All short sales are subject to the 60-Day Rule described below.

      THE 60-DAY RULE. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security that may

                                      4-27
      result in a gain within 60 days of the purchase of the underlying security. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on February 27, 2004, he or she may not sell ANY shares of XYZ stock at a profit for 60 days following February 27, 2004. The 60-Day Rule "clock" restarts EACH time the Access Person trades in that security.

      The closing of a position in a European style option on any security other than an index will result in a 60-Day Rule violation if the position was opened within the 60-day window and the closing transaction results in a gain. Multiple positions will not be netted to determine an overall gain or loss in options on the same underlying security expiring on the same day.

            The 60-Day Rule does NOT apply to:

                  - any transaction by a Non-Access Person other than transactions in Price Group stock not excluded below;

                  - any transaction that does not require from prior transaction clearance (e.g., purchase or sale of unit investment trust, including SPYDER and QQQ, exercise of corporate stock option by Access Person spouse, systematic investment plan; see p. 4-10);

                  - any transaction in a security in which either the acquisition or the sale of that security does not require prior transaction clearance (e.g., if an Access Person inherits a security, a transaction that did not require prior transaction clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition);

                  - the purchase and sale or sale and purchase of exchange-traded index options;

                  - any transaction in Price Group stock effected THROUGH the ESPP (note that the 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP);

                  - the exercise of "company-granted" Price Group stock options and the subsequent sale of the derivative shares; and

                  - any purchase of Price Group stock through an established dividend reinvestment plan.

            Prior transaction clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade. If you have any questions about whether this Rule will be triggered by a proposed transaction, you should contact Baltimore Legal/Compliance or the TRP International Compliance Team BEFORE requesting prior transaction clearance for the proposed trade.

                                      4-28

            Access Persons may request in writing an interpretation from the Chairperson of the Ethics Committee that the 60-Day Rule should not apply to a specific transaction or transactions.

      INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or prior transaction clearance is given under the private placement procedures (see pp. 4-13; 4-16).

REPORTING OF ONE - HALF OF ONE PERCENT OWNERSHIP. If an employee owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report this in writing to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares beneficially owned.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (e.g., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to Baltimore Legal/Compliance or the TRP International Compliance Team, even if these transactions are effected with a speculative investment objective.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 calendar days after the starting date), each Access Person, except an independent director of the Price Funds, is required by United States securities laws to disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("SECURITIES HOLDINGS REPORT") (see page 4-5 for definition of the term Beneficial Owner) and provide or reconfirm the information regarding all of his or her securities accounts. The form to provide the Securities Holdings Report will be provided upon commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance (U.S.-based personnel) or the TRP International Compliance Team (International personnel). The form on which to report securities accounts can be found on the firm's Intranet under Corporate/Legal.

Each Access Person, except an independent director of the Price Funds, is also required to file a "PERSONAL SECURITIES REPORT," consisting of a Statement of Personal Securities Holdings and a Securities Account Verification Form Report, on an annual basis. The Personal Securities Report must be as of year end and be filed with the firm in January of the following year.

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities Transactions, Reports of Securities Accounts, and Personal Securities Reports.

                                      4-29

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics Committee, Baltimore Legal/Compliance, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

      VIOLATIONS BY ACCESS PERSONS, NON-ACCESS PERSONS AND INDEPENDENT DIRECTORS OF PRICE GROUP OR THE SAVINGS BANK. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, INTER ALIA, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

      VIOLATIONS BY INDEPENDENT DIRECTORS OF PRICE FUNDS. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Board will impose such sanctions as it deems appropriate.

March, 2004

                                      4-30

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                         WITH RESPECT TO COMPLIANCE WITH
                          COPYRIGHT AND TRADEMARK LAWS

PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy with Respect to Compliance with Copyright and Trademark Laws ("STATEMENT") to: (1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that Price Group's various copyrights, trademarks, and service marks are protected from infringement; and, (3) prevent Price Group from violating intellectual property rights of others. Although this Statement primarily describes the requirements of United States law, it is important to note that many nations have laws in this area.

DEFINITION OF COPYRIGHT

In order to protect authors and owners of books, articles, drawings, designs, business logos, music, videos, electronic media, or computer programs and software, the U.S. Copyright Law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the copyright owner. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to officially register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions, attorneys fees and court costs) as well as statutory damages, which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL AND EXTERNAL DISTRIBUTION. In general, the unauthorized reproduction and distribution of copyrighted material is a U.S. and state crime. This includes downloading or copying information from an Internet website or any fee-paid subscription publication services. Copyrighted material may not be reproduced without the express written permission of the copyright owner (a sample Permission Request Letter is available from the Legal Department). An exception to the copyright law is the "fair use" doctrine, which allows reproduction for scholarly purposes, criticism, or commentary. This exception ordinarily does not apply in a business environment. Thus, personnel wishing to reproduce copyrighted material for internal or external distribution must obtain written permission from the author or publisher.

It is your responsibility to obtain permission to reproduce copyrighted material. The permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce the copyrighted material, then the requestor must purchase from the publisher or owner either additional subscriptions or copies of the work or refrain from using it. The original article or periodical may be circulated as an alternative to purchasing additional copies. If the work in question is accessible via an Internet web site, the web site address may be circulated in order for others to publicly view the information.

                                      5-1

      - For works published after January 1st 1978, copyrights last for the life of the author or owner plus 70 years or up to 120 years from creation.

      - The electronic transmission of copyrighted works can constitute an infringement.

      - The United States Digital Millennium Copyright Act ("DMCA") makes it a violation to (i) alter or remove copyright notices, (ii) provide false copyright notices, or (iii) distribute works knowing that the copyright notice has been removed or altered.

      - Derivative Works - a derivative work is a new work created based on an original work. Only the owner of a copyright has the right to authorize someone else to create a new version of the original work.

      - Subscription Agreements for on-line publications typically only grant permission for the licensee to make a single copy. Permission from the copyright owner must be granted in order to make additional copies.

PERSONAL COMPUTER SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group's personal computers are generally copyrighted material and may not be reproduced or transferred without the proper authorization from the software vendor. See the T. Rowe Price Group, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.

DEFINITION OF TRADEMARK AND SERVICE MARK

            TRADEMARK. A trademark is either a word, phrase or design, or combination of words, phrases, symbols or designs, which identifies and distinguishes the source of the goods or services of one party from those of others. For example, KLEENEX is a trademark for facial tissues.

            SERVICE MARK. A service mark is the same as a trademark except that it identifies and distinguishes the source of a service rather than a product. For example, "INVEST WITH CONFIDENCE" is a registered service mark, which identifies and distinguishes the services offered by Price Group or its affiliates.

            Normally, a mark for goods appears on the product or on its packaging, while a service mark appears in advertising for the services.

USE OF THE "TM", "SM" AND (R)

Anyone who claims rights in a mark may use the TM (trademark) or SM (service mark) designation with the mark to alert the public to the claim. It is not necessary to have a federal registration, or even a pending application, to use these designations. The claim may or may not be valid. The registration symbol,(R), may only be used when the mark is registered with the United States Patent and Trademark Office ("PTO") or a Foreign Trademark Office. It is improper to use this symbol at any point before the registration issues. The symbols are not considered part of the mark.

                                      5-2

It is important to recognize that many nations have laws in this area. It is important to contact the Legal Department before using a mark in any country.

REGISTERED TRADEMARKS AND SERVICE MARKS. Once Price Group has registered a trademark or service mark with the PTO or a Foreign Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Group must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place the registration symbol, (R)L next to the mark in all publicly distributed media; and (3) take action against any party infringing upon the mark.

ESTABLISHING A TRADEMARK OR SERVICE MARK. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Group wishes to utilize a particular word, phrase, or symbol, logo or design as a trademark or service mark, the Legal Department must be notified in advance so that a search may be conducted to determine if the proposed mark has already been registered or is in use by another entity. Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Group does not unknowingly infringe upon another company's trademark. Once a proposed mark is cleared for use and Price wishes to use the mark, it must be accompanied by the abbreviations "TM" or "SM" as appropriate, until it has been registered. All trademarks and service marks that have been registered with the PTO or a Foreign Trademark Office, must be accompanied by an encircled (R) when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each public document. Subsequent use of the same trademark or service mark in such material would not need to be marked. The Legal Department maintains a written summary of all Price Group's registered and pending trademarks and service marks, which is posted on the firm's intranet under Corporate/Legal/Trademarks and Service Marks of T. Rowe Price Group, Inc. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT OF PRICE GROUP'S REGISTERED MARKS. If you notice that another entity is using a mark similar to one that Price Group has registered, you should notify the Legal Department immediately to that appropriate action can be taken to protect Price Group's interests in the mark.

March, 2004

                                      5-3

                            T. ROWE PRICE GROUP, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("STATEMENT") establishes a comprehensive computer security program relating to common issues relevant to all Associates and situations. Contact Enterprise Security regarding additional or new policy determinations that may be relevant for specific situations, especially those concerning system development and new technologies.

The Statement has been designed to:

- prevent the unauthorized use of or access to our firm's computer systems (collectively the "SYSTEMS"), including the firm's electronic mail ("EMAIL") and voice mail systems;

-     prevent breaches in computer security;

-     maintain the integrity of confidential information;

-     protect customer information; and

- prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of the individual or individuals involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including email, voice mail, and online facsimiles) may be subject to monitoring by firm personnel or others. Any new technologies, whether introduced by Price Group or instigated by the Associate (see Portable Computer Equipment and Hardware), may also be monitored. All such information, including messages on the firm's email, voice mail, and online facsimile systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer systems is intended for the transaction of firm business and is for authorized users only. Associates should limit any personal use. All firm policies apply to the use of the Systems. See the Code of Ethics and

                                      6-1

Conduct and pertinent Human Resources Handbook or Guidelines (e.g., The U.S. Associates Handbook).

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including email and voice mail messages, by the firm. You do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes or in records retained for regulatory or other purposes. You should take care so that you do not create documents or communications that might later be embarrassing to you or to our firm. This policy applies to email, voice mail, and internet messaging, as well to any other communication on the Systems.

PRIVACY AND PROTECTION OF DATA AND COMPUTER RESOURCES. The protection of firm information and the maintenance of the privacy of corporate and customer data requires consistent effort by each individual and involves many aspects of the work environment. Individuals who are users of computer and network resources and those who work within the Systems areas must bear in mind privacy and protection obligations. Therefore, data within the Price Group network should be considered proprietary and confidential and should be protected as such. In addition, particular customer data, or the data of customers of certain business units, may be required to be specifically protected as prescribed by laws or regulatory agency requirements (refer to the T. Rowe Price Statement of Policies and Procedures on Privacy in this Code). Responsible use of computer access and equipment, including Internet and email use, as described in this Statement of Policy with Respect to Computer Security and Related Issue, is integral to protecting data. In addition, the protection of data privacy must be kept in mind during the design, development, maintenance, storage, handling, access, transfer, and disposal phases of computer related activities.

In addition:

      - It is company policy not to publicize the location of the Owings Mills Technology Center. The goal is not to link this address to the main location of the company's computer systems. It is the responsibility of all Associates to protect information about the location of the Technology Center whenever possible. Although there will be situations where using the address is unavoidable, use of the address is generally not necessary. It should not be used on the Internet for any reason, business or personal.

      - The @troweprice.com email address should be treated as a business asset. It should not be used for situations not related to immediate business responsibilities. The email addresses of other Associates should never be given out without their permission.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

                                      6-2

AUTHORIZED SYSTEMS USERS. In general, access to any type of system is restricted to authorized users who need access in order to support their business activities. Access for mainframe, LAN and external systems must be requested on a "Security Access Request" ("SAR") form. The form is available on the Enterprise Security intranet site. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department. "Security Access Approvers" are responsible for ensuring that only required access is approved. "Security Access Approvers" can be held accountable for any access they approve.

Managers and supervisors are responsible for notifying Enterprise Security, in a timely manner, that an Associate, consultant, or temporary worker has left the firm so that access may be suspended. This is especially important for temporary staff contracted independently of Human Resources, TRPIT Finance, or one of the on-site temporary agencies. Managers and supervisors have an obligation to prevent the use of "User-IDs" of terminated Associates, consultants, and temporary workers. If a consultant is reassigned from a TRP project for an amount of time - even though he or she is expected to return to that project at a later date - his or her User-ID should be disabled, although not deleted, until the consultant returns.

The Enterprise Security department has the authority, at its own discretion, to disable any User-ID on any platform that appears to be dormant or abandoned. Efforts will be made to contact presumed owners of such User-IDs, but, in the absence of an identified owner, User-IDs may be disabled as part of system management and vulnerability assessment processes.

AUTHORIZED APPLICATION USERS. Access to specific computer applications (i.e., Finance, Retirement Plan Services systems) can also be requested. Many application systems have an additional level of security, such as extra passwords. If a user wants access to an application or data that is outside the normal scope of his or her business activity, additional approval may be required from the "Owner" of such application or data. The Owner is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique User-ID will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise Security has the authority to determine the password policy. Passwords should be of reasonable complexity and uniqueness to prevent easy guessing; employee IDs should not also be used as the password and should not be easily deducible personal or family information. Passwords should expire on a schedule approved by Enterprise Security unless specific variance has been permitted.

User-IDs and passwords may not be shared except with authorized TRPIT personnel for security or maintenance purposes. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended unless screen savers with passwords or software-based keyboard locks are utilized. System and application administrators must not alter security settings, even though their administrative privileges give them the ability to do so. Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a

                                      6-3
computer virus are prohibited and can result in disciplinary action. No one may engage in activities that bypass or compromise the integrity of security features or change security settings.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE COMPUTER EQUIPMENT AND HARDWARE. It must be assumed that firm notebook computers, PDAs, and other portable computer equipment contain information that is sensitive. Therefore, portable computer equipment should be password protected with a frequently changed, non-intuitive password. They should be protected in transit and either kept with the user or maintained securely if not with the user. Sensitive information that is not currently needed should be removed and stored elsewhere. Passwords and SecurId cards/tokens should not be stored with the machine or maintained in a list on the computer or PDA. Proper virus prevention and backup practices should be regularly performed. In the event of loss or theft, the Help Desk should be contacted to review with the individual whether there are any protective actions that need to be taken.

The introduction or installation of any hardware or software to enable a wireless networking connection into the TRP network, unless supported by Production Services and reviewed for secured deployment by Enterprise Security, is prohibited. Violation of this policy is a great potential risk to the TRP network and any such unapproved wireless device will be disabled and confiscated.

Where wireless technology is being used for PC's for external use, such as while traveling, these PCs may never be connected to the TRP network while the wireless access is enabled.

Applications, services, or equipment that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the individual or individuals involved. Personally owned PCs used with approved VPN access may be permitted if all of the conditions of VPN access are followed.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, email, instant messaging, remote FTP, Telnet, World Wide Web, Gopher, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm can provide authorized individuals with access to Internet email and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's email system, is intended for legitimate business purposes; Associates should limit any personal use. Internet email access must be requested through Enterprise Security, approved by the individual's

                                      6-4
supervisor or an appropriate T. Rowe Price manager, and provided only through firm-approved connections. All firm policies apply to the use of the Internet or Internet services. See the Code and the pertinent Human Resources Handbook or Guidelines (e.g., The U.S. Associates Handbook). For example, in addition to the prohibition on accessing inappropriate sites discussed below, the following policies apply:

      - Applications, services, or equipment that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the individual or individuals involved. Personally owned PCs used with approved VPN access may be permitted if all the conditions of VPN access are followed.

      - You may not download anything for installation or storage onto the firm's computers for personal use including, but not limited to, music, games, or messaging and mail applications.

      - You may not use the firm's Systems or hardware in any way that might pose a business risk or customer data privacy risk, or violate other laws, including U.S. Copyright laws.

      - You may not spend excessive time or use excessive network resources for personal purposes.

      - You may not engage in activities that bypass or compromise the integrity of network security features like firewalls or virus scanners.

Please note that many activities other than those mentioned may be prohibited because they pose a risk to the firm or its Systems. You should review the list of vulnerabilities maintained on the firm's Intranet under Technology Services/Enterprise Security/Policies & Information/System Vulnerability Advisory. If you have any doubt, contact Enterprise Security before engaging in the activity.

      USE OF INTERNET. In accordance with firm policies, individuals are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. If you have questions regarding what constitutes an inappropriate site or inappropriate use, you should discuss it first with your supervisor or an appropriate T. Rowe Price manager who may refer the question to Human Resources. See p. 4-29 for a more detailed discussion of the prohibitions on internet gambling related to the securities markets.

      DIAL-OUT ACCESS. Using a modem or an Internet connection on a firm computer housed at any of the firm's offices to access an Internet service provider using one's home or personal

                                      6-5
      account is prohibited, unless this is an authorized account being used by authorized personnel to service the Price Group's connection to the Internet. When Internet access is granted, the individual will be asked to reaffirm his or her understanding of this Statement.

      Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall, proxy server, or authentication mechanisms except by authorized personnel in the business of Price Group is prohibited.

      ON-LINE SERVICES. Access to America Online ("AOL"), AOL Instant Messenger ("AIM"), or other commercial on-line service providers or products is not permitted from a firm computer except for a legitimate business purpose, approved by the individual's supervisor or an appropriate T. Rowe Price Manager, and Enterprise Security, and with software obtained through the Price Group Help Desk. Once approved AOL access has been implemented, access is only permitted via the AOL password and screen name supplied and approved by Enterprise Security.

      Internet domain names are assets of the firm and are purchased and maintained by Enterprise Security. Individuals or consultants may not contract for domain names for use by Price Group or for the benefit of Price Group.

      PARTICIPATION ON BULLETIN BOARDS, CHAT ROOMS AND SIMILAR SERVICES. Because communications by our firm, or any individuals associated with it, on on-line service bulletin boards, chat rooms, and similar services are subject to United States, state and international, and NASD regulations, unsupervised participation can result in serious securities violations.

      Certain designated individuals have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment services and products or otherwise observe messages on such services. Any individual not within this special group should contact the appropriate supervisor and Enterprise Security, as described in "On-line Services" above, before engaging in these activities. Generally, an individual must also receive the independent authorization of one member of the Board of T. Rowe Price Investment Services, Inc. and of the Legal Department before initiating or responding to a message on any computer bulletin board, chat room or similar service relating to the firm, a Price Fund or any investment or Brokerage option or service. This policy applies whether or not the individual contributes or merely observes, whether or not the individual intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

      EMAIL USE. Access to the firm's email system is intended for legitimate business purposes; Associates should limit any personal use. All firm policies apply to the use of email. Firm personnel may monitor email usage for inappropriate use. If you have questions regarding what constitutes inappropriate use, you should discuss it first with your supervisor or an appropriate T. Rowe Price manager who may refer the question to Human Resources.

                                      6-6

      Email services, other than those provided or approved by Price Group, may not be used for business purposes. In addition, accessing email services (such as AOL email or Hotmail) not provided or approved by Price Group from firm equipment for any reason could allow the introduction of viruses or malicious code into the network or lead to the compromise of confidential data.

      You should understand that email sent through the Internet is not secure and could be intercepted by a third party. Confidential and company proprietary information should not be included in external email unless specifically prescribed by accepted business procedures. Use of Microsoft Outlook Web Access to the Price Group email system provides an encrypted mail session so that email is not in the clear over the Internet and is not passing through a non-Price Group email system. When remote access to the firm's email system, or external access to firm email, is required, Outlook Web Access is the preferred mode of access.

DIAL-IN ACCESS. The ability to access our firm's computer Systems from a remote location is also limited to authorized users and authorized methods. A security system that is approved by Enterprise Security and that uses a strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Security Access Request" form. Any individual who requires remote access should contact the Price Group Help Desk for desktop setup. Phone numbers used to access our firm's computer systems are confidential.

Vendors may need remote access to the Price Group network or specific servers for application support, system troubleshooting, or maintenance. The preferred method for vendor access to the Price Group network is via SecurID with the card being held by someone internally on behalf of the vendor. Other methods of remote access, like VPN or dial-in/dial-out modems, should not be offered or established without prior approval from Enterprise Security. (Prior approval from Enterprise Security is not required for vendors accessing non-Price Group equipment that is not connected to the Price Group network).

PROTECTION FROM MALICIOUS CODE. "Malicious code" is a computer program(s) designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file transfers and downloads, executables, some email attachments, and active code over the Web. A comprehensive malicious code prevention and control program is in place throughout Price Group. This program provides policy and procedures for anti-virus and malicious code controls on all systems. More information about the anti-virus/malicious code program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Group Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead

                                      6-7
to sanctions, which may include dismissal of the individual or individuals involved. Opening a file or attachment is at your own risk and presumes you have knowledge of the safety of the contents.

In summary:

      - No one should endeavor to, or assist another to, introduce into the Price Group environment anything identified as a virus by a scanner used by Price Group for any reason.

      - No one may disable or subvert virus scanning or a similar protective technology for any reason, including to allow something to be received or downloaded onto a Price Group asset or system.

      - Failing to protect Price Group systems and assets is also against policy, for example, failing to maintain updated scanning files.

      - At all times, receipt of files, execution of attachments, etc. is at the user's own risk and depends on the user's awareness of the risks and his or her evaluation of the legitimacy and safety of what is being opened.

      VIRUS SCANNING SOFTWARE. As part of the Price Group malicious code program, virus scanning software is installed on the majority of applicable platforms. This software is designed to detect and eradicate malicious code, Trojans, worms, and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Altering or disabling this desktop scanning software is prohibited. Contact the Price Group Help Desk for assistance.

      EMAIL. An email malicious code/anti-virus gateway scans the content of inbound and outbound email for viruses. Infected email and attachments will be cleaned when possible and quarantined when not able to be cleaned. Updating of the email gateway anti-virus software and pattern files is done automatically.

      Certain file extensions of email attachments are blocked at the email gateway and in Outlook. Transmission of these file types pose a risk to Price Group's infrastructure since most malicious code is transmitted via these extensions. The extensions currently blocked are EXE, COM, PIF, SCR, VBS, EML, BAT, CMD, MPG, and LNK. Additional attachment types may be blocked on a temporary or permanent basis (possibly without prior notification to the firm) as the risk evaluations dictate. If a file with a prohibited extension must be transmitted for business purposes, it should be zipped or compressed (self-extracting zip files are detected as EXE extension attachments and blocked). As always, opening a file is at your own risk and presumes you have knowledge of the safety of the contents.

      PORTABLE AND REMOTE COMPUTERS. Laptops and other computers that remotely access the Price Group network are also required to have the latest anti-virus software and pattern files. IT IS THE RESPONSIBILITY OF EACH USER TO ENSURE THAT HIS OR HER PORTABLE COMPUTER'S ANTI-VIRUS SOFTWARE IS REGULARLY UPDATED. The Price Group Help Desk has instructions available. Contact the Price Group Help Desk to obtain further information.

                                      6-8

      DOWNLOADING OR COPYING. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

      OTHER CONSIDERATIONS. Individuals must call the Price Group Help Desk when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail you receive to other staff until you have contacted the Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

      Price Group Associates should not attempt to treat a computer virus or suspected computer virus on a Price Group-owned machine themselves. Contact the Price Group Help Desk for assistance and its personnel will determine whether the machine is infected, the severity of the infection, and the appropriate remedial actions.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, violates United States law, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded for actual damages as well as statutory damages, which range from $750 to $30,000 per infringement, plus a potential of $150,000 per infringement for willful infringement. In addition, many other nations have laws in this area. See the T. Rowe Price Group, Inc. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws for more information about this subject.

Use of any peer-to-peer or file-sharing software or web interface, which allows users to search the hard drives of other users for files, is prohibited on the Price Group network and PCs. Downloading, or copying to removable media, copyrighted materials may violate the rights of the authors of the materials, and the use of, or storage on the Price Group network, of these materials may introduce a liability or cause embarrassment to the firm.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

                                      6-9

      ACQUISITION AND INSTALLATION OF SOFTWARE. Only Distributed Processing Support Group-approved and installed software is authorized. Any software program that is to be used by Price Group personnel in connection with the business of the firm must be ordered through the Price Group Help Desk and installed by the Distributed Processing Support Group of TRPIT.

      LICENSING. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

      ORIGINAL CDS, DISKETTES AND COPIES. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. You may not make additional copies of software or software manuals obtained through the firm.

      RECOMMENDATIONS, UPGRADES, AND ENHANCEMENTS. All recommendations regarding computer hardware and software programs are to be forwarded to the Price Group Help Desk, which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.

March, 2004

                                      6-10

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

PURPOSE

To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT") to:

            - Describe the legal principles governing prohibited anticompetitive activity in the conduct of Price Group's business; and

            - Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC UNITED STATES ANTICOMPETITIVE ACTIVITY PROHIBITION

Section 1 of the United States Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The agreed-upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

            - Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

            - Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

                                      7-1

There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

      TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

      Permissible Activities:

            -     Discussion of how to make the industry more competitive.

            - An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

            -     Collective action to petition government entities.

      Activities to be Avoided:

            - Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

            EXCEPTION: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

            - Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

            -     Discussion of specific customers, markets, or territories.

                                      7-2

            - Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

      INVESTMENT-RELATED DISCUSSIONS

                  PERMISSIBLE ACTIVITIES: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

                  Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

                  ACTIVITIES TO BE AVOIDED: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between Price Group and any other potential buyer.

                        EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

                  If you are present when anyone outside of Price Group suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

      BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

                  - Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

                  - The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

                                      7-3

                  - All proposed benchmarking agreements must be reviewed by the Legal Department before the firm agrees to participate in such a survey.

INTERNATIONAL REQUIREMENTS. The United Kingdom and the European Union have requirements based on principles similar to those of United States law. If you have specific questions about United Kingdom or European Union requirements, you should contact the Legal Department.

April, 2002

                                      7-4

                            T. ROWE PRICE GROUP, INC.

                 STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY

INTRODUCTION

This Statement of Policies and Procedures on Privacy ("STATEMENT") applies to T. Rowe Price Group, Inc. and its subsidiaries and affiliates, including its international operations. In addition, certain regulated T. Rowe Price companies (i.e., T. Rowe Price Associates, Inc., T. Rowe Price Advisory Services, Inc., the T. Rowe Price Insurance Agencies, T. Rowe Price Investment Services, Inc.,
T. Rowe Price Savings Bank, T. Rowe Price Trust Company and the Price Funds) offer financial products and services to consumers and, consequently, are required to deliver privacy notices under the Privacy Rules ("REGULATION S-P") adopted by the United States Securities and Exchange Commission, as well as privacy regulations of the federal banking regulators, and applicable state law. It is Price Group's policy to:

      - Treat our customers' personal and financial information ("NONPUBLIC CUSTOMER INFORMATION") as confidential;

      -     Protect Nonpublic Customer Information; and

      - Not share this information with third parties unless necessary to process customer transactions, service customer accounts, or as otherwise permitted by law.

This Statement covers only United States requirements. International privacy regulation is beyond the scope of these procedures and if you conduct business internationally you should be aware of the applicable privacy regulations in the foreign jurisdiction where you conduct business.

INITIAL AND ANNUAL NOTICES OF THE T. ROWE PRICE PRIVACY POLICIES

As a means of informing our customers of T. Rowe Price's Privacy Policies, the firm has adopted a Privacy Policy Notice, which is provided to customers of the regulated T. Rowe Price companies.

The Privacy Policy Notice is included with or accompanies any account application or other material delivered to prospective customers that enables a customer to open an account. The Privacy Policy Notice shall also annually be enclosed with customer account statements, typically in April. Additionally, an internet website version of the Privacy Policy Notice is posted on Price Group's internet website (troweprice.com).

The Legal Department is responsible for any amendments required to be made to the Privacy Policy Notice. Retail Operations is responsible for the initial Privacy Policy Notice distribution to customers, the distribution to prospective customers, and the annual distribution of the Privacy Policy Notice to Price Fund shareholders, Brokerage customers, annuity customers and other retail customers. Other business units not covered by Retail Operations will be notified of their obligations to deliver the Privacy Policy Notice to customers in their respective business units.

                                      8-1

EDUCATION OF INDIVIDUALS ABOUT PRIVACY POLICIES AND PROCEDURES

Every individual at T. Rowe Price should be aware of our Privacy Policies and Procedures and every individual bears responsibility to protect Nonpublic Customer Information.

Managers and supervisors shall ensure that our Privacy Policies and Procedures are reviewed with all new individuals at T. Rowe Price to ensure sensitivity to our Policies. Particular attention should be given to any temporary or part-time workers and consultants to ensure that they are educated to the critical importance of protecting confidential information. Managers and supervisors shall regularly review the operations of their business units to identify potential exposure for breaches of our Privacy Policies and communicate appropriate remedies to applicable individuals as an integral part of the continuing education of such individuals.

WHAT IS NONPUBLIC CUSTOMER INFORMATION?

Nonpublic Customer Information comprises virtually all the information that a customer supplies to T. Rowe Price as well as the information that T. Rowe Price otherwise obtains or generates in connection with providing financial products or services to that customer. Accordingly, the existence of the customer relationship (e.g., customer lists), the contents of any account application (including but not limited to the customer's name, address, social security number, occupation, beneficiary information and account number), the customer's account balance, securities holdings and the customer's transaction history would all be Nonpublic Customer Information that T. Rowe Price considers to be confidential.

METHODS BY WHICH WE PRESERVE CONFIDENTIALITY

Each Business Unit Head has responsibility with respect to his or her business unit to establish procedures whereby the confidentiality of Nonpublic Customer Information is preserved. Such procedures should address access to and safeguards for Nonpublic Customer Information based upon the business unit's operations, access to, and handling of such information. The procedures should address safeguards relating to administrative, technical, and physical access to Nonpublic Customer Information.

      ACCESS TO INFORMATION

            Nonpublic Customer Information can be used and stored in many forms (e.g., on paper, as computer records, and in conversations stored as voice recordings). All possible methods for conveying such information must be evaluated for the potential of inappropriate disclosure. Only authorized individuals, who are trained in the proper handling of Nonpublic Customer Information, are permitted to have access to such information. Additionally, managers and supervisors shall limit access to Nonpublic Customer Information to those individuals who need access to such information to support their respective job functions. Situations where excessive or inappropriate access to or exposure of Nonpublic Customer Information is identified should be remediated.

                                      8-2

            COMPUTER ACCESS

            Managers and supervisors of respective business units are responsible for making judgments and decisions with regard to the use of Nonpublic Customer Information including decisions as to who shall have computer access to such information.

            In general, managers and supervisors shall instruct Enterprise Security to restrict access to any system that maintains Nonpublic Customer Information to authorized individuals who need access to support their respective job functions. System access, or changes to such access, shall be submitted in the format directed by Enterprise Security and authorized by the appropriate business unit manager or supervisor. Managers and supervisors are also responsible for notifying Enterprise Security, in a timely manner, that an employee, consultant or temporary worker has left the firm so that access may be suspended. This is especially important for temporary staff who are contracted independent of Human Resources and/or one of the on-site temporary agencies. Managers and supervisors are hereby reminded of their obligations to prevent the use of "User IDs" of terminated employees, consultants and temporary workers to gain improper access to systems.

            In addition to system access, managers and supervisors shall review their operations to identify whether any application systems that maintain Nonpublic Customer Information should have an additional level of security, such as extra passwords. Managers and supervisors shall promptly communicate the need for additional levels of security to Enterprise Security.

            NEW BUSINESS AND SYSTEMS DEVELOPMENT

            All new business and systems application development that relates to or affects Nonpublic Customer Information must be developed with consideration to the firm's policies and procedures for safeguarding Nonpublic Customer Information. Business and systems development must be continuously reviewed for adherence to Nonpublic Customer Information protection and the prevention of unauthorized exposure of such information.

            Individuals at T. Rowe Price working on systems and processes dealing with Nonpublic Customer Information must evaluate the potential risks for breach of the confidentiality of Nonpublic Customer Information and implement safeguards that will provide reasonable protection of the privacy of such information. Please refer to the Statement of Policy with Respect to Computer Security and Related Issues in this Code for additional information on system requirements related to protection of Nonpublic Customer Information.

                                      8-3

            SAFEGUARDING NONPUBLIC CUSTOMER INFORMATION

            To safeguard the interests of our customers and to respect the confidentiality of Nonpublic Customer Information, all individuals at T. Rowe Price shall take the following precautions:

            - Do not discuss Nonpublic Customer Information in public places such as elevators, hallways, lunchrooms or social gatherings;

            - To the extent practical, limit access to the areas of the firm where Nonpublic Customer Information could be observed or overheard to individuals with a business need for being in the area;

            - Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

            - Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects or use aggregate data that is not personally identifiable to any customer;

            - Exercise care to avoid placing documents containing Nonpublic Customer Information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use (particular attention should be directed to securing the information outside of normal business hours to prevent misappropriation of the information); and

            - Destroy copies of confidential documents no longer needed for a project.

            RECORD RETENTION

            Under various federal and state laws and regulations, T. Rowe Price is required to produce, maintain and retain various records, documents and other written (including electronic) communications. All individuals at T. Rowe Price are responsible for adhering to the firm's record maintenance and retention policies.

            Managers and supervisors are responsible to see that all Nonpublic Customer Information maintained by their respective business units is retained in a secure location. Nonpublic Customer Information shall be secured so that access to the information is limited to those utilizing the information to support their respective job functions.

            DESTRUCTION OF RECORDS

            All individuals at T. Rowe Price must use care in disposing of any Nonpublic Customer Information. For example, confidential paper records that are to be discarded should be shredded or destroyed so that no personal information is discernable. If a significant quantity of material is involved, Report Services should be contacted for instructions regarding proper disposal.

                                      8-4

DEALINGS WITH THIRD PARTIES

Generally, T. Rowe Price will not disclose any Nonpublic Customer Information to any third parties unless necessary to process a transaction, service an account or as otherwise permitted by law. Accordingly, absent the explicit approval of the respective manager in the business unit, individuals shall not divulge any Nonpublic Customer Information to anyone outside of the firm. For example, individuals shall not supply a third party with anything showing actual customer information for the purpose of providing a "sample" (e.g., for software testing or problem resolution) without explicit manager approval. This prohibition also bars individuals at T. Rowe Price from disclosing to members of their immediate family Nonpublic Customer Information or the existence of client relationships.

At times, in an effort to obtain confidential information, third parties will assert that they are entitled to certain information pursuant to a subpoena or some other legal process or authority. Since there can be various issues which may affect the validity of such demands, no records or information concerning customers shall be disclosed unless specifically directed by the Legal Department. Any such demands for information should be promptly referred to the Legal Department.

RETENTION OF THIRD PARTY ORGANIZATIONS BY T. ROWE PRICE

Whenever we hire third party organizations to provide support services, we will require them to use our Nonpublic Customer Information only for the purposes for which they are retained and not to divulge or otherwise misuse that information. Therefore, it is imperative that in retaining such third parties, we have contractual representations from them to preserve the confidentiality of Nonpublic Customer Information and that we have adequate means to verify their compliance. Accordingly, no third party organizations shall be retained to deal with or have access to our Nonpublic Customer Information unless the Legal Department has determined that there are adequate contractual provisions in place. All non-standard contracts relating to the use of Nonpublic Customer Information should be submitted to the Legal Department for review; a standard Nondisclosure Agreement may also be used if approved by the Legal Department.

In the event a supervisor identifies a need to retain a temporary worker for work with access to Nonpublic Customer Information, the supervisor shall ensure that there are adequate safeguards established to protect confidentiality of our records. Additionally, if such temporary worker is being retained independent of the on-site temporary agencies utilized by Human Resources, the supervisor must contact the Legal Department to verify that there are adequate contractual safeguards relative to privacy. Furthermore, supervisors are responsible for identifying temporary workers, reporting their identity to Enterprise Security and to the Legal Department and seeing that such workers are familiar with the Code of Ethics, including the firm's Privacy Policies and Procedures.

                                      8-5

POTENTIAL BREACHES OF PRIVACY

In the event that any circumstances arise where a release of Nonpublic Customer Information to anyone not authorized to receive such information has or may have occurred, the individual identifying such possible breach shall immediately report the incident to his or her supervisor, who in turn will notify the respective Business Unit Head and the Director of Compliance of Price Group. The Business Unit Head will investigate the matter and instruct T. Rowe Price personnel on what actions, if any, should be taken to remedy any breach of our Privacy Policies.

INQUIRIES FROM CUSTOMERS ABOUT PRIVACY

In light of the growing concerns that many customers have regarding privacy of their financial records, it is anticipated that many customers will have questions. To assist customers, individuals at T. Rowe Price shall be familiar with how the Privacy Policy Notice can be accessed from the firm's intranet site under Corporate/Legal/Privacy Policies and Procedures. In the event customers have questions, they shall be referred to the T. Rowe Price Privacy Policy Notice. If customers have questions regarding the internet and privacy, such customers shall be referred to the T. Rowe Price (website) Privacy Policy Notice, which is available on the intranet site as well as the firm's internet website (troweprice.com). Individuals shall offer to mail to the customer a paper copy of the Privacy Policy Notice to an address specified by the customer, if desired.

In the event a customer has questions about our policy or procedures that the customer does not consider are addressed by the Privacy Policy Notice, the customer should be referred to the respective Business Unit Head or the Legal Department.

INTERNATIONAL REQUIREMENTS

The privacy policy for the firm's international business is posted on the TRP Global website (www.trowepriceglobal.com). Internationally based subsidiaries and affiliates must comply with the U.K. Data Protection Act as it applies to their activities. If you have any questions in this area, please contact the TRP International Compliance Team.

March, 2004

                                      8-6

                           SECOND AMENDED AND RESTATED

                                 CODE OF ETHICS

                                       OF

                         PZENA INVESTMENT MANAGEMENT LLC

      This Second Amended and Restated Code of Ethics (herein, "this Code" or "this Code of Ethics") has been adopted as of January 1, 2003, and further amended as of October 1, 2003 and June 1, 2004, by Pzena Investment Management LLC, formerly known as RS Pzena Investment Management, L.L.C. (the "Adviser"), a registered investment adviser to the registered investment companies from time to time identified on Schedule A hereto (the "Funds"), in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204-2 of the Investment Advisers Act of 1940, as amended (hereinafter Rule 17j-1 and Rule 204-2 shall be collectively referred to as the "Rules"). This Code of Ethics is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Funds and the Adviser's other advisory accounts may breach their fiduciary duties, and to avoid and regulate situations which may give rise to conflicts of interest which the Rules address.

      This Code is based on the principle that the Adviser and its affiliates owe a fiduciary duty to, among others, shareholders of the Funds, to conduct their personal securities transactions in a manner which does not interfere with Funds' transactions or otherwise take unfair advantage of their relationship to the Funds. The fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that investment personnel should not take inappropriate advantage of their positions.

      1. Purpose. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1, designed to give effect to the general prohibitions set forth in Rule 17j-1(a), to wit:

            "It shall be unlawful for any affiliate (which broadly includes all officers, directors, members, owners and employees) of a registered investment company or any affiliate of the Adviser, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, by such registered investment company to:

            (a) employ any device, scheme or artifice to defraud such registered investment company;

            (b) make to such registered investment company any untrue statement of a material fact, or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

            (d) engage in any manipulative practice with respect to such registered investment company.

      2. Access Person Provisions. All Access Persons (as defined below) covered by this Code are required to file reports of their Personal Securities Transactions (as defined below), excluding exempted securities, as provided in
Section 9 below and, if they wish to trade in the same securities as any of the Funds or the Adviser's other advisory accounts, must comply with the specific procedures in effect for such transactions.

            The reports of Access Persons will be reviewed and compared with the activities of the Funds and the Adviser's other advisory accounts and, if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the Adviser's Executive Committee who will make appropriate inquiries and decide what action, if any, is then appropriate.

      3. Implementation. In order to implement this Code of Ethics, a Chief Compliance Officer and one or more alternate Compliance Officers (each an "Alternate") shall be designated from time to time for the Adviser. The current Chief Compliance Officer is Katherine Kozub Grier; the Alternates are Amelia C. Jones and Richard S. Pzena.

            The duties of the Chief Compliance Officer, and each Alternate shall include:

            (a) Continuous maintenance of a current list of the names of all Access Persons with a description of their title or employment and updating Schedule B of this Code of Ethics;

            (b) Furnishing all Access Persons with a copy of this Code of Ethics, and initially and periodically informing them of their duties and obligations thereunder;

            (c) Maintaining, or supervising the maintenance of, all records required by this Code of Ethics;

            (d) Maintaining a list of the Funds which the Adviser advises and updating Schedule A of this Code of Ethics;

            (e) Determining with the assistance of an Approving Officer whether any particular securities transaction should be exempted pursuant to the provisions of Section 5 or 6 of this Code of Ethics;

            (f) Issuing, either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rules and this Code of Ethics;

            (g) Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code of Ethics to the Adviser;

            (h) Submitting periodic reports to the Executive Committee of the Adviser containing: (i) a description of any violation and the sanction imposed; (ii) a description of any transactions which suggest the possibility of a violation; (iii) interpretations issued by and any exemptions or waivers found appropriate by the Chief Compliance Officer; and (iv) any other significant information concerning the appropriateness of this Code of Ethics; and

            (i) Submitting a report at least annually to the managing members of the Adviser which: (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) identifies any violations requiring significant remedial action during the past year; (iii) identifies any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and (iv) reports of efforts made with respect to the implementation of this Code of Ethics through orientation and training programs and on-going reminders.

      4. Definitions. For purposes of the Code of Ethics:

            (a) "Access Person" means any manager, director, executive officer, Advisory Person (as defined below) or Investment Person (as defined below) of Adviser who shall from time to time be identified on Schedule B hereto; but does not include clerical, secretarial or solely administrative personnel, other than administrative assistants to any Investment Person. As determined by the Chief Compliance Officer on a case by case basis as the circumstances may from time to time require, Access Persons may also include consultants, subtenants, office occupants or other persons if the services they are performing for the Adviser and/or the space they are occupying within Adviser's offices does or could cause such persons to have access to non-public information about client securities transactions, portfolio recommendations or holdings.

            (b)   "Advisory Person" means

                  (i) any non-executive permanent employee of the Adviser or of any Company in a Control Relationship with the Adviser, who, in connection with his or her regular functions or duties, actively participates in the investment activities of the Funds and the Adviser's other advisory accounts, including without limitation, employees who execute trades and otherwise place and process orders for the purchase or sale of a Security, employees who make recommendations with respect to the purchase and sale of Securities, and research analysts who investigate potential investments ; but excluding, marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel; and

                  (ii) any natural person in a Control Relationship with the Adviser who obtains information concerning current recommendations made to the Funds and the Adviser's other advisory accounts with regard to the purchase or sale of a Security.

                  For purposes of this Code of Ethics, it is understood and agreed that a person does not become an Advisory Person or an Access Person simply by virtue of the following:

                  - Normally assisting in the preparation of public reports or receiving public reports, but not receiving information about current recommendations or trading; or

                  - A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

            (c) "Approving Officer" means Richard S. Pzena, John Goetz, William Lipsey, Amelia Jones or any other executive officer of the Adviser who also serves on the Executive Committee thereof.

            (d) A security is "being considered for purchase or sale" when (i) a recommendation to purchase or sell a security has been made by the Adviser to a Fund and/or the Adviser's other advisory accounts, or (ii) the Adviser seriously considers making such a recommendation.

            (e) "Beneficial Ownership" shall mean any interest by which an Advisory Person or Access Person, or any member of such Advisory Person's or Access Person's household (i.e., spouse, child or stepchild, parent, sibling or other relative living in the same home) , can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security. Without limiting the foregoing, the term "Beneficial Ownership" also shall be interpreted with reference to the definition of Beneficial Ownership contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission ("SEC"). Thus, an Advisory Person or Access Person may be deemed to have beneficial ownership of Securities held in accounts in such person's own name, such person's spouses name, and in all other accounts over which such person does or could be presumed to exercise investment decision-making powers, or other influence or control, including, trust accounts, partnership accounts, corporate accounts or other joint ownership or pooling arrangements.

            (f)   Intentionally omitted.

            (g) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

            (h) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting Securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per centum of the voting Securities of any Company shall be presumed not to control such Company.

            (i)   "Exempt Transactions" means the transactions described in
                  Section 7 hereof.

            (j) "Investment Person" means any personnel of the Adviser who in connection with their regular duties, actively make purchase, sale and other investment decisions for the Funds and/or Adviser's other advisory clients with respect to a Security, including, without limitation, Richard S. Pzena, John Goetz, the portfolio managers for each of Adviser's products, and the trader and research analyst who are directly responsible for the Security.

            (k) "Personal Security Transaction" means, for any Access Person, a purchase or sale of a Security in which such Access Person has, had, or will acquire a Beneficial Ownership.

            (l) "Purchase and Sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security. In addition, the "sale of a Security" also includes the disposition by an Access Person of that security by donation or gift. On the other hand, the acquisition by an Access Person of a security by inheritance or gift is not treated as a "purchase" of that Security under this Code as it is an involuntary purchase or sale that is an Exempt Transaction under Section 7(b) below.

            (m) "Security" shall mean any common stock, preferred stock, treasury stock, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      5. Prohibited Transactions.

            (a) No Access Person, including an Investment Person, or any member of such person's immediate family, can enter into a Personal Security Transaction with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by the Funds/and or other advisory accounts of the Adviser, or that such Security is the subject of an outstanding purchase or sale order by the Funds/and or other advisory accounts of the Adviser;

            (b) Except under the circumstances described in Section 6 hereof, no Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase or sell any Security within five (5) business days before or after the purchase or sale of that Security by the Funds/and or other advisory accounts of the Adviser;

            (c) No Access Person, including an Investment Person, shall be permitted to effect a short term trade (i.e. to purchase and subsequently sell within 60 calendar days, or to sell and subsequently purchase within 60 calendar days) of securities which (i) are issued by a mutual fund which is advised or subadvised by Adviser (i.e., one of the Funds), or (ii) are the same (or equivalent) Securities purchased or sold by or on behalf of the Funds/and or other advisory accounts of the Adviser unless and until the Funds/and or other advisory accounts of the Adviser have effected a transaction which is the same as the Access Person's contemplated transaction;

            (d) If a Security is or has been the subject of a recommendation to the Funds and/or other advisory accounts of the Adviser, no Access Person shall be permitted to trade such Security except as provided in Section 6 below;

            (e) No Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase any Security in an Initial Public Offering;

            (f) No Access Person, including an Investment Person, shall, without the express prior approval of the Chief Compliance Officer, acquire any Security in a private placement, and if a private placement Security is acquired, such Access Person must disclose that investment when he/she becomes aware of the Adviser's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by the Chief Compliance Officer;

            (g) No Access Person, including an Investment Person, shall accept any gifts or anything else of more than a de minimis value from any person or entity that does business with or on behalf of Adviser or any of the Funds/and or other advisory accounts of the Adviser. For purposes hereof, "de minimis value" shall mean a value of less than $100, or such higher amount as may be set forth in NASD Conduct Rule 3060 from time to time; and

            (h) No Access Person, including an Investment Person, may serve on the Board of Directors or Trustees of a publicly-traded corporation or business entity without the prior written approval of the Chief Compliance Officer. Prior written approval of the Chief Compliance Officer is also required in the following two (2) additional scenarios:

                  - Advisory Committee positions of any business entity where the members of the committee have the ability or authority to affect or influence the selection of investment managers or the selection of the investment of the entity's operating, endowment, pension or other funds.

                  - Positions on the Board of Directors, Trustees or any Advisory Committee of a PIM client or any potential client who is actively considering engaging PIM's investment advisory services.

      6. Access Person Trading Exceptions. Notwithstanding the prohibitions of
Section 5 hereof, an Access Person is permitted to purchase or sell any Security within five (5) business days after the purchase or sale of that Security by the Funds/and or other advisory accounts of the Adviser if:

            (a) the purchase or sale of the Security by the Access Person is not contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Adviser (e.g., the sale of a Security after a Funds/and or other advisory accounts of the Adviser purchases the Security); and

            (b) the purchase or sale of the Security is grouped together with the purchase or sale of the Security for the Adviser's managed accounts, including the Funds, that are purchasing or selling the Security; or

            (c) the purchase or sale of the Security is approved or allocated to the Access Person's account only after the Adviser's managed accounts, including the Funds, have each received their full allocation of the Security purchased or sold on that day.

            In addition, if the Access Person's transaction is contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Adviser (e.g., the Access Person wants to buy a Security the Funds or other advisory accounts are selling or trimming), the Access Person may still enter into the transaction if, and only if, the Access Person's transaction meets the following criteria: (a) the Access Person is not an Investment Person, a person in a Control Relationship with the Adviser, or the analyst or trader who is directly responsible for the Security which is the subject of the transaction,
(b) the number of shares involved in the Access Person's transaction is not greater than the average daily trading volume of such Security for the immediately preceding five days and is not likely to materially effect the price of such Security, and (c) the Adviser's Chief Executive Officer (Rich Pzena) has approved the trade in advance by signing the Securities Transaction Preclearance Request Form with respect to such transaction;

      7. Exempt Transactions. Neither the prohibitions nor the reporting requirements of this Code shall apply to:

            (a) Purchases or sales of Securities of a mutual fund, index fund, money market fund or other registered investment company which is NOT advised or subadvised by Adviser;

            (b) Purchases or sales of Securities for an account over which an Access Person has no direct control and does not exercise indirect control;

            (c)   Involuntary purchases or sales made by an Access Person;

            (d) Purchases which are part of an automatic dividend reinvestment plan;

            (e) Purchases of securities resulting solely from the funding by Adviser of your Pzena SEP IRA; or

            (f) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

      8. Pre-Clearance Requirement.

            (a) Unless an exception is granted by the Chief Compliance Officer after consultation with and approval by the Company's Executive Committee, each Access Person must obtain preclearance of any Personal Security Transaction from an Approving Officer. Pre-clearance must be obtained by completing, signing and submitting to the Chief Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) supplied by the Adviser and obtaining the signature of an Approving Officer and/or the Chief Executive Officer, as applicable;

            (b) All pre-cleared Personal Securities Transactions must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under this Code of Ethics. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code of Ethics; and

            (c) In addition to the restrictions contained in Section 5 hereof, an Approving Officer may refuse to grant clearance of a Personal Securities Transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, an Approving Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                  (i) whether an amount or the nature of the transaction or person making it is likely to effect the price or market of the security; and

                  (ii) whether the individual making the proposed purchase or sale is likely to receive a disproportionate benefit from purchases or sales being made or considered on behalf of any of the Funds.

The preclearance requirement does not apply to Exempt Transactions. In case of doubt, the Access Person may present a Securities Transaction Preclearance Request Form to the Chief Compliance Officer, indicating thereon that he or she disclaims any Beneficial Ownership in the securities included.

      9. Reporting Requirements. Upon becoming an Access Person, each individual shall provide a listing of all securities directly or indirectly beneficially owned by the Access Person at the time he or she becomes an Access Person.
Thereafter:

            (a) All Access Persons must direct their brokers and/or affiliated mutual fund custodians to supply the Chief Compliance Officer on a timely basis, with duplicate copies of confirmations of all Personal Securities Transactions and duplicate monthly statements for all Personal Securities Accounts.;

            (b) Such duplicate statements and confirmations must contain the following information:

                  (i) The date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                  (ii) Title, CUSIP number (if any), number of shares and principal amount of each security and the price at which the transaction was effected; and

                  (iii) The name of the broker, dealer or bank with or through whom the transaction was effected;

            (c) All Access Persons covered by this Code shall provide quarterly transaction reports confirming that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto for the previous quarter.

            (d) Any statement, confirmation or report submitted in accordance with this Section 9 may, at the request of the Access Person submitting the report, contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates;

            (e) All Access Persons shall certify in writing annually, that they have read and understand this Code of Ethics and have complied with the requirements hereof and that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto.

            (f) The Chief Compliance Officer shall retain a separate file for each Access Person which shall contain the monthly account statements duplicate confirmations, quarterly and annual reports listed above and all Securities Transaction Preclearance Forms whether approved or denied.

      10. Review. All preclearance requests, confirmations and quarterly reports of Personal Securities Transactions and completed portfolio transactions of each of the Funds and of all other advisory clients of the Adviser shall be compared by or under the supervision of the Chief Compliance Officer to determine whether a possible violation of this Code of Ethics and/or other applicable trading procedures may have occurred. Before making any final determination that a violation has been committed by any person, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory material.

      If the Chief Compliance Officer or Alternate determines that a violation of the Code of Ethics has or may have occurred, he or she shall, following consultation with counsel to the Adviser, if needed, submit a written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the Executive Committee of the Adviser.

      No person shall review his or her own report. If a securities transaction of the Chief Compliance Officer or the Chief Compliance Officers spouse is under consideration, the Alternate shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

      11. Sanctions. Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics, and may include suspension or termination of employment, a letter of censure and/or requiring restitution of an amount equal to the difference between the price paid or received by the Funds and the more advantageous price paid or received by the offending person.

      12. Required Records. The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

            (a) A copy of any Code of Ethics adopted pursuant to the Rules which has been in effect during the most recent five (5) year period;

            (b) A record of any violation of any such Code of Ethics and of any action taken as a result of such violation in the most recent five (5) year period;

            (c) A copy of each report made by the Chief Compliance Officer within two years (2) from the end of the fiscal year of the Adviser in which such report or interpretation is made or issued (and for an additional three (3) years in a place which need not be easily accessible); and

            (d)   A list of all persons who are, or within the most recent five
                  (5) year period have been, required to make reports pursuant to the Rules and this Code of Ethics.

      13. Amendments and Modifications. This Code of Ethics may be amended or modified from time to time as specifically approved by majority vote of the managing members of the Adviser.

      14. Employee Certification. I have read and understand the terms of the above Amended and Restated Code of Ethics. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code and I hereby agree to abide by the terms hereof.

Dated: ___________

                                             DO NOT SIGN HERE, USE SEPARATE
                                             CERTIFICATION, ATTACHMENT C
                                             ___________________________________
                                             [Employee Signature]

                                             ___________________________________
                                             [Print Name]

                                   SCHEDULE A

John Hancock Classic Value Fund
(f/k/a Pzena Focused Value Fund)                      June 24, 1997

Hillview Alpha Fund                                   September 1, 2000

Liberty All-Star Equity Fund                          October 15, 2003

Manufacturers Investment Trust                        May 3, 2004
Classic Value Trust

                                   SCHEDULE B

CHIEF EXECUTIVE OFFICER                           RICHARD S. PZENA
MANAGING PRINCIPAL

MANAGING PRINCIPAL, RESEARCH                      JOHN P. GOETZ

MANAGING PRINCIPAL, MARKETING/CLIENT SERVICES     WILLIAM L LIPSEY

MANAGING PRINCIPAL, OPERATIONS& ADMINISTRATION    AMELIA C. JONES

MANAGING PRINCIPAL                                A. RAMA KRISHNA

GENERAL COUNSEL/DIRECTOR OF COMPLIANCE            KATHERINE KOZUB GRIER

DIRECTOR OF CLIENT & PORTFOLIO SERVICES           WAYNE PALLADINO

SENIOR RESEARCH ANALYSTS                          ANTONIO DESPIRITO
                                                  MICHAEL PETERSON
                                                  LAWRENCE J. KOHN
                                                  MANOJ TANDON
                                                  BEN SILVER
                                                  CAROLINE CAI

RESEARCH ANALYSTS                                 ALLISON FISH
                                                  SPENCER CHEN

RESEARCH INTERN                                   VALERIE MIGNONE

TRADER                                            JAMES KREBS

MARKETING DIRECTOR                                WILLIAM E. CONNOLLY
PRINCIPAL

ADVISORY CONSULTANT                               M. ALLEN CHOZEN

COMPLIANCE ASSOCIATE                              JACQUES POMPY

ADMINISTRATION STAFF                              LISA ROTH
                                                  EVAN FIRE
                                                  SETH DEMBOWITZ
                                                  JAN BYRD
                                                  TISHA FINLEY**
                                                  COURTNEY J. HEHRE
                                                  RACHEL WALTZ
                                                  MARISA SAKAGUCHI

PORTFOLIO ACCOUNTING/ADMIN                        KEITH KOMAR
                                                  BRIAN MANN

OFFICE SHARES                                     DEBRA FINE
                                                  IAN WHITE

**Clerical only; not an Access Person

May, 2004

                                  ATTACHMENT A

                        PZENA INVESTMENT MANAGEMENT, LLC

                         LISTING OF SECURITIES HOLDINGS
                                    (INITIAL)

      I hereby certify that the following is a complete listing of all securities (other than non-affiliated mutual funds and other exempt securities as described in Section 7 of the Code of Ethics) beneficially owned (as defined in Section 4 of the Code of Ethics) by me as of the date hereof.

      NOTE: The term: "securities" includes all stocks, bonds, mutual fund shares, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.

                                        Number of Shares or
Name of Security   Type of Security   Principal Value of Bonds   Year Acquired
----------------   ----------------   ------------------------   -------------
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________
________________   ________________   ________________________   _____________

(Use Additional Sheet, if necessary)

______________________                            ______________________
Sign Name                                            Date

______________________
Print Name

                                  ATTACHMENT B

                SECURITIES TRANSACTION PRE-CLEARANCE REQUEST FORM
                        PZENA INVESTMENT MANAGEMENT, LLC

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

      I hereby request permission to effect a transaction in the security indicated below for my own account or other account in which I have a beneficial interest or legal title.

      THE APPROVAL WILL BE EFFECTIVE ONLY FOR A TRANSACTION COMPLETED PRIOR TO THE CLOSE OF BUSINESS ON THE DAY OF APPROVAL. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL.

      Note: A separate form must be used for each security transaction.

      A. TRANSACTION INFORMATION

      (Check One)

      Purchase:________ Sale:_______* Gift/Donation:_______ Short Sale:______
      Buy to Cover Short:_____

      Name of Security__________________________ TICKER SYMBOL _________________

      __________________________________________________________________________
            Number of Shares or         Unit Price         Total Price
            Principal Amount

      *If sale, date acquired:____________________ ##Note: All short-term profits realized from the purchase and sale and sale and purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Adviser within 60 calendar days must be disgorged.

      For Option Transactions Only: Put_____ Call______ Strike Price ______ Expiration Date_______

      For Note/Bond Transactions Only: CUSIP#_________ Maturity Date_______ Coupon Rate________

      B. OTHER INFORMATION

      1. The securities transaction for which I am seeking pre-clearance is contrary to a recommendation to the account of the Funds and/or other advisory clients of Pzena Investment Management (i.e, a so-called "opposite side" trade)

      (Check One) _____ Yes _____ No (IF YES IS CHECKED, OBTAIN INITIALS OF RICHARD S. PZENA HERE _____).

      2. I am an Investment Person, a person in a Control Relationship with the Adviser or the analyst or trader who is directly responsible for the Security that is the subject of the proposed transaction (Check One) ____ Yes _____ No (IF YES IS CHECKED, PLEASE ANSWER THE FOLLOWING ADDITIONAL QUESTION):

      a. Does your knowledge about the Security and its issuer give you reason to believe that the stock is likely to result in a model change, or a new purchase or sale for any of our client portfolios within the next 5 business days. (Check One) ______ Yes ______ No

      3. Is the stock a large cap or small cap stock? (Check One) _____ Yes _____ No (IF YES IS CHECKED, OBTAIN INITIALS OF RAMA KRISHNA (FOR LARGE
      CAP) OR TONY DESPIRITO (FOR SMALL CAP) HERE _____).

      4. The total market cap of the Security is $_____________million (source:_______________)

      5. The average daily trading volume of the Security for the 5 immediately preceding days is _________ shares.

      6. The Security is involved in an initial public offering (IPO) (Check
      One) _____ Yes _____ No

      7. The Security is a private placement? (Check One) _____ Yes _____ No If "yes" is checked, contact the Chief Compliance Officer BEFORE placing a trade or proceeding with approval. Copies of offering documents and subscription materials for the Security must be provided to the Chief Compliance Officer for review before approval for trade will be considered.

I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and particularly with the following (I understand and agree that capitalized terms used herein without definition shall have the same meaning herein as is assigned to them in the Code of Ethics):

1. In the case of a purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Adviser, I agree that I will not sell the security for a minimum of sixty days from the date of the purchase transaction.

2. I am aware that except in limited circumstances, it shall be a violation of the Code of Ethics if the Funds and or other advisory clients of the Adviser buy or sell the same security within five (5) days preceding or subsequent to my transaction.

[ ] Check box if the security is offered through a private placement, if so, contact the Chief Compliance Officer BEFORE placing a trade or proceeding with approval.

Date_________________         Your Signature: __________________________________

                                              Print Name:_______________________

PERMISSION:     Granted _______

                Denied  _______

Date:_______________ Signature:_____________________________Approving Officer

Date:_______________ Signature:_______________________Chief Executive Officer**

Date:_______________ Signature:_______________________Chief Compliance Officer#@

** Required only if transaction is an opposite side trade, i.e., Question B.1. is answered "yes."

#@ Required only if transaction is a private placement, i.e., Question B.6. is answered "yes"

IMPORTANT REMINDER: ADVISE YOUR BROKER TO SUPPLY DUPLICATE COPIES OF CONFIRMATIONS OF ALL PERSONAL SECURITIES TRANSACTIONS AND DUPLICATE MONTHLY STATEMENTS FOR ALL PERSONAL SECURITIES ACCOUNTS TO: PZENA INVESTMENT MANAGEMENT, LLC, ATTN: CHIEF COMPLIANCE OFFICER, 120 WEST 45th Street, 34TH FLOOR, NEW YORK, NY 10036.

CHECKED FOR COMPLETENESS: ______________________________   DATE:________________
                          Chief Compliance Officer

 Date Stamp and Trader Initials Required (except for private placements): _____

                                  ATTACHMENT C

                             EMPLOYEE CERTIFICATION

I have read and understand the terms of the Second Amended and Restated Code of Ethics and the Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics and Insider Trading Policy. I hereby agree to abide by the both, as amended.

                                 __________________________________________
                                 Print Name

                                 __________________________________________
                                 Signature

                                 __________________________________________
                                 Date

           Amended Policy Requirements Governing Employee Transactions in Personal and Retirement Plan Accounts

Effective December 1, 2003, MFS amended its Code of Ethics Policy to include restrictions on employees' transactions in MFS funds. The policy amendments apply to all current MFS employees in the United States and abroad when they invest in MFS funds and to all accounts over which they have beneficial ownership or control. *

In accordance with recent regulatory and industry developments, the Policy has been further revised with respect to employee transactions as follows:

      - Restrictions set forth in the policy do NOT apply to transactions in MFS money market funds for both retirement and employee personal accounts.

      - Restrictions set forth in the policy do NOT apply if employee participates in an automatic investment/redemption plan in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation for both retirement and employee personal accounts.

      - Holding period restrictions set forth in the policy only apply to access personnel. Previously, all MFS employees were subject to the holding period requirements for employee fund trades and only investment personnel for investments in security transactions. Holding period requirements are as follows:

      - MFS access persons are prohibited from making any redemption or exchange of shares in a retirement plan or a personal or beneficially owned MFS mutual fund account WITHIN 60 DAYS of a purchase in or exchange into the same account. Previously, the holding period requirement was 90 days for investment personnel and 30 days for all other MFS employees.

      - All access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits will be disgorged. Previously, only investment personnel were subject to the prohibition on short term trading profits.

Following is a reminder of the key points of the policy, with the most recent amendments underlined.

PLEASE BE AWARE THAT IT IS EVERY EMPLOYEE'S RESPONSIBILITY TO READ AND COMPLY WITH ALL PROVISIONS OF MFS' CODE OF ETHICS POLICY, INCLUDING THE RESTRICTIONS RELATED TO EMPLOYEE TRADING IN MFS FUNDS, AND TO CERTIFY AS SUCH QUARTERLY. Failure to comply with the Policy may result in a written warning or a sanction, including, but not limited to, a monetary penalty, disgorgement of profits, suspension of personal trading or, in certain cases, termination of employment. A subsequent infraction of the Policy after an employee has received a sanction could well be cause for termination.

If you have any questions in the meantime, contact Jennifer Estey at ext. 54477 or James Trudell at ext. 55186. We strongly encourage employees to ask questions prior to executing a transaction.

KEY POINTS OF THE POLICY FOR:

MFS RETIREMENT PLANS

      - MFS employees are limited to one exchange in a calendar quarter per fund in each of the MFS retirement plans -- the Defined Contribution Plan and the MFSavings 401(k) plan. Employees may select any one business day in a quarter per plan.

      - MFS access personnel are prohibited from making any redemption or exchange of shares in a retirement plan fund account within 60 days of a purchase in or exchange into the same account. The Policy does not apply to transactions in any MFS money market fund OR those made pursuant to automatic investment/redemption plans pursuant to which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (these include regular 401(k) payroll deductions and the company's automatic quarterly contributions to
            DCP). The 60-day restriction will, however, apply to voluntary investments made from an employee's incentive compensation to MFSavings.

MFS EMPLOYEE PERSONAL ACCOUNTS

      - MFS access personnel are prohibited from making any redemption or exchange of shares in a personal or beneficially owned MFS mutual fund account within 60 days of a purchase in or exchange into the same account. The Policy does not apply to transactions in any MFS money market fund or those made pursuant to automatic investment/redemption plans pursuant to which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

      - MFS employees must purchase MFS funds through MFS, and all employee MFS fund accounts must be maintained with MFS.

      - MFS employees may not maintain any investments in MFS funds through a third party broker-dealer, except in certain limited cases approved in advance by the Compliance Department.

      - MFS employees' purchases of MFS funds are subject to the same policies against excessive trading that apply for all MFS Family of Funds shareholders. These policies are subject to change.

* Beneficial ownership means that an employee has direct or indirect influence or control OR the employee has direct or indirect ownership of an account. Examples include spousal accounts, accounts for minor children or any other immediate family member sharing the same household where the employee is contributing to financial support. It DOES NOT apply to NAV MFS fund accounts that the employee has helped a parent or adult sibling establish - as long as the parent or sibling does not live in the employee's household or the employee does not provide financial support.

                         FRANKLIN TEMPLETON INVESTMENTS
                                 CODE OF ETHICS
                                       AND
                       POLICY STATEMENT ON INSIDER TRADING

                                TABLE OF CONTENTS

CODE OF ETHICS....................................................................................................      1

PART 1 - STATEMENT OF PRINCIPLES..................................................................................      3
PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE.............................................................      4
PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS...........................................................      5
PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS.......................................     11
PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS............................................................     14
PART 6 - PRE-CLEARANCE REQUIREMENTS...............................................................................     18
PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE.....................................................................     23
PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON INVESTMENTS INSIDER TRADING POLICY...............................     25
PART 9 - FOREIGN COUNTRY SUPPLEMENTS (CANADA).....................................................................     26

APPENDIX A:       COMPLIANCE PROCEDURES AND DEFINITIONS........................................................        28

I.       RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER...................................................     29
II.      COMPILATION OF DEFINITIONS OF IMPORTANT TERMS............................................................     34
III.     SECURITIES EXEMPT FROM THE PROHIBITED, REPORTING, AND PRE-CLEARANCE PROVISIONS..........................      36
IV.      LEGAL REQUIREMENT.......................................................................................      36

APPENDIX B:       ACKNOWLEGMENT FORM AND SCHEDULES...............................................................      38

ACKNOWLEDGMENT FORM..............................................................................................      39
SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS..........................      40
SCHEDULE B - TRANSACTIONS REPORT.................................................................................      41
SCHEDULE C - INITIAL, ANNUAL, & UPDATED DISCLOSURE OF ACCESS PERSONS SECURITIES HOLDINGS.........................      42
SCHEDULE D - NOTIFICATION OF  SECURITIES ACCOUNT.................................................................      43
SCHEDULE E - NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST..............................................      44
SCHEDULE F - INITIAL, ANNUAL, & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS........................................      45
SCHEDULE G - INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY.........................................      46
SCHEDULE H:  CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS MADE BY
PORTFOLIO PERSONS................................................................................................      47

APPENDIX C:       INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF FRANKLIN RESOURCES, INC. -
DECEMBER 2002                                                                                                          49

POLICY STATEMENT ON INSIDER TRADING...............................................................................      1

A.       LEGAL REQUIREMENT........................................................................................      1
B.       WHO IS AN INSIDER?.......................................................................................      2
C.       WHAT IS MATERIAL INFORMATION?............................................................................      2
D.       WHAT IS NON-PUBLIC INFORMATION?..........................................................................      2
E.       BASIS FOR LIABILITY......................................................................................      2
F.       PENALTIES FOR INSIDER TRADING............................................................................      3
G.       INSIDER TRADING PROCEDURES...............................................................................      4

FAIR DISCLOSURE POLICIES AND PROCEDURES...........................................................................      6

A.        WHAT IS REGULATION FD? .................................................................................      6
B.        FTI'S CORPORATE POLICY FOR REGULATION FD................................................................      6
C.        GENERAL PROVISIONS OF REGULATION FD.....................................................................      7
D         PERSONS TO WHOM SELECTIVE DISCLOSURE MAY NOT BE MADE:...................................................      7
E.        EXCLUSIONS FROM REGULATION FD...........................................................................      7

F.       METHODS OF PUBLIC DISCLOSURE:............................................................................      8
G.       TRAINING.................................................................................................      8
H.       QUESTIONS................................................................................................      8
I.       FREQUENTLY ASKED QUESTIONS:..............................................................................      8
J.       SUPPLEMENTAL INFORMATION - SEC'S DIVISION OF COPORATE FINANCE............................................     10
(1)         INTERPRETATIONS ISSUED OCTOBER 2000...................................................................     10
(2)         ADDITIONAL INTERPRETATIONS ISSUED DECEMBER 2000.......................................................     12

SUPPLEMENTAL MEMORANDUM...........................................................................................     14

CHINESE WALL PROCEDURES...........................................................................................     14

                                 CODE OF ETHICS

      Franklin Resources, Inc. and all of its subsidiaries, and the funds in the Franklin Templeton Group of Funds (the "Funds") (collectively, "Franklin Templeton Investments") will follow this Code of Ethics (the "Code") and Policy Statement on Insider Trading (the "Insider Trading Policy"), including any supplemental memoranda. Additionally, the subsidiaries listed in Appendix C of this Code, together with Franklin Resources, Inc., the Funds, the Fund's investment advisers and principal underwriter, have adopted the Code and Insider Trading Policy.

PART 1 - STATEMENT OF PRINCIPLES

      Franklin Templeton Investments' policy is that the interests of shareholders and clients are paramount and come before the interests of any director, officer or employee of Franklin Templeton Investments.(1)

      Personal investing activities of ALL directors, officers and employees of Franklin Templeton Investments should be conducted in a manner to avoid actual or potential conflicts of interest with Franklin Templeton Investments, Fund shareholders, and other clients of any Franklin Templeton adviser.

      Directors, officers and employees of Franklin Templeton Investments shall use their positions with Franklin Templeton Investments and any investment opportunities they learn of because of their positions with Franklin Templeton Investments, in a manner consistent with their fiduciary duties for the benefit of Fund shareholders, and clients.

---------------------
(1)   "Director" includes trustee.

PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE

      It is important that you read and understand this document, because its overall purpose is to help all of us comply with the law and to preserve and protect the outstanding reputation of Franklin Templeton Investments. This document was adopted to comply with Securities and Exchange Commission rules under the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), industry practice and the recommendations contained in the ICI's Report of the Advisory Group on Personal Investing. Any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action, and, when appropriate, termination of employment and/or referral to appropriate governmental agencies.

PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS

3.1   WHO IS COVERED BY THE CODE AND HOW DOES IT WORK?

      The principles contained in the Code must be observed by ALL directors, officers and employees(2) of Franklin Templeton Investments. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may result in you being placed in a different category.

The Code covers the following categories of employees who are described below:

      (1) ACCESS PERSONS: Access Persons are those employees who have "access to information" concerning recommendations made to a Fund or client with regard to the purchase or sale of a security. Examples of "access to information" would include having access to trading systems, portfolio accounting systems, research databases or settlement information. Access Persons would typically include employees, including Futures Associates, in the following departments:

            -     fund accounting;

            -     investment operations;

            -     information services & technology;

            -     product management;

            -     legal and legal compliance

            -     and anyone else designated by the Director, Global Compliance

            In addition, you are an Access Person if you are any of the following:

            -     an officer or and directors of funds;

            -     an officer or director of an investment advisor or
               broker-dealer subsidiary in Franklin Templeton Investments;

            -     a person that controls those entities; and

            -     any Franklin Resources' Proprietary Account ("Proprietary
               Account")(3)

      (2) PORTFOLIO PERSONS: Portfolio Persons are a subset of Access Persons and are those employees of Franklin Templeton Investments, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in Franklin Templeton Investments, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include:

            -     portfolio managers;

            -     research analysts;

            -     traders;

            -     employees serving in equivalent capacities (such as Futures
               Associates);

---------------------
(2) The term "employee or employees" includes futures associates, as well as regular employees of Franklin Templeton Investments.

(3)   See Appendix A. II., for definition of "Proprietary Accounts."

            -     employees supervising the activities of Portfolio Persons; and

            -     anyone else designated by the Director, Global Compliance

      (3) NON-ACCESS PERSONS: If you are an employee of Franklin Templeton Investments AND you do not fit into any of the above categories, you are a Non-Access Person. Because you do not normally receive confidential information about Fund portfolios, you are subject only to the prohibited transaction provisions described in 3.4 of this Code and the Franklin Resources, Inc.'s Standards of Business Conduct contained in the Employee Handbook.

      Please contact the Legal Compliance Department if you are unsure as to what category you fall in or whether you should be considered to be an Access Person or Portfolio Person.

      The Code works by prohibiting some transactions and requiring pre-clearance and reporting of most others. NON-ACCESS PERSONS do not have to pre-clear their security transactions, and, in most cases, do not have to report their transactions. "INDEPENDENT DIRECTORS" need not pre-clear or report any securities transaction unless you knew, or should have known that, during the 15-day period before or after the transaction, the security was purchased or sold or considered for purchase or sale by a Fund or Franklin Resources for a Fund. (See Section 5.3.B below.) HOWEVER, PERSONAL INVESTING ACTIVITIES OF ALL EMPLOYEES AND INDEPENDENT DIRECTORS ARE TO BE CONDUCTED IN COMPLIANCE WITH THE PROHIBITED TRANSACTIONS PROVISIONS CONTAINED IN 3.4 BELOW. If you have any questions regarding your personal securities activity, contact the Legal Compliance Department.

3.2   WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?

      The Code covers all of your personal securities accounts and transactions, as well as transactions by any of Franklin Resource's Proprietary Accounts. It also covers all securities and accounts in which you have "beneficial ownership." (4) A transaction by or for the account of your spouse, or any other family member living in your home is considered to be the same as a transaction by you. Also, a transaction for any account in which you have any economic interest (other than the account of an unrelated client for which advisory fees are received) AND have or share investment control is generally considered the same as a transaction by you.

---------------------
(4) Generally, a person has "beneficial ownership" in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

For example, if you invest in a corporation that invests in securities and you have or share control over its investments, that corporation's securities transactions are considered yours.

      However, you are not deemed to have a pecuniary interest in any securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor or beneficiary) but of which you are a trustee are not considered yours unless you have voting or investment control of its assets. Accordingly, each time the words "you" or "your" are used in this document, they apply not only to your personal transactions and accounts, but also to all transactions and accounts in which you have any direct or indirect beneficial interest. If it is not clear whether a particular account or transaction is covered, ask a Preclearance Officer for guidance.

3.3   WHAT SECURITIES ARE EXEMPT FROM THE CODE OF ETHICS?

      You do not need to pre-clear or report transactions of the following securities:

      (1) securities that are direct obligations of the U. S. Government (i.e., issued or guaranteed by the U.S. Government, such as Treasury bills, notes and bonds, including U.S. Savings Bonds and derivatives thereof);

      (2) high quality short-term instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements;

      (3)   shares of registered open-end investment companies ("mutual funds");
            and

      (4) commodity futures (excluding futures on individual securities), currencies, currency forwards and derivatives thereof.

      Such transactions are also exempt from: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4; and
(iii) the applicable reporting requirements contained in Part 5.

3.4   PROHIBITED TRANSACTIONS FOR ALL ACCESS PERSONS

      A.    "INTENT" IS IMPORTANT

      Certain transactions described below have been determined by the courts and the SEC to be prohibited by law. The Code reiterates that these types of transactions are a violation of the Statement of Principals and are prohibited. Preclearance, which is a cornerstone of our compliance efforts, cannot detect transactions which are dependent upon intent, or which by their nature, occur before any order has been placed for a fund or client. A Preclearance Officer, who is there to assist you with compliance with the Code, cannot guarantee any transaction or transactions comply with the Code or the law. The fact that your transaction receives preclearance, shows evidence of good faith, but depending upon all the facts, may not provide a full and complete defense to any accusation of violation of the Code or of the law. For example, if you executed a transaction for which you received approval, or if the transaction was exempt from preclearance (e.g., a transaction for 500 shares or less), would not preclude a subsequent finding that front-running or scalping occurred because such activity are dependent upon your intent. Intent cannot be detected during preclearance, but only after a review of all the facts.

      In the final analysis, compliance remains the responsibility of each individual effecting personal securities transactions.

      B.    FRONT-RUNNING: TRADING AHEAD OF A FUND OR CLIENT

      You cannot front-run any trade of a Fund or client. The term "front-run" means knowingly trading before a contemplated transaction by a Fund or client of any Franklin Templeton adviser, whether or not your trade and the Fund's or client's trade take place in the same market. Thus, you may not:

      (1) purchase a security if you intend, or know of Franklin Templeton Investments' intention, to purchase that security or a related security on behalf of a Fund or client, or

      (2) sell a security if you intend, or know of Franklin Templeton Investments' intention, to sell that security or a related security on behalf of a Fund or client.

      C.    SCALPING.

      You cannot purchase a security (or its economic equivalent) with the intention of recommending that the security be purchased for a Fund, or client, or sell short a security (or its economic equivalent) with the intention of recommending that the security be sold for a Fund or client. Scalping is prohibited whether or not you realize a profit from such transaction.

      D.    TRADING PARALLEL TO A FUND OR CLIENT

      You cannot buy a security if you know that the same or a related security is being bought contemporaneously by a Fund or client, or sell a security if you know that the same or a related security is being sold contemporaneously by a Fund or client.

      E.    TRADING AGAINST A FUND OR CLIENT

      You cannot:

      (1) buy a security if you know that a Fund or client is selling the same or a related security, or has sold the security, until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn, or

      (2) sell a security if you know that a Fund or client is buying the same or a related security, or has bought the security until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn.

      Refer to Section I.A., "Pre-Clearance Standards," of Appendix A of the Code for more details regarding the preclearance of personal securities transactions.

      F.    USING PROPRIETARY INFORMATION FOR PERSONAL TRANSACTIONS

      You cannot buy or sell a security based on Proprietary Information (5) without disclosing the information and receiving written authorization. If you wish to purchase or sell a security about which you obtained such information, you must report all of the information you obtained regarding the security to the Appropriate Analyst(s)(6), or to the Director, Global Compliance for dissemination to the Appropriate Analyst(s).

---------------------
(5) Proprietary Information: Information that is obtained or developed during the ordinary course of employment with Franklin Templeton Investments, whether by you or someone else, and is not available to persons outside of Franklin Templeton Investments. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to Franklin Templeton Investments by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers (including confidentiality agreements). Examples of non-Proprietary Information include mass media publications (e.g., The Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

(6) The Director, Global Compliance is designated on Schedule A. The "Appropriate Analyst" means any securities analyst or portfolio manager, other than you, making recommendations or investing funds on behalf of any associated client, who may be reasonably expected to recommend or consider the purchase or sale of the security in question.

      You will be permitted to purchase or sell such security if the Appropriate Analyst(s) confirms to the Preclearance Desk that there is no intention to engage in a transaction regarding the security within seven (7) calendar days on behalf of an Associated Client(7) and you subsequently preclear such security in accordance with Part 6 below.

      G. CERTAIN TRANSACTIONS IN SECURITIES OF FRANKLIN RESOURCES, INC., AND AFFILIATED CLOSED-END FUNDS, AND REAL ESTATE INVESTMENT TRUSTS

      If you are an employee of Franklin Resources, Inc. or any of its affiliates, including Franklin Templeton Investments, you cannot effect a short sale of the securities, including "short sales against the box" of Franklin Resources, Inc., or any of the Franklin or Templeton closed-end funds, or any other security issued by Franklin Resources, Inc. or its affiliates. This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to purchasing and selling call or put options and "swap" transactions or other derivatives. Officers and directors of Franklin Templeton Investments who may be covered by Section 16 of the Securities Exchange Act of 1934, are reminded that their obligations under that section are in addition to their obligations under this Code.

3.5   SERVICE AS A DIRECTOR

      As an employee of Franklin Templeton Investments, you may not serve as a director, trustee, or in a similar capacity for any public or private company (excluding not-for-profit companies, charitable groups, and eleemosynary organizations) unless you receive approval from Franklin Resources, Inc. Presidents (excluding the vote of any member who is seeking such approval for himself) and it is determined that your service is consistent with the interests of the clients of Franklin Templeton Investments. You must notify the Legal Compliance Department in writing of your interest in serving as a director, which includes the justification for such directorship. Legal Compliance will process the request through Franklin Resources, Inc. Presidents.

      Legal Compliance will advise you of Franklin Resources, Inc. Presidents decision. If approved, the Legal Compliance Department will furnish procedures applicable to serving as an outside director to you.

---------------------
(7) Associated Client: A Fund or client who's trading information would be available to the access person during the course of his or her regular functions or duties.

PART  4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS

4.1   REQUIREMENT TO DISCLOSE INTEREST AND METHOD OF DISCLOSURE

      As a Portfolio Person, you must promptly disclose your direct or indirect beneficial interest in a security whenever you learn that the security is under consideration for purchase or sale by an Associated Client in the Franklin Templeton Group and you;

      (1)   Have or share investment control of the Associated Client;

      (2) Make any recommendation or participate in the determination of which recommendation shall be made on behalf of the Associated Client; or

      (3) Have functions or duties that relate to the determination of which recommendation shall be made to the Associated Client.

      In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other Appropriate Analyst) of the Associated Client(s) considering the security, the Director of Research and Trading or the Director, Global Compliance. Following that oral disclosure, you must send a written acknowledgment of that interest on Schedule E (or on a form containing substantially similar information) to the primary portfolio manager (or other Appropriate Analyst), with a copy to the Legal Compliance Department.

4.2   SHORT SALES OF SECURITIES

      You cannot sell short any security held by your Associated Clients, including "short sales against the box". Additionally, Portfolio Persons associated with the Templeton Group of Funds and clients cannot sell short any security on the Templeton "Bargain List". This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to, sales of uncovered call options, purchases of put options while not owning the underlying security and short sales of bonds that are convertible into equity positions.

4.3   SHORT SWING TRADING

      Portfolio Persons cannot profit from the purchase and sale or sale and purchase within sixty calendar days of any security, including derivatives. Portfolio Persons are responsible for transactions that may occur in margin and option accounts and all such transactions must comply with this restriction.(8)

This restriction does NOT apply to:

      (1) trading within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; and

      (2) profiting on the purchase and sale or sale and purchase within sixty calendar days of the following securities:

            - securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

            - high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

            - shares of registered open-end investment companies including Exchange Traded Funds (ETF) and Holding Company Depository Receipts (Hldrs);

            - commodity futures, currencies, currency forwards and derivatives thereof.

      Calculation of profits during the 60-calendar day holding period generally will be based on "last-in, first-out" ("LIFO"). Portfolio Persons may elect to calculate their 60 calendar day profits on either a LIFO or FIFO ("first-in, first-out") basis when there has not been any activity in such security by their Associated Clients during the previous 60 calendar days.

---------------------
(8) This restriction applies equally to transactions occurring in margin and option accounts, which may not be due to direct actions by the Portfolio Person. For example, a stock held less than 60 days that is sold to meet a margin call or the underlying stock of a covered call option held less than 60 days that is called away, would be a violation of this restriction if these transactions resulted in a profit for the Portfolio Person.

4.4   SECURITIES SOLD IN A PUBLIC OFFERING

      Portfolio Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer, including initial public offerings of securities made by closed-end funds and real estate investment trusts advised by Franklin Templeton Investments. Purchases of open-end mutual funds are excluded from this prohibition.

4.5   INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

      Portfolio Persons cannot acquire limited partnership interests or other securities in private placements unless they:

      (1)   complete the Private Placement Checklist (Schedule H);

      (2) provide supporting documentation (e.g., a copy of the offering memorandum); and

      (3)   obtain approval of the appropriate Chief Investment Officer; and

      (4)   submit all documents to the Legal Compliance Department

   Approval will only be granted after the Director of Global Compliance consults with an executive officer of Franklin Resources, Inc.

PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

5.1   REPORTING OF BENEFICIAL OWNERSHIP AND SECURITIES TRANSACTIONS

      Compliance with the following personal securities transaction reporting procedures is essential to enable us to meet our responsibilities to Funds and other clients and to comply with regulatory requirements. You are expected to comply with both the letter and spirit of these requirements, including completing and filing all reports required under the Code in a timely manner.

5.2   INITIAL HOLDINGS AND BROKERAGE ACCOUNT REPORTS

      A.    ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)

      Every employee (new or transfer) of Franklin Templeton Investments who becomes an Access Person, must file:

         (1) An Acknowledgement Form;

         (2) Schedule C: Initial, Annual & Updated Disclosure of Securities Holdings; and

         (3) Schedule F: Initial, Annual & Updated Disclosure of Securities Accounts

      The Acknowledgement Form, Schedule C and Schedule F must be completed and returned to the Legal Compliance Department within 10 calendar days of the date the employee becomes an access person.

5.3   QUARTERLY TRANSACTION REPORTS

      A.    ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)

      You must report all securities transactions by; (i) providing the Legal Compliance Department with copies of all broker's confirmations and statements within 10 calendar days after the end of the calendar quarter (which may be sent under separate cover by the broker) showing all transactions and holdings in securities and (ii) certifying by January 30th of each year that you have disclosed all such brokerage accounts on Schedule F to the Legal Compliance Department. The brokerage statements and confirmations must include all transactions in securities in which you have, or by reason of the transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary account and transactions for any account in which you have any economic interest and have or share investment control. Also, if you acquire securities by any other method which is not being reported to the Legal Compliance Department by a duplicate confirmation statement at or near the time of the acquisition, you must report that acquisition to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified of the acquisition. Such acquisitions include, among other things, securities acquired by gift, inheritance, vesting,(9) stock splits, merger or reorganization of the issuer of the security.

      You must file these documents with the Legal Compliance Department not later than 10 calendar days after the end of each quarter, but you need not show or report transactions for any account over which you had no direct or indirect influence or control.(10) Failure to timely report transactions is a violation of Rule 17j-1 as well as the Code, and may be reported to the Fund's Board of Directors and may also result, among other things, in denial of future personal security transaction requests.

      B.    INDEPENDENT DIRECTORS

      If you are a director of a Fund within Franklin Templeton Investments but you are not an "interested person" of the Fund, you are not required to file transaction reports unless you knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Templeton Investments on behalf of a Fund.

5.4   ANNUAL REPORTS - ALL ACCESS PERSONS

      A.    SECURITIES ACCOUNTS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

      As an access person, you must file a report of all personal securities accounts on Schedule F, with the Legal Compliance Department, annually by January 30th. You must report the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse and minor children. You must also report any account in which you have any economic interest and

-----------------------
(9) You are not required to separately report the vesting of shares or options of Franklin Resources, Inc., received pursuant to a deferred compensation plan as such information is already maintained.

(10) See Sections 3.2 and 4.6 of the Code. Also, confirmations and statements of transactions in open-end mutual funds, including mutual funds sponsored by Franklin Templeton Investments are not required. See Section 3.3 above for a list of other securities that need not be reported. If you have any beneficial ownership in a discretionary account, transactions in that account are treated as yours and must be reported by the manager of that account (see Section 6.1.C below).

have or share investment control (e.g., trusts, foundations, etc.) other than an account for a Fund in, or a client of, Franklin Templeton Investments.

      B.    SECURITIES HOLDINGS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

      You must file a report of personal securities holdings on Schedule C, with the Legal Compliance Department, by January 30th of each year. This report should include all of your securities holdings, including any security acquired by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security, in which you have any direct or indirect beneficial ownership, including securities holdings in a discretionary account and for any account in which you have any economic interest and have or share investment control. Your securities holding information must be current as of a date no more than 30 days before the report is submitted. You may attach copies of year-end brokerage statements to the Schedule C in lieu of listing each security position on the schedule.

      C. CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS (INCLUDING INDEPENDENT DIRECTORS)

      All access persons, including independent directors, will be asked to certify that they will comply with Franklin Templeton Investments' Code of Ethics and Policy Statement on Insider Trading by filing the Acknowledgment Form with the Legal Compliance Department within 10 business days of receipt of the Code. Thereafter, you will be asked to certify that you have complied with the Code during the preceding year by filing a similar Acknowledgment Form by January 30 of each year.

5.5 BROKERAGE ACCOUNTS AND CONFIRMATIONS OF SECURITIES TRANSACTIONS (EXCEPT INDEPENDENT DIRECTORS)

      If you are an access person , in Franklin Templeton Investments, before or at a time contemporaneous with opening a brokerage account with a registered broker-dealer, or a bank, or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

            (1) notify the Legal Compliance Department, in writing, by completing Schedule D or by providing substantially similar information; and

            (2) notify the institution with which the account is opened, in writing, of your association with Franklin Templeton Investments.

      The Compliance Department will request the institution in writing to send to it duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their mailing to you.

      If you have an existing account on the effective date of this Code or upon becoming an access person, you must comply within 10 days with conditions (1) and (2) above.

PART 6 - PRE-CLEARANCE REQUIREMENTS

6.1   PRIOR APPROVAL OF SECURITIES TRANSACTIONS

      A.    LENGTH OF APPROVAL

      Unless you are covered by Paragraph C or D below, you cannot buy or sell any security, without first contacting a Preclearance Officer by fax, phone, or e-mail and obtaining his or her approval. Approval is good until the close of the business day following the day clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in Appendix A.

      B.    SECURITIES NOT REQUIRING PRECLEARANCE

      The securities enumerated below do not require preclearance under the Code. However, all other provisions of the Code apply, including, but not limited to: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4, (iii) the applicable reporting requirements contained in Part 5; and (iv) insider trading prohibitions.

You need NOT pre-clear transactions in the following securities:

      (1) FRANKLIN RESOURCES, INC., AND ITS AFFILIATES. Purchases and sales of securities of Franklin Resources, Inc., closed-end funds of the Franklin Templeton Group, or real estate investment trusts advised by Franklin Properties Inc., as these securities cannot be purchased on behalf of our advisory clients.(11)

      (2)   SMALL QUANTITIES (NOT APPLICABLE TO OPTION TRANSACTIONS).

            - Transactions of 500 shares or less of any security regardless of where it is traded in any 30 day period; or

            - Transactions of 1000 shares or less of the top 50 securities by volume during the previous calendar quarter on the NYSE or NASDAQ NMS(does not include Small Cap or OTC) in any 30 day period.

            - Transactions in municipal bonds with a face value of $100,000 or less.

            - OPTION TRANSACTIONS: THE SMALL QUANTITIES RULE IS NOT APPLICABLE TO OPTION TRANSACTIONS.

-----------------------
(11) Officers, directors and certain other key management personnel who perform significant policy-making functions of Franklin Resources, Inc., the closed-end funds, and/or real estate investment trusts may have ownership reporting requirements in addition to these reporting requirements. Contact the Legal Compliance Department for additional information. See also the "Insider Trading Policy" attached.

      HOWEVER, YOU MAY NOT EXECUTE ANY TRANSACTION, REGARDLESS OF QUANTITY, IF YOU LEARN THAT THE FUNDS ARE ACTIVE IN THE SECURITY. IT WILL BE PRESUMED THAT YOU HAVE KNOWLEDGE OF FUND ACTIVITY IN THE SECURITY IF, AMONG OTHER THINGS, YOU ARE DENIED APPROVAL TO GO FORWARD WITH A TRANSACTION REQUEST.

      (3) DIVIDEND REINVESTMENT PLANS: Transactions made pursuant to dividend reinvestment plans ("DRIPs") do not require preclearance regardless of quantity or Fund activity.

      (4) GOVERNMENT OBLIGATIONS. Transactions in securities issued or guaranteed by the governments of the United States, Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan, or their agencies or instrumentalities, or derivatives thereof.

      (5) PAYROLL DEDUCTION PLANS. Securities purchased by an employee's spouse pursuant to a payroll deduction program, provided the access person has previously notified the Compliance Department in writing that the spouse will be participating in the payroll deduction program.

      (6) EMPLOYER STOCK OPTION PROGRAMS. Transactions involving the exercise and/or purchase by an access person or an access person's spouse of securities pursuant to a program sponsored by a corporation employing the access person or spouse.

      (7) PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

      (8) TENDER OFFERS. Transactions in securities pursuant to a bona fide tender offer made for any and all such securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding securities of a class of securities of an issuer must be precleared.

      (9) NOT ELIGIBLE FOR FUNDS AND CLIENTS. Transactions in any securities that are prohibited investments for all Funds and clients advised by the entity employing the access person.

      (10) NO INVESTMENT CONTROL. Transactions effected for an account or entity over which you do not have or share investment control (i.e., an account where someone else exercises complete investment control).

      (11) NO BENEFICIAL OWNERSHIP. Transactions in which you do not acquire or dispose of direct or indirect beneficial ownership (i.e., an account where in you have no financial interest).

      (12) ETFS AND HOLDRS. Transactions in Exchange-Traded Funds and Holding Company Depository Receipts (Holdrs).

      Although an access person's securities transaction may be exempt from preclearing, such transactions must comply with the prohibited transaction provisions of Section 3.4 above. Additionally, you may not trade any securities as to which you have "inside information" (see attached Franklin Templeton Investments' Policy Statement on Insider Trading). If you have any questions, contact a Preclearance Officer before engaging in the transaction. If you have any doubt whether you have or might acquire direct or indirect beneficial ownership or have or share investment control over an account or entity in a particular transaction, or whether a transaction involves a security covered by the Code, you should consult with a Preclearance Officer before engaging in the transaction.

      C.    DISCRETIONARY ACCOUNTS

      You need not pre-clear transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity, which is not affiliated with Franklin Templeton Investments, exercises sole investment discretion, if the following conditions are met:(12)

      (1) The terms of each account relationship ("Agreement") must be in writing and filed with a Preclearance Officer prior to any transactions.

      (2) Any amendment to each Agreement must be filed with a Preclearance Officer prior to its effective date.

      (3) The Portfolio Person certifies to the Compliance Department at the time such account relationship commences, and annually thereafter, as contained in Schedule G of the Code that such Portfolio Person does not have direct or indirect influence or control over the account, other than the right to terminate the account.

      (4) Additionally, any discretionary account that you open or maintain with a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must provide duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their delivery to you., If your discretionary account acquires securities which are not reported to a Preclearance Officer by a duplicate confirmation, such transaction must be reported to a Preclearance Officer on Schedule B within 10 days after you are notified of the acquisition.(13)

However, if you make any request that the discretionary account manager enter into or refrain from a specific transaction or class of transactions, you must first consult with a Preclearance Officer and obtain approval prior to making such request.

-------------------
(12) Please note that these conditions apply to any discretionary account in existence prior to the effective date of this Code or prior to your becoming an access person. Also, the conditions apply to transactions in any discretionary account, including pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

(13) Any pre-existing agreement must be promptly amended to comply with this condition. The required reports may be made in the form of an account statement if they are filed by the applicable deadline.

      D.    DIRECTORS WHO ARE NOT ADVISORY PERSONS OR ADVISORY REPRESENTATIVES

      You need not pre-clear any securities if:

      (1) You are a director of a Fund in Franklin Templeton Investments and a director of the fund's advisor;

      (2) You are not an "advisory person"(14) of a Fund in Franklin Templeton Investments; and

      (3) You are not an employee of any Fund,

      or

      (1) You are a director of a Fund in the Franklin Templeton Group;

      (2) You are not an "advisory representative"(15) of Franklin Resources or any subsidiary; and

      (3) You are not an employee of any Fund,

unless you know or should know that, during the 15-day period before the transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund or other client.

      Directors, other than independent Directors, qualifying under this paragraph are required to comply with all applicable provisions of the Code including reporting their initial holdings and brokerage accounts in accordance with 5.2, personal securities transactions and accounts in accordance with 5.3 and 5.5, and annual reports in accordance with 5.4 of the Code.

--------------------
(14) An "advisory person" of a registered investment company or an investment adviser is any employee, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an advisory client , or whose functions relate to the making of any recommendations with respect to such purchases or sales. Advisory person also includes any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

(15) Generally, an "advisory representative" is any person who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations. See
      Section II of Appendix A for the legal definition of "Advisory Representative."

      E.    LIMITED EXCEPTION FOR CERTAIN PROPRIETARY ACCOUNTS

      Franklin Templeton Investments may sponsor private partnerships and other pooled investment accounts ("affiliated accounts") intended for distribution to unaffiliated persons.. At the outset of operations of such affiliated accounts, Franklin Templeton Investments will likely have a significant ownership interest, thereby causing the affiliated account to be a Proprietary Account. Though considered a Proprietary Account for all other purposes of this Code, an affiliated account need not pre-clear any securities transaction during the first full 12 month period after its commencement of operations.

PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE

      The Code is designed to assure compliance with applicable law and to maintain shareholder confidence in Franklin Templeton Investments.

      In adopting this Code, it is the intention of the Boards of Directors/Trustees, to attempt to achieve 100% compliance with all requirements of the Code - but it is recognized that this may not be possible. Incidental failures to comply with the Code are not necessarily a violation of the law or the Franklin Templeton Investment's Statement of Principles. Such isolated or inadvertent violations of the Code not resulting in a violation of law or the Statement of Principles will be referred to the Director, Global Compliance and/or management personnel, and disciplinary action commensurate with the violation, if warranted, will be imposed. Additionally, if you violate any of the enumerated prohibited transactions contained in Parts 3 and 4 of the Code, you will be expected to give up any profits realized from these transactions to Franklin Resources for the benefit of the affected Funds or other clients. If Franklin Resources cannot determine which Fund(s) or client(s) were affected, the proceeds will be donated to a charity chosen by Franklin Resources. Please refer to the following page for guidance of the types of sanctions that would likely be imposed for isolated or inadvertent violations of the Code.

      However, failure to disgorge profits when requested or a pattern of violations that individually do not violate the law or Statement of Principles, but which taken together demonstrate a lack of respect for the Code of Ethics, may result in more significant disciplinary action including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, referral of the matter to the board of directors of the affected Fund, termination of employment or referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

                       CODE OF ETHICS SANCTION GUIDELINES

                    VIOLATION                                     SANCTION IMPOSED
                    ---------                                     ----------------
-     Failure to preclear but otherwise would have    Reminder Memo
      been approved (i.e., no conflict with the
      fund's transactions).

-     Failure to preclear but otherwise would have    30 Day Personal Securities Trading
      been approved (i.e., no conflict with the       Suspension
      fund's transactions) twice within 12
      calendar months -

-     Failure to preclear and the transaction
      would have been disapproved:

-     Failure to preclear but otherwise would have    Greater Than 30 Day Personal Securities
      been approved (i.e., no conflict with the       Trading Suspension (e.g., 60 or 90 Days)
      fund's transactions) three times or more
      within 12 calendar months

-     Failure to preclear and the transaction
      would have been disapproved twice or more within 12 calendar months

-     Profiting from short-swing trades (profiting    Profits are donated to The United Way
      on purchase & sale/sale & purchase within 60    (or charity of employee's choice)
      days

-     Repeated violations of the Code of Ethics       Fines levied after discussion with the
      even if each individual violation might be      General Counsel and appropriate CIO.
      considered deminimis

PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON INVESTMENTS INSIDER TRADING POLICY

      The Code of Ethics is primarily concerned with transactions in securities held or to be acquired by any of the Funds or Franklin Resources' clients, regardless of whether those transactions are based on inside information or actually harm a Fund or a client.

      The Insider Trading Policy (attached to this document) deals with the problem of insider trading in securities that could result in harm to a Fund, a client, or members of the public, and applies to all directors, officers and employees of any entity in the Franklin Templeton Investments. Although the requirements of the Code and the Insider Trading Policy are similar, you must comply with both.

PART 9 - FOREIGN COUNTRY SUPPLEMENTS (CANADA)

The Investment Funds Institute of Canada ("IFIC") has implemented a new Model Code of Ethics for Personal Investing (the "IFIC Code") to be adopted by all IFIC members. Certain provisions in the IFIC Code differ from the provisions of Franklin Templeton Investments Code of Ethics (the "FT Code"). This Supplementary Statement of Requirements for Canadian Employees (the "Canadian Supplement") describes certain further specific requirements that govern the activities of Franklin Templeton Investments Corp. ("FTIC"). It is important to note that the Canadian Supplement does not replace the FT Code but adds certain restrictions on trading activities, which must be read in conjunction with the Code.

All capitalized terms in this Canadian Supplement, unless defined in this Canadian Supplement, have the meaning set forth in the FT Code.

INITIAL PUBLIC AND SECONDARY OFFERINGS

Access Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer. Public offerings of securities made by Franklin Templeton Investments, including open-end and closed-end mutual funds, real estate investment trusts and securities of Franklin Resources, Inc, are excluded from this prohibition.

Note: the FT Code presently prohibits Portfolio Persons from buying securities in any initial public offering, or a secondary offering by an issuer (See
Section 4.5 of the FT Code). This provision extends Section 4.5 of the FT Code to all Access Persons.

INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

Access Persons and Portfolio Persons cannot acquire limited partnership interests or other securities in private placements unless they obtain approval of the Compliance Officer after he or she consults with an executive officer of Franklin Resources, Inc. Purchases of limited partnership interests or other securities in private placements will not be approved, unless in addition to the requirements for the approval of other trades and such other requirements as the executive officer of Franklin Resources, Inc. may require, the Compliance Officer is satisfied that the issuer is a "private company" as defined in the Securities Act (Ontario) and the Access Person has no reason to believe that the issuer will make a public offering of its securities in the foreseeable future.

Note: the FT Code presently prohibits as a general rule Portfolio Persons from buying limited partnership interests or other securities in private placements (See Section 4.6 of the FT Code). This section extends the ambit of the prohibition to Access Persons and limits the exception to the general rule contained in section 4.6 of the FT Code.

ADDITIONAL REQUIREMENTS TO OBTAIN APPROVAL FOR PERSONAL TRADES

Prior to an Access Person obtaining approval for a personal trade he or she must advise the Compliance Officer that he or she:

-     Does not possess material non-public information relating to the security;

- Is not aware of any proposed trade or investment program relating to that security by any of the Franklin Templeton Group of Funds;

- Believes that the proposed trade has not been offered because of the Access Person's position in Franklin Templeton Investments and is available to any market participant on the same terms;

- Believes that the proposed trade does not contravene any of the prohibited activities set out in Section 3.4 of the FT Code, and in the case of Portfolio Persons does not violate any of the additional requirements set out in Part 4 of the FT Code; and

- Will provide any other information requested by the Compliance Officer concerning the proposed personal trade.

An Access Person may contact the Compliance Officer by fax, phone or e-mail to obtain his or her approval.

Note: the method of obtaining approval is presently set out in Section 6.1A of the FT Code and provides that an Access Person may contact the Compliance Officer by fax, phone or e-mail. The additional requirement described above makes it clear that an Access Person may continue to contact the Compliance Officer in the same manner as before. The Access Person will have deemed to have confirmed compliance with the above requirements prior to obtaining approval from the Compliance Officer.

APPOINTMENT OF INDEPENDENT REVIEW PERSON

FTIC shall appoint an independent review person who will be responsible for approval of all personal trading rules and other provisions of the FT Code with respect to FTIC and for monitoring the administration of the FT Code from time to time with respect to FTIC employees. The Compliance Officer will provide a written report to the Independent Review Person, at least annually, summarizing:

-     Compliance with the FT Code for the period under review

-     Violations of the FT Code for the period under review

- Sanctions imposed by Franklin Templeton Investments for the period under review

-     Changes in procedures recommended by the FT Code

-     Any other information requested by the Independent Review Person

                APPENDIX A: COMPLIANCE PROCEDURES AND DEFINITIONS

      This appendix sets forth the additional responsibilities and obligations of Compliance Officers, and the Legal/Administration and Legal/Compliance Departments, under Franklin Templeton Investments' Code of Ethics and Policy Statement on Insider Trading.

I.    RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER

      A.    PRE-CLEARANCE STANDARDS

            1.    GENERAL PRINCIPLES

      The Director, Global Compliance, or a Preclearance Officer, shall only permit an access person to go forward with a proposed security(16) transaction if he or she determines that, considering all of the facts and circumstances, the transaction does not violate the provisions of Rule 17j-1, or of this Code and there is no likelihood of harm to a client.

            2.    ASSOCIATED CLIENTS

      Unless there are special circumstances that make it appropriate to disapprove a personal securities transaction request, a Preclearance Officer shall consider only those securities transactions of the "Associated Clients" of the access person, including open and executed orders and recommendations, in determining whether to approve such a request. "Associated Clients" are those Funds or clients whose trading information would be available to the access person during the course of his or her regular functions or duties. Currently, there are three groups of Associated Clients: (i) the Franklin Mutual Series Funds and clients advised by Franklin Mutual Advisers, LLC ("Mutual Clients");
(ii) the Franklin Group of Funds and the clients advised by the various Franklin investment advisers ("Franklin Clients"); and (iii) the Templeton Group of Funds and the clients advised by the various Templeton investment advisers ("Templeton Clients"). Thus, persons who have access to the trading information of Mutual Clients generally will be precleared solely against the securities transactions of the Mutual Clients, including open and executed orders and recommendations. Similarly, persons who have access to the trading information of Franklin Clients or Templeton Clients generally will be precleared solely against the securities transactions of Franklin Clients or Templeton Clients, as appropriate.

---------------------
(16) Security includes any option to purchase or sell, and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a fund.

      Certain officers of Franklin Templeton Investments, as well as legal, compliance, fund accounting, investment operations and other personnel who generally have access to trading information of the funds and clients of Franklin Templeton Investments during the course of their regular functions and duties, will have their personal securities transactions precleared against executed transactions, open orders and recommendations of the entire Franklin Templeton Investments.

            3.    SPECIFIC STANDARDS

                  (a) Securities Transactions by Funds or clients

      No clearance shall be given for any transaction in any security on any day during which an Associated Client of the access person has executed a buy or sell order in that security, until seven (7) calendar days after the order has been executed. Notwithstanding a transaction in the previous seven days, clearance may be granted to sell if all Associated Clients have disposed of the security.

                  (b) Securities under Consideration

                        Open Orders

      No clearance shall be given for any transaction in any security on any day which an Associated Client of the access person has a pending buy or sell order for such security, until seven (7) calendar days after the order has been executed.

                        Recommendations

      No clearance shall be given for any transaction in any security on any day on which a recommendation for such security was made by a Portfolio Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending.

                  (c) Private Placements

      In considering requests by Portfolio Personnel for approval of limited partnerships and other private placement securities transactions, the Director, Global Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director, Global Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the Portfolio Person by virtue of his or her position with Franklin Templeton Investments. If the Portfolio Person receives clearance for the transaction, an investment in the same issuer may only be made for a Fund or client if an executive officer of Franklin Resources, Inc., who has been informed of the Portfolio Person's pre-existing investment and who has no interest in the issuer, approves the transaction.

                  (d) Duration of Clearance

      If a Preclearance Officer approves a proposed securities transaction, the order for the transaction must be placed and effected by the close of the next business day following the day approval was granted. The Director, Global Compliance may, in his or her discretion, extend the clearance period up to seven calendar days, beginning on the date of the approval, for a securities transaction of any access person who demonstrates that special circumstances make the extended clearance period necessary and appropriate.(17) The Director, Global Compliance may, in his or her discretion, after consultation with a member of senior management for Franklin Resources, Inc., renew the approval for a particular transaction for up to an additional seven calendar days upon a similar showing of special circumstances by the access person. The Director, Global Compliance may shorten or rescind any approval or renewal of approval under this paragraph if he or she determines it is appropriate to do so.

----------------------
(17) Special circumstances include but are not limited to, for example, differences in time zones, delays due to travel, and the unusual size of proposed trades or limit orders. Limit orders must expire within the applicable clearance period.

      B.    WAIVERS BY THE DIRECTOR, GLOBAL COMPLIANCE

      The Director, Global Compliance may, in his or her discretion, after consultation with an executive officer of Franklin Resources, Inc., waive compliance by any access person with the provisions of the Code, if he or she finds that such a waiver:

      (1) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

      (2) will not be inconsistent with the purposes and objectives of the Code;

      (3) will not adversely affect the interests of advisory clients of Franklin Templeton Investments, the interests of Franklin Templeton Investments or its affiliates; and

      (4) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

      Any waiver shall be in writing, shall contain a statement of the basis for it, and the Director, Global Compliance, shall promptly send a copy to the General Counsel of Franklin Resources, Inc.

      C.    CONTINUING RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

      A Preclearance Officer shall make a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the access person, the details of the proposed transaction, and whether the request was approved or denied. A Preclearance Officer shall keep a record of any waivers given, including the reasons for each exception and a description of any potentially conflicting Fund or client transactions.

      A Preclearance Officer shall also collect the signed initial acknowledgments of receipt and the annual acknowledgments from each access person of receipt of a copy of the Code and Insider Trading Policy, as well as reports, as applicable, on Schedules B, C, D, E and F of the Code. In addition, a Preclearance Officer shall request copies of all confirmations, and other information with respect to an account opened and maintained with the broker-dealer by any access person of the Franklin Templeton Group. A Preclearance Officer shall preserve those acknowledgments and reports, the records of consultations and waivers, and the confirmations, and other information for the period required by applicable regulation.

      A Preclearance Officer shall review brokerage transaction confirmations, account statements, Schedules B, C, D, E, F and Private Placement Checklists of Access Persons for compliance with the Code. The reviews shall include, but are not limited to;

      (1) Comparison of brokerage confirmations, Schedule Bs, and/or brokerage statements to preclearance request worksheets or, if a private placement, the Private Placement Checklist;

      (2) Comparison of brokerage statements and/or Schedule Cs to current securities holding information;

      (3)   Comparison of Schedule F to current securities account information;

      (4) Conducting periodic "back-testing" of access person transactions, Schedule Es and/or Schedule Gs in comparison to fund and client transactions;

      A Preclearance Officer shall evidence review by initialing and dating the appropriate document. Any apparent violations of the Code detected by a Preclearance Officer during his or her review shall be promptly brought to the attention of the Director, Global Compliance.

      D.    PERIODIC RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

      The Legal Compliance Department shall consult with the General Counsel and the Human Resources Department, as the case may be, to assure that:

      (1) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

      (2) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

      (3) All access persons and new employees of the Franklin Templeton Group are adequately informed and receive appropriate education and training as to their duties and obligations under the Code.

      (4) There are adequate educational, informational and monitoring efforts to ensure that reasonable steps are taken to prevent and detect unlawful insider trading by access persons and to control access to inside information.

      (5) Written compliance reports are submitted to the Board of Directors of Franklin Resources, Inc., and the Board of each relevant Fund at least annually. Such reports will describe any issues arising under the Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

      (6) The Legal Compliance Department will certify at least annually to the Fund's board of directors that Franklin Templeton Investments has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, and

      (7)   Appropriate records are kept for the periods required by law.

      E.    APPROVAL BY FUND'S BOARD OF DIRECTORS

      (1)   Basis for Approval

            The Board of Directors/Trustees must base its approval of the Code on a determination that the Code contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by rule 17j-1.

      (2)   New Funds

      At the time a new fund is organized, the Legal Compliance Department will provide the Fund's board of directors, a certification that the investment adviser and principal underwriter has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Such certification will state that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

      (3)   Material Changes to the Code of Ethics

      The Legal Compliance Department will provide the Fund's board of directors a written description of all material changes to the Code no later than six months after adoption of the material change by Franklin Templeton Investments.

II.   COMPILATION OF DEFINITIONS OF IMPORTANT TERMS

      For purposes of the Code of Ethics and Insider Trading Policy, the terms below have the following meanings:

1934 ACT - The Securities Exchange Act of 1934, as amended.

1940 ACT - The Investment Company Act of 1940, as amended.

ACCESS PERSON - Each director, trustee, general partner or officer, and any other person that directly or indirectly controls (within the meaning of Section 2(a)(9) of the 1940 Act) the Franklin Templeton Group or a person, including an Advisory Representative, who has access to information concerning recommendations made to a Fund or client with regard to the purchase or sale of a security.

ADVISORY REPRESENTATIVE - Any officer or director of Franklin Resources; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by Franklin Resources prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to Franklin Resources, (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

AFFILIATED PERSON - it has the same meaning as Section 2(a)(3) of the Investment
      Company Act of 1940. An "affiliated person" of an investment company includes directors, officers, employees, and the investment adviser. In addition, it includes any person owning 5% of the company's voting securities, any person in which the investment company owns 5% or more of the voting securities, and any person directly or indirectly controlling, controlled by, or under common control with the company.

APPROPRIATE ANALYST - With respect to any access person, any securities analyst or portfolio manager making investment recommendations or investing funds on behalf of an Associated Client and who may be reasonably expected to recommend or consider the purchase or sale of a security.

ASSOCIATED CLIENT - A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.

BENEFICIAL OWNERSHIP - Has the same meaning as in Rule 16a-1(a)(2) under the 1934 Act. Generally, a person has a beneficial ownership in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

EXCHANGE TRADED FUNDS AND HOLDING COMPANY DEPOSITORY RECEIPTS - An
      Exchange-Traded Fund or "ETF" is a basket of securities that is designed to generally track an index -- broad stock or bond market, stock industry sector, or international stock. Holding Company Depository Receipts "Holdrs" are securities that represent an investor's ownership in the common stock or American Depository Receipts of specified companies in a particular industry, sector or group.

FUNDS - Investment companies in the Franklin Templeton Group of Funds.

HELD OR TO BE ACQUIRED - A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

PORTFOLIO PERSON - Any employee of Franklin Templeton Investments, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in Franklin Templeton Investments, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else designated by the Director, Global Compliance

PROPRIETARY ACCOUNTS - Any corporate account or other account including, but not limited to, a limited partnership, a corporate hedge fund, a limited liability company or any other pooled investment vehicle in which Franklin Resources or its affiliates, owns 25 percent or more of the outstanding capital or is entitled to 25% or more of the profits or losses in the account (excluding any asset based investment management fees based on average periodic net assets in accounts).

SECURITY - Any stock, note, bond, evidence of indebtedness, participation or interest in any profit-sharing plan or limited or general partnership, investment contract, certificate of deposit for a security, fractional undivided interest in oil or gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), guarantee of, or warrant or right to subscribe for or purchase any of the foregoing, and in general any interest or instrument commonly known as a security, except commodity futures, currency and currency forwards. For the purpose of this Code, "security" does not include:

      (1)   Direct obligations of the Government of the United States;

      (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

      (3)   Shares issued by open-end funds.

See Section III of Appendix A for a summary of different requirements for different types of securities.

III. SECURITIES EXEMPT FROM THE PROHIBITED, REPORTING, AND PRE-CLEARANCE PROVISIONS

      A.    PROHIBITED TRANSACTIONS

      Securities that are EXEMPT from the prohibited transaction provisions of
Section 3.4 include:

      (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

      (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

      (3)   shares of registered open-end investment companies;

      (4) commodity futures, currencies, currency forwards and derivatives thereof;

      (5) securities that are prohibited investments for all Funds and clients advised by the entity employing the access person; and

      (6) transactions in securities issued or guaranteed by the governments or their agencies or instrumentalities of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

      B.    REPORTING AND PRECLEARANCE

      Securities that are EXEMPT from both the reporting requirements of Section 5 and preclearance requirements of Section 6 of the Code include:

      (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

      (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

      (3)   shares of registered open-end investment companies; and

      (4) commodity futures, currencies, currency forwards and derivatives thereof.

IV.   LEGAL REQUIREMENT

      Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") makes it unlawful for any affiliated person of Franklin Templeton Investments in connection with the purchase or sale of a security, including any option to purchase or sell, and any security convertible into or exchangeable for, any security that is "held or to be acquired" by a Fund in Franklin Templeton
Investments:

   A. To employ any device, scheme or artifice to defraud a Fund;

   B. To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

   C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

   D. To engage in any manipulative practice with respect to a Fund.

      A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

                  APPENDIX B: ACKNOWLEGMENT FORM AND SCHEDULES

                               ACKNOWLEDGMENT FORM
             CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

TO:   DIRECTOR OF GLOBAL COMPLIANCE, LEGAL COMPLIANCE DEPARTMENT

I hereby acknowledge receipt of a copy of the Franklin Templeton Group's CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING, AMENDED AND RESTATED, MAY 2004, which I have read and understand. I will comply fully with all provisions of the Code and the Insider Trading Policy to the extent they apply to me during the period of my employment. Additionally, I authorize any broker-dealer, bank or investment adviser with whom I have securities accounts and accounts in which I have beneficial ownership, to provide brokerage confirmations and statements as required for compliance with the Code. I further understand and acknowledge that any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failure to file reports as required (see Schedules B, C, D, E, F and G), may subject me to disciplinary action, including termination of employment.

      Instructions:

            1.    Complete all sections of this form.

            2.    Print the completed form, sign, and date.

            3.    Submit completed form to Legal Compliance via:

                        Inter-office Mail to: Code of Ethics
                                              L-Comp SM-920/2
                        U.S. Mail to: Franklin Templeton Investments
                                      Attn: Legal-Compliance/Code of Ethics
                                      P.O. Box 25050
                                      San Mateo, CA 94402-5050
            [Telephone: (650) 312-3693] [Fax: (650) 312-5646]
            E-mail: Preclear, Legal (internal address); Lpreclear@frk.com (external address)

          EMPLOYEE'S NAME:                         SIGNATURE:                             DATE:
          ----------------                         ----------                             -----

               TITLE:                            DEPARTMENT NAME:                       LOCATION:
               ------                            ----------------                       ---------

             INITIAL DISCLOSURE:                              ANNUAL DISCLOSURE:                       YEAR END:
             -------------------                              ------------------                       ---------
(CHECK THIS BOX IF YOU'RE A NEW ACCESS PERSON)     (CHECK THIS BOX IF ANNUAL CERTIFICATION)    (FOR COMPLIANCE USE ONLY)
                     [ ]                                             [ ]

SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS(18)

LEGAL OFFICER

MURRAY L. SIMPSON
EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
FRANKLIN TEMPLETON INVESTMENTS
ONE FRANKLIN PARKWAY
SAN MATEO, CA 94403-1906
(650) 525 -7331

COMPLIANCE OFFICERS

DIRECTOR, GLOBAL COMPLIANCE           PRECLEARANCE OFFICERS

James M. Davis                        Stephanie Harwood-Torrey, Manager
Franklin Templeton Investments        Lisa Del Carlo
One Franklin Parkway                  Darlene James
San Mateo, CA 94403-1906              Legal Compliance Department
(650) 312-2832                        Franklin Templeton Investments
                                      One Franklin Parkway
                                      San Mateo, CA 94403-1906
                                      (650) 312-3693  (telephone)
                                      (650) 312-5646  (facsimile)
                                      Preclear, Legal  (internal e-mail address)
                                   Lpreclear@frk.com  (external e-mail address)

------------------------
(18) As of August 2002

                        SCHEDULE B - TRANSACTIONS REPORT

This report of personal securities transactions not reported by duplicate confirmations and brokerage statements pursuant to Section 5.3 of the Code is required pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940 or Rule 17j-1(c) of the Investment Company Act of 1940. The report must be completed and submitted to the Compliance Department no later than 10 calendar days after the end of the calendar quarter. Refer to Section 5.3 of the Code of Ethics for further instructions.

      Instructions:

1. Complete all sections of this form.

2. Print completed form, sign, and date.

3. Submit completed form to Legal Compliance via:

                  Inter-office Mail to: Preclearance
                                    L-Comp SM-920/2
                  U.S. Mail to: Franklin Templeton Investments
                                Attn: Legal-Compliance/Preclearance
                                P.O. Box 25050
                                San Mateo, CA 94402-5050
               Telephone: (650) 312-3693     Fax: (650) 312-5646
               E-mail: Preclear,Legal (internal address); Lpreclear@frk.com (external address)

                                                                                                     PRE-CLEARED
                                                                                                       THROUGH
                    SECURITY NAME DESCRIPTION                                    BROKER-DEALER OR    COMPLIANCE
TRADE   BUY, SELL      AND TYPE OF SECURITY                          PRINCIPAL   BANK AND ACCOUNT    DEPARTMENT
DATE    OR OTHER    (COMMON, BOND, OPTION, ETC.)  QUANTITY   PRICE    AMOUNT          NUMBER        (DATE OR N/A)
-----   ---------   ----------------------------  --------   -----   ---------   ----------------   -------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

THE REPORT OR RECORDING OF ANY TRANSACTIONS ABOVE SHALL NOT BE CONSTRUED AS AN ADMISSION THAT I HAVE ANY DIRECT OR INDIRECT OWNERSHIP IN THE SECURITIES.

EMPLOYEE'S NAME:
--------------------------------------------------------------------------------
QUARTER ENDING:
--------------------------------------------------------------------------------

  ----------------------------------        ----------------------------------
               SIGNATURE                                   DATE

      SCHEDULE C - INITIAL, ANNUAL, & UPDATED DISCLOSURE OF ACCESS PERSONS
                              SECURITIES HOLDINGS

This report shall set forth the security name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in or a client of Franklin Templeton Investments. In lieu of listing each security position below, you may instead attach copies of brokerage statements, sign below and return Schedule C and brokerage statements to the Legal Compliance Department within 10 days if an initial report or by January 30th of each year if an annual report. Refer to Sections 5.2.A and 5.4.A of the Code for additional filing instructions.

      Instructions:

      1. Complete all sections of this form.

      2. Print completed form, sign, and date.

      3. Submit completed form to Legal Compliance via:

         Inter-office Mail to: Preclearance
                                 L-Comp SM-920/2
         U.S. Mail to: Franklin Templeton Investments
                       Attn: Legal-Compliance/Preclearance
                       P.O. Box 25050
                       San Mateo, CA 94402-5050
      Telephone: (650) 312-3693         Fax: (650) 312-5646
      E-mail: Preclear,Legal (internal address); Lpreclear@frk.com (external address)

Securities that are EXEMPT from being reported on Schedule C include: (i) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of registered open-end investment companies; and (iv) commodity futures, currencies, currency forwards and derivatives thereof.

   [ ] I DID NOT HAVE ANY PERSONAL SECURITIES HOLDINGS FOR YEAR
   ENDED:___________ (OR CURRENT DATE IF INITIAL DISCLOSURE)

   [ ] I HAVE ATTACHED STATEMENTS CONTAINING ALL MY PERSONAL SECURITIES HOLDINGS FOR YEAR ENDED: ____________ (OR CURRENT DATE IF INITIAL DISCLOSURE )

   [ ] I HAVE LISTED BELOW ALL MY PERSONAL SECURITIES HOLDINGS FOR YEAR ENDED:____________ (OR CURRENT DATE IF INITIAL DISCLOSURE)

   SECURITY DESCRIPTION,                                         QUANTITY &
INCLUDING INTEREST RATE AND             SECURITY TYPE            PRINCIPAL      NAME OF BROKER - DEALER      ACCOUNT
 MATURITY (IF APPROPRIATE)       (STOCK, BOND, OPTION, ETC.)       AMOUNT               OR BANK               NUMBER
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY.

EMPLOYEE'S NAME:           Print:              Signature:        Date:

YEAR ENDED OR CURRENT DATE IF
INITIAL DISCLOSURE:

                 SCHEDULE D - NOTIFICATION OF SECURITIES ACCOUNT

All Franklin registered representatives and Access Persons, PRIOR TO OPENING A BROKERAGE ACCOUNT OR PLACING AN INITIAL ORDER, are required to notify the Legal Compliance Preclearance Department and the executing broker-dealer in writing. This includes accounts in which the registered representative or access person has or will have a financial interest in (e.g., a spouse's account) or discretionary authority (e.g., a trust account for a minor child).

UPON RECEIPT OF THE NOTIFICATION OF SECURITIES ACCOUNT FORM, THE LEGAL COMPLIANCE PRECLEARANCE DEPARTMENT WILL CONTACT THE BROKER-DEALER IDENTIFIED BELOW AND REQUEST THAT DUPLICATE CONFIRMATIONS AND STATEMENTS OF YOUR BROKERAGE ACCOUNT ARE SENT TO FRANKLIN TEMPLETON INVESTMENTS.

      Instructions:

            1. Complete all sections of this form.

            2. Print the completed form, sign, and date.

            3. Submit completed form to Legal Compliance via:

                      Inter-office Mail to: Preclearance
                                                      L-Comp SM-920/2
                      U.S. Mail to: Franklin Templeton Investments
                                    Attn: Legal-Compliance/Preclearance
                                    P.O. Box 25050
                                    San Mateo, CA 94402-5050
      Telephone: (650) 312-3693         Fax:  (650) 312-5646
      E-mail: Preclear,Legal (internal address); Lpreclear@frk.com (external address)

EMPLOYEE INFORMATION:

EMPLOYEE'S NAME:
--------------------------------------------------------------------------------
EXTENSION:
--------------------------------------------------------------------------------
DEPARTMENT:
--------------------------------------------------------------------------------
INTEROFFICE MAIL CODE:
--------------------------------------------------------------------------------
ARE YOU A REGISTERED REPRESENTATIVE?
(NASD LICENSED, i.e. SERIES 6, 7)           [ ] Yes     [ ] No
--------------------------------------------------------------------------------
ARE YOU AN ACCESS PERSON?                   [ ] Yes     [ ] No
--------------------------------------------------------------------------------

ACCOUNT INFORMATION:

ACCOUNT NAME:

(IF OTHER THAN EMPLOYEE, STATE
RELATIONSHIP I.E., SPOUSE)
--------------------------------------------------------------------------------
ACCOUNT# OR SOCIAL SECURITY#:
--------------------------------------------------------------------------------
FIRM NAME:
--------------------------------------------------------------------------------
ATTENTION (OPTIONAL):
--------------------------------------------------------------------------------
FIRM ADDRESS:
--------------------------------------------------------------------------------
CITY/STATE/ZIP CODE:
--------------------------------------------------------------------------------

       ----------------------------            ----------------------------
                 SIGNATURE                                 DATE

       SCHEDULE E - NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST

If you have any beneficial ownership in a security and you recommend to the Appropriate Analyst that the security be considered for purchase or sale by an Associated Client, or if you carry out a purchase or sale of that security for an Associated Client, you must disclose your beneficial ownership to the Legal-Compliance Department and the Appropriate Analyst in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.

      Instructions:

            1. Complete all sections of this form.

            2. Print completed form, sign, and date.

            3. Submit completed form to Legal Compliance via:

                  Inter-office Mail to: Preclearance
                                             L-Comp SM-920/2
                  U.S. Mail to: Franklin Templeton Investments
                                Attn: Legal-Compliance/Preclearance
                                P.O. Box 25050
                                San Mateo, CA 94402-5050
            Telephone: (650) 312-3693         Fax:  (650) 312-5646
            E-mail: Preclear,Legal (internal address); Lpreclear@frk.com (external address)

                                                        DATE AND METHOD
              OWNERSHIP                  METHOD OF        LEARNED THAT          PRIMARY
                 TYPE:                  ACQUISITION     SECURITY'S UNDER       PORTFOLIO        NAME OF
  SECURITY    (DIRECT OR     YEAR     (PURCHASE/GIFT/   CONSIDERATION BY      MANAGER OR        PERSON    DATE OF VERBAL
DESCRIPTION   INDIRECT)    ACQUIRED       OTHER)             FUNDS         PORTFOLIO ANALYST   NOTIFIED    NOTIFICATION
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

EMPLOYEE'S NAME:
--------------------------------------------------------------------------------

        ----------------------------             ----------------------------
                 SIGNATURE                                   DATE

    SCHEDULE F - INITIAL, ANNUAL, & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS

This report shall set forth the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in or a client of the Franklin Templeton Group. In lieu of listing each securities account below, you may instead attach copies of the brokerage statements, sign below and return Schedule F and brokerage statements to the Compliance Department.

      Instructions:

            1. Complete all sections of this form.

            2. Print completed form, sign, and date.

            3. Submit completed form to Legal Compliance via:

                  Inter-office Mail to: Preclearance
                                             L-Comp SM-920/2
                  U.S. Mail to: Franklin Templeton Investments
                                Attn: Legal-Compliance/Preclearance
                                P.O. Box 25050
                                San Mateo, CA 94402-5050
            Telephone: (650) 312-3693         Fax:  (650) 312-5646
            E-mail: Preclear,Legal (internal address); Lpreclear@frk.com (external address)

    ACCOUNT NAME(S)                                      ADDRESS OF BROKERAGE FIRM,
(REGISTRATION SHOWN ON      NAME OF BROKERAGE FIRM,      BANK OR INVESTMENT ADVISER          NAME OF ACCOUNT        ACCOUNT
      STATEMENT)          BANK OR INVESTMENT ADVISER     (STREET/CITY/STATE/ZIP CODE)   EXECUTIVE/REPRESENTATIVE    NUMBER
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED TO ME.

EMPLOYEE'S NAME:
--------------------------------------------------------------------------------
YEAR ENDED OR CURRENT DATE IF
INITIAL DISCLOSURE:
--------------------------------------------------------------------------------

    -------------------------------         --------------------------------
              SIGNATURE                                   DATE

    SCHEDULE G - INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY

This report shall set forth the account name or description in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and as to which trading authority has been delegated by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercises sole investment discretion.

      Instructions:

            1. Complete all sections of this form.

            2. Print completed form, sign, and date.

            3. Submit completed form to Legal Compliance via:

                  Inter-office Mail to: Preclearance
                                             L-Comp SM-920/2
                  U.S. Mail to: Franklin Templeton Investments
                                Attn: Legal-Compliance/Preclearance
                                P.O. Box 25050
                                San Mateo, CA 94402-5050
            Telephone: (650) 312-3693         Fax:  (650) 312-5646
            E-mail: Preclear,Legal (internal address); Lpreclear@frk.com (external address)


                                   NAME/DESCRIPTION OF
                                  BROKERAGE FIRM, BANK,        TYPE OF OWNERSHIP:
NAME(S) AS SHOWN ON ACCOUNT OR    INVESTMENT ADVISER OR      DIRECT OWNERSHIP (DO)     ACCOUNT NUMBER
          INVESTMENT                   INVESTMENT           INDIRECT OWNERSHIP (IO)   (IF APPLICABLE)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY. FURTHER, I CERTIFY THAT I DO NOT HAVE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE ACCOUNTS LISTED ABOVE.

EMPLOYEE'S NAME:
--------------------------------------------------------------------------------
YEAR ENDED:
--------------------------------------------------------------------------------

    --------------------------------        --------------------------------
               SIGNATURE                                 DATE

SCHEDULE H: CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS MADE BY PORTFOLIO PERSONS

In considering requests by Portfolio Personnel for approval of limited partnerships and other private placement securities transactions, the Compliance Officer shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Compliance Officer and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the access person by virtue of his or her position with Franklin Templeton Investments. IF THE ACCESS PERSON RECEIVES CLEARANCE FOR THE TRANSACTION, NO INVESTMENT IN THE SAME ISSUER MAY BE MADE FOR A FUND OR CLIENT UNLESS AN EXECUTIVE OFFICER OF FRANKLIN RESOURCES, INC., WITH NO INTEREST IN THE ISSUER, APPROVES THE TRANSACTION.

      Instructions:

            1.    Complete all sections of this form.

            2.    Print the completed form, sign, and date.

            3.    Submit completed form to Legal Compliance via:

                      Inter-office Mail to: Preclearance
                                 L-Comp SM-920/2
                      U.S. Mail to: Franklin Templeton Investments
                            Attn: Legal-Compliance/Preclearance
                            P.O. Box 25050
                            San Mateo, CA 94402-5050
      Telephone: (650) 312-3693         Fax: (650) 312-5646
      E-mail: Preclear, Legal (internal address); Lpreclear@frk.com (external address)

IN ORDER TO EXPEDITE YOUR REQUEST, PLEASE PROVIDE THE FOLLOWING INFORMATION:

NAME/DESCRIPTION OF PROPOSED INVESTMENT:
-------------------------------------------------------------------------------
PROPOSED INVESTMENT AMOUNT:
-------------------------------------------------------------------------------

1) PLEASE ATTACH PAGES OF THE OFFERING MEMORANDUM (OR OTHER DOCUMENTS) SUMMARIZING THE INVESTMENT OPPORTUNITY, INCLUDING:

            i)    Name of the partnership/hedge fund/issuer;

            ii)   Name of the general partner, location & telephone number;

            iii) Summary of the offering; including the total amount the offering/issuer;

            iv) Percentage your investment will represent of the total offering;

            v)    Plan of distribution; and

            vi)   Investment objective and strategy,

2) PLEASE RESPOND TO THE FOLLOWING QUESTIONS:

        a) Was this investment opportunity presented to you in your capacity as a portfolio manager? If no, please explain the relationship, if any, you have to the issuer or principals of the issuer.

        b) Is this investment opportunity suitable for any fund/client that you advise? (19) If yes, why isn't the investment being made on behalf of the fund/client? If no, why isn't the investment opportunity suitable for the fund/clients?

----------
(19) IF AN INVESTMENT OPPORTUNITY IS PRESENTED TO YOU IN YOUR CAPACITY AS A PORTFOLIO MANAGER AND THE INVESTMENT OPPORTUNITY IS SUITABLE FOR THE FUND/CLIENT, IT MUST FIRST BE OFFERED TO THE FUND/CLIENT BEFORE ANY PERSONAL SECURITIES TRANSACTION CAN BE EFFECTED.

        c) Do any of the fund/clients that you advise presently hold securities of the issuer of this proposed investment (e.g., common stock, preferred stock, corporate debt, loan participations, partnership interests, etc.)? If yes, please provide the names of the funds/clients and security description.

        d) Do you presently have or will you have any managerial role with the company/issuer as a result of your investment? If yes, please explain in detail your responsibilities, including any compensation you will receive.

        e) Will you have any investment control or input to the investment decision making process?

        f) Will you receive reports of portfolio holdings? If yes, when and how frequently will these be provided?

3) REMINDER: PERSONAL SECURITIES TRANSACTIONS THAT DO NOT GENERATE BROKERAGE CONFIRMATIONS (E.G., INVESTMENTS PRIVATE PLACEMENTS) MUST BE REPORTED TO THE LEGAL-COMPLIANCE DEPARTMENT ON THE SCHEDULE B FORM WITHIN 10 CALENDAR DAYS AFTER YOU ARE NOTIFIED.

________________________________  _______________________    ___________________
 PORTFOLIO PERSON'S NAME               SIGNATURE              DATE

APPROVED BY:

________________________________  _______________________    ___________________
CHIEF INVESTMENT OFFICER'S NAME        SIGNATURE              DATE

                            LEGAL COMPLIANCE USE ONLY

DATE RECEIVED:_______________      DATE ENTERED IN LOTUS NOTES:_______________

DATE FORWARDED TO FRI EXECUTIVE OFFICER:_______________

APPROVED BY:

_____________________________________________           _______________
JAMES M. DAVIS, DIRECTOR, GLOBAL COMPLIANCE                  DATE

_____________________________________________           _______________
MURRAY L. SIMPSON, EVP-GENERAL COUNSEL                       DATE

DATE ENTERED IN EXAMINER:_______________                PRECLEARED: [ ]   [ ]
                                                                    YES   NO
                                                                 (ATTACH E-MAIL)

   APPENDIX C: INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF
                       FRANKLIN RESOURCES, INC. - MAY 2003

Franklin Advisers, Inc.                              IA

Franklin Advisory Services, LLC                      IA

Franklin Investment Advisory Services, Inc.          IA

Franklin Private Client Group, Inc.                  IA

Franklin Mutual Advisers, LLC                        IA

Franklin Properties, Inc.                            REA

Franklin/Templeton Distributors, Inc.                BD

Templeton (Switzerland), Ltd.                        FBD

Franklin Templeton International Services S.A.       FBD
(Luxembourg)

Franklin Templeton Investments Australia Limited     FIA

Franklin/Templeton Investor Services, LLC            TA

Franklin Templeton Alternative Strategies, LLC       IA

FTI Institutional, LLC                               IA

Franklin Templeton Asset Strategies LLC              IA

Fiduciary Financial Services, Corp.                  BD

Franklin Templeton Asset Management S.A. (France)    FIA

Franklin Templeton Investments (Asia) Limited        FBD/IA
(Hong Kong)

Franklin Templeton Investment Management Limited     IA/FIA
(UK)

Franklin Templeton Investments Corp. (Canada)        IA/FIA

Templeton/Franklin Investment Services, Inc          IA/BD

Templeton Investment Counsel, LLC                    IA

Templeton Asset Management, Ltd.                     IA/FIA

Franklin Templeton Investments Japan Ltd.            FIA

Closed Joint-Stock Company Templeton (Russia)         FIA

Templeton Unit Trust Management Ltd. (UK)             FBD

Orion Fund Management Ltd.                            FIA

Templeton Global Advisors Ltd. (Bahamas)              IA

Templeton Asset Management (India) Pvt. Ltd.          FIA/FBD

Templeton Italia SIM S.P.A. (Italy)                   FBD

Franklin Templeton Investment Services GmbH           FBD
(Germany)

Fiduciary Trust International of the South            Trust Co

Franklin Templeton Services, LLC                      BM

Franklin Templeton Investments Corp. (Ontario)        IA/FIA

Templeton Global Advisors Limited (Bahamas)           IA

Templeton Asset Management Ltd. (Singapore)           IA/FIA

Fiduciary Trust Company International                 Trust Co.

Fiduciary International, Inc                          IA

Fiduciary Investment Management International Inc     IA

Fiduciary Trust International Australia Limited       FIA

Fiduciary Trust International Asia Limited (Hong      FIA
Kong)

Fiduciary Trust International Limited (UK)            IA/FIA

Fiduciary Trust International Investment              FIA
Management, Inc. (Japan)

Codes:      IA:      US registered investment adviser
            BD:      US registered broker-dealer
            FIA:     Foreign equivalent investment adviser
            FBD:     Foreign equivalent broker-dealer
            TA:      US registered transfer agent
            BM:      Business manager to the funds
            REA:     Real estate adviser
            Trust:   Trust company

                       POLICY STATEMENT ON INSIDER TRADING

A.    LEGAL REQUIREMENT

      Pursuant to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is the policy of Franklin Templeton Investments to forbid any officer, director, employee, consultant acting in a similar capacity, or other person associated with Franklin Templeton Investments from trading, either personally or on behalf of clients, including all client assets managed by the entities in Franklin Templeton Investments, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." Franklin Templeton Investment's Policy Statement on Insider Trading applies to every officer, director, employee or other person associated with Franklin Templeton Investments and extends to activities within and outside their duties with Franklin Templeton Investments. Every officer, director and employee must read and retain this policy statement. Any questions regarding Franklin Templeton Investments Policy Statement on Insider Trading or the Compliance Procedures should be referred to the Legal Department.

      The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

      While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      (1) trading by an insider, while in possession of material non-public information; or

      (2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

      (3)   communicating material non-public information to others.

      The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Legal Department.

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B.    WHO IS AN INSIDER?

      The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

C.    WHAT IS MATERIAL INFORMATION?

      Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

      Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

D.    WHAT IS NON-PUBLIC INFORMATION?

      Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

E.    BASIS FOR LIABILITY

      1.    FIDUCIARY DUTY THEORY

      In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

      In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders. They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

      However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

      2.    MISAPPROPRIATION THEORY

      Another basis for insider trading liability is the "misappropriation" theory, under which liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.    PENALTIES FOR INSIDER TRADING

      Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

      -     civil injunctions;

      -     treble damages;

      -     disgorgement of profits;

      -     jail sentences;

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

      - fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

      - fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

      In addition, any violation of this policy statement can result in serious sanctions by the Franklin Templeton Group, including dismissal of any person involved.

G.    INSIDER TRADING PROCEDURES

      Each access person, Compliance Officer, the Risk Management Department, and the Legal Department, as the case may be, shall comply with the following procedures.

      1.    IDENTIFYING INSIDE INFORMATION

      Before trading for yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

      -     Is the information material?

      - Is this information that an investor would consider important in making his or her investment decisions?

      - Is this information that would substantially affect the market price of the securities if generally disclosed?

      -     Is the information non-public?

      -     To whom has this information been provided?

      - Has the information been effectively communicated to the marketplace (e.g., published in Reuters, The Wall Street Journal or other publications of general circulation)?

If, after consideration of these questions, you believe that the information may be material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

      (i) Report the matter immediately to the designated Compliance Officer, or if he or she is not available, to the Legal Department.

      (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Franklin Templeton Investments.

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

      (iii) Do not communicate the information inside or outside Franklin Templeton Investments , other than to the Compliance Officer or the Legal Department.

      (iv) The Compliance Officer shall immediately contact the Legal Department for advice concerning any possible material, non-public information.

      (v) After the Legal Department has reviewed the issue and consulted with the Compliance Officer, you will be instructed either to continue the prohibitions against trading and communication noted in (ii) and
            (iii), or you will be allowed to trade and communicate the information.

      (vi) In the event the information in your possession is determined by the Legal Department or the Compliance Officer to be material and non-public, it may not be communicated to anyone, including persons within Franklin Templeton Investments, except as provided in (i) above. In addition, care should be taken so that the information is secure. For example, files containing the information should be sealed and access to computer files containing material non-public information should be restricted to the extent practicable.

      2.    RESTRICTING ACCESS TO OTHER SENSITIVE INFORMATION

      All Franklin Templeton Investments personnel also are reminded of the need to be careful to protect from disclosure other types of sensitive information that they may obtain or have access to as a result of their employment or association with Franklin Templeton Investments.

            (i)   GENERAL ACCESS CONTROL PROCEDURES

            Franklin Templeton Investments has established a process by which access to company files that may contain sensitive or non-public information such as the Bargain List and the Source of Funds List is carefully limited. Since most of the Franklin Templeton Group files, which contain sensitive information, are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to Franklin Templeton Investments computer access persons only. This activity is monitored on an ongoing basis. In addition, access to certain areas likely to contain sensitive information is normally restricted by access codes.

A. WHAT IS REGULATION FD?

Regulation FD under the Securities Exchange Act of 1934, as amended (the "1934 Act"), prohibits certain persons associated with Franklin Resources, Inc. , its affiliates, subsidiaries (collectively, "FTI") and closed-end funds advised by an investment advisory subsidiary of Resources ( "FTI Closed-End Funds") and persons associated with the FTI investment adviser to the FTI Closed-End Funds, from selectively disclosing material nonpublic information about Resources and the FTI Closed-End Funds to certain securities market professionals and shareholders. Regulation FD is designed to promote the full and fair disclosure of information by issuers such as Resources and the FTI Closed-End Funds.

The scope of Regulation FD is limited. Regulation FD applies to Resources and FTI Closed-End Funds, but does not apply to open-end investment companies managed by the FTI investment advisers. The rule also does not apply to all communications about the Resources or FTI Closed-End Funds with outside persons. Rather, Regulation FD applies only to communications to securities market professionals and to any shareholder of the Resources or FTI Closed-End Funds under circumstances in which it is reasonably foreseeable that such shareholder will trade on the basis of the information. In addition, Regulation FD does not apply to all employees and officers. It only applies to certain senior officials of Resources and the FTI Closed-End Funds and those persons who regularly communicate with securities market professionals or with shareholders. Consequently, Regulation FD and the Franklin Templeton Investments Fair Disclosure Policies and Procedures (the "Policies and Procedures") will not apply to a variety of legitimate, ordinary-course business communications or to disclosures made to the media. Irrespective of Regulation FD, all Franklin personnel must comply with the "Franklin Templeton Investment Policy Statement on Insider Trading" and should be aware that disclosure of material nonpublic information to another person may constitute a form of illegal insider trading called "tipping."

B. FTI'S CORPORATE POLICY FOR REGULATION FD

Franklin Templeton Investments is committed to complying with Regulation FD by making fair disclosure of information about Resources or FTI Closed-End Funds without advantage to any particular securities market professional, shareholder or investor. It is not the intention of these Policies and Procedures, however, to interfere with legitimate, ordinary-course business communications or disclosures made to the media or governmental agencies. FTI believes it is in its best interest to maintain an active and open dialogue with securities market professionals, shareholders and investors regarding Resources and the FTI Closed-End Funds. FTI will continue to provide current and potential shareholders access to key information reasonably required for making an informed decision on whether to invest in shares of Resources or FTI Closed-End Funds. FTI personnel will make appropriate announcements and conduct interviews about Resources and FTI Closed-End Funds with the media, in accordance with Corporate Communication's policies and procedures regarding such announcements or interviews.

C. GENERAL PROVISIONS OF REGULATION FD

      WHENEVER:

      (1) AN ISSUER, OR PERSON ACTING ON ITS BEHALF (i.e. any senior official or any other officer, employee or agent of an issuer (or issuer's investment adviser) who regularly communicates with securities professionals or shareholders, or any employee directed to make a disclosure by a member of senior management)

      (2)   DISCLOSES MATERIAL NON-PUBLIC INFORMATION

      (3) TO CERTAIN SPECIFIED PERSONS (generally, securities market professionals or holders of the issuer's securities who may trade on the basis of the information)

      THEN:

      (4)   THE ISSUER MUST MAKE PUBLIC DISCLOSURE OF THAT SAME INFORMATION:

            -     simultaneously (for intentional disclosures), or

            - promptly (for non-intentional disclosures). In the case of non-intentional disclosures, "promptly" means no later than 24 hours (or the commencement of the next day's trading on the NYSE, whichever is later), after a senior official learns of the disclosure and knows, or is reckless in not knowing, that the information is both material and non-public.

D. PERSONS TO WHOM SELECTIVE DISCLOSURE MAY NOT BE MADE:

      (1)   BROKER-DEALERS and their associated persons;

      (2) INVESTMENT ADVISERS, certain institutional investment managers and their associated persons,

      (3)   INVESTMENT COMPANIES, hedge funds and their affiliated persons, and

      (4) HOLDERS OF THE ISSUER'S SECURITIES, under circumstances where it is reasonably foreseeable that such person would purchase or sell securities on the basis of the information.

The Regulation is designed to cover sell-side analysts, buy-side analysts, institutional investment managers, and other market professionals who may be likely to trade on the basis of selectively disclosed information.

E. EXCLUSIONS FROM REGULATION FD

SELECTIVE DISCLOSURES MAY BE MADE TO THE FOLLOWING AND NOT VIOLATE REGULATION
FD:

      (1) communications to "temporary insiders" who owe a duty of trust or confidence to the issuer (i.e. attorneys, investment bankers, or accountants);

      (2) any person who expressly agrees to maintain the information in confidence (i.e., disclosures by a public company to private investors in private offerings);

      (3) an entity whose primary business is the issuance of a credit rating, if the information is disclosed for the sole purpose of developing such ratings and the entity's ratings are publicly available; and

      (4) communications made in connection with most offerings of securities registered under the Securities Act of 1933.

F. METHODS OF PUBLIC DISCLOSURE:

An issuer's disclosure obligation may be met by any method reasonably designed to provide broad, non-exclusionary distribution of the information to the public. Acceptable methods of public disclosure include:

  - Furnishing or filing with the SEC a Form 8-K (not applicable to closed-end investment companies);

  - press releases distributed through a widely circulated news or wire service; or

  - announcements made through press conferences or conference calls that interested members of the public may attend or listen to either in person, by telephonic transmission, or by other electronic transmission (including use of the Internet), of which the public has adequate notice and means of access.

Posting of new information on issuer's own website is not by itself a sufficient method of public disclosure. It may be used in combination with other methods.

G. TRAINING

Appropriate training will be provided to certain employees identified as follows:

  - Corporate Communications Department

  - Portfolio managers of FTI Closed-End Funds and their assistants;

  - Managers and supervisors of Customer Service Representatives.

As a part of this training, each employee will be notified that they should not communicate on substantive matters involving Franklin Resources Inc., or the FTI Closed-End Funds except in accordance with these Policies and Procedures.

H. QUESTIONS

All inquiries regarding these Policies and Procedures should be addressed to Barbara Green, Deputy General Counsel (650-525-7188), or Jim Davis, Director, Global Compliance (650-312-2832).

I. FREQUENTLY ASKED QUESTIONS:

      (1) WHEN IS DISCLOSURE CONSIDERED INTENTIONAL WITHIN THE MEANING OF REGULATION FD? Under Regulation FD, selective disclosure is considered intentional when the issuer (or person acting on its behalf) knows, or is reckless in not knowing, that the information disclosed is BOTH material and non-public. For example, non-intentional selective disclosures may occur when company officials inadvertently disclose material information in response to questions from analysts or shareholders or when a decision is made to selectively disclose information that the company does not view as material but the market moves in response to the disclosure.

      (2)   WHAT IS NON-PUBLIC INFORMATION?

            Information is non-public if it has not been disseminated in a manner making it available to investors generally.

      (3)   WHAT IS MATERIAL INFORMATION?

            Regulation FD deems information material if "there is a substantial likelihood that a reasonable shareholder would consider it important" in making an investment decision or if there a substantial likelihood that a fact would be viewed by a reasonable investor as having "significantly altered the `total mix' of information made available."

      (4)   ARE THERE SPECIFIC TYPES OF INFORMATION THAT ARE CONSIDERED
            MATERIAL?

            There is no bright line test to determine materiality. However, below is a list of items that should be reviewed carefully to determine whether they are material.

                - An impending departure of a portfolio manager who is primarily responsible for day-to-day management of a Closed-End Fund;

                - A plan to convert a Closed-End Fund from a closed-end investment company to an open-end investment company;

                - A plan to merge a Closed-End Fund into another investment company;

                - Impending purchases or sales of particular portfolio securities;

                - Information about Resources related to earnings or earnings forecasts;

                - Mergers, acquisitions, tender offers, joint ventures, or material change in assets;

                -  Changes in control or in management;

                - Change in auditors or auditor notification that the issuer may no longer rely on an auditor's audit report;

                - Events regarding Resources or an FTI Closed-End Fund's securities - e.g., repurchase plans, stock splits or changes in dividends, calls of securities for redemption, changes to the rights of security holders, public or private sales of additional securities; and

                -  Bankruptcies or receiverships.

      (5)   ARE ALL ISSUER COMMUNICATIONS COVERED BY THE RULE?

            No. Regulation FD applies only to communications by the issuer's senior management, its investor relations professionals and others who regularly communicate with securities market professionals and security holders when those communications are made to securities market professionals and security holders under circumstances in which it is reasonably foreseeable that the holders will trade on the basis of the information. Regulation FD isn't intended to apply to persons who are engaged in ordinary-course business communications with the issuer or to interfere with disclosures to the media. However, the traditional disclosure concerns (such as "tipping" material non-public information and leaking disclosure into the market) still apply.

      (6)   ARE COMMUNICATIONS TO THE MEDIA COVERED BY REGULATION FD?

            No. However, an interview with a reporter is not the best way to disseminate material information to the public and is not a method of public disclosure mentioned by the SEC as a means to satisfy Regulation FD.

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

      (7)   ARE ONE-ON-ONE DISCUSSIONS WITH ANALYSTS PERMITTED?

            Yes. Regulation FD is not intended to undermine the role of analysts in "sifting through and extracting information that may not be significant to the ordinary investor to reach material conclusions." However, persons covered by Regulation FD must be cautious not to selectively provide material non-public information in one-on-one discussions. (This may be confusing to some - perhaps this should be deleted.)

      (8)   MAY ISSUERS PROVIDE GUIDANCE ON EARNINGS?

            Not selectively. Although many issuers have historically provided earnings guidance, the SEC observed in Regulation FD's adopting release that an issuer that has a private conversation with an analyst in which the issuer provides direct or indirect guidance as to whether earnings will be higher than, lower than or even the same as forecasted will likely violate the rule. Regulation FD may be violated simply by confirming in a non-public manner an earnings forecast that is already public, because such confirmation may be material.

J. SUPPLEMENTAL INFORMATION - SEC'S DIVISION OF COPORATE FINANCE

      (1)   INTERPRETATIONS ISSUED OCTOBER 2000

(1.) CAN AN ISSUER EVER CONFIRM SELECTIVELY A FORECAST IT HAS PREVIOUSLY MADE TO
     THE PUBLIC WITHOUT TRIGGERING THE RULE'S PUBLIC REPORTING REQUIREMENTS?

     Yes. In assessing the materiality of an issuer's confirmation of its own forecast, the issuer should consider whether the confirmation conveys any information above and beyond the original forecast and whether that additional information is itself material. That may depend on, among other things, the amount of time that has elapsed between the original forecast and the confirmation (or the amount of time elapsed since the last public confirmation, if applicable). For example, a confirmation of expected quarterly earnings made near the end of a quarter might convey information about how the issuer actually performed. In that respect, the inference a reasonable investor may draw from such a confirmation may differ significantly from the inference he or she may have drawn from the original forecast early in the quarter. The materiality of a confirmation also may depend on, among other things, intervening events. For example, if it is clear that the issuer's forecast is highly dependent on a particular customer and the customer subsequently announces that it is ceasing operations, a confirmation by the issuer of a prior forecast may be material.

     We note that a statement by an issuer that it has "not changed," or that it is "still comfortable with," a prior forecast is no different than a confirmation of a prior forecast. Moreover, under certain circumstances, an issuer's reference to a prior forecast may imply that the issuer is confirming the forecast. If, when asked about a prior forecast, the issuer does not want to confirm it, the issuer may simply wish to say "no comment." If an issuer wishes to refer back to the prior estimate without implicitly confirming it, the issuer should make clear that the prior estimate was as of the date it was given and is not being updated as of the time of the subsequent statement.

(2.) DOES REGULATION FD CREATE A DUTY TO UPDATE?

     No. Regulation FD does not change existing law with respect to any duty to update.

(3.) IF AN ISSUER WANTS TO MAKE PUBLIC DISCLOSURE OF MATERIAL NONPUBLIC
     INFORMATION UNDER REGULATION FD BY MEANS OF A CONFERENCE CALL, WHAT INFORMATION MUST THE ISSUER PROVIDE IN THE NOTICE AND HOW FAR IN ADVANCE SHOULD NOTICE BE GIVEN?

     An adequate advance notice under Regulation FD must include the date, time, and call-in information for the conference call.

     Issuers also should consider the following non-exclusive factors in determining what constitutes adequate advance notice of a conference call:

        - TIMING: Public notice should be provided a reasonable period of time ahead of the conference call. For example, for a quarterly earnings announcement that the issuer makes on a regular basis, notice of several days would be reasonable. We recognize, however, that the period of notice may be shorter when unexpected events occur and the information is critical or time sensitive.

        - AVAILABILITY: If a transcript or re-play of the conference call will be available after it has occurred, for instance via the issuer's website, we encourage issuers to indicate in the notice how, and for how long, such a record will be available to the public.

(4.) CAN AN ISSUER SATISFY REGULATION FD'S PUBLIC DISCLOSURE REQUIREMENT BY
     DISCLOSING MATERIAL NONPUBLIC INFORMATION AT A SHAREHOLDER MEETING THAT IS OPEN TO ALL SHAREHOLDERS, BUT NOT TO THE PUBLIC?

     No. If a shareholder meeting is not accessible by the public, an issuer's selective disclosure of material nonpublic information at the meeting would not satisfy Regulation FD's public disclosure requirement.

(5.) COULD AN EXCHANGE ACT FILING OTHER THAN A FORM 8-K, SUCH AS A FORM 10-Q OR
     PROXY STATEMENT, CONSTITUTE PUBLIC DISCLOSURE?

     Yes. In general, including information in a document publicly filed on EDGAR with the SEC within the time frames that Regulation FD requires would satisfy the rule. In considering whether that disclosure is sufficient, however, companies must take care to bring the disclosure to the attention of readers of the document, must not bury the information, and must not make the disclosure in a piecemeal fashion throughout the filing.

(6.) FOR PURPOSES OF REGULATION FD, MUST AN ISSUER WAIT SOME PERIOD OF TIME
     AFTER MAKING A FILING OR FURNISHING A REPORT ON EDGAR THAT COMPLIES WITH THE EXCHANGE ACT BEFORE MAKING DISCLOSURE OF THE SAME INFORMATION TO A SELECT AUDIENCE?

     Prior to making disclosure to a select audience, the issuer need only confirm that the filing or furnished report has received a filing date (as determined in accordance with Rules 12 and 13 of Regulation S-T) that is no later than the date of the selective disclosure.

(7.) CAN AN ISSUER EVER REVIEW AND COMMENT ON AN ANALYST'S MODEL PRIVATELY
     WITHOUT TRIGGERING REGULATION FD'S DISCLOSURE REQUIREMENTS?

     Yes. It depends on whether, in so doing, the issuer communicates material nonpublic information. For example, an issuer ordinarily would not be conveying material nonpublic information if it corrected historical facts that were a matter of public record. An issuer also would not be conveying such information if it shared seemingly inconsequential data which, pieced together with public information by a skilled analyst with knowledge of the issuer and the industry, helps form a mosaic that reveals material nonpublic information. It would not violate Regulation FD to reveal this type of data even if, when added to the analyst's own fund of knowledge, it is used to construct his or her ultimate judgments about the issuer. An issuer may not, however, use the discussion of an analyst's model as a vehicle for selectively communicating - either expressly or in code - material nonpublic information.

(8.) DURING A NONPUBLIC MEETING WITH ANALYSTS, AN ISSUER'S CEO PROVIDES MATERIAL
     NONPUBLIC INFORMATION ON A SUBJECT SHE HAD NOT PLANNED TO COVER. ALTHOUGH THE CEO HAD NOT PLANNED TO DISCLOSE THIS INFORMATION WHEN SHE ENTERED THE MEETING, AFTER HEARING THE DIRECTION OF THE DISCUSSION, SHE DECIDED TO PROVIDE IT, KNOWING THAT THE INFORMATION WAS MATERIAL AND NONPUBLIC. WOULD THIS BE CONSIDERED AN INTENTIONAL DISCLOSURE THAT VIOLATED REGULATION FD BECAUSE NO SIMULTANEOUS PUBLIC DISCLOSURE WAS MADE?

     Yes. A disclosure is "intentional" under Regulation FD when the person making it either knows, or is reckless in not knowing, that the information he or she is communicating is both material and nonpublic. In this example, the CEO knew that the information was material and nonpublic, so the disclosure was "intentional" under Regulation FD, even though she did not originally plan to make it.

(9.) MAY AN ISSUER PROVIDE MATERIAL NONPUBLIC INFORMATION TO ANALYSTS AS LONG AS
     THE ANALYSTS EXPRESSLY AGREE TO MAINTAIN CONFIDENTIALITY UNTIL THE INFORMATION IS PUBLIC?

     Yes.

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

(10.) IF AN ISSUER GETS AN AGREEMENT TO MAINTAIN MATERIAL NONPUBLIC INFORMATION
      IN CONFIDENCE, MUST IT ALSO GET THE ADDITIONAL STATEMENT THAT THE RECIPIENT AGREES NOT TO TRADE ON THE INFORMATION IN ORDER TO RELY ON THE EXCLUSION IN RULE 100(b)(2)(ii) OF REGULATION FD?

      No. An express agreement to maintain the information in confidence is sufficient. If a recipient of material nonpublic information subject to such a confidentiality agreement trades or advises others to trade, he or she could face insider trading liability.

(11.) IF AN ISSUER WISHES TO RELY ON THE CONFIDENTIALITY AGREEMENT EXCLUSION OF
      REGULATION FD, IS IT SUFFICIENT TO GET AN ACKNOWLEDGMENT THAT THE RECIPIENT OF THE MATERIAL NONPUBLIC INFORMATION WILL NOT USE THE INFORMATION IN VIOLATION OF THE FEDERAL SECURITIES LAWS?

      No. The recipient must expressly agree to keep the information confidential.

(12.) MUST ROAD SHOW MATERIALS IN CONNECTION WITH A REGISTERED PUBLIC OFFERING
      BE DISCLOSED UNDER REGULATION FD?

      Any disclosure made "in connection with" a registered public offering of the type excluded from Regulation FD is not subject to Regulation FD. That includes road shows in those offerings. All other road shows are subject to Regulation FD in the absence of another applicable exclusion from Regulation FD. For example, a disclosure in a road show in an unregistered offering is subject to Regulation FD. Also, a disclosure in a road show made while the issuer is not in registration and is not otherwise engaged in a securities offering is subject to Regulation FD. If, however, those who receive road show information expressly agree to keep the material nonpublic information confidential, disclosure to them is not subject to Regulation FD.

(13.) CAN AN ISSUER DISCLOSE MATERIAL NONPUBLIC INFORMATION TO ITS EMPLOYEES
      (WHO MAY ALSO BE SHAREHOLDERS) WITHOUT MAKING PUBLIC DISCLOSURE OF THE INFORMATION?

      Yes. Rule 100(b)(1) states that Regulation FD applies to disclosures made to "any person outside the issuer." Regulation FD does not apply to communications of confidential information to employees of the issuer. An issuer's officers, directors, and other employees are subject to duties of trust and confidence and face insider trading liability if they trade or tip.

(14.) IF AN ISSUER HAS A POLICY THAT LIMITS WHICH SENIOR OFFICIALS ARE
      AUTHORIZED TO SPEAK TO PERSONS ENUMERATED IN RULE 100(b)(1)(i) -
      (b)(1)(iv), WILL DISCLOSURES BY SENIOR OFFICIALS NOT AUTHORIZED TO SPEAK UNDER THE POLICY BE SUBJECT TO REGULATION FD?

      No. Selective disclosures of material nonpublic information by senior officials not authorized to speak to enumerated persons are made in breach of a duty of trust or confidence to the issuer and are not covered by Regulation FD. Such disclosures may, however, trigger liability under existing insider trading law.

(15.) A PUBLICLY TRADED COMPANY HAS DECIDED TO CONDUCT A PRIVATE PLACEMENT OF
      SHARES AND THEN SUBSEQUENTLY REGISTER THE RESALE BY THOSE SHAREHOLDERS ON A FORM S-3 REGISTRATION STATEMENT. THE COMPANY AND ITS INVESTMENT BANKERS CONDUCT MINI-ROAD SHOWS OVER A THREE-DAY PERIOD DURING THE PRIVATE PLACEMENT. DOES THE RESALE REGISTRATION STATEMENT FILED AFTER COMPLETION OF THE PRIVATE PLACEMENT AFFECT WHETHER DISCLOSURE AT THE ROAD SHOWS IS COVERED BY REGULATION FD?

      No. The road shows are made in connection with an offering by the issuer that is not registered (i.e., the private placement), regardless of whether a registration statement is later filed for an offering by those who purchased in the private placement.

        (2)   ADDITIONAL INTERPRETATIONS ISSUED DECEMBER 2000

(16.) DOES THE MERE PRESENCE OF THE PRESS AT AN OTHERWISE NON-PUBLIC MEETING
      ATTENDED BY PERSONS OUTSIDE THE ISSUER DESCRIBED IN PARAGRAPH (b)(1) OF RULE 100 UNDER REGULATION FD RENDER THE MEETING PUBLIC FOR PURPOSES OF REGULATION FD?

      Regulation FD states that a company can make public disclosure by filing or furnishing a Form 8-K or by disseminating information through another method (or combination of methods) that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public. Some companies may attempt to satisfy the latter method for public dissemination by merely having the press in attendance at a meeting to which the public is not invited or otherwise present. If it is attended by persons outside the issuer described in paragraph (b)(1) of Rule 100 under Regulation FD and if it is not otherwise public, the meeting will not necessarily be deemed public for purposes of Regulation FD by the mere presence of the press at the meeting. Whether or not the meeting would be deemed public would depend, among other things, on when, what and how widely the press reports on the meeting.

(17.) IS REGULATION FD INTENDED TO REPLACE THE PRACTICE OF USING A PRESS RELEASE
      TO DISSEMINATE EARNINGS INFORMATION IN ADVANCE OF A CONFERENCE CALL OR WEBCAST AT WHICH EARNINGS INFORMATION WILL BE DISCUSSED?

      No. In adopting Regulation FD, the Commission specifically indicated that it did not intend the regulation to alter or supplant the rules of self-regulatory organizations with respect to the use of press releases to announce material developments. In this regard, the Commission specifically endorsed a model for the planned disclosure of material information, such as earnings, in which the conference call or webcast is preceded by a press release containing the earnings information.

                             SUPPLEMENTAL MEMORANDUM

CHINESE WALL PROCEDURES

Under The Chinese Wall, access persons from Advisory Groups (as defined in Appendix A) are prohibited from having access to investment information of an Advisory Group other than his or her own Advisory Group with the following exception: Access persons to Floating Rate may have access to Investment Information of Franklin Templeton, but access persons to Franklin Templeton may not have access to Floating Rate.

The Chinese Wall applies to all access persons, including part-time employees, and consultants, and are in addition to those obligations prescribed by Franklin Templeton Code of Ethics (the "Code of Ethics").

Questions regarding these procedures should be directed to the attention of Jim Davis, Legal Compliance Department, at 650-312-2832 or e-mailed to: jdavis@frk.com.

GENERAL PROCEDURES

      CONFIDENTIALITY. Access persons within one Advisory Group (e.g., Franklin Templeton) may not disclose Investment Information to access persons of the other Advisory Group (e.g., Franklin Mutual). Any communication of Investment Information outside an Advisory Group should be limited to persons (such as Accounting, Investment Operations, Legal and Compliance personnel) who have a valid "need to know" such information and each of whom is specifically prohibited from disclosing Investment Information from one to another except when necessary for regulatory purposes. Nothing contained herein is designed to prohibit the proper exchange of accounting, operational, legal or compliance information among such persons in the normal course of performing his or her duties.

      DISCUSSIONS. Access persons within one Advisory Group should avoid discussing Investment Information in the presence of persons who do not have a need to know the information. Extreme caution should be taken with discussions in public places such as hallways, elevators, taxis, airplanes, airports, restaurants, and social gatherings. Avoid discussing confidential information on speakerphones. Mobile telephones should be used with great care because they are not secure.

      ACCESS. Access persons should limit physical access to areas where confidential or proprietary information may be present or discussed. Only persons with a valid business reason for being in such an area should be permitted. In this regard, meetings with personnel who are not members of the same Advisory Group should be conducted in conference rooms rather than employee offices. Work on confidential projects should take place in areas that are physically separate and secure.

      OUTSIDE INQUIRIES. Any person not specifically authorized to respond to press or other outside inquiries concerning a particular matter should refer all calls relating to the matter to the attention of Holly Gibson-Brady, Director, Corporate Communications, Franklin Templeton Investments, in San Mateo, California, at (650) 312-4701.

      DOCUMENTS AND DATABASES. Confidential documents should not be stored in common office areas where unauthorized persons may read them. Such documents should be stored in secure locations and not left exposed overnight on desks or in workrooms.

      Confidential databases and other confidential information accessible by computer should be protected by passwords or otherwise secured against access by unauthorized persons.

      FAXING PROCEDURES. Confidential documents should not be faxed to locations where they may be read by unauthorized persons, including to other FRI offices outside the Advisory Group, unless steps have been taken to remove or redact any confidential information included in such documents. Prior to faxing a document that includes confidential information, the sender should confirm that the recipient is attending the machine that receives such documents.

THE CHINESE WALL

      GENERAL. FRI has adopted the Chinese Wall to separate investment management activities conducted by certain investment advisory subsidiaries of FRI. The Chinese Wall may be amended or supplemented from time to time by memoranda circulated by the Legal Compliance Department.

      CHINESE WALL RESTRICTIONS. Except in accordance with the Wall-crossing procedures described below or in accordance with such other procedures as may be developed by the Legal Compliance Department for a particular department or division:

- No access person in any Advisory Group (as defined in Appendix A) should disclose Investment Information to any access person in the any other Advisory Group, or give such access persons access to any file or database containing such Investment Information; and

- No access person in any Advisory Group should obtain or make any effort to obtain Investment Information within the any other Advisory Group from any person.

      An access person who obtains Investment Information of an Advisory Group other than his or her own in a manner other than in accordance with the Chinese Wall procedures described herein, should immediately notify an appropriate supervisory person in his or her department who, in turn, should consult with the Legal Compliance Department concerning what, if any, action should be taken. Unless expressly advised to the contrary by the Legal Compliance Department, such employee should refrain from engaging in transactions in the related securities or other securities of the related issuer for any account and avoid further disclosure of the information.

      CROSSING PROCEDURES. Disclosure of Investment Information of one Advisory Group to an access person in another Advisory Group on a "need to know" basis in the performance of his or her duties, should be made only if absolutely necessary. In such instance, the disclosure of such information may be made only in accordance with the specific procedures set forth below.

      An access person within one Advisory Group must obtain prior approval from the Legal Compliance Department before making any disclosure of Investment Information to an access person within the other Advisory Group.

      Before approval is granted, the Legal Compliance Department must be notified in writing by an Executive Officer within the Advisory Group (the "Originating Group") which proposes to cross the Chinese Wall of (1) the identity of the Advisory Group access person(s) who are proposed to cross the Chinese Wall, (2) the identity of the access person(s) in the other Advisory Group (the "Receiving Group") who are proposed to receive the Investment Information, (3) the applicable issuer(s), (4) the nature of the information to be discussed, and (5) the reason for crossing the Chinese Wall. The form of notice is attached to this Memorandum as Appendix B.

      The Legal Compliance Department will notify an Executive Officer within the Receiving Group of the identity of the access person(s) who are proposed to cross the Chinese Wall. The Legal Compliance Department may not disclose any additional information to such person.

      If approval is obtained from an Executive Officer within the Receiving Group, the Legal Compliance Department will notify the requesting Executive Officer in the Originating Group that the proposed Wall-crosser(s) may be contacted. Personnel from the Legal Compliance Department or their designees must attend all meetings where Wall-crossing communications are made. Communications permitted by these crossing procedures should be conducted in a manner not to be overheard or received by persons not authorized to receive confidential information.

      The Legal Compliance Department will maintain a record of Wall-crossings.

      An access person who has crossed the Chinese Wall under these procedures must maintain the confidentiality of the Investment Information received and may use it only for the purposes for which it was disclosed.

      Any questions or issues arising in connection with these crossing procedures will be resolved between the appropriate Executive Officers(s), the Legal Compliance Department and the Legal Department.

                                   APPENDIX A

             FRANKLIN TEMPLETON INVESTMENT'S ADVISORY GROUPS (12/02)

1.    FRANKLIN/TEMPLETON ADVISORY GROUP

         Franklin Advisers, Inc.

         Franklin Advisory Services, LLC

         Franklin Investment Advisory Services, Inc.

         Franklin Private Client Group, Inc.

         Franklin Templeton Investments Corp (Canada)

         Franklin Templeton Investment Management, Limited (UK)

         Franklin Templeton Investments Japan, Ltd.

         Franklin Templeton Investments Australia Limited

         FTI Institutional, LLC

         Franklin Templeton Asset Strategies, LLC

         Franklin Templeton Investments (Asia) Limited

         Franklin Templeton Asset Management S.A., (France)

         Templeton/Franklin Investment Services, Inc.

         Templeton Investment Counsel, LLC

         Templeton Asset Management, Limited.

         Templeton Global Advisors Limited (Bahamas)

         Templeton Asset Management (India) Pvt. Ltd.

         Fiduciary Trust Company International (NY)

         Fiduciary International, Inc.

         Fiduciary Investment Management International, Inc.

         Fiduciary Trust International Asia Limited (Hong Kong)

         Fiduciary Trust International Australia Limited

         Fiduciary Trust International Limited (UK)

         Fiduciary Trust International Investment Management, Inc. (Japan)

         Fiduciary Trust International of California

         Fiduciary Trust International of the South (Florida)

         FTI  - Banque Fiduciary Trust (Switzerland)

2.    FRANKLIN FLOATING RATE TRUST ADVISORY GROUP

3.    FRANKLIN MUTUAL ADVISORY GROUP

      APPENDIX B

      MEMORANDUM

      TO:       The Legal Compliance Department - San Mateo

      FROM:

      RE:       Chinese Wall Crossing

      DATE:

      The following access person(s)

      Name                   Title                  Department

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

      within the _______________________ Advisory Group are proposing to cross the Chinese Wall and communicate certain Investment Information to the access persons within the ______________________ Advisory Group identified below.

      Name                   Title                  Department

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

      Such access person(s) will cross the Chinese Wall with respect to the following issuer:

________________________________________________________________________________

________________________________________________________________________________

      The following is a description of the nature of the information to be discussed by such access person(s):

________________________________________________________________________________

________________________________________________________________________________

         APPROVED: _____________________________________

            Executive Officer (Originating Group)

            ______________________________________________

            Executive Officer (Receiving Group)

[AMERICAN CENTURY LOGO]      American Century Investments

                             Working with Integrity...

CODE OF ETHICS

            Terms that are in BOLD ITALICS in the text are defined in
                                  Appendix 1.

I.    PURPOSE OF CODE.

      The Code of Ethics was developed to guide the personal investment activities of American Century employees, officers and directors, including MEMBERS OF THEIR IMMEDIATE FAMILY. In doing so, it is intended to aid in the elimination and detection of personal securities transactions by American Century personnel that might be viewed as fraudulent or might conflict with the interests of our client portfolios. Primary among such transactions are the misuse for personal benefit of client trading information (so-called "front-running"), the misappropriation of investment opportunities that may be appropriate for investment by client portfolios, and excessive personal trading that may affect our ability to provide services to our clients.

      The Directors of American Century's registered investment companies (our "Fund Clients"(1)) who are not "interested persons" (the "Independent Directors") are covered under a separate Code applicable only to them.

II.   WHY DO WE HAVE A CODE OF ETHICS?

      A.    INVESTORS HAVE PLACED THEIR TRUST IN AMERICAN CENTURY.

            AS INVESTMENT ADVISERS, AMERICAN CENTURY IS ENTRUSTED WITH THE ASSETS OF OUR CLIENTS FOR INVESTMENT PURPOSES. THIS FIDUCIARY RELATIONSHIP REQUIRES AMERICAN CENTURY PERSONNEL TO place the interests of our clients before their own and to avoid even the appearance of a conflict of interest. Persons subject to this Code must adhere to this general principle as well as comply with the Code's specific provisions. This is how we earn and keep our clients' trust. To protect this trust, we will hold ourselves to the highest ethical standards.

      B.    AMERICAN CENTURY WANTS TO GIVE YOU FLEXIBLE INVESTING OPTIONS.

            Management believes that American Century's own mutual funds and other pooled investment vehicles provide a broad range of investment alternatives in virtually every segment of the securities market. We encourage American

--------
   (1) See Schedule A for a listing of all of our Fund Clients.

AMERICAN CENTURY INVESTMENTS                                     CODE OF ETHICS

            Century employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our clients.

            American Century employees are able to undertake personal transactions in stocks and other individual securities subject to the terms of this Code of Ethics. This Code of Ethics requires preclearance of all such transactions by Access, Investment, and Portfolio Persons (so-called "covered persons"), places further limitations on personal investments by Investment and Portfolio Persons, and requires transaction reporting by all employees.

      C.    FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS

            The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have safeguards in place to prevent personal investment activities that might take inappropriate advantage of our fiduciary position. These safeguards are embodied in this Code of Ethics.(2)

III.  DOES THE CODE OF ETHICS APPLY TO YOU?

      Yes! All American Century employees and contract personnel must observe the principles contained in the Code of Ethics. However, there are different requirements for different categories of employees. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:

      Fewest Restrictions                                      Most Restrictions

      NON-ACCESS PERSON                          ACCESS PERSON INVESTMENT PERSON

      The standard profile for each of the categories is described below:

      A.    PORTFOLIO PERSONS.

            Portfolio Persons include portfolio managers (equity or fixed income) and any other person with authority to

----------
   (2) Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in American Century's Code of Ethics.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            enter purchase/sale orders on behalf of the funds on the firm's equity trade order management system.

      B.    INVESTMENT PERSONS.

            Investment Persons are persons who make or participate in making recommendations regarding the purchase or sale of securities by the client portfolios. Such persons include investment analysts, equity traders, research and financial analyst personnel and certain client service personnel who work closely with the portfolios.

      C.    ACCESS PERSONS.

            Access Persons are persons who, in connection with their regular function and duties, consistently obtain information regarding current recommendations with respect to the purchase or sale of securities or real-time trading information concerning client portfolios. Examples include:

            - Persons who are directly involved in the execution, clearance, and settlement of purchases and sales of securities (e.g. fund accountants);

            - Persons whose function requires them to evaluate trading activity on a real time basis (e.g. attorneys, accountants, portfolio compliance personnel);

            - Persons who assist in the design and implementation of investment management technology systems (e.g. certain I/T personnel);

            - Support staff and supervisors of the above if they are required to obtain such information as a part of their regular function and duties (e.g. investment manager's administrative assistants and their supervisors).

            In addition, you are an Access Person if you are any of the following:

            -     An officer or "interested" director of our Fund Clients; OR

            - An officer or director of American Century Investment Management, Inc.

            Single, infrequent, or inadvertent instances of access to current recommendations or real-time trading information or the opportunity to obtain such information through casual observance or bundled data security access is not sufficient to qualify you as an Access Person.

      D.    NON-ACCESS PERSONS.

            If you are an officer, director, employee or contractor of American Century AND you do not fit into any of the above categories, you are a Non-Access Person. While

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            your trading is not subject to preclearance and other restrictions applicable to covered persons, you are still subject to the remaining provisions of the Code and are required to provide duplicate trade confirmations of your personal securities transactions to American Century.(3)

IV.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

      A.    PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
            [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

            Preclearance of personal securities transactions allows American Century to prevent certain trades that may conflict with client trading activities. The nature of securities markets makes it impossible for us to perfectly predict those conflicts. As a consequence, even trades that are precleared can result in potential conflicts between your trades and those effected for clients. You are responsible for avoiding such conflicts with any client portfolios for which you make investment recommendations. You have an obligation to American Century and its clients to avoid even a perception of a conflict of interest with respect to personal trading activities.

            All covered persons must comply with the following preclearance procedures prior to entering into

            - the purchase or sale of a SECURITY for your own account or

            - the purchase or sale of a SECURITY for an account for which you are a BENEFICIAL OWNER(4):

            1.    Is the SECURITY a "Code-Exempt Security"?

                  Check Appendix 3 to see if the SECURITY is listed as a cODE-EXEMPT SECURITY. If it is, then you may execute the transaction. Otherwise, proceed to the next step.

            2. Preclear the transaction with the Legal Department's Compliance Group.(5)

                  There are two ways to do this:

                  a. Use the "PTRA" routine in the CICS system and enter your request at the Personal Trade System screen.

                  b. If you do not have access to "PTRA," e-mail your request to

----------
   (3) See Reporting Requirements - Duplicate Confirmations for details on duplicate trade confirmation reporting.

   (4) See Appendix 2 for an explanation of beneficial ownership.

   (5) If you are ACIM's Chief Investment Officer, you must receive your preclearance from the General Counsel or his or her designee.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

                        "LG-PERSONAL SECURITY TRADES" (or
                        "LG-PERSONAL_SECURITY_TRADES@AMERICANCENTURY.COM," if
                        sending from outside American Century's Lotus Notes system), and provide the following information:

                        -     Issuer name;

                        -     Ticker symbol or CUSIP number;

                        -     Type of security (stock, bond, note, etc.);

                        -     Number of shares;

                        - Maximum expected dollar amount of proposed transaction; AND

                        -     Nature of transaction (purchase or sale).

            3. Use the "PTRB" routine in the CICS system to view the status of your trade requests.

            4. If you receive PRECLEARANCE for the transaction,(6) you have five (5) business days to execute your transaction. If you do not execute your transaction within five (5) business days, you must repeat the preclearance procedure prior to undertaking the transaction.

            American Century reserves the right to restrict the purchase and sale by covered persons of any security at any time. Such restrictions are imposed through the use of a Restricted List that will cause the Code of Ethics system to deny the approval of preclearance to transact in the security. Securities may be restricted for a variety of reasons including, without limitation, the possession of material non-public information by American Century or its employees.

      B.    ADDITIONAL TRADING RESTRICTIONS
            [INVESTMENT AND PORTFOLIO PERSONS]

            The following additional trading restrictions apply if you are an Investment or Portfolio Person:

            1.    Initial Public Offerings.

                  You cannot acquire SECURITIES issued in an INITIAL PUBLIC OFFERING.

----------
   (6) See Appendix 4 for a description of the preclearance process.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            2.    Private Placements.

                  Before you acquire any SECURITIES in a PRIVATE PLACEMENT, you must obtain approval from ACIM's Chief Investment Officer.(7) Request for preclearance can be submitted by entering your request in PTRA and accessing the Private Placement screen (PF9 after your initials are entered) or by sending your request to "LG-PERSONAL SECURITY TRADES". You may not participate in any consideration of an investment in securities of the private placement issuer for any client portfolios while your preclearance is pending or during any period that you own, or are a BENEFICIAL OWNER of, the privately-placed security.

            3.    Short-Term Trading Profits.

                  You cannot profit from any purchase and sale, or sale and purchase, of the same (or equivalent) SECURITIES within sixty
                  (60) calendar days.

      C.    SEVEN-DAY BLACKOUT PERIOD
            [PORTFOLIO PERSONS]

            If you are a Portfolio Person, you may also not purchase or sell a SECURITY within seven (7) calendar days before and after it has been traded as a part of a client portfolio that you manage.

      D.    TRADING ON INSIDE INFORMATION
            [ALL EMPLOYEES]

            As you are aware, federal law prohibits you from trading based on material nonpublic information received from any source. This includes any confidential information that may be obtained by American Century employees regarding the advisability of purchasing or selling specific SECURITIES on behalf of clients. You are expected to abide by the highest ethical and legal standards in conducting your personal SECURITIES transactions. For more information regarding what to do when you believe you are in possession of material non-public information, please consult American Century's INSIDER TRADING POLICY.

      E.    TRADING IN AMERICAN CENTURY MUTUAL FUNDS
            [ALL EMPLOYEES]

            Excessive, short-term trading of American Century mutual funds and other abusive trading practices (such as time zone arbitrage) may disrupt portfolio management

----------
   (7) If you are ACIM's Chief Investment Officer, you must receive your approval from the General Counsel or his or her designee.

   (7) If you are ACIM's Chief Investment Officer, you must receive your preclearance from the General Counsel or his or her designee.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            strategies and harm fund performance. These practices can cause funds to maintain higher-than-normal cash balances and incur increased trading costs. Short-term and other abusive trading strategies can also cause unjust dilution of shareholder value if such trading is based on information not accurately reflected in the price of the fund.

            You may not engage in short-term trading or other abusive trading strategies with respect to any American Century client portfolio. For purposes of this Code, American Century client portfolios include any mutual fund, variable annuity, institutional, or other account advised or subadvised by American Century.

            Five-Day Holding Period. You will be deemed to have engaged in short-term trading if you have purchased shares or otherwise invested in a variable-priced (i.e., non-money market) American Century client portfolio (whether directly or through a brokerage, retirement plan, or other intermediary) and redeem shares or otherwise withdraw assets from that portfolio within five (5) business days. In other words, if you make an investment in an American Century fund, you may not redeem shares from that fund for at least five (5) business days.

            Limited Trading Within 30 Days. We realize that abusive trading is not limited to a 5-day window. As a result, persons subject to this Code of Ethics are also limited to having not more than two (2) instances during any 12-month period of purchasing shares or otherwise investing in a variable-priced American Century client portfolio (whether directly or through a brokerage, retirement plan, or other intermediary) and redeeming shares or otherwise withdrawing assets from that portfolio within 30 calendar days. In other words, persons subject to this Code are limited during any 12-month period to not more than two round trips (i.e., a purchase and sale) in all American Century funds within 30 calendar days.

            One round trip within 30 calendar days will subject that trade to scrutiny to determine whether the trade was abusive. Two round trips will receive additional scrutiny. Three or more round trips will be considered a violation.

            Transactions Subject to Limitations. These trading restrictions are applicable to any account for which you have the authority to direct trades or of which you are a beneficial owner. Automatic investments such as AMIs, dividend reinvestments, employer plan contributions, and payroll deductions are not considered purchases for

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            purposes of commencing the five (5) and 30 day holding requirements.

V.    REPORTING REQUIREMENTS.

      A.    INITIAL HOLDINGS REPORT
            [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

            Within ten (10) calendar days of becoming an Access, Investment, or Portfolio Person, you must submit an Initial Holdings Report which includes the following:

            1. A list of all SECURITIES, other than certain CODE-EXEMPT SECURITIES(8), that you own or in which you have a BENEFICIAL OWNERSHIP interest. This listing must include the name, number of shares, and principal amount of each covered security.

            2. Information regarding each SECURITIES brokerage account maintained by you or a person whose trades you must report because you are a BENEFICIAL OWNER ("reportable brokerage accounts"). This information should include the name of the account holder, the name of the broker, dealer or bank, the account number, and the date the account was established.

            3. Your certification that you have read, understand, and will comply with this Code of Ethics.

      B.    QUARTERLY TRANSACTIONS REPORT
            [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

            All covered persons must submit a Quarterly Transactions Report within ten (10) calendar days of the end of each calendar quarter. Covered persons will be reminded by electronic mail of the dates and requirements for filing the report. This reminder will contain a link to a database that will generate a report of the transactions for which we have received duplicate trade confirmations during the quarter. It is your responsibility to review the completeness and accuracy of this report, provide any necessary changes, and certify its contents when submitted.

            The Quarterly Transactions Report must contain the following information about each personal SECURITIES transaction undertaken during the quarter:

            - The date of the transaction, the description and number of shares, and the principal amount of each SECURITY involved;

----------
   (8) See Appendix 3 for a listing of code-exempt securities that must be reported.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            - The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition;

            -     The transaction price; AND

            - The name of the bank, broker, or dealer through whom the transaction was executed.

            In addition, information regarding your reportable brokerage accounts should be updated at this time.

      C.    ANNUAL HOLDINGS REPORT
            [ACCESS, INVESTMENT, AND PORTFOLIO PERSONS]

            Each year all covered persons must submit an Annual Holdings Report and update their brokerage accounts. The Annual Holdings Report must be submitted within 30 calendar days after December 31st of each year and the information submitted must be current as of a date no more than 30 calendar days before the report is filed. Covered persons will be reminded by electronic mail of the dates and requirements for filing the report. The Annual Holdings Report must include the following:

            1. A list of all SECURITIES subject to this Code in which you have a direct or BENEFICIAL OWNERSHIP interest. This listing must include the name, number of shares, and principal amount of each covered security.

            2.    Information regarding all reportable brokerage accounts.

            3. Your certification that you have read, understand, and have complied with this Code of Ethics.

      D.    DUPLICATE CONFIRMATIONS
            [ALL EMPLOYEES]

            All American Century employees (including Non-Access Persons) must instruct their broker-dealer to send duplicate confirmations of all transactions in reportable brokerage accounts to:

                                  American Century Investments
                                  Attention: Compliance
                                  P.O. Box 410141
                                  Kansas City, MO 64141-0141

            Please note that "reportable brokerage accounts" includes both of the following:

            -     A brokerage account maintained by you; AND

            - A brokerage account maintained by a person whose trades you must report because you are a BENEFICIAL OWNER.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

VI.   CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

      Yes. The General Counsel or his or her designee may grant limited exemptions to specific provisions of the Code on a case-by-case basis.

      A.    HOW TO REQUEST AN EXEMPTION

            E-mail a written request to "LG-PERSONAL SECURITY TRADES" (or "LG-PERSONAL_SECURITY_TRADES@AMERICANCENTURY.COM" if sending from outside American Century's Lotus Notes system) detailing your situation.

      B.    FACTORS CONSIDERED

            In considering your request, the General Counsel or his or her designee will grant your exemption request if he or she is satisfied that:

            - Your request addresses an undue personal hardship imposed on you by the Code of Ethics;

            -     Your situation is not contemplated by the Code of Ethics; and

            - Your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

      C.    EXEMPTION REPORTING

            All exemptions must be reported to the Boards of Directors of our Fund Clients at the next regular meeting following the initial grant of the exemption. Subsequent grants of an exemption of a type previously reported to the Boards may be effected without reporting. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a committee comprised of Independent Directors.

      D.    30 DAY DENIAL EXEMPTION ON SALES

            An exemption may be requested when a request to sell a security has been denied once a week for a four (4) week timeframe. The covered person must be able to verify that they have entered a request to sell a security in PTRA at least once a week for four (4) weeks. A written request must be e-mailed to "LG-PERSONAL SECURITY TRADES" to request the exemption. The General Counsel or his or her designee will review the request and determine if the exemption is warranted. If approval is granted, compliance will designate a short trading window during which the sale can take place.

      E.    NONVOLITIONAL TRANSACTION EXEMPTION

            Certain nonvolitonal purchase and sale transactions shall be exempt from the preclearance requirements of the Code. These transactions shall include stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            securities, gifts, inheritances, margin/maintenance calls (where the securities to be sold are not directed by the covered person), dividend reinvestment plans, and employer sponsored payroll deduction plans. These purchase and sale transactions, however, shall not be exempt from the Quarterly Transaction Report and Annual Holdings Report provisions of the Code.

      F.    BLIND TRUST EXEMPTION

            An exemption from the preclearance and reporting requirements of the Code may be requested for SECURITIES that are held in a blind or quasi-blind trust arrangement. For the exemption to be available, you or a MEMBER OF YOUR IMMEDIATE FAMILY must not have authority to advise or direct SECURITIES transactions of the trust. The request will only be granted once the covered person and the trust's investment adviser certify that the covered person or MEMBERS OF THEIR IMMEDIATE FAMILY will not advise or direct transactions. American Century must receive statements at least quarterly for transactions within the trust.

VII.  CONFIDENTIAL INFORMATION.

      All information about Clients' SECURITIES transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, SECURITIES transactions of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. This does not apply to information which has already been publicly disclosed.

VIII. CONFLICTS OF INTEREST.

      You must receive prior written approval from the General Counsel or his or her designee, as appropriate, to do any of the following:

      - Negotiate or enter into any agreement on a Client's behalf with any business concern doing or seeking to do business with the Client if you, or a person related to you, has a substantial interest in the business concern;

      - Enter into an agreement, negotiate or otherwise do business on the Client's behalf with a personal friend or a person related to you; OR

      - Serve on the board of directors of, or act as consultant to, any publicly traded corporation.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

IX.   WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

      If you violate the rules of the Code of Ethics, you may be subject to serious penalties. Violations of the Code and proposed sanctions are documented by the Code of Ethics Manager and submitted to the Code of Ethics Review Committee for review. The Committee consists of representatives of the Investment, Trading, Compliance, and Legal Departments of American Century. It is responsible for determining the materiality of a violation of the Code and appropriate sanctions.

      A.    MATERIALITY OF VIOLATION

            In determining the materiality of a violation, the Committee considers:

            -     Evidence of violation of law;

            -     Indicia of fraud, neglect, or indifference to Code provisions;

            -     Frequency of repeat violations;

            -     Monetary value of the violation in question; and

            -     Level of influence of the violator.

      B.    PENALTY FACTORS

            In assessing the appropriate penalties, the Committee will consider the foregoing in addition to any other factors they deem applicable, such as:

            -     Extent of harm to client interests;

            -     Extent of unjust enrichment;

            -     Tenure and prior record of the violator;

            - The degree to which there is a personal benefit from unique knowledge obtained through employment with American Century;

            - The level of accurate, honest and timely cooperation from the covered person; and

            -     Any mitigating circumstances that may exist.

      C.    THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

            -     First non-material violation

                  -     Warning (notice sent to manager); and

                  -     Attendance at Code of Ethics training session.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

            -     Second non-material violation within 12 months

                  -     Notice sent to manager; and

                  -     Suspension of trading privileges for up to 90 days.

            - Penalties for material or more frequent non-material violations will be determined based on the circumstances. These penalties could include, but are not limited to

                  -     Suspension of trading privileges;

                  -     Fine; and/or

                  -     Suspension or termination of employment.

            In addition, you may be required to surrender to American Century any profit realized from any transaction(s) in violation of this Code of Ethics.

X.    AMERICAN CENTURY'S QUARTERLY REPORT TO FUND DIRECTORS.

      American Century will prepare a quarterly report to the Board of Directors of each Fund Client of any material violation of this Code of Ethics.

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

APPENDIX 1:  DEFINITIONS

1.    "BENEFICIAL OWNERSHIP"

      See "Appendix 2: What is Beneficial Ownership?".

2.    "CODE-EXEMPT SECURITY"

      A "code-exempt security" is a security in which you may invest without preclearing such transactions with American Century. The list of code-exempt securities appears in Appendix 3.

3.    "INITIAL PUBLIC OFFERING"

      "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.    "MEMBER OF YOUR IMMEDIATE FAMILY"

      A "member of your immediate family" means any of the following

      -     Your spouse or domestic partner;

      -     Your minor children; OR

      -     A relative who shares your home

      For the purpose of determining whether any of the foregoing relationships exist, a legally adopted child of a person is considered a child of such person.

5.    "PRIVATE PLACEMENT"

      "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

6.    "SECURITY"

      A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

      -     Note,

      -     Stock,

      -     Treasury stock,

      -     Bond,

      -     Debenture,

      -     Exchange traded funds or similar securities (ETFs),

      -     Evidence of indebtedness,

                                                               Appendix 1-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

      - Certificate of interest or participation in any profit-sharing agreement,

      -     Collateral-trust certificate,

      -     Preorganization certificate or subscription,

      -     Transferable share,

      -     Investment contract,

      -     Voting-trust certificate,

      -     Certificate of deposit for a security,

      -     Fractional undivided interest in oil, gas or other mineral rights,

      - Any put, call, straddle, option, future, or privilege on any security or other financial instrument (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof),

      - Any put, call, straddle, option, future, or privilege entered into on a national securities exchange relating to foreign currency,

      - In general, any interest or instrument commonly known as a "security," or

      - Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

                                                               Appendix 1-Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

APPENDIX 2: WHAT IS "BENEFICIAL OWNERSHIP"?

A "beneficial owner" of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a purchase or sale of the security.

1. ARE SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS "BENEFICIALLY OWNED" BY ME?

      Probably. As a general rule, you are regarded as the beneficial owner of SECURITIES held in the name of

      -     A MEMBER OF YOUR IMMEDIATE FAMILY OR

      -     Any other person IF:

            - You obtain from such SECURITIES benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the SECURITIES held by your spouse, you are the beneficial owner; OR

            -     You can obtain title to the SECURITIES now or in the future.

2. ARE SECURITIES HELD BY A COMPANY I OWN AN INTEREST IN ALSO "BENEFICIALLY OWNED" BY ME?

      Probably not. Owning the SECURITIES of a company does not mean you "beneficially own" the SECURITIES that the company itself owns. However, you will be deemed to "beneficially own" the SECURITIES owned by the company if:

      - You directly or beneficially own a controlling interest in or otherwise control the company; OR

      - The company is merely a medium through which you, MEMBERS OF YOUR IMMEDIATE FAMILY, or others in a small group invest or trade in SECURITIES and the company has no other substantial business.

3.    ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

      Maybe. You are deemed to "beneficially own" SECURITIES held in trust if any of the following is true:

      - You or a MEMBER OF YOUR IMMEDIATE FAMILY are a trustee or have a vested interest in the income or corpus of the trust OR

      - You or a MEMBER OF YOUR IMMEDIATE FAMILY are a settlor or grantor of the trust and have the power to revoke the trust without obtaining the consent of all the beneficiaries.

                                                               Appendix 2-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

      A blind trust exemption from the preclearance and reporting requirements of the Code may be requested if you or MEMBERS OR YOUR IMMEDIATE FAMILY do not have authority to advise or direct SECURITIES transactions of the trust.

4.    ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY ME?

      Maybe. Beneficial ownership does not include indirect interest by any person in portfolio SECURITIES held by a pension or retirement plan holding SECURITIES of an issuer whose employees generally are the beneficiaries of the plan.

      However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio SECURITIES if you can withdraw and trade the SECURITIES without withdrawing from the plan or you can direct the trading of the SECURITIES within the plan (IRAs, 401ks, etc.).

5.    EXAMPLES OF BENEFICIAL OWNERSHIP

      SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS

      Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's SECURITIES.

      Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's SECURITIES.

      Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

      Example 4: Bob and Nancy are engaged. The house they share is still in Nancy's name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Nancy is the beneficial owner of Bob's SECURITIES.

                                                               Appendix 2-Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

      SECURITIES HELD BY A COMPANY

      Example 5: ABC Company is a holding company with five shareholders owning equal shares in the company. Although ABC Company has no business of its own, it has several wholly-owned subsidiaries that invest in SECURITIES. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the SECURITIES owned by ABC Company's subsidiaries.

      Example 6: XYZ Company is a large manufacturing company with many shareholders. Stan is a shareholder of XYZ Company. As a part of its cash management function, XYZ Company invests in SECURITIES. Neither Stan nor any MEMBERS OF HIS IMMEDIATE FAMILY are employed by XYZ Company. Stan does not beneficially own the SECURITIES held by XYZ Company.

      SECURITIES HELD IN TRUST

      Example 7: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of any SECURITIES owned by the trust.

      Example 8: Jane placed SECURITIES held by her in a trust for the benefit of her church. Jane can revoke the trust during her lifetime. Jane is a beneficial owner of any SECURITIES owned by the trust.

      Example 9: Jim is trustee of an irrevocable trust for his 21 year-old daughter (who does not share his home). The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jim is entitled to the corpus. Jim is a beneficial owner of any SECURITIES owned by the trust.

      Example 10: Joan's father (who does not share her home) placed SECURITIES in an irrevocable trust for Joan's minor children. Neither Joan nor any MEMBER OF HER IMMEDIATE FAMILY is the trustee of the trust. Joan is a beneficial owner of the SECURITIES owned by the trust. She may, however, be eligible for the blind trust exemption to the preclearance and reporting of the trust SECURITIES.

                                                               Appendix 2-Page 3

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

APPENDIX 3: CODE-EXEMPT SECURITIES

Because they do not pose a likelihood for abuse, some securities, defined as code-exempt securities, are exempt from the Code's preclearance and quarterly reporting requirements. However, confirmations from your service providers are required in all cases (except mutual funds) and some code-exempt securities must be disclosed on your Initial and Annual Holdings Reports.

1. CODE-EXEMPT SECURITIES NOT SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

      -     Mutual funds (open-end funds)

      -     Closed-end funds

      -     Variable insurance and annuity products

      -     Bank Certificates of Deposit

      -     U.S. government securities (Treasury notes, etc.)

      -     Commercial paper

      -     Bankers acceptances

      - High quality short-term debt instruments, including repurchase agreements. A "high quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

2. CODE-EXEMPT SECURITIES SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

      - Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

      - Securities purchased through dividend reinvestment programs (only the acquisition of the security is exempt, NOT the sale)

      - Commodity futures contracts for tangible goods (corn, soybeans, wheat, etc.) Futures contracts for financial instruments are NOT Code-exempt.

      -     Futures contracts on the following:

            -     Standard & Poor's 500 Index; or

            -     Standard & Poor's 100 Index.

We may modify this list of securities at any time, please send an e-mail to "LG-PERSONAL SECURITY TRADES" to request the most current list.

                                                               Appendix 3-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

                                                               Appendix 3-Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

APPENDIX 4: HOW THE PRECLEARANCE PROCESS WORKS

                                  [FLOW CHART]

                                                               Appendix 4-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

After your request is entered into our mainframe system, it is then subjected to the following tests.

STEP 1:  RESTRICTED SECURITY LIST

-     Is the security on the Restricted Security list?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 2.

STEP 2: DE MINIMIS TRANSACTION TEST (This test does not apply to the trade requests of Portfolio and Investment Persons.)

-     Is the security issuer's market capitalization greater than $1 billion?

- Will your proposed transaction, together with your other transactions in the security for the current calendar quarter, be less than $10,000?

- Does the security trade on a national securities exchange or market, such as the New York Stock Exchange (NYSE) or National Association of Securities Dealers Automated Quotation System (NASDAQ)?

If the answer to ALL of these questions is "YES", the system will generate a message and send it to you approving your proposed transaction.

If the answer to ANY of these questions is "NO", then your request is subject to Step 3.

STEP 3:  OPEN ORDER TEST

-     Is there an open order for that security for any Client?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 4.

STEP 4:  FOLLOW LIST TEST

-     Does any account or Fund own the security?

- Does the security appear on the computerized list of stocks American Century is considering to purchase for a Client?

If the answer to BOTH of these questions is "NO", the system will send a message to you to APPROVE your proposed transaction.

If the answer to EITHER of these questions is "YES", then your request is subject to Step 5.

STEP 5:  PRESENT INTENTIONS TEST

The system sends a message to our equity trading desk in Kansas City which identifies the security described in your preclearance request. A trading desk representative then contacts a representative from each of the portfolio management teams and asks

                                                               Appendix 4-Page 2

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

if any portfolio team is considering buying or selling the security within the next five (5) business days.

If ALL of the portfolio management teams respond "NO", your request will be APPROVED.

If ANY of the portfolio management teams respond "YES", your request will be DENIED.

STEP 6:  CHIEF INVESTMENT OFFICER REQUESTS

The General Counsel or his/her designee must approve any preclearance request by ACIM's Chief Investment Officer before an APPROVAL message is generated.

THE PRECLEARANCE PROCESS CAN BE CHANGED AT ANY TIME TO ENSURE THAT THE GOALS OF AMERICAN CENTURY'S CODE OF ETHICS ARE ADVANCED.

                                                               Appendix 4-Page 3

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

                                   SCHEDULE A

The Code of Ethics to which this Schedule is attached was most recently approved by the Board of Directors/Trustees of the following Companies as of the dates indicated:

                                                    Most Recent Approval
               Investment Advisor                          Date
--------------------------------------------------  --------------------
American Century Investment Management, Inc.           March 11, 2004

                                                    Most Recent Approval
              Principal Underwriter                        Date
--------------------------------------------------  --------------------
American Century Investment Services, Inc.             March 11, 2004

                                                    Most Recent Approval
                   Fund Clients                            Date
--------------------------------------------------  --------------------
American Century California Tax-Free and
 Municipal Funds                                       March 11, 2004
American Century Capital Portfolios, Inc.            November 14, 2003
American Century Government Income Trust               March 11, 2004
American Century International Bond Funds              March 11, 2004
American Century Investment Trust                      March 11, 2004
American Century Municipal Trust                       March 11, 2004
American Century Mutual Funds, Inc.                  November 14, 2003
American Century Quantitative Equity Funds, Inc.       March 11, 2004
American Century Strategic Asset Allocations, Inc.   November 14, 2003
American Century Target Maturities Trust               March 11, 2004
American Century Variable Portfolios, Inc.           November 14, 2003
American Century Variable Portfolios II, Inc.          March 11, 2004

                                                               Schedule A-Page 1

AMERICAN CENTURY INVESTMENTS                                      CODE OF ETHICS

                                                    Most Recent Approval
                   Fund Clients                            Date
--------------------------------------------------  --------------------
American Century World Mutual Funds, Inc.            November 14, 2003

                                                               Appendix 4-Page 2

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS

                                 CODE OF ETHICS

TABLE OF CONTENTS

1. INTRODUCTION ...........................................................................   1

2. TYPES OF ACCOUNTS

        2.1  Covered Accounts .............................................................   3

        2.2  Joint Accounts ...............................................................   3

        2.3  Investment Clubs .............................................................   3

3. ESTABLISHING COVERED ACCOUNTS

        3.1  Use of Authorized Brokers ....................................................   4

        3.2  Discretionary Accounts .......................................................   4

        3.3  Reporting ....................................................................   5

        3.4  Copying Compliance Department on Statements and Confirms .....................   5

4. TRADING RESTRICTIONS

        4.1  Preclearance Requirements ....................................................   6

        4.2  Frequency ....................................................................   7

        4.3  Holding Period ...............................................................   7

        4.4  Lockout Period ...............................................................   8

        4.5  Prohibited Transactions.......................................................   9

        4.6  Initial Public Offerings .....................................................   9

        4.7  Investment in Partnerships and other Private Placements ......................   9

        4.8  Options ......................................................................   9

        4.9  Futures ......................................................................  10

5. REPORTING AND CERTIFICATION REQUIREMENTS

        5.1. Initial Holdings Report and Certification ....................................  10

        5.2  Quarterly Transactions Report for Covered Persons and Interested Directors ...  10

        5.3  Quarterly Transactions Report for Independent Directors ......................  10

        5.4  Annual Certification for Covered Persons, Interested Directors and Independent
                Directors .................................................................  11

6. ADMINISTRATION AND ENFORCEMENT

        6.1  Review of Personal Trading Information .......................................  12

        6.2  Annual Reports to the Mutual Fund Boards of Directors and UBS Global CEOs ....  12

        6.3  Sanctions and Remedies .......................................................  12

LIST OF FUNDS..............................................  Appendix A

TRADE REQUEST FORM ........................................  Appendix B

OUTSIDE ACCOUNT REQUEST FORM...............................  Appendix C

PRIVATE PLACEMENT REQUEST FORM.............................  Appendix D

Code of Ethics

INVESTMENT CLUB PRE-APPROVAL FORM..........................  Appendix E

DISCRETIONARY ACCOUNT ATTESTATION..........................  Appendix F

CONSULTANTS AND TEMPORARY EMPLOYEE REPORTING REQUIREMENTS..  Appendix G

TRANSACTION REQUIREMENT MATRIX.............................  Appendix H

LIST OF AUTHORIZED BROKER-DEALERS..........................  Appendix I

Code of Ethics

                      UBS GLOBAL ASSET MANAGEMENT-AMERICAS
                                 CODE OF ETHICS

1.    INTRODUCTION

      UBS Global Asset Management-Americas ("UBS Global")(1) has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics ("Code") is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients' interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

      The Code is designed to detect and prevent conflicts of interests between its employees, officers and directors and its Advisory Clients(2) that may arise due to personal investing activities. UBS Global also has established separate procedures designed to detect and prevent insider trading ("Insider Trading Procedures"), which should be read together with this Code.

      Personal investing activities of "Covered Persons" (defined below) can create conflicts of interests that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interests, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

      As fiduciaries, Covered Persons must at all times comply with the following principles:

            a. CLIENT INTERESTS COME FIRST. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client's, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

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(1) When used in this Code "UBS Global Asset Management" and "UBS Global"
includes UBS Global Asset Management (US) Inc. and UBS Global Asset Management (Americas) Inc. We refer to these entities collectively as UBS Global Advisors.

(2) Advisory Client means any client (including but not limited to mutual funds, closed-end funds and separate accounts) for which UBS Global serves as an investment adviser or subadviser, to whom it renders investment advice, or for whom it makes investment decisions.

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            b.    AVOID TAKING ADVANTAGE. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is "front running," or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client's transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person's transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

      If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the Compliance Department immediately.

      This Code applies to each of the UBS Global Advisors and the registered investment companies for which a UBS Global Advisor serves as investment manager, investment advisor and/or principal underwriter ("Funds") that are listed on Appendix A (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of UBS Global Advisors must follow in regard to their personal investing activities. ALL COVERED PERSONS ARE REQUIRED TO COMPLY WITH THE CODE AS A CONDITION OF CONTINUED EMPLOYMENT.

      WHO IS SUBJECT TO THE CODE?

            COVERED PERSONS. For purposes of this Code, COVERED PERSON is defined as:

      - Each employee, officer and director of a UBS Global Advisor, their spouses and members of their immediate families;(3)

      - An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of a UBS Global for a period of 30 days or more; and

      - Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global's technology and systems, AND/OR TRADING INFORMATION IN ANY FORM, unless they obtain a written exemption from the Compliance Department. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global's trading information, will be subject to the reporting requirements described in Appendix G.

            INTERESTED DIRECTORS OF A FUND. Directors of any Fund that is an Advisory Client (current Funds are listed on Appendix A) who are not Covered Persons but who are affiliated with another subsidiary of UBS AG ("Interested Directors") are subject to the following sections of the Code:

               Section 5.1 Initial Holdings Report and Certification

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(3) Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

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               Section 5.2 Quarterly Transactions Report for Covered Persons and
                           Interested Directors

               Section 5.4 Annual Certification for Covered Persons, Interested
                           Directors and Independent Directors

            INDEPENDENT DIRECTORS OF A FUND. Directors of a Fund who are not affiliated with a UBS Global Advisor and who do not otherwise meet the definition of "interested person" under Section 2(a)(19) of the Investment Company Act(4) ("Independent Directors") are subject only to the following sections of the Code:

               Section 5.3 Quarterly Transaction Report for Independent
                           Directors

               Section 5.4 Annual Certification for Covered Persons, Interested
                           Directors and Independent Directors

2.    TYPES OF ACCOUNTS

            2.1 COVERED ACCOUNTS

            "COVERED ACCOUNT" includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.(5) Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.(6)

            2.2 JOINT ACCOUNTS

      Covered Persons are prohibited from entering into a joint account with any Advisory Client.

            2.3 INVESTMENT CLUBS

      A Covered Person may participate in an investment club only if he/she obtains the prior written approval of the Compliance Department. Requests for approval must be submitted on the Investment Club Pre-Approval Form (See Appendix E). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

      If the Covered Person can demonstrate that he/she does not participate in investment decision-making, then a waiver of the preclearance requirement may be granted. An exemption from the preclearance requirement will not be granted

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(4) This includes, for example, those who are interested persons by reason of having had, at any time since the beginning of the last two completed fiscal years, a material business or professional relationship with any affiliate of UBS AG.

(5) Beneficial interest in an account includes any direct or indirect financial interest in an account.

(6) Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

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if the Covered Person has influence or control over the club's investment decisions or if Covered Persons make up 50% or more of the club's membership.

      The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club's trades to preclearance and other requirements. (7) Investment club accounts may not be used to undermine these procedures.

3.    ESTABLISHING COVERED ACCOUNTS

            3.1 USE OF AUTHORIZED BROKERS

      Generally, Covered Persons may maintain a Covered Account only with authorized broker-dealers. THE CURRENT LIST OF AUTHORIZED BROKERS, WHICH IS SUBJECT TO CHANGE FROM TIME TO TIME, IS INCLUDED IN APPENDIX I. Any exceptions to this rule must be approved in writing by the Compliance Department (See Appendix C for the appropriate form). However, Covered Persons hired on or before December 31, 2001 and who maintain a Covered Account at an unauthorized broker-dealer that was opened on or before June 30, 2002 may continue to maintain the account with the unauthorized broker. Covered Persons must obtain prior written approval from the Compliance Department to open a futures account.

EXCEPTIONS. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval. NOTE: COVERED PERSONS ARE REQUIRED TO REPORT ALL COVERED ACCOUNTS PURSUANT TO THE REPORTING AND CERTIFICATION REQUIREMENTS OF SECTION 5 BELOW.

MUTUALFUND ONLY ACCOUNTS. Any account that permits a Covered Person only to buy and sell shares of open-end mutual funds for which UBS Global does not serve as investment adviser or subadviser and cannot be used to trade any other types of investments like stocks or closed-end funds.

401(k) PLANS. Any account with a 401(k) retirement plan that a Covered Person established with a previous employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds). A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be approved by the Compliance Department. The UBS SIP plan or any successor UBS 401(k) plan is not an excepted account within this definition.

INVESTMENTS IN THE PHYSICAL CONTROL OF A COVERED PERSON. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

YOU MUST OBTAIN APPROVAL TO MAINTAIN THE FOLLOWING COVERED ACCOUNTS:

INVESTMENTS DIRECTLY WITH ISSUERS (OR THEIR TRANSFER AGENTS). Covered Persons may participate in direct investment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer provided that timing of such

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(7) Transactions effected through an investment club are subject to the reporting requirements outlined in Section 5.

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purchases is determined by the plan (e.g., dividend reinvestment plans
("DRIPS")). Such investments must be approved prior to the initial purchase of the issuer's securities. ONCE APPROVED, YOU ARE NOT REQUIRED TO PRECLEAR PURCHASES OR SALES OF SHARES IN THE PLAN, ALTHOUGH TRANSACTIONS AND HOLDINGS MUST BE REPORTED. HOWEVER, IF YOU WITHDRAW THE SECURITIES AND HOLD A CERTIFICATE OR TRANSFER THEM TO A BROKERAGE ACCOUNT, SUBSEQUENT SALES ARE SUBJECT TO PRECLEARANCE AS WELL AS THE 30-DAY HOLDING PERIOD.

      3.2 DISCRETIONARY ACCOUNTS.

      Covered Persons must obtain Compliance Department approval in order to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person ("Discretionary Account"). Although Discretionary Accounts are exempt from the provisions of Section 4 (Trading Restrictions) of this Code, they are still Covered Accounts and must comply with all other provisions of this Code, including this Section and Section 5 (Reporting and Certification Requirements). In order to obtain necessary approval to open a Discretionary Account, Covered Persons must provide the following to the Compliance Department::

      - A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

      - A signed attestation (See Appendix F) that, if the Covered Person discusses any specific strategies, industries or securities with the independent fiduciary, the Covered Person will pre-clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, preclearance is not required).

The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account's trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

      3.3 REPORTING

      Covered Persons are responsible for notifying the Compliance Department at the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the Compliance Department and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

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      3.4 COPYING THE COMPLIANCE DEPARTMENT ON STATEMENTS AND CONFIRMS

      The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from Authorized Brokers, Covered Persons must arrange for the Compliance Department to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account. Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts.

IF YOU CANNOT ARRANGE FOR DUPLICATE CONFIRMATIONS OR STATEMENTS. You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (e.g., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan). These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

4.    TRADING RESTRICTIONS

      SECURITY means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any option, futures contract, shares of registered open-end investment companies (mutual funds) advised or subadvised by UBS Global, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in
Section 5, the term security does not include U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds) for which UBS Global does not serve as investment adviser or subadviser. (See Appendix (A) for a list of funds advised or subadvised by UBS Global).

      4.1 PRECLEARANCE REQUIREMENTS

      Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

THE PROCESS. The preclearance process involves three steps:

COMPLETE THE FORM. Covered Persons must complete a Trade Request Form (See
      Appendix B) and submit it to the Compliance Department before making a purchase, sale or transfer of a security, or exercising an option.

WAIT FOR APPROVAL. The Compliance Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

EXECUTE BEFORE THE APPROVAL EXPIRES. A PRECLEARANCE APPROVAL FOR A TRANSACTION IS ONLY EFFECTIVE ON THE DAY YOU RECEIVE APPROVAL (REGARDLESS OF TIME).

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      IF YOUR TRADE IS NOT FULLY EXECUTED BY THE END OF THE DAY, YOU MUST OBTAIN
A NEW PRECLEARANCE APPROVAL BEFORE YOUR ORDER (OR THE UNFILLED PORTION OF YOUR ORDER) CAN BE EXECUTED. Accordingly, limit orders and "good `til cancelled" instructions must be withdrawn by the end of the day, unless a new approval is obtained.

EXCEPTIONS. Covered Persons do not need to preclear the following types of transactions. Please see the "Transaction Requirement Matrix" in Appendix H for a summary of the preclearance requirements.

   OPEN-END INVESTMENT COMPANY SHARES (MUTUAL FUNDS), INCLUDING FUNDS OFFERED
      WITHIN A 529 COLLEGE SAVINGS PLAN. Purchases and sales of mutual funds do not require preclearance and are not subject to the reporting requirements of Section 5 However, certain holding period requirements apply to open-end registered investment companies advised or subadvised by UBS Global (see Section 4.3 herein)..

   UNIT INVESTMENT TRUSTS (UITS). Purchases and sales of unit investment trusts do not require preclearance.

   EXCHANGE TRADED FUNDS (ETFS). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

   CERTAIN CORPORATE ACTIONS. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

   RIGHTS. Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

   UBS SAVINGS AND INVESTMENT PLAN AND THIRD PARTY 401(k) PLANS. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

   UBS AG SECURITIES. Transactions by Covered Persons in UBS securities(8) generally are exempt from the preclearance requirements. Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

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(8) Note that Independent Directors of a mutual fund managed or advised by a UBS
Global Advisor are prohibited from purchasing or otherwise acquiring or holding any security issued by UBS.

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   FUTURES AND OPTIONS ON CURRENCIES AND BROAD BASED INDICES. A Covered Person
      is not required to preclear futures and options on currencies or on a broad-based securities index.(9)

   TRANSACTIONS IN DISCRETIONARY ACCOUNTS. Except under certain circumstances, a
      Covered Person is not required to preclear transactions in a Discretionary Account.

   NOTE:All transactions, including those exempt from the preclearance requirement (other than mutual funds), are subject to the reporting requirements (See Section 5).

      4.2 FREQUENCY

      In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (NOTE: This includes De Minimis Transactions but does not include repetitive transactions such as rolling futures contracts.)

      4.3 HOLDING PERIOD

      If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for 30 days.

      As a result, Covered Persons may not:

      - buy a security or Related Investment within 30 days after selling that security or Related Investment; or

      - sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

RELATED INVESTMENTS are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

      EXCEPTIONS.

            a. UITs and ETFs, although not subject to preclearance, must be held for at least 30 days.

            b. Shares of registered open-end investment companies advised or sub-advised by UBS Global must be held for a least 30 days.

            c. If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

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(9) The term "Broad-based Securities Index" is not easily defined. Generally, a
Broad-based Securities Index covers a wide range of companies and industries. Only futures and options on a Broad-based Securities Index are exempt from the preclearance requirement. The Compliance Department will maintain a list of approved Broad-based Securities Indices and, if you are unsure as to whether a particular index qualifies under the Code, you should consult the Compliance Department.

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            d.    If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

      4.4 LOCKOUT PERIOD

      Covered Persons are prohibited from knowingly buying, selling or transferring any security within five calendar days before or after that same security, or an Related Investment, is purchased or sold on behalf of an Advisory Client. PERSONAL TRADES IN SECURITIES THAT ARE EFFECTED IN CLOSE PROXIMITY TO THE ADDITION OR DELETION OF SUCH SECURITY TO OR FROM A MODEL WILL BE CLOSELY SCRUTINIZED.

      EXCEPTIONS:

      (i) DE MINIMIS EXEMPTION. Transactions in equity securities issued by a company with a market capitalization of $3 billion or greater and where the total number of shares purchased or sold by a Covered Person is 1000 or less are exempt from the lockout period requirement. In the case of permitted options or futures on equity securities issued by such a company, the order must be for 10 or fewer contracts.

            Note: Covered Persons are still required to follow the preclearance procedures. Transactions executed under the De Minimis Exemption for a specific security are limited to a cumulative maximum of 1000 shares over a 30-day period. The De Minimis Exemption cannot be used as a means to violate the spirit of the Code, and the Compliance Department may revoke a Covered Person's right to use the Exemption if it determines a pattern of abuse.

      (ii) INVESTMENT PERSONNEL.(10) The De Minimis Exemption does not apply to Investment Personnel who trade a security on the same day as an Advisory Client served by that Group but may be used at all other times.

      (iii) BROAD-BASED SECURITIES INDICES. A Covered Person's knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

      NOTE: The De Minimis Exemption does not apply to purchases and sales of limited partnership interests or other privately placed securities.

      4.5 PROHIBITED TRANSACTIONS

      UBS Global views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

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(10) "Investment Personnel" include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.

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            a.    NAKED SHORT SALES. Covered Persons are prohibited from
                  entering into a net short position with respect to any security that is held by an Advisory Client.

            b. FUTURES. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

      4.6 INITIAL PUBLIC OFFERINGS

      Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

      In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

      4.7 INVESTMENT IN PARTNERSHIPS AND OTHER PRIVATE PLACEMENTS

      Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).

      4.8 OPTIONS

            a.    CALL OPTIONS

      A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

      A Covered Person may sell ("write") a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

            b.    PUT OPTIONS

      A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

      A Covered Person may NOT sell ("write") a put on an individual security or ETF.

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            c.    OPTIONS ON BROAD-BASED INDICES

      Covered Persons may purchase or sell an option on a Broad-based Securities Index ("Index Option") only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under
Section 4.3 (Holding Period) applies.

   NOTE: COVERED PERSONS MUST OBTAIN PRECLEARANCE APPROVAL TO EXERCISE AN OPTION ON AN INDIVIDUAL SECURITY OR ETF AS WELL AS TO PURCHASE OR SELL SUCH AN OPTION.

      4.9 FUTURES

      A Covered Person may purchase and sell exchange-traded futures and currency forwards.

      Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section
4.3 above).

NOTE: COVERED PERSONS MUST OBTAIN PRECLEARANCE APPROVAL TO PURCHASE OR SELL FUTURES CONTRACTS ON AN INDIVIDUAL SECURITY.

5.    REPORTING AND CERTIFICATION REQUIREMENTS

      5.1 INITIAL HOLDINGS REPORT AND CERTIFICATION

      Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

EXCEPTIONS: Covered Persons are not required to report holdings in:

- U.S. REGISTERED OPEN-END MUTUAL FUNDS THAT ARE NOT ADVISED OR SUB-ADVISED BY UBS GLOBAL (SEE APPENDIX A FOR A LIST OF FUNDS ADVISED OR SUBADVISED BY UBS GLOBAL).

-     U.S. GOVERNMENT SECURITIES(11)

-     MONEY MARKET INSTRUMENTS(12)

-     ACCOUNTS OVER WHICH A COVERED PERSON HAS NO DIRECT OR INDIRECT INFLUENCE
      OR

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(11) Covered Persons are required to report transactions in Fannie Maes and
Freddie Macs.

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      CONTROL

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

      5.2 QUARTERLY TRANSACTIONS REPORT FOR COVERED PERSONS AND INTERESTED DIRECTORS

      Within 10 days of the end of each calendar quarter, Covered Persons must file a report of all securities and U.S.registered open-end mutual fund transactions for which UBS Global serves as adviser or subadviser on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

      5.3 QUARTERLY TRANSACTIONS REPORT FOR INDEPENDENT DIRECTORS

      Directors of the Funds who are not affiliated with a UBS Global Advisor ("Independent Directors") must file a Quarterly Transactions Report with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director's Covered Accounts that:

      -     the security was purchased or sold by a Fund; or

      -     a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

      5.4 ANNUAL CERTIFICATION FOR COVERED PERSONS, INTERESTED DIRECTORS AND INDEPENDENT DIRECTORS

      Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

----------
(12) Money Market Instruments include bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.

6.    ADMINISTRATION AND ENFORCEMENT

      6.1 REVIEW OF PERSONAL TRADING INFORMATION

      All information regarding a Covered Person's personal investment transactions, including the reports required by Section 5, will be reviewed by the Compliance Department. All such information may also be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global, any party to which any investigation is referred by any of the foregoing, a Covered Person's supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.

      6.2 ANNUAL REPORTS TO MUTUAL FUND BOARDS OF DIRECTORS AND UBS GLOBAL CEOS

      The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global that:

      - describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

      - recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

      - certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons(13) from violating the Code.

      6.3 SANCTIONS AND REMEDIES

      If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

----------
(13) "Access Person" is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities.

As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

                                                                      APPENDIX A

                                  LIST OF FUNDS

The names listed in italics are the Trust names and the indented names are the fund names within each Trust.

                                                                      APPENDIX A

UBS Index Trust
        UBS S&P 500 Index Fund

UBS Investment Trust
        UBS Tactical Allocation Fund

UBS Series Trust
        Tactical Allocation Portfolio

The UBS Funds
        UBS Emerging Markets Debt Fund
        UBS Emerging Markets Equity Fund
        UBS Global Allocation Fund
        UBS Global Bond Fund
        UBS Global Equity Fund
        UBS High Yield Fund
        UBS International Equity Fund
        UBS Real Estate Equity Fund
        UBS U.S. Allocation Fund
        UBS U.S. Bond Fund
        UBS U.S. Large Cap Equity Fund
        UBS U.S. Large Cap Growth Fund
        UBS U.S. Large Cap Value Equity Fund
        UBS U.S. Small Cap Equity Fund
        UBS U.S. Small Cap Growth Fund

                                                                      APPENDIX A

UBS Relationship Funds
        UBS Corporate Bond Relationship Fund
        UBS Defensive High Yield Relationship Fund
        UBS Emerging Markets Debt Relationship Fund
        UBS Emerging Markets Equity Relationship Fund
        UBS Enhanced Yield Relationship Fund
        UBS Global Aggregate Bond Relationship Fund
        UBS Global Securities Relationship Fund
        UBS High Yield Relationship Fund
        UBS International Equity Relationship Fund
        UBS Opportunistic Emerging Markets Debt Relationship Fund
        UBS Opportunistic High Yield Relationship Fund
        UBS Short Duration Relationship Fund
        UBS Short-Term Relationship Fund
        UBS U.S. Bond Relationship Fund
        UBS U.S. Cash Management Prime Relationship Fund
        UBS U.S. Core Plus Relationship Fund
        UBS U.S. Equity Relationship Fund
        UBS U.S. Intermediate Cap Relationship Fund
        UBS U.S. Large Cap Equity Relationship Fund
        UBS U.S. Securitized Mortgage Relationship Fund
        UBS U.S. Small Cap Equity Relationship Fund
        UBS U.S. Treasury Inflation Protected Securities Relationship Fund UBS U.S. Value Equity Relationship Fund

UBS PACE Select Advisors Trust
        UBS PACE Global Fixed Income Investments

                                                                      APPENDIX A

        UBS PACE Government Securities Fixed Income Investments
        UBS PACE Intermediate Fixed Income Investments
        UBS PACE International Emerging Markets Equity Investments UBS PACE International Equity Investments
        UBS PACE Large Co Growth Equity Investments
        UBS PACE Large Co Value Equity Investments
        UBS PACE Municipal Fixed Income Investments
        UBS PACE Small/Medium Co Growth Equity Investments
        UBS PACE Small/Medium Co Value Equity Investments
        UBS PACE Strategic Fixed Income Investments

CLOSED-END FUNDS
Fort Dearborn Income Securities, Inc. (FTD)
Global High Income Dollar Fund Inc. (GHI)
Insured Municipal Income Fund Inc. (PIF)
Investment Grade Municipal Income Fund Inc.(PPM)
Managed High Yield Plus Fund Inc. (HYF)
Strategic Global Income Fund, Inc. (SGL)

EXCHANGE TRADED FUNDS (ETF's)
Fresco Index Shares Funds
       Fresco Dow Jones STOXX 50 Fund
       Fresco Dow Jones EURO STOXX 50 Fund

FUNDS SUBADVISED BY UBS GLOBAL ASSET MANAGEMENT

Allmerica Core Equity Fund - Large Value
AXP Partners Small Cap Growth Fund
BB&T International Equity Fund
Enterprise Growth & Income Portfolio (Enterprise Accumulation Trust) Enterprise and Income Fund (Enterprise Group of Funds)
Enterprise Strategic Fund (Enterprise Group of Funds)
Guardian UBS Large Cap Value Fund

                                                                      APPENDIX A

Guardian UBS Small Cap Value Fund
Guardian UBS VC Large Cap Value Fund
Guardian VC Small Cap Value Fund
ING UBS Tactical Asset Allocation Portfolio
ING UBS Balanced Portfolio
JPMorgan Multi-Manager Small Cap Growth Fund
Lincoln Insurance Products Trust - Global Asset Allocation Fund
Manulife Global Allocation Trust
MTB (formerly Vision) International Equity Fund
Ohio National Cap Growth
Principal Partners Small Cap Growth Fund II
Principal Small Cap Fund, Inc.
Principal Variable Contracts Fund, Inc.
Saratoga Health & Biotechnology Portfolio

                                                                      APPENDIX B

                           UBS GLOBAL ASSET MANAGEMENT
                               TRADE REQUEST FORM
             (please complete a trade request for each transaction)

I hereby request permission to     BUY     SELL     TRANSFER (check one) the
specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:                                        Broker:

Name of Security:                                      Ticker Symbol:

Number of shares, units or contracts or face amount of bonds:

I HAVE READ THE CURRENT CODE OF ETHICS AND BELIEVE THAT THE ABOVE TRANSACTION COMPLIES WITH ITS REQUIREMENTS.

TO THE BEST OF MY KNOWLEDGE,

(i) NO ADVISORY CLIENT HAS PURCHASED OR SOLD THE SECURITY LISTED ABOVE DURING THE LAST FIVE DAYS;

(ii) THE SECURITY INDICATED ABOVE IS NOT CURRENTLY BEING CONSIDERED FOR PURCHASE OR SALE BY ANY ADVISORY CLIENT; AND

(iii) THE REQUESTED TRANSACTION WILL NOT RESULT IN A MISUSE OF INSIDE INFORMATION OR IN ANY CONFLICT OF INTEREST OR IMPROPRIETY WITH REGARD TO ANY ADVISORY CLIENT.

ADDITIONALLY: (PLEASE CHECK ANY OR ALL THAT APPLY)

      This investment is being purchased or sold in a private placement (if so, please complete the "Private Placement Request Form").

      The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

          PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature                  Print Name                    Date Submitted

COMPLIANCE ONLY

Reviewed by:                          APPROVED                  DENIED

                                                                      APPENDIX B

Date:

                                                                      APPENDIX C

DATE:

TO:        COMPLIANCE DEPARTMENT

FROM:

SUBJECT:   OUTSIDE ACCOUNT REQUEST FORM

A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. PLEASE BE SURE TO ATTACH ANY REQUIRED DOCUMENTATION PRIOR TO SUBMITTING THIS FORM TO THE COMPLIANCE DEPARTMENT.

NOTE: EXCEPT FOR THE LIMITED EXCEPTIONS NOTED IN THE UBS GLOBAL ASSET MANAGEMENT CODE OF ETHICS, ALL COVERED ACCOUNTS MUST BE MAINTAINED AT AN AUTHORIZED BROKER
(1). A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1. Name of Firm(s): ____________________________________________________________
2. Title(2) of Account(s): _____________________________________________________
3. Type of Account(s):     _____________________________________________________
4. Account Number(s)(3)    _____________________________________________________

5. Exceptions may only be granted in limited circumstances. Please check those that apply:

   [ ] A Covered Person is employed by another NYSE/NASD/NFA member firm.

   [ ] A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

   [ ] The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely REMOVED from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

   [ ] Other (please explain)

5. A copy of the account(s) statement(s) is attached to this memo. [ ] YES  [ ]
   NO   [ ] ACCOUNT NOT OPEN YET (If the account exists but no statement is attached, please attach additional documentation that explains why)

6. Any other pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved:_____________________________________________________
   ____________________________________________________________________
   ____________________________________________________________________

----------
(1) See Appendix I in the Code of Ethics for the current list of Authorized Brokers.

(2) Name as it appears on the account.

(3) If this request is to maintain an existing account(s), please list the account number(s). If this request is to establish new account(s) for which you do not have the account number(s), please write "New Account."

                                                                      APPENDIX B

               EMPLOYEE                                 COMPLIANCE

Name: ________________________________   Name: _______________________________
               (Please Print)                           (Please Print)
Dept: ________________________________   Signature: __________________________

Signature: ___________________________   Date: _______________

Date: ______________

                                                                      APPENDIX D

                UBS GLOBAL ASSET MANAGEMENT COMPLIANCE DEPARTMENT
                         51 WEST 52ND STREET, 14TH FLOOR
                             NEW YORK, NY 10019-6114
                              (FAX #: 212 882-5472)

TO:       COMPLIANCE DEPARTMENT

FROM:

DATE:

RE:       PRIVATE PLACEMENT REQUEST FORM

As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A COVERED PERSON MAY NOT PARTICIPATE IN ANY PARTNERSHIP OR PRIVATE PLACEMENT UNTIL HE/SHE RECEIVES WRITTEN PERMISSION FROM THE COMPLIANCE DEPARTMENT. ORAL DISCUSSIONS DO NOT CONSTITUTE APPROVAL UNDER ANY CIRCUMSTANCES.

INVESTMENT INFORMATION:

1.  Name of proposed investment: ______________ Date of investment: ____________

2.  Nature of investment: ______________________________________________

3.  Amount to be invested: _____________ # of shares: ___________ % ownership:
_________

4.  Describe terms of investment:

      Equity or debt? ________________ Open-ended or specific maturity date?
_______________

      Further investment contemplated? __________________ Amount?
_____________________

5.  Was this investment offered to you due to your affiliation with UBS Global?
_____________

6. Do you have a position as officer of the company or other duties in connection with the

                                                                      APPENDIX D

   investment?
_____________________________________________________________________

7. Do you give investment advice to the company or any affiliate of the company? If so, please describe:

    ____________________________________________________________________________

    ____________________________________________________________________________

8.  Are you informed or consulted about investments made by the company?

Describe: ____________________________________________________________________

9. How frequently will you receive statements/communications regarding the investment?
    ___________________________________________________________________

10. Is the company privately/publicly held?
    __________________________________________________________

11. If privately held, are you aware of any plan to bring the company public?
    ____________________________________________________________________________

12. Have you informed the company that you are a "restricted person" in the event of an IPO of securities? ________

13. Describe any connection(s) between the investment and UBS Global:
    ________________________

    __________________________________________________________________

14. To your knowledge, are there any UBS Global clients for whom this is an appropriate investment?

________________________________________________________________________________

________________________________________________________________________________

15. Describe any client connections to this investment:
____________________________________________

16. Are you aware of any conflict between your duties at UBS Global and this investment?
    ____________________________________________________________________________

Please attach any relevant reports/statements you can provide which describe this investment.

                                                                      APPENDIX D

TO THE BEST OF MY KNOWLEDGE, THE INFORMATION PROVIDED ABOVE IS ACCURATE. I WILL NOTIFY THE COMPLIANCE DEPARTMENT IMMEDIATELY OF ANY MATERIAL CHANGES TO THE INFORMATION PROVIDED ABOVE.

                                        EMPLOYEE

                                        Name:_______________________________

                                                 (Please Print)

                                        Signature:____________________

                                        Date:_________________________

                                                                      APPENDIX D

COMPLIANCE DEPARTMENT APPROVAL:

      Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby APPROVES the Covered Person's request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global Advisory Clients.

      Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby DISAPPROVES the Covered Person's request to purchase the private placement.

      *Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      .

                                        COMPLIANCE DEPARTMENT

                                        Name: _________________________
                                                   (Please Print)

                                        SIGNATURE: ____________________

                                        Date:__________________________

                                                                      APPENDIX E

                           UBS GLOBAL ASSET MANAGEMENT
                        INVESTMENT CLUB PRE-APPROVAL FORM

DATE:_____________________

PERSONAL INFORMATION:

Name:_____________________________________________________
(please print)

Department:_____________________________________

Title:_________________________________

INVESTMENT CLUB INFORMATION:
(Please complete a separate form for each club)

Name of Investment Club:________________________________________________________

Are you an officer of the club? If so, please state your position.
________________________________________

Are you on an investment decision-making committee or are you involved in making security/investment transaction recommendations for the club independent of a committee? Please explain.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

CERTIFICATION:

I understand that my activities with regard to the above investment club must comply with UBS Global Asset Management's Insider Trading Policies and the Code of Ethics. I will direct the investment club to send duplicate statements to the Compliance Department.

                                                                      APPENDIX F

MEMORANDUM

Date:

To:   Employee

cc:   XXXXX

From: Compliance Department

Re:   Employee Discretionary Account Attestation

This memo outlines the agreed process for advisory accounts with ______________________. _______________________ has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and _______________________relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate confirms and Quarterly Transactions Reports.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing the bottom of this memo.

Compliance

UBS Global Employee's Acknowledgment

Agreed: __________________________       Date: _________________

Independent Investment Advisor's Acknowledgement

Agreed: __________________________       Date: _________________

                                                                      APPENDIX D

Signature:______________________________________Date:________________________

                                                                      APPENDIX G

                           POLICIES AND PROCEDURES FOR
                       CONSULTANTS AND TEMPORARY EMPLOYEES

Consultants and temporary employees who are employed for less than 30 days, but who have access to UBS Global's trading information are subject to the following sections of the Code:

             CONFLICTS OF INTEREST

             Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients' and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

SECTION 3.2  REPORT COVERED ACCOUNTS TO COMPLIANCE

             Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

SECTION 3.3  COPY THE COMPLIANCE DEPARTMENT ON TRADE CONFIRMATIONS

             Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

SECTION 4    TRADING RESTRICTIONS

             Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

SECTION 5    REPORTING AND CERTIFICATION REQUIREMENTS

             Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

                                                                      APPENDIX H

TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is NOT all-inclusive. Please refer to the Code of Ethics for additional information.

                                               PRECLEARANCE    REPORTING
                 TRANSACTION                     REQUIRED?     REQUIRED?
MUTUAL
      Mutual Funds (Open-End) not advised or      No              No
           subadvised by UBS Global
      Mutual Funds (Closed-End)                   Yes             Yes
        Mutual Funds advised or subadvised        No              Yes
           by UBS Global
      Unit Investment Trusts                      No              Yes
      Variable & Fixed Annuities                  No              No

EQUITIES
      UBS Stock                                   No              Yes
      Common Stocks                               Yes             Yes
      ADRs                                        Yes             Yes
      DRIPS                                       No              Yes
      Stock Splits                                No              Yes
      Rights                                      No              Yes
      Stock Dividend                              No              Yes
      Warrants (exercised)                        Yes             Yes
      Preferred Stock                             Yes             Yes
      IPOs                                        PROHIBITED        PROHIBITED

OPTIONS (Stock)
      UBS (stock options)                         Yes             Yes
      Common Stocks                               Yes             Yes
      Exchange Traded Funds                       Yes             Yes

FIXED INCOME
      US Treasury                                 No              No
      CDs                                         No              No
      Money Market                                No              No
      GNMA                                        No              No
      Fannie Maes                                 Yes             Yes
      Freddie Macs                                Yes             Yes

BONDS
      US Government                               No              No
      Corporate                                   Yes             Yes
      Convertibles (converted)                    Yes             Yes
      Municipal                                   Yes             Yes

PRIVATE PLACEMENTS                                Yes             Yes

LIMITED PARTNERSHIPS                              Yes             Yes

EXCHANGE-TRADED FUNDS
      Broad based ETFs(1)                         No              Yes
      Industry or Sector Specific ETFs            Yes             Yes
      All other Exchange Traded Funds             Yes             Yes

----------
(1) These are ETFs that are broadly diversified and based on a broad index.

                                                                      APPENDIX I

                           LIST OF AUTHORIZED BROKERS

      1.    UBS Financial Services Inc.

      2.    Fidelity Investments

      3.    Charles Schwab & Company

      4.    TD Waterhouse Investor Services, Inc.

                              PIMCO CODE OF ETHICS

                           Effective February 1, 2004

                                  INTRODUCTION

                               GENERAL PRINCIPLES

      This Code of Ethics ("Code") is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company LLC ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of Funds and other clients (together with the Funds, the "ADVISORY CLIENTS") for which PIMCO serves as an advisor or sub-advisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

      At all times, you must observe the following GENERAL RULES:

      1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

            Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

      2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P. ("ADAM") INSIDER TRADING POLICY AND PROCEDURES (THE "ADAM INSIDER TRADING POLICY") AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the APPEARANCE of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading PERSONAL INVESTMENT TRANSACTIONS and you must comply with the policies and procedures set forth in the ADAM Insider Trading Policy, which is attached to this Code as Appendix II. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

      3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                         THE GENERAL SCOPE OF THE CODE'S
                 APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES

      The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500 index. For its Convertible Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

      Rule 17j-1 under the Investment Company Act requires REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements those reporting requirements as well as additional reporting requirements that PIMCO has adopted in light of regulatory developments regarding trading in mutual fund shares.

      However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Although equities are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in such equity securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts that, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

      This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

      The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.    Definitions of Capitalized Terms

II.   The ADAM Insider Trading Policy

III.  Form for Acknowledgment of Receipt of this Code

IV.   Form for Annual Certification of Compliance with this Code

V.    Form for Initial Report of Accounts

VI.   Form for Quarterly Report of Investment Transactions

VII.  Form for Annual Holdings Report

VIII. Preclearance Request Form

IX. Preclearance Request Form for an Investment Transaction in a PIMCO Closed End Fund

X.    PIMCO Compliance Officers

                                    QUESTIONS

      Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X.

                        PERSONAL INVESTMENT TRANSACTIONS

                                   IN GENERAL

      Subject to the limited exceptions described below, you are required to REPORT all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

      The details of these reporting and preclearance requirements are described below. This Code uses a number of acronyms and capitalized terms, e.g. ADAM, Advisory Client, Advisory

Employee, Beneficial Ownership, Code, Compliance Officer, Designated Equity Security, Duplicate Broker Reports, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Insider Trading Policy, Investment Company Act, Investment Transaction, Money Market Fund, Mutual Fund, Mutual Fund Security, PAD, Personal Account, PIMCO, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, Relevant Debt Security, Security, and Tax-Exempt Municipal Bond. The definitions of these acronyms and capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.

                              REPORTING OBLIGATIONS

      Notification Of Reporting Obligations

      As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

      Use Of Broker-Dealers And Futures Commission Merchants

      Unless you are an independent director, YOU MUST USE A REGISTERED BROKER-DEALER OR REGISTERED FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of an Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant. For transactions involving a Mutual Fund Security that may be sold directly by a Mutual Fund, you may transact purchases or sales of these shares with the Mutual Fund's transfer agent or other designated entity.

      Initial Report

      Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (e.g. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix V.

      On that same form you shall supply the name of any broker, dealer, transfer agent, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

      In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

      1. A description of the Security or Futures Contract, including its name or title;

      2. The quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

      3. The name of any broker, dealer, transfer agent, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract is held.

      New Accounts

      Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, transfer agent, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

      Timely Reporting Of Investment Transactions

      You must cause each broker, dealer, transfer agent, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("Duplicate Broker Reports").

      In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, transfer agent, bank or futures commission merchant.

      Quarterly Certifications And Reporting

      At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended, and (b) the broker, dealer, transfer agent, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely Duplicate Broker Reports for that account.

      You shall provide, on a copy of the form attached hereto as Appendix VI, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the Duplicate Broker Reports for that calendar quarter did not supply this information to PIMCO:

      1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

      2. The nature of the Investment Transaction (i.e. purchase, sale or any other type of acquisition or disposition);

      3. The price of the Security or Futures Contract at which the transaction was effected; and

      4. The name of the broker, dealer, transfer agent, bank, or futures commission merchant with or through which the transaction was effected.

      You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VII, which form shall also be used for the Annual Holdings Report described below.

      Annual Holdings Reports

      At the end of each calendar year, a Compliance Officer will provide to you promptly a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or a Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, transfer agent, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

      You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

      1. The title, quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

      2. The name of any broker, dealer, transfer agent, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

      In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

      Effective as of February 1, 2004, all of the Reporting Obligations described above shall apply to MUTUAL FUND SECURITIES (OTHER THAN MONEY MARKET FUNDS) in which you have a Beneficial Ownership interest. Mutual Fund Securities no longer are Exempt Securities for purposes of this Code.

      Related Accounts

      The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

      It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, transfer agent, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

      Exemptions From Reporting

      You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

      You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, transfer agent, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                       PROHIBITED INVESTMENT TRANSACTIONS

      Initial Public Offerings of Equity Securities

      If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

      Private Placements and Initial Public Offering of Debt Securities

      You may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any debt Security in an Initial Public Offering unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

      If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in a debt Security through an Initial Public Offering or in a Security through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of that Security, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Security of that issuer.

      Allianz AG

      You may not engage in any Investment Transaction in Securities of Allianz AG, except during the trading windows applicable to such transactions.

                                  PRECLEARANCE

      All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

      Preclearance Procedure

      Preclearance shall be requested by completing and submitting a copy of the applicable preclearance request form attached hereto as Appendix VIII or Appendix IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

      The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

      Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

      Exemptions From Preclearance

      Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

      Investment Transactions Exempt From Preclearance

      Preclearance shall NOT be required for any of the following Investment
Transactions:

      1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

      2.    Purchases of Securities under dividend reinvestment plans.

      3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

      4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

            Securities Exempt From Preclearance Regardless Of Transaction Size

      Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

      1. All Exempt Securities as defined in Appendix I, i.e. U.S. Government Securities, shares in Money Market Funds, and high quality short-term debt instruments.

      2. All Mutual Fund Securities as defined in Appendix I, and closed end funds (other than any fund for which PIMCO serves as the investment advisor or sub-advisor), and rights distributed to shareholders in closed end funds or Mutual Fund Securities.

      3.    All options on any index of equity Securities.

      4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

      5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

      6. EXCEPT FOR DESIGNATED EQUITY SECURITIES (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

            Securities Exempt from Preclearance Depending On Transaction Size

      Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds (which thresholds may be increased or decreased by PIMCO upon written notification to employees in the future depending on the depth and liquidity of the markets for these Fixed Income Securities or Tax-Exempt Municipal Bonds):

      1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

      2. Purchases or sales of the following dollar values (measured in market value or face amount, whichever is greater) of corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments (hereinafter collectively referred to as "Relevant Debt Securities"):

            a. Purchases or sales of up to $100,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

            b. Purchases or sales of up to $500,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $50 million but less than $100 million; or

            c. Purchases or sales of up to $1,000,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

            Preclearance of Designated Equity Securities

      If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

            Futures Contracts Exempt From Preclearance Regardless Of Transaction Size

      Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

      1.    Currency Futures Contracts.

      2.    U.S. Treasury Futures Contracts.

      3.    Eurodollar Futures Contracts.

      4.    Futures Contracts on any index of equity Securities.

      5. Futures Contracts on physical commodities or indices thereof (e.g. contracts for future delivery of grain, livestock, fiber or metals, whether for physical delivery or cash).

      6.    Privately-Traded Contracts.

            Futures Contracts Exempt From Preclearance Depending On Transaction Size

      Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

      1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

      2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day Federal Funds Futures Contract.

      For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

            Additional Exemptions From Preclearance

      PIMCO's Chief Compliance Officer, in consultation with PIMCO's Chief Legal Officer, may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

            Preclearance Required

      Given the exemptions described above, preclearance shall be required for Investment Transactions in:

      1.    Designated Equity Securities.

      2. Relevant Debt Securities in excess of the per calendar month per issuer thresholds specified for purchases or sales of those Securities in paragraph 2 under "Securities Exempt from Preclearance Depending on Transaction Size."

      3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

      4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1), (2), or (3) above.

      5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

      6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

      7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

      8. Any closed end fund for which PIMCO serves as the investment advisor or sub-advisor (i.e., PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Corporate Income Fund or any other closed end fund which PIMCO may advise from time to time).

                     HOLDING PERIODS FOR CERTAIN INVESTMENTS

      An Advisory Employee may not, within 60 calendar days, purchase and sell, or sell and purchase, the same FIXED INCOME SECURITY, TAX-EXEMPT MUNICIPAL BOND OR RELATED SECURITY in any account(s) in which the Advisory Employee has a Beneficial Ownership interest.

      An Advisory Employee may not, within 6 months, purchase and sell, or sell and purchase, SHARES OF A CLOSED END FUND for which PIMCO serves as investment advisor or sub-advisor in any account(s) in which the Advisory Employee has a Beneficial Ownership interest. As described below, different minimum holding periods apply to Investment Transactions in MUTUAL FUND SECURITIES (which do not include closed end Funds).

      A Portfolio Employee may not, within 60 calendar days, purchase and sell, or sell and purchase, the same DESIGNATED EQUITY SECURITY in any account(s) in which the Portfolio Employee has a Beneficial Ownership interest.

      These minimum holding periods do NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, shares of Money Market Funds, index options or Futures Contracts nor do they apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described above.

                                BLACKOUT PERIODS

        You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

      As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

      These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                     TRANSACTIONS IN MUTUAL FUND SECURITIES

      Reporting of Mutual Fund Security Transactions

      Effective as of February 1, 2004, all of the Reporting Obligations described in the Code shall apply to Mutual Fund Securities (other than Money Market Funds) in which you have a Beneficial Ownership interest. Mutual Fund Securities no longer are Exempt Securities for purposes of this Code. For purposes of the Code, shares of closed end Funds are not considered Mutual Fund Securities. Investment Transactions in closed end Funds are covered by other sections of the Code.

      Holding Periods for Mutual Fund Security Transactions

      An Advisory Employee may not, within 30 calendar days, purchase and sell, or sell and purchase, the same MUTUAL FUND SECURITY in any account(s) in which the Advisory Employee has a Beneficial Ownership interest. This 30-day minimum holding period applies to purchases and sales of the same Mutual Fund Security regardless of whether those transactions occurred in a single account (e.g., a brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the Advisory Employee has a Beneficial Ownership interest. With respect to a Mutual Fund that invests exclusively or primarily in Funds or other collective investment vehicles or pools (often referred to as a "fund of funds"), this minimum holding period applies only to the investment in the top-tier Mutual Fund. Thus, for purposes of determining compliance with this minimum holding period, an Advisory Employee is not required to "look through" a fund of funds in which he or she invests.

      This minimum holding period SHALL NOT APPLY with respect to purchases or sales made pursuant to (1) automatic reinvestment of dividends, capital gains, income or interest received from a Mutual Fund, or (2) a periodic investment, redemption, or reallocation plan in a deferred compensation, 401(k), retirement or other account (e.g., purchases of Mutual Fund Securities every pay period in an employee's 401(k) account). In order to rely on this exception, the investment options in the plan may not be changed more frequently than every 30 calendar days. This minimum holding period also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described above.

                         GIFTS AND SERVICE AS A DIRECTOR

                                      GIFTS

      You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You MAY, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you MAY attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable, infrequent and both you and the Giver are present.

      If you are a registered representative of PIMCO Advisors Distributors LLC ("PAD"), the aggregate annual gift value from a single Giver shall not exceed $100.00. As a PAD representative, you are required to maintain a record of each gift, gratuity, investment opportunity or similar item, and make such record available to the Compliance Department upon request.

                              SERVICE AS A DIRECTOR

      If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or sub-advisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

      Upon Receipt Of This Code

      Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix III. By that acknowledgment, you will also agree:

      1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

      2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

      3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

      4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

      In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

      Annual Certificate Of Compliance

      You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix IV, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                              POST-TRADE MONITORING

      The Compliance Officers will review the Duplicate Broker Reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                                     WAIVERS

      PIMCO's Chief Compliance Officer, in consultation with PIMCO's Chief Legal Officer, may grant an individual waiver to an Advisory Employee from any requirement of this Code if together they determine that compliance with the requirement would impose an undue burden or hardship on the Advisory Employee. The Chief Compliance Officer shall maintain a log of each waiver granted that includes, among other things, the name of the Advisory Employee, the particular requirement of the Code to which the waiver applies, the effective date of the waiver, and a summary of the reasons why the waiver was granted.

                                REMEDIAL ACTIONS

      If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, full or partial disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

      PIMCO's Chief Legal Officer and Chief Compliance Officer shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions they consider appropriate or required by law, rule or regulation. In making their determination, the Chief Legal Officer and the Chief Compliance Officer shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                        REPORTS TO DIRECTORS AND TRUSTEES

      Reports Of Material Violations

      The General Counsel of ADAM and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of any material violation of this Code.

      Reports of Material Changes To The Code

      PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

      Annual Reports

      PIMCO's management will furnish a written report annually to the General Counsel of ADAM and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

      1. Describe any issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to such material violations; and

      2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                  RECORDKEEPING

      Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

      1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

            (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five
                  (5) years;

            (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

            (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any Duplicate Broker Report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

            (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports;

            (e) a copy of each report to the General Counsel of ADAM or to the directors or trustees of a Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made; and

            (f) the log required under "Waivers" for at least five (5) years after the end of the fiscal year in which the relevant waivers were granted.

      2.    PIMCO shall also maintain the following additional records:

            (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any Duplicate Broker Report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

            (b) a copy of each report to the General Counsel of ADAM or to the directors or trustees of a Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

            (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS

      The following definitions apply to the capitalized terms used in the Code:

ADAM

      The acronym "ADAM" means Allianz Dresdner Asset Management of America L.P.

ADVISORY CLIENT

      The term "Advisory Client" shall have the meaning provided in the first paragraph of the Code.

ADVISORY EMPLOYEE

      The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

      As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or a Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or a Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a PARTNERSHIP in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, (4) a LIMITED LIABILITY COMPANY in which you are a manager-member,
(5) a LIMITED LIABILITY COMPANY in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, (6) a TRUST in which you or a member of your Immediate Family has a vested interest or serves as a trustee with investment discretion, (7) a CLOSELY-HELD CORPORATION in which you or your Immediate Family holds a controlling interest and with respect to which Security or Futures Contract you or your Immediate Family has investment discretion, or (8) ANY ACCOUNT (including retirement, pension, deferred compensation or similar account) in which you or your Immediate Family has a substantial economic interest.

      For purposes of this Code, "Beneficial Ownership" shall also be interpreted in a manner consistent with SEC Rule 16a-1(a)(2) (17 C.F.R. Section 240.16a-1(a)(2)).

CODE

      The term "Code" shall have the same meaning provided in the first paragraph of the Code.

COMPLIANCE OFFICER

      The term "Compliance Officer" means a PIMCO Compliance Officer listed on Appendix X to the Code.

DESIGNATED EQUITY SECURITY

      The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

DUPLICATE BROKER REPORTS

      The term "Duplicate Broker Reports" means duplicate copies of trade confirmations of relevant Investment Transactions and of periodic statements for a relevant Personal Account or Related Account.

EXEMPT SECURITY

      The term "Exempt Security" refers to:

      1.    Direct obligations of the Government of the United States;

      2.    Shares issued by open-end Funds that are Money Market Funds; and

      3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

      The term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

      The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

      The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July. For purposes of this Code, "Futures Contract" SHALL NOT include a "security future" as defined in Section 3(a)(55) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78c(a)(55)).

IMMEDIATE FAMILY

      The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD, DEPEND ON YOU FOR BASIC LIVING SUPPORT, OR FOR WHOM YOU HAVE INVESTMENT DISCRETION: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

      The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. Section 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o(d)).

INSIDER TRADING POLICY

      The term "Insider Trading Policy" shall mean the ADAM Insider Trading Policy and Procedures attached as Appendix II to this Code.

INVESTMENT COMPANY ACT

      The term "Investment Company Act" means the Investment Company Act of 1940, as amended.

INVESTMENT TRANSACTION

      The term "Investment Transaction" means any transaction in a Security or a Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

MONEY MARKET FUND

      The term "Money Market Fund" means any taxable or tax-exempt money market Fund or any similar open-end Fund.

MUTUAL FUND

      The term "Mutual Fund" means (1) a collective investment vehicle or pool that is an open-end management investment company as defined in Section 5(a)(1) of the Investment Company Act and registered as an investment company under the Investment Company Act (other than Money Market Funds that are "Exempt Securities," as defined above), (2) a collective investment vehicle or pool that is organized or established outside of the United States that generally provides the right to purchase or redeem Securities issued by such fund on a daily basis, or (3) a collective investment vehicle or pool organized or established in the United States that is either excluded from the definition of "investment company" under the Investment Company Act, or relies on an applicable exemption from registration under the Investment Company, and which generally provides the right to purchase or redeem Securities issued by such funds on a daily basis.

MUTUAL FUND SECURITY

      The term "Mutual Fund Security" means an equity Security issued by a Mutual Fund.

PAD

      The acronym "PAD" means PIMCO Advisors Distributors LLC.

PERSONAL ACCOUNT

      The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PIMCO

      The acronym "PIMCO" shall mean Pacific Investment Management Company LLC.

PORTFOLIO EMPLOYEE

      The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Company Act (15 U.S.C. Section 80a-2(a)(9)).

PRIVATE PLACEMENT

      The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. Section 77d(2) or Section 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. Sections 230.504, 230.505, or 230.506) under the Securities Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

      The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

      The term "Related Account" means any account, other than a Personal Account, that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

      The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

RELEVANT DEBT SECURITY

      The term "Relevant Debt Security" shall mean corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments.

SECURITY

      As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" INCLUDES a Mutual Fund Security or an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. For purposes of this Code, the term "Security" shall include a "security future" as defined in Section 3(a)(55) of the Securities Exchange Act of 1934, but otherwise SHALL NOT include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

      As a TECHNICAL MATTER, the term "Security" shall, except as otherwise provided above, have the meaning set forth in Section 2(a)(36) of the Investment Company Act (15 U.S.C. Section 80a-2(a)(36)), which defines a Security to mean:

      Any note, stock, treasury stock, security future, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing.

TAX-EXEMPT MUNICIPAL BOND

      The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                                   APPENDIX II

                ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P.

                      INSIDER TRADING POLICY AND PROCEDURES

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A. Policy Statement on Insider Trading

Allianz Dresdner Asset Management of America L.P. ("ADAM") and its division or its subsidiaries, including, Allianz Hedge Fund Partners L.P., Allianz Private Client Services LLC, Allianz Private Equity Partners LLC, Cadence Capital Management LLC, Nicholas-Applegate Capital Management LLC, NFJ Investment Group L.P., OCC Distributors LLC, OpCap Advisors LLC, Oppenheimer Capital LLC, PIMCO Advisors Fund Management LLC, PIMCO Advisors Managed Accounts LLC, PIMCO Advisors Retail Holdings LLC, PIMCO Advisors CD Distributors LLC, and PIMCO Equity Advisors LLC,, collectively, the Company, ADAM or ADAM Advisers) forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by an ADAM Advisor), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      (1) trading by an insider, while aware of material, non-public information; or

      (2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

      (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.    TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

      -     the Covered Person's spouse;

      -     the Covered Person's minor children;

      -     any other relatives living in the Covered Person's household;

      - a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

      -     a trust as to which the Covered Person is a trustee;

      -     a revocable trust as to which the Covered Person is a settlor;

      - a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

      - a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.    WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

      -     dividend or earnings expectations;

      -     write-downs or write-offs of assets;

      -     additions to reserves for bad debts or contingent liabilities;

      -     expansion or curtailment of company or major division operations;

      - proposals or agreements involving a joint venture, merger, acquisition;

      -     divestiture, or leveraged buy-out;

      -     new products or services;

      -     exploratory, discovery or research developments;

      -     criminal indictments, civil litigation or government investigations;

      - disputes with major suppliers or customers or significant changes in the relationships with such parties;

      -     labor disputes including strikes or lockouts;

      -     substantial changes in accounting methods;

      -     major litigation developments;

      -     major personnel changes;

      -     debt service or liquidity problems;

      -     bankruptcy or insolvency;

      -     extraordinary management developments;

      -     public offerings or private sales of debt or equity securities;

      -     calls, redemptions or purchases of a company's own stock;

      -     issuer tender offers; or

      -     recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.    WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York

Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more directors, officers, or employees of ADAM may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at ADAM may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by an ADAM Adviser, discloses material, non-public information to ADAM Adviser's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", ADAM has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because an ADAM Adviser has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not an ADAM Adviser ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at an ADAM Adviser must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

4.    IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of ADAM;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by an ADAM Adviser; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of ADAM.

After the Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.    PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.    Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of an ADAM Adviser in avoiding insider trading, and to aid an ADAM Adviser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an ADAM Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of ADAM shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by ADAM.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in ADAM's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of ADAM should not discuss any potentially material non-public information concerning ADAM or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties

B.    Chinese Wall Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information(1). Accordingly, you should not discuss material non-public information about ADAM or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.    Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

                                  APPENDIX III

                            ACKNOWLEDGMENT OF RECEIPT

                                     OF THE
                               CODE OF ETHICS OF
                                    AND THE
               INSIDER TRADING POLICY AND PROCEDURES APPLICABLE TO

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

      I hereby certify that I have received the attached Code of Ethics and Insider Trading Policy and Procedures. I hereby agree to read the Code, to make a reasonable effort to understand its provisions and to ask questions about those provisions I find confusing or difficult to understand. I also agree to comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director. I also agree to advise members of my Immediate Family about the existence of the Code of Ethics, its applicability to their personal trading activity, and my responsibility to assure that their personal trading activity complies with the Code of Ethics. Finally, I agree to cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine my compliance with the provisions of the Code. I recognize that any failure to comply in all aspects with the Code and to honor the commitments made by this acknowledgment may result in disciplinary action, including dismissal.

Date: ________________________                   _______________________________
                                                 Signature

                                                 _______________________________
                                                 Print Name

                                   APPENDIX IV

                       ANNUAL CERTIFICATION OF COMPLIANCE

                                    WITH THE
                               CODE OF ETHICS OF

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

      I hereby certify that I have complied with the requirements of the Code of Ethics and Insider Trading Policy and Procedures that have applied to me during the year ended December 31, 200_. In addition, I hereby certify that I have read the Code and understand its provisions. I also certify that I recognize that I am subject to the provisions of the Code and that I have disclosed, reported, or caused to be reported all transactions required to be disclosed or reported pursuant to the requirements of the Code. I recognize that any failure to comply in all aspects with the Code and that any false statement in this certification may result in disciplinary action, including dismissal.

Date: ________________________                   _______________________________
                                                 Signature

                                                 _______________________________
                                                 Print Name

                                   APPENDIX V

                           INITIAL REPORT OF ACCOUNTS

                                 PURSUANT TO THE
                                CODE OF ETHICS OF

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

      In accordance with the Code of Ethics, I have attached to this form copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which I have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective dates of those statements.(1)

      In addition, I hereby supply the following information for each and every Personal Account and Related Account in which I have a Beneficial Ownership interest for which I cannot supply the most recent account statement:

(1)   Name of employee:                            _____________________________

(2)   If different than (1), name of the person
      in whose name the account is held:           _____________________________

(3)   Relationship of (2) to (1):                  _____________________________

(4)   Firm(s) at which Account is maintained:      _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

(5)   Account Number(s):                           _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

(6)   Name and phone number(s) of Broker or
      Representative:                              _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

----------
(1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

(7)   Account holdings:

        Name of Security       Quantity      Principal Amount         Custodian
        ----------------       --------      ----------------         ---------
1.    ___________________    ____________   __________________    ___________________

2.    ___________________    ____________   __________________    ___________________

3.    ___________________    ____________   __________________    ___________________

4.    ___________________    ____________   __________________    ___________________

5.    ___________________    ____________   __________________    ___________________

(Attach additional sheets if necessary)

      I also supply the following information for each and every Security or Futures Contract in which I have a Beneficial Ownership interest, to the extent this information is not available elsewhere on this form or from the statements and confirmations attached to this form. This includes Securities or Futures Contracts held at home, in safe deposit boxes, or by an issuer.

         Person Who            Description
      Owns the Security      of the Security
     Or Futures Contract   Or Futures Contract        Quantity        Principal Amount        Custodian
     -------------------   -------------------        --------        ----------------        ---------
1.   ___________________   ___________________   _________________   __________________   _________________

2.   ___________________   ___________________   _________________   __________________   _________________

3.   ___________________   ___________________   _________________   __________________   _________________

4.   ___________________   ___________________   _________________   __________________   _________________

5    ___________________   ___________________   _________________   __________________   _________________

(Attach additional sheets if necessary.)

      I hereby certify that this form and the attachments (if any) identify all of the Personal Accounts, Related Accounts, Securities and Futures Contracts in which I have a Beneficial Ownership interest as of this date.

                                                    ____________________________
                                                    Signature

                                                    ____________________________
                                                    Print Name

Date: _________________

Attachments

                                   APPENDIX VI

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                         PIMCO ADVISORS DISTRIBUTORS LLC

                   QUARTERLY REPORT OF INVESTMENT TRANSACTIONS

                   FOR THE QUARTER ENDED ______________, 200_

Please mark one of the following:

      [ ] No reportable Investment Transactions have occurred.

      [ ] Except as indicated below, all reportable Investment Transactions were made through Personal Accounts and Related Accounts identified on the attached list, which, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended.(1) I hereby certify that the broker, dealer, transfer agent, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely Duplicate Broker Reports for that account.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the Duplicate Broker Reports referenced above.


                  Title, Interest Rate       Number of Shares                                          Broker, Dealer,
Transaction       and Maturity Date of       or Contracts And   Nature of Transaction   Transaction    Transfer Agent
   Date       Security or Futures Contract   Principal Amount    (i.e., Buy or Sell)       Price         Bank or FCM
______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO ADVISORS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS
PERSONS: You will not have to fill out an extra form for each quarter for PIMCO Advisors Distributors LLC.

                                     SIGNED:     _______________________________

                                     PRINT NAME: _______________________________

                                     DATE:       _______________________________

----------
      (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, TRANSFER AGENT, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.    SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

                  PIMCO
                  ATTN: Compliance Officer
                  840 Newport Center Drive
                  Suite 100
                  Newport Beach, CA 92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VII

                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

                         PIMCO ADVISORS DISTRIBUTORS LLC

                           ANNUAL HOLDINGS REPORT AND
                FOURTH QUARTER REPORT OF INVESTMENT TRANSACTIONS

                FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 200_

      I hereby certify that, except as indicated below, all Securities or Futures Contracts in which I had a Beneficial Ownership interest at the end of the 200_ calendar year were held in Personal Accounts or Related Accounts identified on the attached list, as modified (if necessary), for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year.(1) I hereby certify that the broker, dealer, bank or futures commission merchant for each such account has been instructed to send a Compliance Officer timely Duplicate Broker Reports, including a statement of holdings in that account as of the end of the calendar year.

The following information describes other Securities or Futures Contracts in which I had a Beneficial Ownership interest as of the end of the 200_ calendar year:

 Title, Interest Rate and Maturity     Number of Shares or Contracts    Broker, Dealer, Transfer Agent,
Date of Security or Futures Contract        And Principal Amount                  Bank or FCM
________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

----------
      (1) The Code of Ethics uses various capitalized terms that are defined in Appendix I to the Code. The capitalized terms used in this Report have the same definitions.

      Except as indicated below, all reportable Investment Transactions during the quarter ended December 31, 200_, were made through Personal Accounts and Related Accounts identified on the attached list, which, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which I have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely Duplicate Broker Reports for the calendar quarter just ended.

The following information for Investment Transactions during the calendar quarter just ended does not appear on the Duplicate Broker Reports referenced above.

                  Title, Interest Rate       Number of Shares                                          Broker, Dealer,
Transaction       and Maturity Date of       or Contracts And   Nature of Transaction   Transaction    Transfer Agent,
   Date       Security or Futures Contract   Principal Amount    (i.e., Buy or Sell)       Price         Bank or FCM
______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________

SPECIAL NOTE TO PIMCO ADVISORS DISTRIBUTORS LLC REGISTERED REPS AND ACCESS
PERSONS: You will not have to fill out an extra form for each year for PIMCO Advisors Distributors LLC.

                                     SIGNED:     _______________________________

                                     PRINT NAME: _______________________________

                                     DATE:       _______________________________

1. Please see the CODE OF ETHICS for a full description of the Investment Transactions that must be reported.

2. TRANSACTION DATE. In the case of a market transaction, state the trade date (not the settlement date).

3. TITLE OF SECURITY OR FUTURES CONTRACT. State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt securities). For Fixed Income Securities, please provide the Security's interest rate and maturity date. For a Futures Contract, state the title of any Security subject to the Futures Contract and the expiration date of the Futures Contract.

4. NUMBER OF SHARES OR CONTRACTS AND PRINCIPAL AMOUNT. State the number of shares of Securities, the face amount of Fixed Income Securities or the units of other securities. For options, state the amount of securities subject to the option. Provide the principal amount of each Security or Futures Contract. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire quantity of Securities or Futures Contracts involved in the transaction. You may indicate, if you wish, the extent of your interest in the transaction.

5. NATURE OF TRANSACTION. Identify the nature of the transaction (e.g., purchase, sale or other type of acquisition or disposition).

6. TRANSACTION PRICE. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

7. BROKER, DEALER, TRANSFER AGENT, BANK OR FCM EFFECTING TRANSACTION. State the name of the broker, dealer, transfer agent, bank or FCM with or through which the transaction was effected.

8.    SIGNATURE. Sign and date the report in the spaces provided.

9. FILING OF REPORT. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar year with:

              PIMCO
              ATTN: Compliance Officer
              840 Newport Center Drive
              Suite 100
              Newport Beach, CA 92660

10. DUPLICATE BROKER REPORTS. Please remember that duplicates of all trade confirmations, purchase and sale reports, and periodic statements must be sent to the firm by your broker. You should use the address above.

                                  APPENDIX VIII

                            PRECLEARANCE REQUEST FORM

      This form must be submitted to a Compliance Officer before executing any Investment Transaction for which preclearance is required under the PIMCO Code of Ethics. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(1)

      No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)   Your Name:                                      __________________________________________

(2)   If the Investment Transaction will be in
      someone else's name or in the name of a
      trust, the name of that person or trust:        __________________________________________

      The relationship of that person or trust to
      you:                                            __________________________________________

(3)   Name of the firm (e.g., broker, dealer,
      bank, futures commission merchant) through
      which the Investment Transaction will be
      executed:                                       __________________________________________

      The relevant account number at that firm:       __________________________________________

(4)   Issuer of the Security or identity of the
      Futures Contract for which preclearance is
      requested:                                      __________________________________________

      The relevant CUSIP number or call symbol:       __________________________________________

(5)   The maximum number of shares, units or
      contracts for which preclearance is
      requested, or the market value or face
      amount of the Fixed Income Securities for
      which preclearance is requested:                __________________________________________

(6)   The type of Investment Transaction for which
      preclearance is requested (check all that
      apply):                                         ___ Purchase _____ Sale _____ Market Order
                                                      ___ Limit Order (Price Of Limit Order:___)

         PLEASE ANSWER THE FOLLOWING QUESTIONS TO THE BEST OF YOUR KNOWLEDGE AND BELIEF:

(a)   Do you possess material nonpublic
      information regarding the Security or
      Futures Contract identified above or
      regarding the issuer of that Security?                                    ____ Yes ____ No

(b)   Is the Security or Futures Contract
      identified above held by any PIMCO Advisory
      Client or is it a Related Security (as
      defined in the PIMCO Code)?                                               ____ Yes ____ No

(c)   Is there a pending buy or sell order on
      behalf of a PIMCO Advisory Client for the Security or Futures Contract identified above or for a Security for

----------
(1) Unless exempted, preclearance is required for any Investment Transaction in Securities, Related Securities or Futures Contracts in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.

      which the Security identified above is a
      Related Security?                                                         ____ Yes ____ No

(d)   Do you intend or do you know of another's
      intention to purchase or sell the Security
      or Futures Contract identified above, or a
      Security for which the Security identified
      above is a Related Security, on behalf of a
      PIMCO Advisory Client?                                                    ____ Yes ____ No

(e)   Has the Security or Futures Contract
      identified above or a Related Security been
      considered for purchase by a PIMCO Advisory
      Client within the most recent 15 days?
      (Note: rejection of any opportunity to
      purchase the Security or Futures Contract
      for an Advisory Client would require an
      affirmative response to this question.)                                   ____ Yes ____ No

(f)   If you are a Portfolio Employee, is the
      Security being acquired in an Initial Public
      Offering?(2)                                                              ____ Yes ____ No

(g)   If you are a Portfolio Employee, are you
      acquiring or did you acquire Beneficial
      Ownership of the Security in a Private
      Placement?(3)                                                             ____ Yes ____ No

(h)   If you are seeking preclearance of a
      purchase or sale of Securities, have you
      purchased or sold the same or similar
      Securities, or have you acquired or disposed
      of a Beneficial Ownership interest in the
      same or similar Securities, within the past
      60 calendar days?(4)                                                      ____ Yes ____ No

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.

                                         __________________________________
                                                Employee Signature

                                         __________________________________
                                                Print or Type Name

                                         __________________________________
                                                  Date Submitted

----------
(2) Under the PIMCO Code, Portfolio Employees are not permitted to acquire equity Securities in an Initial Public Offering and all Advisory Employees must seek special preclearance to acquire debt Securities in an Initial Public Offering.

(3) The PIMCO Code applies special rules to the acquisition of Securities through a Private Placement and to the disposition of Securities acquired through a Private Placement.

(4) Under the PIMCO Code, there are certain minimum holding periods for Fixed Income Securities, Tax-Exempt Municipal Bonds or Related Securities, Designated Equity Securities, closed end Funds for which PIMCO serves as an investment advisor or sub-advisor, and Mutual Fund Securities. Minimum holding periods generally do not apply to transactions in U.S. Government Securities, most equity Securities, shares of Money Market Funds, index options or Futures Contracts. Please consult the Code for more details.

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.

                _________________________________________________
                               Compliance Officer

                _________________________________________________
                              Date of Authorization

                                   APPENDIX IX

                            PRECLEARANCE REQUEST FORM
                       FOR AN INVESTMENT TRANSACTION IN A
                              PIMCO CLOSED END FUND

      This form must be submitted to a Compliance Officer before executing any Investment Transaction in a PIMCO Closed End Fund. Before completing this form, you should review the PIMCO Code, including the terms defined in that Code. The capitalized terms used in this form are governed by those definitions. In addition, the Code provides information regarding your preclearance obligations under the Code, and information regarding the Transactions, Securities and Futures Contracts that are exempt from the Code's preclearance requirement.(5)

      No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of that Investment Transaction by a Compliance Officer. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of (a) the close of business on the date authorization is given, or (b) until you discover that information on this preclearance request form is no longer accurate.

(1)   Your name:

(2)   If different from (1), name of the person or
      trust in which the Investment Transaction
      will occur:                                     __________________________

(3)   Relationship of (2) to (1):                     __________________________

(4)   Name of the firm through which the
      Investment Transaction will be executed:        __________________________

(5)   Name of the PIMCO Closed End Fund:              __________________________

(6)   Maximum number of shares for which
      preclearance is requested:                      __________________________

(7)   Type of Investment Transaction (check all
      that apply):                                    __________________________

      ____Purchase ____ Sale ____ Market Order ____ Limit Order (Price of Limit Order: _______)

(8)   Do you possess material nonpublic
      information regarding the PIMCO Closed End
      Fund(6)                                                   ____ Yes ____ No

------
(5) Unless exempted, preclearance is required for any Investment Transaction in Securities or Related Securities in a Personal Account or a Related Account in which you have or will acquire a Beneficial Ownership interest.

(6) Employees are not permitted to acquire or sell a Security when they possess material nonpublic information regarding the Security or the issuer of the Security.

(9)   Have you or any Related Account covered by
      the authorization provisions of the Code
      purchased or sold shares of the PIMCO Closed
      End Fund within the past 6 months?                        ____ Yes ____ No

BY EXECUTING THIS FORM, YOU HEREBY CERTIFY THAT YOU HAVE REVIEWED THE PIMCO CODE OF ETHICS AND BELIEVE THAT THE INVESTMENT TRANSACTION FOR WHICH YOU ARE REQUESTING PRECLEARANCE COMPLIES WITH THE GENERAL PRINCIPLES AND THE SPECIFIC REQUIREMENTS OF THE PIMCO CODE.

                                            _______________________________
                                                  Employee Signature

                                            _______________________________
                                                  Print or Type Name

                                            _______________________________
                                                    Date Submitted

You are authorized to execute the Investment Transaction described above. Unless indicated otherwise below, this authorization remains effective, unless revoked, until: (a) the close of business today, or (b) until you discover that the information on this request form is no longer accurate.

                _________________________________________________
                               Compliance Officer

                _________________________________________________
                              Date of Authorization

                                   APPENDIX X

                            PIMCO COMPLIANCE OFFICERS

                               Mohan V. Phansalkar
                              (Chief Legal Officer)

                                Denise C. Seliga
                           (Chief Compliance Officer)

                              J. Stephen King, Jr.

                               Bradley W. Paulson

                  CODE OF ETHICS AND PERSONAL INVESTMENT POLICY

                                       FOR

                           LAZARD ASSET MANAGEMENT LLC
                      LAZARD ASSET MANAGEMENT (CANADA) INC.
                             LAZARD ALTERNATIVES LLC

                                       AND

                     CERTAIN REGISTERED INVESTMENT COMPANIES

Lazard Asset Management LLC, Lazard Asset Management (Canada) Inc., Lazard Alternatives LLC (collectively "LAM"), and those U.S.-registered investment companies advised or managed by LAM that have adopted this policy ("Funds"), have adopted this policy in order to accomplish two primary goals: first, to minimize conflicts and potential conflicts of interest between Managing Directors and employees and LAM's clients (including the Funds and shareholders of the Funds), and between Fund directors or trustees ("Directors") and their Funds, and second, to provide policies and procedures consistent with applicable law, including Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act"), to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. In addition, it is LAM's policy that Managing Directors and employees should not be engaging in short-term investing, including so-called market timing of any mutual funds, whether or not managed by LAM. This Policy therefore prohibits certain short-term trading activity by Managing Directors and employees.

ALL MANAGING DIRECTORS AND EMPLOYEES OF LAM, INCLUDING EMPLOYEES WHO SERVE AS FUND OFFICERS OR DIRECTORS, ARE "COVERED PERSONS" UNDER THIS POLICY. Additionally, all Directors are subject to this policy as indicated below.

I. STATEMENT OF PRINCIPLES. All Covered Persons owe a fiduciary duty to LAM's clients when conducting their personal investment transactions. Covered Persons must place the interest of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons and Directors may not take inappropriate advantage of their positions.

Covered Persons are reminded that they also are subject to other policies of LAM, including policies on insider trading, and the receipt of gifts and service as a director of a publicly traded company. Covered Persons must never trade in a security while in possession of material, non-public information about the issuer or the market for those securities, even if the Covered Person has satisfied all other requirements of this policy.

LAM's Chief Executive Officer has appointed the Chief Compliance Officer as the person who shall be responsible for the implementation of this Code of Ethics and Personal Investment Policy and all record-keeping functions mandated hereunder, including the review of all initial and annual holding reports as well as the quarterly transactions reports described below. The Chief Compliance Officer may delegate this function to others in the Compliance Department, and shall promptly report to LAM's General Counsel or the Chief Executive Officer all material violations of, or deviations from, this policy.

                                                           Revised: January 2004

II. PERSONAL SECURITIES ACCOUNTS.

A. Covered Accounts. This policy applies to all "Personal Securities Accounts." A Personal Securities Account is any account in or through which securities (including open end mutual funds) can be purchased or sold, which includes, but is not limited to, a brokerage account, 401k account, or variable annuity or variable life insurance policy. Personal Securities Accounts covered by this Policy include the following:

1. Accounts in the Covered Person's or Director's name or accounts in which the Covered Person or Director has a direct or indirect beneficial interest (a definition of Beneficial Ownership is included in Exhibit A);

2.    Accounts in the name of the Covered Person's or Director's spouse;

3. Accounts in the name of children under the age of 18, whether or not living with the Covered Person or Director, and accounts in the name of relatives or other individuals living with the Covered Person or Director or for whose support the Covered Person or Director is wholly or partially responsible (together with the Covered Person's or Director's spouse and minor children, "Related Persons"); (1)

4. An account in which the Covered Person or Director or any Related Person directly or indirectly controls, participates in, or has the right to control or participate in, investment decisions.

B. Exceptions to Covered Accounts. For purposes of this Policy, Personal Securities Accounts shall not include:

1. Estate or trust accounts in which a Covered Person, Director, or Related Person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the Covered Person, Director or Related Person with regard to investment decisions prior to execution;

2. Fully discretionary accounts managed by LAM or another registered investment adviser are permitted if, (i) for Covered Persons and Related Persons, the Covered Persons receives permission from the Compliance Department, and (ii) for all persons covered by this Code, there is no communication between the adviser to the account and such person with regard to investment decisions prior to execution. Covered Persons with managed accounts must designate that copies of trade confirmations and monthly statements be sent to the Compliance Department;

3. Covered Persons and Directors may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Covered Persons must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Covered Persons also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the Compliance Department;

4. 401k and similar retirement accounts that permit the participant to change their investments no more frequently than once per quarter. Such accounts that allow participants to trade more frequently (such as, for example, an "Individually Directed Account"), are Personal Securities Accounts for purposes of this Code.

----------
(1) Unless otherwise indicated, all provisions of this Code apply to Related Persons.

                                                           Revised: January 2004

5. Other accounts over which the Covered Person or Director has no direct or indirect influence or control;

6. Qualified state tuition programs (also known as "529 Programs") where investment options and frequency of transactions are limited by state or federal laws.

III. OPENING AND MAINTAINING EMPLOYEE ACCOUNTS. All Covered Persons and their Related Persons must maintain their Personal Securities Accounts at Lazard Freres & Co. LLC ("LF&Co.") ("Inside Accounts"). If your account is a mutual fund only account, you do not need to maintain it at LF&Co. Additionally, if LF&Co. does not offer a particular investment product or service, or for Related Persons who, by reason of their employment, are required to conduct their securities transactions in a manner inconsistent with this policy, or in other exceptional circumstances, Covered Persons may submit a request for exemption to the Compliance Department. For mutual fund only accounts and accounts where approval is granted to maintain it outside LF&Co. ("Outside Accounts"), the Compliance Department will send a letter, in the case of a brokerage account, to the broker-dealer that will be housing the account granting permission for the employee to hold an account at that firm, and directing the broker-dealer to send copies of trade confirmations and monthly statements to the LAM Compliance Department. For all other types of Outside Accounts, Covered Persons and their Related Persons must arrange to have duplicate copies of statements provided to the Compliance Department. All other provisions of this policy will continue to apply to such Outside Accounts.

IV. SECURITIES COVERED SECURITIES covered by this policy are stocks, bonds, shares of open and closed-end (including exchange-trade funds) and unit investment trusts, hedge funds, private equity funds, limited partnerships, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a security. "SECURITY" also includes securities that are "related" to a security being purchased or sold by a LAM client. A "RELATED SECURITY" is one whose value is derived from the value of another security (e.g., a warrant, option, or an indexed instrument).

For purposes of this Policy, the definition of SECURITY DOES NOT INCLUDE money market mutual funds, U.S. Treasury obligations, mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government; bankers' acceptances; bank certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

V. RESTRICTIONS. The following restrictions apply to trading for Personal Securities Accounts of Covered Persons and Related Persons:

1. No security, excluding open end mutual funds, may be purchased or sold in any Personal Securities Account seven (7) calendar days before or after a LAM client account trades in the same security.

2. Securities transactions, including transactions in mutual funds other than money-market mutual funds, must be for investment purposes rather than for speculation. Consequently, Covered Persons or their Related Persons may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty (60) calendar days (i.e., the security may be sold on the 61st day), calculated on a First In, First Out
      (FIFO) basis. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of the Covered Person's supervising Managing Director and the Chief Compliance Officer, and only in rare and/or unusual circumstances, a Covered Person or a Related Person may execute a short-term trade that results in a loss or in break-even

                                                           Revised: January 2004
      status. In addition, with the approval of the Covered Person's supervising Managing Director and the Chief Compliance Officer, a Covered Person or a Related Person may redeem shares of an open-end mutual fund not held for 60 calendar days if necessary in the case of hardship or extraordinary circumstances.

      Notwithstanding the above, the 60-day holding period will not apply (although the obligation to pre-clear trades will apply) to shares of exchange traded funds, options on exchange traded funds and open-end mutual funds that seek to track the performance of U.S. broad-based large-capitalization indices (i.e., the QQQ or an S&P 500 Index fund). Nevertheless, short-term trading in shares of these funds is discouraged. If a pattern of frequent trading is detected, the Legal and Compliance Department may reject any order to buy or sell these shares.

3. No transaction for a Personal Securities Account may be made in securities offered pursuant to an initial public offering.

4. Securities offered pursuant to a private placement (including hedge funds, private equity funds or any other pooled investment vehicle the interests or shares of which are offered in a private placement) may not be purchased for Personal Securities Accounts without the approval of LAM's Chief Executive Officer and the Chief Compliance Officer. In connection with any decision to approve such a private placement, the Compliance Department will prepare a report of the decision that explains the reasoning for the decision and an analysis of any potential conflict of interest. Any Covered Person receiving approval to acquire securities in a private placement must disclose that investment when the Covered Person participates in a LAM client's subsequent consideration of an investment in such issuer and any decision by or made on behalf of the LAM client to invest in such issuer will be subject to an independent review by investment personnel of LAM with no personal interest in the issuer.

5. Absent approval from the appropriate compliance personnel, Covered Persons are prohibited from engaging in the trading of options or futures and from engaging in speculative trading, as opposed to investment activity. The Covered Person must wait 60 days from the date of the opening transaction before effecting the closing transaction.

6. Covered Persons are prohibited from engaging in short sales of any security. However, provided the investment is otherwise permitted under this Policy and has received all necessary approvals, an investment in a hedge fund that engages in short selling is permitted.

7. No transaction may be made in violation of the Material Non-Public Information Policies and Procedures as outlined in Section XXVII of the LAM Compliance Manual; and

8. Covered Persons may not serve on the board of directors of any corporation (other than a not-for-profit corporation or a related Lazard entity) without the prior approval of LAM's Chief Executive Officer and the Chief Compliance Officer.

9. Covered Persons and Related Persons may not acquire any security, directly or indirectly, for purposes of obtaining control of the issuer.

VI. PROHIBITED RECOMMENDATIONS. No Covered Person shall recommend or execute any securities transaction for any client account, or, in the case of a Director, for the Director's Fund, without having disclosed, in writing, to the Chief Compliance Officer any direct or indirect interest in such securities or issuers (including any such interest held by a Related Person) . Prior written approval of such recommendation or execution also must be received from the Chief Compliance Officer The interest in personal accounts could be in the form of:

                                                           Revised: January 2004

1. Any direct or indirect beneficial ownership of any securities of such issuer;

2.    Any contemplated transaction by the person in such securities;

3.    Any position with such issuer or its affiliates; or

4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

VII. TRANSACTION APPROVAL PROCEDURES. All transactions by Covered Persons (including Related Persons) in Personal Securities Accounts must receive prior approval as described below. To pre-clear a transaction, Covered Persons must:

1. Electronically complete and "sign" a "New Equity Order", "New Bond Order" or "New Mutual Fund Order" trade ticket located in the Firm's Lotus-Notes e-mail application under the heading "Employee Trades."

2. The ticket is then automatically transmitted to the Compliance Department where it will be processed. If approved, the Compliance Department will route mutual fund orders directly to Securities Processing and will route equity and bond orders directly to the trading desk for execution, provided the employee selected the "Direct Execution" option when completing the equity or bond order ticket. For mutual fund only accounts not maintained at LF&Co., the ticket will be returned to the employee.

The Compliance Department endeavors to preclear transactions promptly; however, transactions may not always be approved on the day in which they are received. Certain factors such as time of day the order is submitted or length of time it takes a LAM portfolio manager to confirm there is no client activity, all play a role in the length of time it takes to preclear a transaction. Mutual Fund Orders that are not received by the Compliance Department by 2:00 p.m. on any business day will most likely not be processed until the next business day (i.e., the order will not receive that business days' net asset value for the relevant mutual fund).

Note: In completing an equity or bondorder ticket, if the employee does not select the "Direct Execution" button, the ticket will be returned to her/him after Compliance approval for submission to the trading desk. In such case, the trade must be submitted within 48 hours or it will expire and be null and void.

VIII. ACKNOWLEDGMENT AND REPORTING.

1. Within 10 days of becoming a Covered Person or Director, such Covered Person or Director must submit to the Compliance Department an acknowledgement that they have received a copy of this policy, and that they have read and understood its provisions. See Exhibit B for the form of Acknowledgement.

2. Within 10 days of becoming a Covered Person, all LAM personnel must submit to the Compliance Department a statement of all securities in which such Covered Person has any direct or indirect beneficial ownership. This statement must include (i) the title, number of shares and principal amount of each security, (ii) the name of any broker, dealer, insurance company, mutual fund or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of such Covered Person and (iii) the date of submission by the Covered Person. Such information should be provided on the form attached as Exhibit B.

3. Within 10 days after the end of each calendar quarter, provide information to the Compliance Department relating to securities transactions executed during the previous quarter for all securities accounts. Any such report may contain a statement that the report

                                                           Revised: January 2004
      shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

      Note: Covered Persons satisfy this requirement by holding their personal securities accounts at LF&Co.

4. Each Covered Person shall submit an annual report to the Compliance Department showing as of a date no more than 30 days before the report is submitted (1) all holdings in securities in which the person had any direct or indirect beneficial ownership and (2) the name of any broker, dealer, insurance company, mutual fund or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person or Related Persons.

      Note: Covered Persons satisfy this requirement by certifying annually that all transactions during the year were executed in Internal Accounts or Outside Accounts for which the Compliance Department receives confirmations and periodic statements.

5. All Covered Persons and Directors are required to certify annually that they have (i) read and understand this policy and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this policy and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics and Personal Investment Policy.

IX. FUND DIRECTORS. A Director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make reports solely by reason of being a Director, is required to make the quarterly transactions reports required by Section VIII (3.) as to any security if at the time of a transaction by the Director in that security, he/she knew, or in the ordinary course of fulfilling his/her official duties as a Fund Director, should have known that during the 15-day period immediately preceding or following the date of that transaction, that security was purchased or sold by that Director's Fund or was being considered for purchase or sale by that Director's Fund.

X. EXEMPTIONS.

1. Purchases or sales of securities which receive the prior approval of the Chief Compliance Officer (upon consultation with a supervising Managing Director as appropriate) may be exempted from certain restrictions if such purchases or sales are determined to be unlikely to have any material negative economic impact on any client account managed or advised by LAM.

2. Section V (1) (blackout period) shall not apply to any securities transaction, or series of related transactions, involving up to 500 shares of a security, but not to exceed an aggregate transaction amount of $25,000 of any security, provided the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than US $5 billion ("Large Cap/De Minimus exemption"). This exemption does not apply to shares of mutual funds.

3. Section V (1) (blackout period) shall not apply to option contracts on indices or other types of securities whose value is derived from a broad-based index.

                                                           Revised: January 2004

XI. SANCTIONS. The Compliance Department shall report all violations of this Code of Ethics and Personal Investment Policy to LAM's Chief Executive Officer, who may impose such sanctions as they deem appropriate, including, among other things, a letter of censure, fine or suspension or termination of the employment of the violator.

XII. CONFIDENTIALITY. All information obtained from any person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XIII. RETENTION OF RECORDS. All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 204-2 under the Advisers Act and Rule 17j-1 under the 1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.

XIV. BOARD REVIEW. Fund management shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

XV. OTHER CODES OF ETHICS. To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

XVI. AMENDMENTS.

(a) COVERED PERSONS. Unless otherwise noted herein, this policy shall become effective as to all Covered Persons on January 15, 2004 or as otherwise specifically instructed in writing by the Legal and Compliance Department. This policy may be amended as to Covered Persons from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.

(b) FUND DIRECTORS. This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the Directors of a Fund shall become effective as to the Directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund.

                                                           Revised: January 2004

                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "Pecuniary Interest" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

      1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

      2. Your interest as a general partner in Securities held by a general or limited partnership.

      3. Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

      1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

      2.    Your ownership of a vested interest in a trust.

      3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership". For purposes of the attached policy, "beneficial ownership" shall be interpreted in the same manner, as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                                                           Revised: January 2004

                                                                       EXHIBIT B

                  LAM ACKNOWLEDGEMENT & INITIAL HOLDINGS REPORT
    PURSUANT TO CODE OF ETHICS AND PERSONAL INVESTMENT POLICY (THE "POLICY")

THIS REPORT MUST BE COMPLETED AND RETURNED TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF EMPLOYMENT.

NAME: ________________________________     DATE OF EMPLOYMENT: ______________
      (PLEASE PRINT)

ACCOUNT INFORMATION:

[ ] I do not have a beneficial interest in any account(s) with any financial services firm.

[ ] I maintain the following account(s). Please list any broker, dealer, insurance company, mutual fund or bank, which holds securities for your direct or indirect benefit as of the date of your employment. This includes 401k accounts, insurance company variable insurance contracts, mutual fund-only accounts.*

                                   Type of Account (e.g.
                                  brokerage, mutual fund,
Name of Financial Services Firm            etc.)            Name on Account   Account Number
-------------------------------   -----------------------   ---------------   --------------
-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

-------------------------------   -----------------------   ---------------   --------------

*401k accounts and similar retirement accounts that permit the participant to change their investments no more frequently than once per quarter need not be reported.

SECURITIES HOLDINGS INFORMATION:

FOR EACH OF THE ACCOUNTS LISTED ABOVE, ATTACH TO THIS REPORT A COPY OF YOUR MOST RECENT STATEMENTS(S) LISTING ALL OF YOUR SECURITIES HOLDINGS AS OF THE DATE OF YOUR EMPLOYMENT. Please be sure to include confirms of any additional securities purchased since the date of the statement. In addition, please list in the space provided below holdings in hedge funds, private equity funds, limited partnerships or any other type of security that may not be held in an account listed above.

                                                           Revised: January 2004

                                  Principal Amt.
   Fund Name         Strategy        Invested        Held Since
--------------   --------------   --------------   --------------
--------------   --------------   --------------   --------------

--------------   --------------   --------------   --------------

--------------   --------------   --------------   --------------

--------------   --------------   --------------   --------------

[ ]   I have no securities holdings to report.

I certify that I have received a copy of the Policy, and that I have read and understood its provisions. I further certify that this report represents a complete and accurate description of my account(s) and securities holdings as of my initial date of employment.

Signature: __________________________________     Date: _______________________

                                                           Revised: January 2004

                             LORD, ABBETT & CO. LLC
                           LORD ABBETT-SPONSORED FUNDS
                                       AND
                           LORD ABBETT DISTRIBUTOR LLC

                                 CODE OF ETHICS

I.    Statement of General Principles

      The personal investment activities of any officer, director, trustee or employee of the Lord Abbett-sponsored Funds (the Funds) or any partner or employee of Lord, Abbett & Co. LLC (Lord Abbett) will be governed by the following general principles: (1) Covered Persons have a duty at all times to place first the interests of Fund shareholders and, in the case of employees and partners of Lord Abbett, beneficiaries of managed accounts;
      (2) all securities transactions by Covered Persons shall be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) Covered Persons should not take inappropriate advantage of their positions with Lord Abbett or the Funds.

II.   Specific Prohibitions

      No person covered by this Code, shall purchase or sell a security, except an Excepted Security, if there has been a determination to purchase or sell such security for a Fund (or, in the case of any employee or partner of Lord Abbett, for another client of Lord Abbett), or if such a purchase or sale is under consideration for a Fund (or, in the case of an employee or partner of Lord Abbett, for another client of Lord Abbett), nor may such person have any dealings in a security that he may not purchase or sell for any other account in which he has Beneficial Ownership, or disclose the information to anyone, until such purchase, sale or contemplated action has either been completed or abandoned. No employee or partner of Lord Abbett may purchase the common stock of a company that has a market capitalization at the time of purchase below $3 billion.

III.  Obtaining Advance Approval

      Except as provided in Sections V and VI of this Code, all proposed transactions in securities (privately or publicly owned) by Covered Persons, except transactions in Excepted Securities and Excepted Transactions, should be approved consistent with the provisions of this Code. In order to obtain approval, the Covered Person must send their request to the Legal Department (see Exhibit A for details on the approval process). After approval has been obtained, the Covered Person may act on it within the next seven business days, unless he sooner learns of a contemplated action by Lord Abbett. After the seven business days, or upon hearing of such contemplated action, a new approval must be obtained.

      Furthermore, in addition to the above requirements, partners and employees directly involved must disclose information they may have concerning securities they may want to purchase or

Lord, Abbett & Co. Code of Ethics--Nov. 2003 sell to any portfolio manager who might be interested in the securities for the portfolios they manage.

IV.   Reporting and Certification Requirements; Brokerage Confirmations

      (1) Except as provided in Sections V and VI of this Code, within 10 days following the end of each calendar quarter each Covered Person must file a signed Security Transaction Reporting Form. The form must be signed and filed whether or not any security transaction has been effected. If any transaction has been effected during the quarter for the Covered Person's account or for any account in which he has a direct or indirect Beneficial Ownership, it must be reported. Excepted from this reporting requirement are transactions effected in any accounts over which the Covered Person has no direct or indirect influence or control and transactions in Excepted Securities. Securities acquired in an Excepted Transaction should be reported. The Legal Department is responsible for reviewing these transactions and must bring any apparent violation to the attention of the General Counsel of Lord Abbett.

      (2) Each employee and partner of Lord Abbett will upon commencement of employment (within 5 business days) and annually thereafter disclose all personal securities holdings and annually certify that: (i) they have read and understand this Code and recognize they are subject hereto; and (ii) they have complied with the requirements of this Code and disclosed or reported all securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

      (3) Each employee and partner of Lord Abbett will direct his brokerage firm to send copies of all confirmations and all monthly statements directly to the Legal Department.

      (4) Each employee and partner of Lord Abbett who has a Fully-Discretionary Account (as defined in Section VI) shall disclose all pertinent facts regarding such Account to Lord Abbett's General Counsel upon commencement of employment. Each such employee or partner shall thereafter annually certify on the prescribed form that he or she has not and will not exercise any direct or indirect influence or control over such Account, and has not discussed any potential investment decisions with such independent fiduciary in advance of any such transactions.

V.    Special Provisions Applicable to Outside Directors and Trustees of the
      Funds

      The primary function of the Outside Directors and Trustees of the Funds is to set policy and monitor the management performance of the Funds' officers and employees and the partners and employees of Lord Abbett involved in the management of the Funds. Although they receive complete information as to actual portfolio transactions, Outside Directors and Trustees are not given advance information as to the Funds' contemplated investment transactions.

      An Outside Director or Trustee wishing to purchase or sell any security will therefore generally not be required to obtain advance approval of his security transactions. If, however, during

Lord, Abbett & Co. Code of Ethics--Nov. 2003 discussions at Board meetings or otherwise an Outside Director or Trustee should learn in advance of the Funds' current or contemplated investment transactions, then advance approval of transactions in the securities of such company(ies) shall be required for a period of 30 days from the date of such Board meeting. In addition, an Outside Director or Trustee can voluntarily obtain advance approval of any security transaction or transactions at any time.

      No report described in Section IV (1) will be required of an Outside Director or Trustee unless he knew, or in the ordinary course of fulfilling his official duties as a director or trustee should have known, at the time of his transaction, that during the 15-day period immediately before or after the date of the transaction (i.e., a total of 30 days) by the Outside Director or Trustee such security was or was to be purchased or sold by any of the Funds or such a purchase or sale was or was to be considered by a Fund. If he makes any transaction requiring such a report, he must report all securities transactions effected during the quarter for his account or for any account in which he has a direct or indirect Beneficial Ownership interest and over which he has any direct or indirect influence or control. Each Outside Director and Trustee will direct his brokerage firm to send copies of all confirmations of securities transactions to the Legal Department, and annually make the certification required under Section IV(2)(i) and (ii). Outside Directors' and Trustees' transactions in Excepted Securities are excepted from the provisions of this Code.

      It shall be prohibited for an Outside Director or Trustee to trade on material non-public information. Prior to accepting an appointment as a director of any public company, an Outside Director or Trustee will advise Lord Abbett and discuss with Lord Abbett's Managing Partner whether accepting such appointment creates any conflict of interest or other issues.

      If an Outside Director or Trustee, who is a director or an employee of, or consultant to, a company, receives a grant of options to purchase securities in that company (or an affiliate), neither the receipt of such options, nor the exercise of those options and the receipt of the underlying security, requires advance approval from Lord Abbett. Further, neither the receipt nor the exercise of such options and receipt of the underlying security is reportable by such Outside Director or Trustee. Finally, neither the receipt nor the exercise of such options shall be considered "trading in options" within the meaning of the preceding paragraph of this Section V.

VI.   Additional Requirements relating to Partners and Employees of Lord Abbett

      It shall be prohibited for any partner or employee of Lord Abbett:

      (1) To obtain or accept favors or preferential treatment of any kind or gift or other thing having a value of more than $100 from any person or entity that does business with or on behalf of the investment company

      (2) to trade on material non-public information or otherwise fail to comply with the Firm's Statement of Policy and Procedures on Receipt and Use of Inside Information adopted pursuant to Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Investment Advisers Act of 1940;

Lord, Abbett & Co. Code of Ethics--Nov. 2003

      (3) to trade in options with respect to securities covered under this Code;

      (4) to profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days (any profits realized on such short-term trades shall be disgorged to the appropriate Fund or as otherwise determined);

      (5) to trade in futures or options on commodities, currencies or other financial instruments, although the Firm reserves the right to make rare exceptions in unusual circumstances which have been approved by the Firm in advance;

      (6)   to engage in short sales or purchase securities on margin;

      (7) to buy or sell any security within seven business days before or after any Fund (or other Lord Abbett client) trades in that security (any profits realized on trades within the proscribed periods shall be disgorged to the Fund (or the other client) or as otherwise determined);

      (8) to subscribe to new or secondary public offerings, even though the offering is not one in which the Funds or Lord Abbett's advisory accounts are interested;

      (9) to become a director of any company without the Firm's prior consent and implementation of appropriate safeguards against conflicts of interest;

      (10)  to engage in market timing activities with respect to the Funds.

      Any purchase of a Fund (other than Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund) by a partner or employee of Lord Abbett (whether with respect to the Profit Sharing Plan or in any other account) must be held for a minimum of 60 days. Any request for an exception to this requirement must be approved in writing in advance by Lord Abbett's Managing Member and its General Counsel (or by their designees). Lord Abbett shall promptly report to the Funds' Boards any approved exception request to this minimum holding period.

      In connection with any request for approval, pursuant to Section III of this Code, of an acquisition by partners or employees of Lord Abbett of any securities in a private placement, prior approval will take into account, among other factors, whether the investment opportunity should be reserved for any of the Funds and their shareholders (or other clients of Lord Abbett) and whether the opportunity is being offered to the individual by virtue of the individual's position with Lord Abbett or the Funds. An individual's investment in privately-placed securities will be disclosed to the Managing Partner of Lord Abbett if such individual is involved in consideration of an investment by a Fund (or other client) in the issuer of such securities. In such circumstances, the Fund's (or other client's) decision to purchase securities of the issuer will be subject to independent review by personnel with no personal interest in the issuer.

Lord, Abbett & Co. Code of Ethics--Nov. 2003

      If a spouse of a partner or employee of Lord Abbett who is a director or an employee of, or a consultant to, a company, receives a grant of options to purchase securities in that company (or an affiliate), neither the receipt nor the exercise of those options requires advance approval from Lord Abbett or reporting. Any subsequent sale of the security acquired by the option exercise by that spouse would require advance approval and is a reportable transaction.

      Advance approval is not required for transactions in any account of a Covered person if the Covered Person has no direct or indirect influence or control (a "Fully-Discretionary Account"). A Covered person will be deemed to have "no direct or indirect influence or control" over an account only if : (i) investment discretion for the account has been delegated to an independent fiduciary and such investment discretion is not shared with the employee, (ii) the Covered Person certifies in writing that he or she has not and will not discuss any potential investment decisions with such independent fiduciary before any transaction and (iii) the General Counsel of Lord Abbett has determined that the account satisfies these requirements. Transaction in Fully-Discretionary Accounts by an employee or partner of Lord Abbett are subject to the post-trade reporting requirements of this Code.

VII.  Enforcement

      The Secretary of the Funds and General Counsel for Lord Abbett (who may be the same person) each is charged with the responsibility of enforcing this Code, and may appoint one or more employees to aid him in carrying out his enforcement responsibilities. The Secretary shall implement a procedure to monitor compliance with this Code through an ongoing review of personal trading records provided under this Code against transactions in the Funds and managed portfolios. The Secretary shall bring to the attention of the Funds' Audit Committees any apparent violations of this Code, and the Audit Committees shall determine what action shall be taken as a result of such violation. The record of any violation of this Code and any action taken as a result thereof, which may include suspension or removal of the violator from his position, shall be made a part of the permanent records of the Audit Committees of the Funds. The Secretary shall also prepare an Annual Issues and Certification Report to the directors or trustees of the Funds that (a) summarizes Lord Abbett's procedures concerning personal investing, including the procedures followed by partners in determining whether to give approvals under Section III and the procedures followed by the Legal Department in determining pursuant to Section IV whether any Funds have determined to purchase or sell a security or are considering such a purchase or sale, and any changes in those procedures during the past year, and certifies to the directors or trustees that the procedures are reasonably necessary to prevent violations, and (b) identifies any recommended changes in the restrictions imposed by this Code or in such procedures with respect to the Code and any changes to the Code based upon experience with the Code, evolving industry practices or developments in the regulatory environment, and (c) summarizes any apparent violations of this Code over the past year and any sanctions imposed in response to those violations including any action taken by the Audit Committee of each of the Funds.

      The Audit Committee of each of the Funds and the General Counsel of Lord Abbett may determine in particular cases that a proposed transaction or proposed series of transactions does

Lord, Abbett & Co. Code of Ethics--Nov. 2003 not conflict with the policy of this Code and exempt such transaction or series of transactions from one or more provisions of this Code.

VIII. Definitions

      "Covered Person" means any officer, director, trustee, director or trustee emeritus or employee of any of the Funds and any partner or employee of Lord Abbett. (See also definition of "Beneficial Ownership.")

      "Excepted Securities" are shares of the Funds, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies and U.S. Government and Agency securities. Please note that shares of closed-end investment companies and/or exchange traded unit-investment trusts ("UITs") are treated as common stock under the Code.

      "Excepted Transactions" means securities acquired through tender offers or spin-offs; securities received due to a merger or acquisition; the sale of 300 shares or less of a S&P 500 stock; and any securities purchased through Dividend Reinvestment Programs (DRIPs) and/or Employee Stock Ownership Plans (ESOPs). Please note that any sales made from DRIPs and/or ESOPs require pre-approval as described in Section III of this Code.(2)

      "Outside Directors and Trustees" are directors and trustees who are not "interested persons" as defined in the Investment Company Act of 1940. "Security" means any stock, bond, debenture or in general any instrument commonly known as a security and includes a warrant or right to subscribe to or purchase any of the foregoing and also includes the writing of an option on any of the foregoing.

      "Beneficial Ownership" is interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1 thereunder. Accordingly, "beneficial owner" includes any Covered Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (i.e. the ability to share in profits derived from such security) in any equity security, including:

            (i) securities held by a person's immediate family sharing the same house (with certain exceptions);

            (ii) a general partner's interest in portfolio securities held by a general or limited partnership;

            (iii) a person's interest in securities held in trust as trustee, beneficiary or settlor, as provided in Rule 16a-8(b); and

            (iv) a person's right to acquire securities through options, rights or other derivative securities.

Lord, Abbett & Co. Code of Ethics--Nov. 2003

      "Gender/Number" whenever the masculine gender is used herein, it includes the feminine gender as well, and the singular includes the plural and the plural includes the singular, unless in each case the context clearly indicates otherwise.

-----------------
(2) All Excepted Transactions are subject to the reporting requirements of
Section IV and VI. However, with respect to DRIPs and ESOPs only the initial purchase must be reported on the quarterly transaction forms and the present balance updated annually on the Annual Holdings Report.

Lord, Abbett & Co. Code of Ethics--Nov. 2003